Exhibit 4.9
EXECUTION VERSION

CREDIT AGREEMENT
among
ARCTIC LNG CARRIERS LTD.,
 as Borrower,
DYNAGAS FINANCE LLC,
 as Finco,
THE BORROWER SUBSIDIARY GUARANTORS
 FROM TIME TO TIME PARTY HERETO
THE VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO
CREDIT SUISSE AG and BARCLAYS BANK PLC,
 as Co-Syndication Agents,
CREDIT SUISSE AG,
 as Administrative Agent and Collateral Agent
_______________________________
CREDIT SUISSE SECURITIES (USA) LLC
and
BARCLAYS BANK PLC,
as Joint Global Coordinators,
Joint Lead Arrangers and Joint Bookrunners
_______________________________
Dated as of May 18, 2017
_______________________________

TABLE OF CONTENTS
Page
SECTION 1.	Definitions and Accounting Terms	1

1.01	Defined Terms	1
1.02	Terms Generally; Accounting Terms; GAAP	44

SECTION 2.	Amount and Terms of Loans	45

2.01	The Term Loans	45
2.02	Notice of Borrowing	46
2.03	Disbursements of Funds	46
2.04	Notes	47
2.05	Pro Rata Borrowings	48
2.06	Interest	48
2.07	Conversion of Loans	49
2.08	Increased Costs, Illegality, Market Disruption, etc.	49
2.09	Compensation	52
2.10	Change of Lending Office; Limitation on Additional Amounts	52
2.11	Replacement of Lenders	52
2.12	Incremental Commitments	53
2.13	Loan Repurchases	55
2.14	Extension Offers	56
2.15	Term Loan Refinancing Protection	58

SECTION 3.	Fees	59

3.01	Fees	59
3.02	General	59

SECTION 4.	Prepayments; Payments; Taxes	59

4.01	Voluntary Prepayments	59
4.02	Mandatory Prepayment	60
4.03	Application of Mandatory Prepayments	61
4.04	Termination of Commitments	62
4.05	Repayment of the Loans	62
4.06	Method and Place of Payment	62
4.07	Net Payments; Taxes	63
4.08	Application of Proceeds	65

SECTION 5.	Conditions Precedent	66

5.01	Conditions Precedent to Closing Date	66

SECTION 6.	Representations, Warranties and Agreements	70
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6.01	Corporate/Limited Liability Company/Limited Partnership Status	70
6.02	Corporate Power and Authority	71
6.03	No Violation	71
6.04	Governmental Approvals	71
6.05	Financial Statements; Financial Condition; Undisclosed Liabilities; etc.	72
6.06	True and Complete Disclosure	74
6.07	Use of Proceeds; Margin Regulations	74
6.08	Tax Returns; Payments; Tax Treatment	74
6.09	Compliance with ERISA	75
6.10	Collateral; the Collateral Agreements	76
6.11	Capitalization	77
6.12	Subsidiaries	77
6.13	Compliance with Statutes, etc.	77
6.14	Investment Company Act	77
6.15	Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc	77
6.16	Environmental Matters	77
6.17	No Default or Event of Default	78
6.18	Patents, Licenses, Franchises and Formulas	78
6.19	Anti-Corruption Laws	78
6.20	Insurance	79
6.21	Collateral Vessels	79
6.22	Properties	80
6.23	Anti-Terrorism	80
6.24	Form of Documentation	81
6.25	Place of Business	81
6.26	No Immunity	81
6.27	Labor Matters	81
6.28	Existence	82
6.29	Litigation	82
6.30	Agreements	82

SECTION 7.	Covenants	82

7.01	Maintenance of Property; Insurance	82
7.02	Existence; Conduct of Business	84
7.03	Operation of Collateral Vessels	85
7.04	Payment of Obligations	85
7.05	Reports	85
7.06	Notices of Material Events	87
7.07	Filings; Additional Guarantors; Further Assurances	88
7.08	Compliance Certificate	89
7.09	Books and Records; Inspection and Audit Rights	89
7.10	Compliance with Laws	89
7.11	Rated Credit Facilities	89
7.12	Transactions with Affiliates	90
7.13	Limitations on Liens	92
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7.14	Limitations on Merger, Consolidation or Sale of Assets	92
7.15	Limitations on Restricted Payments	95
7.16	Limitations on Indebtedness and Issuance of Preferred Stock	96
7.17	Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries	100
7.18	Debt Service Coverage Ratio	101
7.19	Loan To Value Ratio	103
7.20	Business Activities	105
7.21	Earnings Accounts; Other Collateral Accounts	105
7.22	Limitation on Asset Sales	105
7.23	Subsidiaries	107
7.24	Activities of Finco	107
7.25	Use of Proceeds	108
7.26	Consents to Assignment	108
7.27	[Intentionally Omitted]	108
7.28	Limitations on Certain Amendments	108
7.29	Intentionally Omitted.	109
7.30	Substitute Vessel under Yamal Charters	109

SECTION 8.	Events of Default and Remedies	109

SECTION 9.	The Administrative Agent	112

9.01	Appointment	112
9.02	Nature of Duties	113
9.03	Lack of Reliance on the Administrative Agent	114
9.04	Certain Rights of the Administrative Agent	114
9.05	Reliance	115
9.06	Indemnification	115
9.07	The Administrative Agent in its Individual Capacity	115
9.08	Resignation by the Administrative Agent	116
9.09	Delegation of Duties	117
9.11	Other Agents	117
9.12	Security Trustee	118

SECTION 10.	Miscellaneous	118

10.01	Payment of Expenses, etc.	118
10.02	Right of Setoff	120
10.03	Notices	121
10.04	Benefit of Agreement; Assignments; Participations	122
10.05	No Waiver; Remedies Cumulative	128
10.06	Payments Pro Rata	128
10.07	Calculations; Computations	129
10.08	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	129
10.09	Counterparts	130
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10.10	Effectiveness	131
10.11	Headings Descriptive	131
10.12	Amendment or Waiver; etc.	131
10.13	Survival	133
10.14	Domicile of Loans	133
10.15	Register	133
10.16	Confidentiality	134
10.17	Intercreditor Agreement	135
10.18	Currency Conversion Shortfall	135
10.19	Releases	135
10.20	Release of Guarantees	136
10.21	Joint and Several Liability	136
10.22	Enforcement of Remedies	136
10.23	Keepwell	137
10.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	137

ANNEX I	Commitments
SCHEDULE A	Borrower Subsidiary Guarantors
SCHEDULE 6.10	UCC-1 Filing Offices
SCHEDULE 6.11	Capital Stock of Borrowers and Borrower Subsidiary Guarantors
SCHEDULE 6.12	Subsidiaries of the Parent
SCHEDULE 6.15	Legal Name, Type of Organization (and Whether a Registered Organization), Jurisdiction of each Loan Party
SCHEDULE 6.21	Collateral Vessels
SCHEDULE 6.22	Properties
SCHEDULE 6.30	Material Contracts
SCHEDULE 7.12(c)(ix)	Transactions with Affiliates
SCHEDULE 7.13	Existing Liens
SCHEDULE 7.15(a)(iv)	Existing Investments

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Guarantee Agreement
EXHIBIT C	Intentionally Omitted
EXHIBIT D	Form of Insurance Assignment
EXHIBIT E	Form of Earnings Assignment
EXHIBIT F	Form of Perfection Certificate
EXHIBIT G	Form of Notice of Borrowing
EXHIBIT H	Form of Note
EXHIBIT I	Auction Procedures
EXHIBIT J	Intentionally Omitted
EXHIBIT K	Form of Ship Mortgage
EXHIBIT L	Form of Charter Assignments
EXHIBIT M	Form of Manager's Undertakings
EXHIBIT N	Form of Compliance Certificate
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CREDIT AGREEMENT, dated as of May 18, 2017, among ARCTIC LNG CARRIERS LTD., a Marshall Islands corporation (the "Borrower"), DYNAGAS FINANCE LLC, a newly-formed Delaware limited liability company and a wholly-owned subsidiary of the Borrower ("Finco" and, together with the Borrower, the "Borrowers"), the Borrower Subsidiary Guarantors party hereto from time to time, the Lenders party hereto from time to time, and CREDIT SUISSE AG, as Administrative Agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent").  All terms used herein and defined in Section 1 are used herein as therein defined.  All references herein to the "Borrowers" are to the Borrower and Finco as joint and several borrowers under this Agreement.
W I T N E S S E T H:
WHEREAS, the Borrowers have requested the Lenders to extend credit in the form of Term Loans on the Closing Date in an aggregate principal amount equal to $480,000,000, and the Borrowers will use the proceeds of such borrowings in accordance with Section 6.07 and Section 7.25 of this Agreement; and
WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrowers the term loan facilities provided for herein.
NOW, THEREFORE, IT IS AGREED:
SECTION 1.          Definitions and Accounting Terms.
1.01          Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
"ABN Amro Refinancing" shall mean the refinancing and repayment in full on the Closing Date of the Indebtedness outstanding as of the Closing Date under the Existing ABN Amro Credit Agreement with the proceeds of the Term Loans, and the release and termination of all Liens and security interests under the Existing ABN Amro Credit Agreement contemporaneously with the Borrowing hereunder.
"Account Pledge/Control Agreement" shall mean a customary account pledge and/or account control agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which the depositary institution maintaining the relevant account agrees that the Collateral Agent shall have control over such account and pursuant to which such depositary institution shall agree to comply solely with the Collateral Agent's instructions with respect to the disposition of funds in such account upon the occurrence and continuance of an Event of Default and without the consent of any other Person or comparable arrangements under U.K., Dutch or Swiss law or other applicable laws that are reasonably acceptable to the Collateral Agent, and in the case of any such account control agreement in respect of cash collateral deposited pursuant to Section 7.19(b)(i), to which the depositary institution maintaining the relevant account agrees that the Collateral Agent shall have "control" (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts) and pursuant to which such depositary institution shall agree to comply solely with the Collateral Agent's instructions with respect to the disposition of funds in such account upon the occurrence and continuance of an Event of Default and without the consent of any other Person.
"Additional Collateral Vessel" shall mean a Qualified Additional Vessel purchased by (or to be purchased by) the Borrower or a Borrower Subsidiary Guarantor with the net proceeds of Other Term Loans and used in a Permitted Business, which following such acquisition shall constitute a Collateral Vessel.
"Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.
"Affiliate" of any specified Person shall mean, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.
"Affiliate Transaction" shall have the meaning provided in Section 7.12(a).
"Affiliated Lender" shall mean any Affiliate of the Borrower (other than a natural Person, or a holding company, investment vehicle or trust for or owned and operated for the primary benefit of a natural Person, or the Parent, the Borrower and their respective Subsidiaries).
"Agents" shall mean, collectively, the Administrative Agent and the Other Agents.
"Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, amended and restated, extended or renewed from time to time.
"Amur River Subsidiary" shall mean Seacrown Maritime Ltd., a Marshall Islands corporation.
"Anti-Corruption Laws" shall mean the FCPA, the UK Bribery Act 2010, and any Requirement of Law implementing the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions or otherwise relating to bribery or corruption, whether governmental or commercial.
"Applicable Margin" shall mean (x) 3.50% per annum for Base Rate Loans and (y) 4.50% per annum for Eurodollar Rate Loans.
"Appraised Value" shall mean the fair market sale value (determined as provided for in the definition of Fair Market Value on a "charter-free" basis with respect to any Vessel) as of a specified date of a specified Vessel that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by a Qualified Appraiser.

"Approved Fund" shall mean any fund or other entity that is advised or managed by (a) a Lender or Eligible Transferee, (b) an Affiliate of a Lender or Eligible Transferee or (c) an entity or an Affiliate of an entity that advises or manages a Lender or Eligible Transferee.
"Arctic Aurora Subsidiary" shall mean Fareastern Shipping Limited, a Malta private limited liability company.
"Asset Sale" shall mean:
(1)          any sale, lease (other than the charter of a Collateral Vessel in the ordinary course of the Loan Parties' business), conveyance or other disposition, whether in a single transaction or a series of related transactions, of property or assets of the Borrower or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction; and
(2)          the issuance or sale of Equity Interests in any of the Subsidiaries, other than statutory or directors qualifying shares, whether in a single transaction or a series of related transactions.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(1)          any single transaction or series of related transactions that involves assets having a Fair Market Value or that results in generating Net Cash Proceeds, in either case, of less than $20,000,000;
(2)          a transfer of Equity Interests or other assets between or among the Borrower and the Borrower Subsidiary Guarantors;
(3)          an issuance of Equity Interests by a Borrower Subsidiary Guarantor to the Borrower or another Borrower Subsidiary Guarantor;
(4)          the sale, lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or conveyance or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;
(5)          the sale or other disposition of cash or Cash Equivalents, hedging contracts or other financial instruments;
(6)          licenses and sublicenses by the Borrower or any of its Subsidiaries of software or intellectual property in the ordinary course of business;
(7)          a Restricted Payment that does not violate Section 7.15 or a Permitted Investment;
(8)          the creation or perfection of any Lien permitted pursuant to this Agreement, and any disposition of assets constituting Collateral resulting from foreclosure under any such Lien by the Collateral Agent, or any disposition of assets not constituting Collateral resulting from foreclosure under any such Lien that is a Permitted Lien; and
(9)          any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims.
"Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit A (appropriately completed).
"Assignments" shall mean, collectively, each Insurance Assignment, each Charter Assignment and each Earnings Assignment.
"Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction shall mean, at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease; provided that if such discount rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate agreed to between the Administrative Agent and the Borrowers, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligations."
"Auction Manager" shall have the meaning provided in Section 2.13(a).
"Auction Notice" shall mean an auction notice given by the Borrowers in accordance with the Auction Procedures.
"Auction Procedures" shall mean the auction procedures set forth in Exhibit I hereto.
"Authorized Representative" shall mean, with respect to (a) delivering the Notice of Borrowing and similar notices on behalf of the Borrowers, any Person or Persons that has or have been authorized by the Board of Directors of each Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, (b) delivering financial information and officer's certificates relating to financial matters on behalf of any specified Person pursuant to this Agreement, the chief executive officer, the chief financial officer, the treasurer or controller of such specified Person or, if there is no chief financial officer, treasurer or controller of such specified Person, any other senior executive officer of such specified Person designated by the president or the Board of Directors of such specified Person or such specified Person's general partner as being a financial officer authorized to deliver and certify financial information on behalf of such specified Person under this Agreement and (c) any other matter on behalf of any specified Person in connection with this Agreement or any other Loan Document, any officer (or a Person or Persons so designated by any two officers) of such specified Person or of such specified Person's general partner, if applicable.
"Available Cash" shall mean with respect to any Person for any period:

(1)          the sum of all cash and Cash Equivalents of such Person and its Subsidiaries on hand at the end of such period other than (i) the Net Cash Proceeds of Indebtedness directly or indirectly incurred by such Person or its Subsidiaries and (ii) any amount in respect of any Event of Loss or Asset Sale (other than any amount that is permitted to be retained by such Person in accordance with the Loan Documents and available for Restricted Payments); minus
(2)          the amount of any cash reserves established by the Board of Directors of such Person or otherwise retained by such Person to:
(a)          provide for the proper conduct of the business of such Person and its Subsidiaries (including reserves for future capital expenditures and for anticipated future credit needs of such Person and its Subsidiaries) subsequent to such period; or
(b)          comply with applicable law or regulation or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which such Person or any of its Subsidiaries is a party or by which it is bound or its assets are subject.
"Bail-In Action" shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
"Bail-In Legislation" shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
"Bankruptcy Law" shall mean Title 11 of the United States Code, as may be amended from time to time, or any similar federal, state or foreign law for the relief of debtors.
"Bankruptcy Plan" shall have the meaning provided in Section 10.04(d)(iii).
"Base Rate" shall mean, for any day, a rate of interest per annum equal to the highest of (a) the Prime Rate for such day, (b) the sum of the Federal Funds Rate for such day plus 1/2 of 1% and (c) 1% per annum above the Eurodollar Rate for a one-month Interest Period determined on such date (or if such day is not a Business Day, the immediately preceding Business Day).
"Base Rate Loan" shall mean a Loan that bears interest as provided in Section 2.06(a)(i).
"Beneficial Owner" shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The term "Beneficially Owned" has a corresponding meaning.
"Board of Directors" shall mean:

(1)          with respect to a corporation, the board of directors (or equivalent) of such corporation or any committee thereof duly authorized to act on behalf of such board of directors;
(2)          with respect to a partnership, the board of directors (or equivalent) of the partnership or the general partner of such partnership, as the case may be;
(3)          with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the manager or any committee of managers; and
(4)          with respect to any other Person, the board or committee of such Person serving a similar function.
"Borrower" shall have the meaning provided in the first paragraph of this Agreement.
"Borrower Group Party" shall mean the Borrowers and each Subsidiary of the Borrowers.
"Borrower Restricted Information" shall mean material non-public information with respect to the Borrower or its Subsidiaries or with respect to the securities of any such Person.
"Borrowers" shall have the meaning provided in the first paragraph of this Agreement.
"Borrower Subsidiary Guarantor" shall mean a Guarantor that is a Subsidiary of the Borrower.  The Borrower Subsidiary Guarantors as of the Closing Date are listed on Schedule A.
"Borrowing" shall mean a simultaneous borrowing of Loans of the same Class and Type, and with respect to Eurodollar Rate Loans, with the same Interest Period, from all the Lenders having Commitments or Loans of such Class (other than any Lender which has not funded its share of a Borrowing in accordance with this Agreement).
"Business Day" shall mean (a) for all purposes other than as covered by the following clause (b), any day except Saturday, Sunday and any day which shall be in New York, Athens, London, Switzerland or the Netherlands a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day for trading by and between banks in Dollar deposits in the London interbank Eurodollar market.
"Capital Lease Obligations" shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
"Capital Stock" shall mean (1) in the case of a corporation, corporate stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
"Cash Equivalents" shall mean (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition; (3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or any commercial bank organized under, or authorized to operate as a bank under, the laws of any country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, the United States or any state thereof and, in each case, having capital, surplus and undivided profits in excess of $200,000,000 and which have a long term debt rating of "P-2" or higher by Moody's or "A-2" or higher by S&P; (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within six months of the original issue thereof; and (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
"cbm" shall mean cubic meters.
"CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.
"Change of Control" shall mean the occurrence of any of the following:
(1)          the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of amalgamation, merger or consolidation permitted hereunder and other than operating leases arising as a result of a vessel employment contract entered into in the ordinary course of business), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as a whole, in either case, to any one or more "person(s)" (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder;
(2)          the Parent or the Borrower is liquidated or dissolved or adopts a plan relating to the liquidation or dissolution of the Parent or the Borrower (other than as a result of any transaction expressly permitted herein);

(3)          the consummation of any transaction or any series of transactions (including, without limitation, any merger, consolidation or other business combination), the result of which is that any "person" (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of Dynagas GP LLC, measured by voting power rather than number of shares;
(4)          the consummation of any transaction or any series of transactions (including, without limitation, any merger, consolidation or other business combination), the result of which is that any "person" (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of the Parent, measured by voting power rather than number of shares;
(5)          the first day on which Dynagas GP LLC ceases to be the General Partner of the Parent; or
(6)          the first day on which the Parent or a Permitted Holder ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of the Borrower.
"Charter Assignment" shall mean, collectively, the first-priority assignments of each Collateral Vessel Contract in favor of the Collateral Agent given by the Borrower and the applicable Guarantor, substantially in the form of Exhibit L hereto as the same may be amended, supplemented or modified from time to time.
"Class", when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or Other Term Loans, (b) any Commitment, refers to whether such Commitment is a Term Loan Commitment, an Incremental Commitment or any other commitment hereunder and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class.
"Clean Energy Subsidiary" shall mean Pegasus Shipholding S.A., a Marshall Islands corporation.
"Closing Date" shall have the meaning provided in Section 5.01, which date shall be May 18, 2017.
"Code" shall mean the Internal Revenue Code of 1986, as amended (unless as specifically provided otherwise).
"Collateral" shall mean all rights, assets and property, whether now owned or hereafter acquired, upon which a Lien or Mortgage securing the Secured Obligations is granted or purported to be granted under any Collateral Agreement.
"Collateral Agent" shall mean Credit Suisse AG in its capacity as collateral agent for its benefit, for the benefit of the Lenders under the Collateral Agreements and for the benefit of the holders of all other Pari Passu Obligations, together with its successors in such capacity.
"Collateral Agreements" shall mean, collectively, any Intercreditor Agreement, each Mortgage, each Assignment, each Account Pledge/Control Agreement and each other instrument, including any security document or pledge agreement, creating Liens in favor of the Collateral Agent as required by the Loan Documents, in each case, as the same may be in force from time to time.
"Collateral and Guarantee Requirement" shall mean, at any time, the requirement that:
(a)          (i) the Borrower and each Subsidiary of the Borrower and (ii) the Parent, Dynagas Operating, Dynagas Equity, Dynagas Operating GP and each other Subsidiary of the Parent that directly or indirectly owns or holds any Equity Interest in the Borrowers, shall have duly authorized, executed and delivered to the Administrative Agent the Guarantee Agreement or a supplement thereto, substantially in the form attached thereto, as applicable (pursuant to which such Person becomes subject to the obligations of a Guarantor), and the Guarantee Agreement shall be in full force and effect;
(b)          [intentionally omitted];
(c)          the Collateral Agent shall have received duly authorized, executed and delivered, (i) Insurance Assignments from the Borrower and each applicable Guarantor substantially in the form of Exhibit D covering all such Loan Party's present and future interest in insurance in respect of the Collateral Vessels and other Collateral, and each Insurance Assignment shall be in full force and effect, (ii) Earnings Assignments from each applicable Guarantor substantially in the form of Exhibit E covering all earnings of the Collateral Vessels, and each Earnings Assignment shall be in full force and effect, (iii) Charter Assignments covering each Collateral Vessel Contract from each applicable Guarantor substantially in the form of Exhibit L, to the extent the Collateral Agent shall have issued a quiet enjoyment letter to the relevant counterparties to the Collateral Vessel Contract and any other documents required under such Collateral Vessel Contract (in each case, if required by such counterparties); provided that no such Charter Assignments shall be required to the extent it constitutes an Excluded Charter Assignment, (iv) Manager's Undertakings from the Manager of each Collateral Vessel substantially in the form of Exhibit M or otherwise reasonably acceptable to the Collateral Agent, and each Manager's Undertakings shall be in full force and effect, and (v) if the relevant Guarantor holds an Earnings Account, an Account Pledge/Control Agreement (or other comparable arrangement under U.K., Dutch or Swiss law or other applicable laws that are acceptable to the Collateral Agent) with respect to each Earnings Account, and each such Control Agreement shall be in full force and effect;
(d)          all UCC financing statements required by applicable law or reasonably requested by the Collateral Agent to be filed, registered or recorded to perfect the Liens intended to be perfected pursuant to the terms of the Collateral Agreements with the priority required by, the Collateral Agreements, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;
(e)          the Collateral Agent shall have received counterparts of Ship Mortgages with respect to each Collateral Vessel, duly authorized, executed and delivered by each Loan Party that holds an interest in each such Collateral Vessel and each such Ship Mortgage shall be effective upon filing to create in favor of the Collateral Agent (acting as security trustee for the Lender Creditors and holders of other Pari Passu Obligations if required under the laws of the flag state of any Collateral Vessel), for the benefit of the Lender Creditors, a legal, valid and enforceable first preferred ship mortgage on, and Lien upon, such Collateral Vessel, subject only to Permitted Collateral Liens, and each Ship Mortgage shall be in full force and effect; and
(f)          all filings, deliveries of instruments, legal opinions and other actions necessary or desirable in the reasonable opinion of the Administrative Agent to perfect and preserve the first-priority security interests (subject to Permitted Collateral Liens) described in clauses (a) through (e) above shall have been duly effected or delivered, as the case may be, and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Administrative Agent.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to the "Collateral and Guarantee Requirement" shall be subject to exceptions and limitations expressly set forth in this Agreement and the Collateral Agreements.  The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets or the provision of any Loan Guarantee by any Loan Party (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Agreements.
"Collateral Vessel Contract" shall mean each Existing Charter or other charterparty or pool agreement in respect of any Collateral Vessel or other contract for use of any Collateral Vessel.
"Collateral Vessels" shall mean Vessel A, Vessel B, Vessel C, Vessel D, Vessel E and Vessel F listed on Schedule 6.21, any Additional Collateral Vessels, any Substitute Vessels and any additional Vessels contributed to the Borrower pursuant to Section 7.19(b).
"Commitment" shall mean, with respect to each Lender, such Lender's Term Loan Commitment and/or such Lender's Incremental Commitment, as applicable.
"Commodity Exchange Act" shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
"Communications" shall have the meaning provided in Section 10.03(d)(ii).
"Compliance Certificate" shall mean a certificate from an Authorized Representative of the Parent in the form of Exhibit N hereto.
"Conversion," "Convert" and "Converted" each refer to a conversion of Loans of one Type into Loans of the other Type pursuant to Section 2.07.
"CS Refinancing" shall mean the refinancing and repayment in full on the Closing Date of Indebtedness outstanding as of the Closing Date under the Existing CS Loan Agreement with the proceeds of the Term Loans, and the release and termination of all Liens and security interests under the Existing CS Loan Agreement contemporaneously with the initial Borrowing hereunder.
"Custodian" shall mean any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
"Debt Fund Affiliate" shall mean an Affiliated Lender that is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and with respect to which none of the Borrower or any Affiliate of the Borrower makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Affiliated Lender's investment decisions.
"Debt Service" shall mean, for any period, without duplication, all scheduled payments of principal, interest and fees due and payable by the Borrower Group Parties in respect of the Secured Obligations (other than Hedging Obligations) in such period; provided that Debt Service for the Fiscal Quarters ended September 30, 2016, December 31, 2016, March 31, 2017 and June 30, 2017 shall be deemed to be $ 7,846,000, $ 7,829,000, $7,752,000 and $7,902,000 respectively.
"Debt Service Coverage Ratio" shall mean, as of the end of each fiscal quarter, the ratio of (i) Operating Cash Flow Available for Debt Service for the preceding 12-month period to (ii) Debt Service payable for such period.
"Default" shall mean any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
"Disqualified Institution" shall mean, on any date, (a) any Person designated by the Borrower as a "Disqualified Institution" by written notice delivered to the Administrative Agent on or prior to the date hereof and (b) any other Person that is a competitor of the Parent or any of its Subsidiaries and their respective Affiliates that are clearly identified on the basis of their names, which Person has been designated by the Borrower as a "Disqualified Institution" by written notice to the Administrative Agent and the Lenders (including by posting such notice to the Platform) from time to time following the Closing Date; provided that "Disqualified Institutions" shall exclude (i) any bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and with respect to which none of the Persons described in clauses (a) or (b) above makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such bona fide debt fund's or investment vehicle's investment decisions and (ii) any Person that the Borrower has designated as no longer being a "Disqualified Institution" by written notice delivered to the Administrative Agent from time to time.  The list of Disqualified Institutions shall be available for inspection upon request by any Lender.
"Disqualified Stock" shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of such Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable (in each case other than in exchange for or conversion into Capital Stock that is not Disqualified Stock) at the option of the holder of such Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Term Maturity Date (as such date is set forth on the date of any determination).  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that such issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.15.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock.
"Dollar Equivalent" shall mean, with respect to any monetary amount in a currency other than Dollars, at any time of determination thereof, the amount of Dollars obtained by converting such other currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with such other currency as published in the Financial Times in the section entitled "Currencies, Bonds & Interest Rates" (or, if the Financial Times is no longer published, or if such information is no longer available in the Financial Times, such source as may be selected in good faith by the Borrower) on the date of such determination.  Except as expressly provided otherwise, whenever it is necessary to determine whether any Loan Party has complied with any covenant or other provision in this Agreement or if there has occurred an Event of Default and an amount is expressed in a currency other than Dollars, such amount will be treated as the Dollar Equivalent determined as of the date such amount is initially determined in such non-dollar currency.
"Dollars" and the sign "$" shall each mean lawful money of the United States.
"DQ List" shall have the meaning provided in Section 10.04(f)(iv).
"DSCR Covenant" shall have the meaning provided in Section 7.18(b).
"DSCR Cure" shall have the meaning provided in Section 7.18(b).
"DSCR Cure Expiration Date" shall have the meaning provided in Section 7.18(b).
"DSCR Cure Notice" shall have the meaning provided in Section 7.18(c).
"Dynagas Equity" shall mean Dynagas Equity Holding Ltd., a Liberian corporation.
"Dynagas Holdings" shall mean Dynagas Holdings Ltd., a Marshall Islands corporation.
"Dynagas Operating" shall mean Dynagas Operating LP, a Marshall Islands limited partnership.
"Earnings" shall mean (i) all freight, hire and passage moneys payable to the Borrower or any of its Subsidiaries as a consequence of the operation of a Vessel owned by the Borrower or any of its Subsidiaries, including without limitation payments of any nature under any charterparty, pool agreement or other contract for use of such Vessel; (ii) any claim under any guarantee in respect of any charterparty, pool agreement or other contract for use of a Vessel owned by the Borrower or any of its Subsidiaries or otherwise related to freight, hire or passage moneys payable to the Borrower or any of its Subsidiaries as a consequence of the operation of any of the Vessels owned by the Borrower or any of its Subsidiaries; (iii) compensation payable to the Borrower or any of its Subsidiaries in the event of any requisition of any of the Vessels owned by the Borrower or any of its Subsidiaries; (iv) remuneration for salvage, towage and other services performed by any of the Vessels owned by the Borrower or any of its Subsidiaries and payable to the Borrower or any of its Subsidiaries; (v) demurrage and retention money receivable by the Borrower or any of its Subsidiaries in relation to any of the Vessels owned by the Borrower or any of its Subsidiaries; (vi) all moneys which are at any time payable under the insurances in respect of loss of Earnings; (vii) if and whenever any Vessel owned by the Borrower or any of its Subsidiaries is employed on terms whereby any moneys falling within clauses (i) through (vi) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the relevant Vessel; and (viii) other money whatsoever due or to become due to any of the Borrower or any of its Subsidiaries in relation to any of the Vessels owned by the Borrower or any of its Subsidiaries.
"Earnings Accounts" shall mean any account into which all Earnings derived from each Collateral Vessel Contract shall be deposited or forwarded that is subject to an Account Pledge/Control Agreement, except to the extent prohibited by applicable law.
"Earnings Assignment" shall mean, collectively, the first-priority assignments of the Earnings derived from the Collateral Vessels and their respective operations in favor of the Collateral Agent given by the Borrower and the applicable Guarantor, substantially in the form of Exhibit E hereto as the same may be amended, supplemented or modified from time to time.
"EEA Financial Institution" shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
"EEA Member Country" shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund or other entity that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act); provided that none of the Borrower or its Affiliates shall be an Eligible Transferee other than in connection with an assignment to the Borrower or its Affiliates in accordance with the terms and subject to the conditions set forth in Section 2.13 and Section 10.04(d); provided further that "Eligible Transferee" shall not include any Person that is (i) a Disqualified Institution or (ii) a natural Person, or a holding company, investment vehicle or trust for or owned and operated for the primary benefit of a natural Person.
"Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response or remedial actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of alleged injury or threat of injury to health, safety or the environment to the extent due to the Release of or exposure to Hazardous Materials.
"Environmental Law" shall mean any applicable federal, state, foreign, national, international or local statute, law, treaty, rule, regulation, ordinance, code, convention legally binding and enforceable guideline or written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the pollution, the environment, natural resources, or health and safety, including CERCLA; OPA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.
"Environmental Liability" shall mean any liability, obligation, loss, claim, action, order, fine, penalty or cost, contingent or otherwise (including natural resource damages, costs of environmental remediation and indemnities), resulting from, arising out of or based upon (a) non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
"Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security or loan that is convertible into, or exchangeable for, Capital Stock).
"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

"ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrowers or a domestic Subsidiary of the Borrowers would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code or any substantially similar provision of foreign law.
"ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in "at-risk" status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in "endangered" or "critical" status, within the meaning of Section 432 of the Code or Section 305 of ERISA; or (i) the occurrence of any event or condition with respect to any Foreign Pension Plan that, under any applicable foreign law, is substantially similar to any of subsections (a) through (h) hereof.
"EU Bail-In Legislation Schedule" shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"Eurodollar Rate" shall mean with respect to each Interest Period for any Eurodollar Rate Loan, a rate of interest per annum equal to the higher of (a) the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period at or about 11:00 A.M. (London time) on the Interest Determination Date as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or on any successor or substitute page on such screen), provided that if on such Interest Determination Date no such rate is so displayed, the Eurodollar Rate for such period shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to Dollar deposits in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the Interpolated Rate, in each case divided by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), and (b) 1.00%.

"Eurodollar Rate Loan" shall mean a Loan that bears interest as provided in Section 2.06(a)(ii).
"Event of Default" shall have the meaning provided in Section 8.
"Event of Loss" shall mean the damage, destruction or condemnation of any assets or property of any Borrower Group Party, including any Event of Total Loss, in an amount exceeding $30,000,000.
"Event of Total Loss" shall mean any of the following events:
(a)          the actual or constructive total loss of a Collateral Vessel or the agreed, arranged or compromised total loss of a Collateral Vessel (including any destruction of a Collateral Vessel or damage to a Collateral Vessel as shall make such Collateral Vessel permanently unfit for normal use (other than obsolescence);
(b)          any expropriation, confiscation or requisition of a Collateral Vessel, which is effected by any government or official authority (excluding a requisition for hire for a fixed period that is 18 months or less without any right to an extension) unless it is within 120 days redelivered to the full control of the relevant vessel owner; and
(c)          any arrest, capture, seizure or detention (including any hijacking or theft) of a Collateral Vessel unless it is within 120 days redelivered to the full control of the relevant vessel owner or, in the case of piracy, for the shorter of (i) twelve (12) months and (ii) such other period as the relevant insurance policy states must be expired for a total loss to have occurred.
An Event of Total Loss shall be deemed to have occurred:
(A)          in the case of an actual loss of a Collateral Vessel, the date on which it occurred or, if that is unknown, the date when that Collateral Vessel was last heard of;
(B)          in the case of a constructive, compromised, agreed or arranged total loss of a Collateral Vessel, the date on which any compromise, arrangement or agreement made by or on behalf of the relevant Guarantor with that Collateral Vessel's insurers in which the insurers agree to treat that Collateral Vessel as a total loss; and
(C)          in the case of any other type of Event of Total Loss, the date reasonably determined by the Administrative Agent as the date (or the most likely date) on which the event constituting the total loss occurred.
"Excess Asset Sale Proceeds" shall have the meaning set forth in Section 7.22(d).
"Excess Loss Proceeds" has the meaning provided in Section 4.02(a)(iv).
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

"Excluded Charter Assignment" shall mean a Charter Assignment with respect to any Collateral Vessel Contract that (i) requires the counterparty to such Collateral Vessel Contract to consent to such assignment and the Loan Parties have been unable to obtain such consent after using commercially reasonable efforts or (ii) through a course of dealing between the counterparty to such Collateral Vessel Contract and the applicable Loan Party or its Affiliates, the consent of such counterparty to a collateral assignment of a Collateral Vessel Contract or similar charterparty has routinely been obtained prior to any such assignment and the applicable Loan Parties have been unable to obtain such consent using commercially reasonable efforts.
"Excluded Swap Guarantor" shall mean any Guarantor all or a portion of whose Loan Guarantee of, or grant of a security interest to secure, any Swap Obligation (or any Loan Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
"Excluded Swap Obligation" shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the Loan Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guarantee or security interest is or becomes illegal.
"Excluded Taxes" shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes and (b) any U.S. federal withholding Taxes imposed under FATCA.
"Existing ABN Amro Credit Agreement" shall mean that certain senior secured term loan facility, dated as of December 17, 2015, by and among Yenisei River Subsidiary and Lena River Subsidiary, as borrowers, the lenders party thereto and ABN Amro NV, as agent.
"Existing Charters" shall mean (i) that certain Time Charter Agreement, dated as of June 19, 2013, by and between the Arctic Aurora Subsidiary and Statoil ASA with respect to Vessel A, (ii) that certain LNG Carrier Time Charter Agreement, dated as of April 17, 2014, by and between the Amur River Subsidiary and Gazprom Marketing and Trading Singapore PTE. LTD with respect to Vessel B, (iii) that certain LNG Carrier Time Charter Agreement, dated as of October 31, 2016, by and between the Clean Energy Subsidiary and Gazprom Marketing and Trading Singapore PTE. LTD with respect to Vessel C, (iv) that certain LNG Carrier Time

Charterparty, dated as of August 2, 2011, by and between the Lena River Subsidiary and Gazprom Global LNG Limited with respect to Vessel D, (v) the Lena River Yamal Charter, (vi) that certain LNG Carrier Time Charterparty, dated as of August 2, 2011, by and between the Ob River Subsidiary and Gazprom Global LNG Limited with respect to Vessel E, (vii) that certain LNG Carrier Time Charterparty, dated as of March 24, 2016, by and between the Ob River Subsidiary and Gazprom Marketing and Trading Singapore PTE. LTD with respect to Vessel E, (viii) that certain LNG Carrier Time Charterparty, dated as of August 2, 2011, by and between the Yenisei River Subsidiary and Gazprom Global LNG Limited with respect to Vessel F and (ix) the Yenisei River Yamal Charter.
"Existing CS Loan Agreement" shall mean that certain Loan Agreement, dated as of June 19, 2014, by and among Clean Energy Subsidiary, Ob River Subsidiary, Arctic Aurora Subsidiary and the Amur River Subsidiary, as joint and several borrowers, the banks and financial institutions named therein as lenders, and Credit Suisse AG, as agent and as security trustee.
"Existing Loans" shall have the meaning provided in Section 2.14(a).
"Extended Loans" shall have the meaning provided in Section 2.14(a).
"Extending Lender" shall have the meaning provided in Section 2.14(b).
"Extension Amendment" shall have the meaning provided in Section 2.14(c).
"Extension Date" shall have the meaning provided in Section 2.14(d).
"Extension Election" shall have the meaning provided in Section 2.14(b).
"Extension Request" shall have the meaning provided in Section 2.14(a).
"Extension Series" shall mean all Extended Loans that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Loans provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, maturity and other terms.
"Fair Market Value" shall mean:
(A)          with respect to one or more Collateral Vessels (regardless of its value) or one or more Vessels which are to become Collateral Vessels (regardless of value) or any other Vessel (regardless of value), Fair Market Value shall be based on the average of the "charter-free" Appraised Values of such Vessel from two Qualified Appraisers.  With respect to the determination of the Appraised Value of any Vessel, such Appraised Value for purposes of determining the Fair Market Value thereof may be determined as of such specified date or any prior date not more than 30 days prior to such specified date; and
(B)          with respect to any other asset or property, the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm's length transaction not involving distress or necessity of either party.  Fair Market Value shall be determined in good faith by (i) if the value of such property or asset is $5,000,000 or less, an officer of the Parent (ii) if the value of such property or asset exceeds $5,000,000, the Board of Directors of the Parent; and (iii) in addition to the requirements of clause (ii) above, if the value of such property or asset exceeds $25,000,000, the written opinion of an accounting, appraisal, investment banking or other firm recognized in the shipping industry and qualified to perform the task for which such firm has been engaged (as determined by the Borrower in good faith).
"FATCA" shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into by the United States as of the date of this Agreement.
"FCPA" shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
"Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided, that the Federal Funds Effective Rate, if negative, shall be deemed to be 0.00%.
"Fee Letters" shall mean that certain engagement letter, dated as of March 27, 2017, among the Parent and the Joint Global Coordinators.
"Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.
"Financial Officer" shall mean the chief executive officer, chief financial officer, chief accounting officer, executive vice president or treasurer of the Parent.
"Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrowers or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made on termination of employment, and which plan is not subject to ERISA or the Code.
"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which were in effect on the Closing Date in the United States.

"Governmental Authority" shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
"Grantor" shall mean the Borrower and the Borrower Subsidiary Guarantors.
"guarantee" shall mean a guarantee other than by endorsement of negotiable instrument for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement obligations in respect thereof, of all or any part of any Indebtedness.
"Guarantee Agreement" shall mean that certain Guarantee Agreement dated as of the Closing Date among the Borrowers, the Guarantors party thereto and the Administrative Agent, substantially in the form of Exhibit B hereto, as amended or supplemented from time to time in accordance with its terms.
"Guarantors" shall mean (a) the Parent, Dynagas Operating, Dynagas Equity, Dynagas Operating GP and each other Subsidiary of the Parent that directly or indirectly holds any Capital Stock in the Borrowers and (b) each Subsidiary of the Borrower, in each case, together with their respective successors and assigns, until the Loan Guarantee of such Person has been released in accordance with the provisions of this Agreement and the other Loan Documents.
"Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form, ureaformaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances regulated as "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Law, and (c) any other chemical, material or substance which is regulated under Environmental Laws.
"Hedging Obligations" shall mean, with respect to any specified Person, the obligations of such Person under:
(1)          interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements or similar agreements or arrangements for the purpose of hedging interest rate risk exposure; and
(2)          other agreements or arrangements designed to manage interest rates or interest rate risk;
Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, "Hedging Obligations" shall not include any Excluded Swap Obligations of such Excluded Swap Guarantor.

"Incremental Assumption Agreement" shall mean an Incremental Assumption Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Incremental Lenders establishing a Class of Other Term Loans hereunder.
"Incremental Commitment" shall mean the commitment of any Lender, established pursuant to Section 2.12, to make Other Term Loans to the Borrowers.
"Incremental Commitment Amount" shall mean, after giving pro forma effect to the occurrence of Other Term Loans in respect of the Incremental Commitment and the application of the proceeds thereof to purchase an Additional Collateral Vessel, an amount not to exceed the lesser of (A) an amount such that the pro forma Loan To Value Ratio does not exceed 55% and (B) $115,000,000 per Additional Collateral Vessel.
"Incremental Lender" shall mean a Lender with an Incremental Commitment or an outstanding Other Term Loan.
"Incremental Maturity Date" shall mean the final maturity date of any Other Term Loan, as set forth in the applicable Incremental Assumption Agreement, which date shall be on or after the Term Maturity Date.
"Incremental Repayment Amount" shall have the meaning provided in Section 4.05(b).
"Incremental Repayment Dates" shall mean the dates scheduled for the repayment of principal of any Other Term Loan, as set forth in the applicable Incremental Assumption Agreement.
"Incur" shall have the meaning provided in Section 7.16(a).
"Indebtedness" shall mean, with respect to any specified Person and without duplication, any indebtedness of such Person (excluding accrued expenses and trade payables), whether recourse is to all or a portion of the assets of such Person and whether or not contingent:
(1)          in respect of borrowed money;
(2)          evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)          in respect of all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or similar instruments;
(4)          representing Capital Lease Obligations of such Person;
(5)          representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6)          representing Hedging Obligations of such Person and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices (including prices of bunkers or lubricants) or freight rates;
(7)          all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(8)          all Indebtedness of others guaranteed by such Person to the extent of such guarantee; or
(9)          representing Attributable Indebtedness,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.
"Indemnified Party" shall have the meaning provided in Section 10.01.
"Indemnified Taxes" shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
"Insolvency or Liquidation Proceeding" shall mean: (a) any voluntary or involuntary case or proceeding under any bankruptcy law with respect to the Borrower, Finco or any Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Borrower, Finco or any Guarantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of the Borrower, Finco or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any liquidation, dissolution, reorganization or winding up of any Subsidiary of the Borrower permitted by the Pari Passu Documents), (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower, Finco or any Guarantor or (e) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower, Finco or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.
"Insurance Assignment" shall mean, collectively, the first-priority assignments of insurance in favor of the Collateral Agent given by the Borrower and the applicable Guarantor in respect of all insurance covering the Collateral Vessels or their respective operations, substantially in the form of Exhibit D hereto as the same may be amended, supplemented or modified from time to time.
"Intercreditor Agreement" shall mean (i) any intercreditor agreement to be entered into among the Collateral Agent, the Administrative Agent, the holders (or their agent or other representative) of the Other Pari Passu Obligations, the Parent, the Borrowers, each other

Guarantor and the other parties from time to time party thereto, in form and substance reasonably acceptable to the Administrative Agent (as directed by the Required Lenders), as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms and this Agreement and (ii) any replacement thereof that contains terms not materially less favorable to the Lenders than the Intercreditor Agreement referred to in clause (i) of this definition.
"Interpolated Rate" shall mean, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the rate as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the "Screen Rate") for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Interest Period, in each case, as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"Interest Determination Date" shall mean, with respect to any Eurodollar Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.
"Interest Period" shall mean, for each Eurodollar Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Loan or the date of the Conversion of any Base Rate Loan into such Eurodollar Rate Loan, and ending on the last day of the period selected by the Borrowers pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrowers pursuant to the provisions below.  The duration of each such Interest Period shall be one-, two-, three- or six-months (or such other period that is twelve months or less, if requested by the Borrowers and consented to by the Administrative Agent and all the Lenders), as the Borrowers may, upon notice received by the Administrative Agent not later than 11:00 a.m. (New York City time) on (x) the third Business Day prior to the first day of such Interest Period in the case of Interest Periods of one, two, three or six months or (y) on the fourth Business Day prior to the first day of such Interest Period in the case of any other period (that is twelve months or less) that is consented to by the Administrative Agent and all the Lenders, select; provided, however, that:
(a)          if the Borrowers fail to select an Interest Period, then that Interest Period will be three months;
(b)          all Eurodollar Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

(c)          if any Interest Period for a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;
(d)          if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for a Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(e)          no Interest Period in respect of any Borrowing of Loans shall be selected which extends beyond the Maturity Date of such Term Loan facility;
(f)          the Borrower may request that the initial Borrowing of Loans on the Closing Date have an Interest Period ending on the last Business Day of June, 2017, whether such Loans are borrowed initially as Base Rate Loans and then converted to Eurodollar Rate Loans or borrowed initially as Eurodollar Rate Loans;
(g)          the Borrower shall select Interest Periods so as not to require a scheduled principal payment of any Eurodollar Rate Loan during an Interest Period for such Loan; and
(h)          the selection of Interest Periods shall be subject to the provisions of Section 2.06.
"Investments" shall mean, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Borrower or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Borrower or such Subsidiary that sells such Equity Interests will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investments of the Borrower or such Subsidiary that sells such Equity Interests in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 7.15(c).  The acquisition by the Borrower or any of its Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Borrower or such Subsidiary in such third Person that is not a Subsidiary of such Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 7.15(c).  Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
"IRS" shall mean the United States Internal Revenue Service.
"Joint Bookrunners" shall mean Credit Suisse Securities (USA) LLC and Barclays Bank PLC and their respective successors.

"Joint Global Coordinators" shall mean Credit Suisse Securities (USA) LLC and Barclays Bank PLC and their respective successors.
"Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
"Lena River Subsidiary" shall mean Solana Holding Ltd., a Marshall Islands corporation.
"Lena River Yamal Charter" shall mean that certain Time Charter Party, dated as of January 14, 2016, by and between the Lena River Subsidiary and Yamal Trade PTE. LTD. with respect to Vessel D.
"Lender" shall mean each financial institution listed on Annex I, as well as any Person which becomes a "Lender" hereunder pursuant to Section 2.11 or 10.04(b) or pursuant to an Incremental Assumption Agreement.
"Lender Creditors" shall mean the Lenders holding from time to time outstanding Loans and/or Commitments or Incremental Commitments, the Agents and the Collateral Agent, each in their respective capacities.
"Lien" shall mean with respect to any asset or property, (a) any mortgage, deed of trust, hypothecation, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset or property and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
"Loan Document Obligations" shall mean all advances to, and debts, liabilities, obligations, covenants, duties and indebtedness (including, without limitation, all principal, premium, interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable or arising thereunder (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Loan Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each Loan Party to the Lender Creditors, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred under, arising out of, or in connection with this Agreement and the other Loan Documents to which such Loan Party is a party and the due performance and compliance by such Loan Party with all of the terms, conditions and agreements contained in this Agreement and in such other Loan Documents.
"Loan Documents" shall mean this Agreement, each Extension Amendment, the Intercreditor Agreement, each Note, each Fee Letter, each Collateral Agreement, the Guarantee Agreement, and, after the execution and delivery thereof, each additional guarantee agreement or additional security document executed pursuant to Section 7.07 and any amendments and waivers to any of the foregoing.

"Loan Guarantees" shall mean, collectively, the guarantees of the Loan Document Obligations, the Secured Cash Management Obligations and the Secured Hedging Obligations made by each Guarantor of the Loan Document Obligations pursuant to the Guarantee Agreement.
"Loan Parties" shall mean, collectively, the Borrowers and each Guarantor.
"Loan To Value Ratio" shall mean, at any time, the ratio of (a) the sum of (i) the aggregate principal amount of the Term Loans, Other Term Loans and Permitted Refinancing Indebtedness and any other Indebtedness secured by a Lien on any Collateral on a pari passu basis with the Term Loans (but excluding any Hedging Obligations) outstanding at such time and (ii) the aggregate principal amount of additional Indebtedness to be incurred at such time (if any) to (b) the sum of (i) the aggregate Fair Market Value of all Collateral Vessels at such time and (ii) the aggregate Fair Market Value of the Additional Collateral Vessel(s) to be purchased by (or contributed to) one or more Borrower Subsidiary Guarantors (if any).
"Loans" shall mean the Term Loans and, unless the context shall otherwise require, any Other Term Loans.
"LTV Cash Account" shall have the meaning provided in Section 7.19(b).
"LTV Covenant" shall have the meaning provided in Section 7.19(b).
"LTV Cure" shall have the meaning provided in Section 7.19(b).
"LTV Cure Expiration Date" shall have the meaning provided in Section 7.19(b).
"LTV Cure Notice" shall have the meaning provided in Section 7.19(c).
"Manager" shall mean Dynagas Ltd., a corporation organized and existing under the laws of Liberia or any other company which may from time to time act as the commercial, technical and operational agent of any Collateral Vessel.
"Manager's Undertaking" shall mean, in respect of each Collateral Vessel, a letter of undertaking executed by the Manager in favor of the Security Trustee in the terms required by the Security Trustee agreeing certain matters in relation to the Manager serving as the agent of such Collateral Vessel and subordinating its rights against such Collateral and the Borrower Subsidiary Guarantor which is the owner thereof to the rights of the Secured Parties under the Loan Documents, in such form as the Administrative Agent, may approve or require.
"Margin Regulations" shall mean Regulations U, T and X of the Board of Governors of the Federal Reserve System.
"Margin Stock" shall have the meaning provided in Regulation U.
"Market Disruption Event" shall occur if before close of business in New York on the Interest Determination Date for the relevant Interest Period, the Administrative Agent receives notifications from Lenders holding outstanding Loans at such time (but excluding any Loans purchased by the Borrowers pursuant to Section 2.13) equal to at least 66 2/3% of the outstanding amount of all Loans at such time that (a) the cost to such Lenders of obtaining matching deposits in the London interbank Eurodollar market for the relevant Interest Period would be in excess of the Eurodollar Rate for such Interest Period or (b) such Lenders are unable to obtain funding in the London interbank Eurodollar market.
"Material Adverse Effect" shall mean (a) a material adverse effect on the operations, business, properties, or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the rights and remedies of the Collateral Agent, the Administrative Agent or any Lender under any Loan Document, or of the ability of the Loan Parties (taken as a whole) to perform their obligations under any Loan Document to which any such Loan Party is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
"Material Contract" means (a) any Collateral Vessel Contract, (b) any Qualified Charter Contracts (to the extent it is not a Collateral Vessel Contract), (c) each other material lease, sublease, vessel employment contract, charter, newbuilding contract or option to acquire additional vessels entered into by the Borrower or any of its Subsidiaries related to a Collateral Vessel or an Additional Collateral Vessel, with respect to which, in the case of this clause (c) only, a breach, nonperformance, cancelation, expiration or failure to renew could reasonably be expected to have a Material Adverse Effect and (d) any Replacement Project Contract entered into in replacement of any of the foregoing.
"Maturity Date" shall mean the Term Maturity Date or any maturity date related to any Extension Series of Extended Loans, as applicable.
"MD&A" shall have the meaning provided in Section 7.05(a)(i).
"Moody's" shall mean Moody's Investors Service, Inc., or any successor to the rating agency business thereof.
"Mortgage" shall mean each Ship Mortgage, each other mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on property owned or leased by the Borrower or any Borrower Subsidiary Guarantor is granted to secure the Secured Obligations (including Other Term Loans) or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented or modified from time to time.
"Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 3(37) or Section 4001(a)(3) of ERISA or any Foreign Pension Plan subject to substantially similar provisions of non-U.S. law.
"Net Cash Proceeds" shall mean (a) in connection with any Asset Sale, the aggregate cash proceeds and Cash Equivalents received by the Borrower or any of its Subsidiaries in respect of such Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct reasonable costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses Incurred as a result of such Asset Sale, and taxes paid or payable as a result of such Asset Sale after taking into account any available tax credits or deductions and any tax-sharing arrangements, and (2) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (b) in connection with an Event of Loss, all compensation, damages and other payments (including insurance proceeds), net of any reasonable fees and expenses required to be paid in connection with the applicable Event of Loss and taxes paid or payable as a result of such Event of Loss after taking into account any available tax credits or deductions and any tax-sharing arrangements, received by the Borrower or any of its Subsidiaries, or the Collateral Agent, from any Person, including any governmental authority, in connection with such Event of Loss and (c) in connection with the Incurrence of any Indebtedness, the aggregate cash payments received by the Borrower and its Subsidiaries less customary fees and reasonable expenses (including investment banking fees, costs, underwriting discounts and commissions) incurred by the Borrower and its Subsidiaries in connection therewith.
"Non-Debt Fund Affiliate" shall mean an Affiliated Lender that is not a Debt Fund Affiliate.
"Note" shall have the meaning provided in Section 2.04.
"Notice of Borrowing" shall have the meaning provided in Section 2.02(a).
"Notice Office" shall mean the office of the Administrative Agent located at 11 Madison Avenue, 9th Floor, New York, NY 10010, Attn: Agency Manager, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
"Ob River Subsidiary" shall mean Lance Shipping S.A., a Marshall Islands corporation.
"Officer's Certificate" shall mean a certificate signed on behalf of any Person by the Chief Executive Officer, the Chief Financial Officer, another executive officer or another Person serving in a similar function of such Person.
"OPA" shall mean the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et seq.
"Operating Cash Flow Available for Debt Service" shall mean, for any period, without duplication, (a) all Revenues during such period minus (b) all Operating Costs incurred during such period plus (c) drydock and shipyard stay expenses; provided that, for purposes of determining the Debt Service Coverage Ratio, Operating Cash Flow Available for Debt Service for the Fiscal Quarters ended September 30, 2016 and December 31, 2016 shall be deemed to be $35,504,000 and $33,919,000, respectively.
"Operating Costs" means, for any period, the sum, computed without duplication, of the following to the extent incurred by the Borrower or any of its Subsidiaries during such period: (a) general and administrative expenses and ordinary course fees, royalties and costs, plus (b) all costs and expenses for operating the Vessels and maintaining the Vessels in good repair and operating condition in accordance with prudent industry practices incurred during such period, including to the counterparties to the Material Contracts as required pursuant to the Material Contracts, plus (c) insurance costs incurred in respect of insurance maintained or required to be maintained in respect of the Vessels during such period, plus (d) applicable sales and excise

Taxes (if any) incurred or reimbursable by the Borrower or any of its Subsidiaries during such period, plus (e) franchise Taxes incurred by the Borrower or any of its Subsidiaries during such period, plus (f) property Taxes incurred by the Borrower or any of its Subsidiaries during such period, plus (g) any other direct Taxes (if any) incurred by the Borrower or any of its Subsidiaries during such period, plus (h) costs and fees attendant to obtaining and maintaining in effect applicable governmental permits, licenses, certifications, authorizations, exemptions, qualifications, rights of way, franchises and other rights, privileges and approvals incurred during such period, plus (i) legal, accounting and other professional fees attendant to any of the foregoing items incurred during such period, plus (j) any fees and expenses of the Secured Parties during such period not included in Debt Service, plus (k) all other cash expenses incurred by the Borrower or any of its Subsidiaries in the ordinary course of business in connection with the operation of the Vessels.
"Other Agents" shall have the meaning provided in Section 9.11.
"Other Connection Taxes" shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
"Other Pari Passu Obligations" shall mean Indebtedness of the Borrowers or the Borrower Subsidiary Guarantors that is equally and ratably secured with the other Pari Passu Obligations (subject to the Intercreditor Agreement) as permitted by the Pari Passu Documents and is designated by the Borrower as an "Other Pari Passu Obligation" pursuant to the Intercreditor Agreement; provided that the trustee, agent or representative of the holders or lenders of such Indebtedness shall have become a party to the Intercreditor Agreement (either directly or by joinder thereto) on behalf of such holders or lenders.
"Other Taxes" shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, other than any such Taxes that are Other Connection Taxes imposed with respect to a Lender's assignment of all or a portion of its rights and obligations under this Agreement (other than an assignment made at the request of the Borrowers pursuant to Section 2.11).
"Other Term Loans" shall have the meaning provided in Section 2.12(a).
"Parent" shall mean Dynagas LNG Partners LP, a publicly traded Marshall Islands limited partnership.
"Pari Passu Documents" shall mean, collectively, the Loan Documents and any document or instrument evidencing or governing any Other Pari Passu Obligations.
"Pari Passu Obligations" shall mean (a) the Secured Obligations, (b) all Other Pari Passu Obligations and (c) all other obligations of the Borrowers and the Guarantors in respect of, or arising under, the applicable Pari Passu Documents, in respect of the obligations described in clauses (a) through (c) of this definition, (including, all principal, premium, interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrowers or any Guarantor of an Insolvency or Liquidation Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding.  The Pari Passu Obligations shall be subject to the terms of the Intercreditor Agreement.
"Participant" shall have the meaning provided in Section 10.04(c).
"PATRIOT Act" shall mean the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)), as amended.
"Payment Default" shall have the meaning provided in Section 8(a)(v)(A).
"Payment Office" shall mean the office of the Administrative Agent located at 11 Madison Avenue, New York, NY 10010, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
"Percentage" of any Lender in respect of any Class of Commitments or Loans at any time shall mean a fraction (expressed as a percentage) the numerator of which is the amount of such Commitment (or, after the termination thereof, the outstanding principal amount of such Loans) of such Lender and the denominator of which is the aggregate amount of the Commitments (or, after the termination thereof, the aggregate outstanding principal amount of all such Loans) of all of the Lenders at such time.
"Perfection Certificate" shall mean a certificate in the form of Exhibit F or any other form approved by the Collateral Agent.
"Permitted Business" shall mean the liquefied natural gas shipping business in which the Borrower or any of its Subsidiaries were engaged on the Closing Date and any business reasonably related or complimentary thereto, including any business in the liquefied natural gas transport sector.
"Permitted Collateral Liens" shall mean Liens described in clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) (but only in connection with the refinancing of Indebtedness secured by Liens Incurred or permitted to exist pursuant to clauses (2), (3) and (5) of the definition of "Permitted Liens"), (11), (12), (14), (15), (16), (17), (19), (21) and (22) of the definition of "Permitted Liens."
"Permitted Debt" shall have the meaning provided in Section 7.16(a).

"Permitted Equipment Lien" shall mean any Lien Incurred and permitted to exist pursuant to clause (17) of the definition of "Permitted Lien".
"Permitted Holder" shall mean Mr. George Prokopiou and/or any spouse, or member of his immediate family and any of their respective Affiliates in which any of the foregoing own or control a majority in interest, or any Person that is controlled, directly or indirectly, by any such Permitted Holder.
"Permitted Investments" shall mean:
(1)          any Investment in the Borrower or in any of its Subsidiaries, including the Transactions on the Closing Date;
(2)          any Investment in Cash Equivalents;
(3)          any Investment by the Borrower or any of its Subsidiaries in a Person, if as a result of such Investment:
(a)          such Person becomes a Borrower Subsidiary Guarantor and otherwise complies with the requirements of Section 7.07; or
(b)          such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Borrower Subsidiary Guarantor;
(4)          any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with Section 7.22 or (b) a disposition of properties or assets that does not constitute an Asset Sale;
(5)          any acquisition of assets or Capital Stock made solely with cash equity contributions to the Borrower or its Subsidiaries for such purpose so long as such issuance does not result in an Event of Default and such acquisition complies with the Collateral and Guarantee Requirements and Section 7.07 to the extent applicable;
(6)          any Investments received in compromise or resolution of obligations of trade creditors or customers that were Incurred in the ordinary course of business of the Borrower or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer and any Investments obtained in exchange for any such Investments;
(7)          Investments represented by Hedging Obligations permitted by Section 7.16(a)(v);
(8)          any guarantee of Indebtedness or other obligations of the Borrower or any of its Subsidiaries permitted to be incurred under this Agreement;
(9)          Investments that were in existence on the Closing Date, and any extension, modification or renewal thereof, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Closing Date) and described on Schedule 7.15(a)(iv);
(10)          Investments acquired after the Closing Date as a result of the acquisition by the Borrower or any of its Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation, to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(11)          loans or advances referred to in Section 7.12(c)(vi);
(12)          Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Borrower or any of its Subsidiaries;
(13)          Investments in Additional Collateral Vessels with the consent of a majority of the conflicts committee of the Board of Directors of the Parent and otherwise in accordance with the requirements of Section 7.12, in each case, if applicable;
(14)          Investments made pursuant to Section 4.02(a)(ii) and Section 7.22(c);
(15)          Investments and capital expenditures related to the use, operation, trading, repairs and maintenance work on Collateral Vessels or improvements to Collateral Vessels, in each case, required by any charterer, classification society or any Governmental Authority, including, without limitation, the relevant flag state and the International Maritime Organization; and
(16)          other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed $20,000,000.
"Permitted Jurisdiction" shall mean: any of the Republic of the Marshall Islands, the United States of America, any State of the United States or the District of Columbia, the Commonwealth of the Bahamas, the Republic of Liberia, the Republic of Panama, the Commonwealth of Bermuda, the British Virgin Islands, the Cayman Islands, the Isle of Man, Cyprus, Norway, Greece, Monaco, the Federation of Saint Kitts and Nevis, Hong Kong, the United Kingdom, Malta, any Member State of the European Union and any other jurisdiction generally acceptable to institutional lenders in the shipping industry, as determined in good faith by the Board of Directors of the Parent.
"Permitted Liens" shall mean:
(1)          Liens in favor of the Borrowers or the Guarantors;
(2)          Liens on property of a Person existing at the time such Person is merged with or into or amalgamated or consolidated with the Borrower or any of its Subsidiaries (other than any

Lien on any Additional Collateral Vessel securing Indebtedness for borrowed money that do not constitute Other Term Loans, which Liens shall not be a Permitted Lien hereunder); provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation, were not Incurred in contemplation thereof and do not extend to any assets other than those of the Person merged into or amalgamated or consolidated with the Borrower or such Subsidiary;
(3)          Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Borrower or any of its Subsidiaries; provided that such Liens were in existence prior to, and not Incurred in contemplation of, such acquisition;
(4)          Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;
(5)          Liens existing on the Closing Date, after giving effect to the use of proceeds of the Loans on the Closing Date (and the related release of the Liens securing the Indebtedness so repaid) and described on Schedule 7.13;
(6)          Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(7)          Liens imposed by law, such as necessaries suppliers', carriers', warehousemen's, landlords' and mechanics' Liens, in each case, Incurred in the ordinary course of business, for amounts not more than thirty (30) days past due or which are being contested in good faith;
(8)          survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(9)          Liens on the Collateral created for the benefit of (or to secure) the Loan Document Obligations pursuant to Section 7.16(a)(ii); provided that the holders of such Liens are subject to the Intercreditor Agreement;
(10)          Liens to secure any Indebtedness permitted to be Incurred under this Agreement to refinance any Indebtedness secured by Liens Incurred or permitted to exist pursuant to clauses (2), (3) and (5) or this clause (10) of this definition; provided, however, that:
(a)          the new Lien is limited to all or part of the same property and assets that secured the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof) or any related after-acquired property that, pursuant to any after-acquired property clauses in written agreements pursuant to which the original Lien arose, is required to be pledged to secure the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof); and

(b)          the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
(11)          Liens arising by reason of any judgment, attachment, decree or order of any court or other governmental authority not giving rise to an Event of Default that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made thereof;
(12)          Liens securing cash management obligations and rights of setoff in favor of a bank, imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts;
(13)          Liens Incurred in the ordinary course of business on assets that do not constitute Collateral in respect of Indebtedness permitted to be Incurred pursuant to Section 7.16 not exceeding $20,000,000 at any time outstanding;
(14)          Liens created to secure the Secured Hedging Obligations;
(15)          Liens arising from precautionary UCC financing statements filings or other applicable similar filings regarding operating leases and vessel charters entered into by the Borrower or a Guarantor in the ordinary course of business;
(16)          Liens Incurred in the ordinary course of business of the Borrower or a Guarantor arising from Vessel operating, chartering, drydocking, maintenance, repair, refurbishment, replacement, collision or salvage, the furnishing of supplies and bunkers to Vessels and related assets, repairs and improvements to Vessels and related assets, masters', officers' or crews' wages, master's disbursements and maritime Liens or other similar liens arising in the ordinary course of business (including those arising by operation of law), in the case of each of the foregoing, which were not Incurred or created to secure the payment of Indebtedness and which in the aggregate do not materially adversely affect the value of the properties subject to such Lien or materially impair the use for the purposes of which such properties are held by the Borrower and the Guarantors;
(17)          Liens on Collateral constituting fixed or capital assets acquired by the Borrower or a Borrower Subsidiary Guarantor and securing Indebtedness Incurred in the ordinary course of business for the purpose of financing or refinancing such acquisition; provided that (a) each such Lien does not extend to or cover any other asset of the Borrower or a Guarantor other than such acquired assets and additions, improvements or other assets affixed or appurtenant thereto, (b) the Incurrence of such Indebtedness is permitted pursuant to Section 7.16, (c) the Indebtedness secured by each such Lien does not exceed the cost of acquiring the applicable fixed or capital asset and (d) the aggregate Indebtedness at any time outstanding secured by all Liens Incurred pursuant to this clause (17) shall not exceed $20,000,000;
(18)          Liens arising under a contract over goods, documents of title to goods and related documents and insurances and their proceeds, in each case in respect of documentary credit transactions entered into with customers of the Borrower and its Subsidiaries in the ordinary course of business; provided that no such Liens shall extend to any assets or property constituting Collateral;
(19)          Liens arising under any retention of title, hire, purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied in the ordinary course of business;
(20)          Liens representing the interest in title of a lessor;
(21)          Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness (so long as such defeasance, discharge or redemption is permitted under Section 7.15) or Liens arising under this Agreement in favor of the Administrative Agent or the Collateral Agent, as the case may be, for its own benefit and similar Liens in favor of agents, trustees and representatives arising under instruments governing Indebtedness permitted to be incurred under this Agreement, provided that such Liens are solely for the benefit of the agents, trustees or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;
(22)          Liens arising by operation of law for not more than two months' prepaid hire under any Collateral Vessel Charter; and
(23)          Liens for loss, damage or expense which are fully covered by insurance or in respect of which a bond or other security has been posted by or on behalf of the owner of the applicable Collateral Vessel with the appropriate court or other tribunal to prevent the arrest or secure the release of such Collateral Vessel from arrest.
"Permitted Refinancing Indebtedness" shall mean any Indebtedness of the Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, in whole or in part, other Indebtedness of the Borrower or any of its Subsidiaries (other than intercompany Indebtedness) (the "Refinanced Indebtedness"); provided that:
(1)          the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness (plus all accrued interest on the Refinanced Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2)          such Permitted Refinancing Indebtedness has a final maturity date that is either (x) no earlier than the final maturity date of the Refinanced Indebtedness or (y) more than 90 days after the Term Maturity Date (as in effect on the date of determination), and has a Weighted Average Life to Maturity that is (i) equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness or (ii) more than 90 days after the Term Maturity Date (as in effect on the date of determination);
(3)          if the Refinanced Indebtedness is (i) subordinated in right of payment to the Loan Document Obligations (or any guarantee in respect thereof), then such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loan Document Obligations and such guarantee, (ii) pari passu in right of payment to the Loan Document Obligations (or any guarantee in respect thereof), then such Permitted Refinancing Indebtedness is subordinated or pari passu in right of payment to the Loan Document Obligations and such guarantee, in the case of each of (i) and (ii), on terms at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Indebtedness or (iii) subject to the Intercreditor Agreement then the trustee, agent or other representative of the holders of lenders of such Permitted Refinancing Indebtedness has become a party to the Intercreditor Agreement (either directly or by joinder thereto) on behalf of such holders or lenders;
(4)          in the case of Indebtedness of the Borrower or any Borrower Subsidiary Guarantor, such Indebtedness is Incurred either by the Borrower or by the Borrower Subsidiary Guarantor or both the Borrower and the Borrower Subsidiary Guarantor who is the obligor on the Refinanced Indebtedness; and
(5)          such Permitted Refinancing Indebtedness shall not be secured by a Lien on any of the Collateral.
"Permitted Repairs" shall mean, with respect to any Vessel, repairs which, in the reasonable judgment of the Borrower, are necessary or required to be made to such Vessel.
"Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.
"Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, excluding any pension plan that is not subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrowers or a Subsidiary of the Borrowers or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrowers, or a Subsidiary of the Borrowers or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.
"Platform" shall have the meaning provided in Section 10.03(d)(i).
"Preferred Stock" as applied to the Capital Stock of any Person, shall mean the Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
"Prime Rate" shall mean the rate which the Administrative Agent publicly determines from time to time as its prime lending rate and notifies the Borrowers.  The Prime Rate shall change when and as such prime lending rate changes.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.
"Pro Forma Balance Sheet" shall have the meaning provided in Section 6.05(a).

"Projections" shall mean the quarterly projections for each fiscal quarter of 2017 and 2018 and the annual projections for the fiscal years 2019 through 2023 delivered to the Lenders and the Agents on or prior to the Closing Date.
"Qualified Additional Vessel" shall mean a liquefied natural gas carrier (a) that has an aggregate capacity at or above 149,000 cbm, (b) that is of an age no older than 7 years from the date built, (c) that has in place a Collateral Vessel Contract or Collateral Vessel Contracts for its full capacity with a remaining duration of at least 6 years (calculated as of the time of such acquisition or drop-down) and (d) in respect of which there is no Indebtedness for borrowed money outstanding other than any Other Term Loans that are incurred to finance the acquisition of such Vessel pursuant to Section 2.12, in each case of clauses (a) through (d), as of the time of such vessel's acquisition or drop-down.
"Qualified Appraiser" shall mean any of Poten & Partners, Lorentzen & Stemoco, Fearnleys A.S., Clarkson plc, Simpson Spence & Young, EA Gibson Shipbrokers Ltd., Associated Shipbrokers Monaco or another first-class reputable independent shipbroker reasonably acceptable to the Administrative Agent.
"Qualified Charter Contract" shall mean with respect to any Additional Collateral Vessel acquired by, or committed to be delivered to, the Borrower or any of its Subsidiaries, a Collateral Vessel Contract that:
(1)          is between the Borrower or one of its Subsidiaries, on the one hand, and a Person that is not an Affiliate of the Borrower;
(2)          provide for a fixed or minimum day rate or fixed rate for such Additional Collateral Vessel; and
(3)          for purposes of Section 2.12 and Section 7.16, provides that revenues from such Qualified Charter Contract are to be received by the Borrower or any of its Subsidiaries within one year of (a) delivery of the related Additional Collateral Vessel and (b) the Incurrence of any Indebtedness pursuant to such clause.
"Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
"Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Closing Date, commencing on the last Business Day of September, 2017.
"Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

"Recipient" shall mean (a) the Administrative Agent and (b) any Lender, as applicable.
"Refinancings" shall mean the CS Refinancing and the ABN Amro Refinancing.
"Register" shall have the meaning provided in Section 10.15.
"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
"Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
"Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
"Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
"Related Assets" shall mean, with respect to any Collateral Vessel and its owner, (i) any insurance policies and contracts from time to time in force with respect to such Collateral Vessel, (ii) the Capital Stock of any Subsidiary owning such Collateral Vessel and related assets, (iii) any requisition compensation payable in respect of any compulsory acquisition of such Collateral Vessel, (iv) any Earnings derived from the use or operation of such Collateral Vessel and/or any account to which such Earnings are deposited, (v) any charters, operating leases, Vessel purchase options and related agreements with respect to such Collateral Vessel entered into and any security or guarantee in respect of the charterer's or lessee's obligations under such charter, lease, Vessel purchase option or agreement, (vi) any cash collateral account established with respect to such Collateral Vessel pursuant to the financing arrangement with respect thereto, (vii) any building, conversion or repair contracts relating to such Collateral Vessel and any security or guarantee in respect of the builder's obligations under such contract, (viii) any Collateral Vessel Contract and (ix) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Collateral Vessel and any asset reasonably related, ancillary or complementary thereto.
"Related Parties" shall mean, with respect to any Person, the directors, officers, employees, agents, trustees, managers, advisors, representatives and controlling persons of such Person.
"Release" shall mean any disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating, into, or upon the environment, including any land or water or air.
"Relevant Percentage" shall mean in relation to any Collateral Vessel that is sold or suffers an Event of Total Loss, a fraction (expressed as a percentage, rounded up to the nearest tenth of a percent) where (i) the numerator is the Fair Market Value of the relevant Collateral Vessel and (ii) the denominator is the sum of the Fair Market Value of the relevant Collateral Vessel and all other Collateral Vessels that have been mortgaged to the Collateral Agent, in each case, determined in accordance with the definition of "Fair Market Value" on the basis of the most recent valuations delivered to the Administrative Agent.
"Replaced Lender" shall have the meaning provided in Section 2.11.
"Replacement Lender" shall have the meaning provided in Section 2.11.
"Replacement Project Contract" shall mean any contract entered into in replacement of an existing Material Contract, as certified to the Administrative Agent by an Authorized Representative of the Borrower, (a) which has a term that terminates no earlier than the final maturity date of the Loans and which includes pricing and payment provisions that will enable the Borrower, together with other then-existing Collateral Vessel Contracts of the Borrower Group Parties, to comply with the DSCR Covenant for the remaining term of the Loans and (b) with a counterparty (or a guarantor of such counterparty's obligations) having substantially similar or better creditworthiness and experience as the counterparty to the Material Contract being replaced.
"Repricing Transaction" means (a) the incurrence of any Indebtedness for borrowed money by the Borrower or Borrowers, (i) having an effective interest rate margin or weighted average yield (to be determined by the Administrative Agent consistent with generally accepted financial practice, after giving effect to, among other factors, interest rate margins, upfront or similar fees, original issue discount or Eurodollar Rate or Base Rate floors shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof or any fluctuations in the Eurodollar Rate or the Base Rate) that is, or upon the satisfaction of certain conditions could be, less than the effective interest rate margin for, or weighted average yield (to be determined by the Administrative Agent on the same basis) of, the Loans and (ii) the proceeds of which are used to repay, in whole or in part, principal of outstanding Loans and (b) any amendment, waiver or other modification to this Agreement which would have the effect of reducing the effective interest rate margin for, or weighted average yield (to be determined by the Administrative Agent on the same basis) of, the Loans.  Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Loans.
"Required Lenders" shall mean, at any time, Lenders the sum of whose outstanding Commitments (or, after the termination thereof, outstanding principal amount of Loans) at such time represent an amount greater than 50% of the aggregate outstanding Commitments (or, after the termination thereof, the aggregate outstanding principal amount of all Loans) of all Lenders at such time; provided that for the avoidance of doubt, if the Borrowers or any Affiliated Lender purchase any Loans pursuant to Section 2.13 and Section 10.04(d), such purchased Loans shall be excluded for the purposes of making a determination of Required Lenders.
"Requirement of Law" shall mean, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
"Restricted Investment" shall mean any Investment other than a Permitted Investment.
"Restricted Payments" shall have the meaning provided in Section 7.15(iv).
"Returns" shall have the meaning provided in Section 6.08.
"Revenues" shall mean, for any period, all income and revenues earned by the Borrower or any of its Subsidiaries from the ownership and operation of the Vessels (excluding non-cash amortization items recorded within such income or revenues), including (a) all Earnings (subject to the proviso below), (b) all interest earned on cash and Cash Equivalents held in the Earnings Accounts and (c) all other operating income, however earned, by the Borrower or its Subsidiaries during such period; provided that, notwithstanding anything to the contrary herein, Revenues shall not include (i) proceeds of the Loans or any other Indebtedness directly or indirectly incurred by the Borrower or any of its Subsidiaries, (ii) proceeds from any Event of Loss or Asset Sale and (iii) proceeds of any equity contribution received by the Borrower or any of its Subsidiaries.
"S&P" shall mean Standard & Poor's Rating Services or any successor to the rating agency business thereof.
"Sale and Lease-Back Transaction" shall mean any arrangement with any Person providing for the leasing by another Person or any of such other Person's Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by such other Person or such Subsidiary to such Person in contemplation of such leasing.
"SEC" shall mean the U.S. Securities and Exchange Commission.
"Section 2.14 Additional Amendment" shall have the meaning provided in Section 2.14(c).
"Secured Cash Management Obligations" shall mean the due and punctual payment of any and all obligations of the Borrower and each Subsidiary of the Borrower (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of cash management services that (a) are in effect on the Closing Date with a counterparty that is an Agent or an Affiliate of an Agent as of the Closing Date, (b) are owed to an Agent or an Affiliate thereof, or to any Person that, at the time such obligations were incurred, was an Agent or an Affiliate thereof, (c) are owed on the Closing Date to a Person that is a Lender or an Affiliate of a Lender as of the Closing Date or (d) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.
"Secured Counterparties" shall have the meaning provided in Section 9.12.
"Secured Hedging Obligations" shall mean the due and punctual payment of any and all obligations of the Borrower and each Subsidiary of the Borrower arising under each hedging agreement that (a) is in effect on the Closing Date with a counterparty that is an Agent or an Affiliate of an Agent as of the Closing Date, (b) is with a counterparty that is an Agent or an Affiliate thereof, or any Person that, at the time such hedging agreement was entered into, was an Agent or an Affiliate thereof, (c) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (d) is entered into after the Closing Date with a counterparty that is a Lender or an Affiliate at the time such hedging agreement is entered into.  Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, "Secured Hedging Obligations" shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.
"Secured Obligations" shall mean (a) the Loan Document Obligations, (b) any and all sums advanced by the Collateral Agent or the Administrative Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (c) the Secured Hedging Obligations, (d) the Secured Cash Management Obligations and (e) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Loan Parties referred to in clause (a) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder or under any Collateral Agreement, together with reasonable attorneys' fees and court costs (in each case other than Excluded Swap Obligations).
"Secured Parties" shall mean the Lender Creditors and the Secured Counterparties, as applicable.
"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
"Security Trustee" shall have the meaning provided in Section 9.12.
"Semi-Annual Date" shall mean the last Business Day of June and December of each year, the first of which shall be June 30, 2017.
"Ship Mortgage" shall mean, collectively, the first preferred ship mortgages over the Collateral Vessels, each duly registered in the ship registry of the Marshall Islands, Malta or such other jurisdiction where an Additional Collateral Vessel or Substitute Vessel is flagged, as applicable, in favor of the Collateral Agent, substantially in the form of Exhibit K hereto, as the same may be amended, supplemented or modified from time to time.
"Sold Collateral Vessel" shall have the meaning provided in Section 7.22(a)(ii).
"Specified Existing Loan Class" shall have the meaning provided in Section 2.14(a).
"Stated Maturity" shall mean, with respect to any installment of interest or principal on any item or series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date or, if such item or series is Incurred after the Closing Date, the date such item or series is Incurred.

"Subordinated Debt" shall mean Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated in right of payment to the Loan Document Obligations (or any guarantee in respect thereof) or secured on a junior basis to the Loan Document Obligations.
"Subsidiary" shall mean, with respect to any specified Person:
(1)          any corporation, limited liability company, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)          any partnership of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), whether in the form of general, special or limited partnership interests or otherwise, or (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.
"Substitute Vessel" shall mean a Vessel that is used or useful in the Permitted Business and that (a) is of substantially comparable (or better) quality and value as (or than) the quality and value of, (b) has a charterparty or other use contract with a termination date at least as late as, and (c) has a day rate at least as high as, in each case, the Collateral Vessel Contract relating to the Vessel sold or substituted as a result of the applicable Event of Loss or Asset Sale.
"Successor Borrower" shall have the meaning set forth in Section 7.14(a)(i).
"Swap Obligations" shall mean, with respect to the Borrower or any Guarantor, an obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of § 1a(47) of the Commodity Exchange Act.
"Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term Loan" shall mean a Loan made pursuant to clause (a) of Section 2.01.
"Term Loan Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder.  The amount of each Lender's Term Loan Commitment is set forth on Annex I directly below the column entitled "Term Loan Commitment".

"Term Loan Repayment Amount" shall have the meaning provided in Section 4.05(a).
"Term Maturity Date" shall mean May 18, 2023, as the same may be extended pursuant to Section 2.14.
"Trade Date" shall have the meaning provided in Section 10.04(f).
"Transactions" shall mean, collectively, (a) Dynagas Equity contributing (or causing the contribution) to the Borrower of all the outstanding Equity Interests of (i) the Arctic River Subsidiary, which directly owns all interests in Vessel A, (ii) the Amur River Subsidiary, which directly owns all interests in Vessel B, (iii) the Clean Energy Subsidiary, which directly owns all interests in Vessel C, (iv) the Lena River Subsidiary, which directly owns all interests in Vessel D, (v) the Ob River Subsidiary, which directly owns all interests in Vessel E and (vi) the Yenisei River Subsidiary, which directly owns all interests in Vessel F, (b) the consummation of the Refinancings, (c) the entering into of the Loan Documents and (d) the payment of fees and expenses in connection with the foregoing.
"Type" shall mean a Base Rate Loan or a Eurodollar Rate Loan.
"U.S. Person" shall mean a "United States person" within the meaning of Section 7701(a)(30) of the Code.
"UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
"United States" and "U.S." shall each mean the United States of America.
"Vessel" shall mean one or more shipping vessels, whose primary purpose is the maritime transportation of liquefied natural gas, or which are otherwise engaged, used or useful in a Permitted Business, in each case together with all related spares, equipment and any additions or improvements; provided that for the purposes of any provision related to the acquisition or disposition of a Vessel, such acquisition or disposition may be conducted through the transfer of all of the Capital Stock of any special purpose entity that owns a Vessel as described above.
"Vessel A" shall mean Arctic Aurora, a 2013-built, 155,000 cbm liquid natural gas carrier, built at Hyundai Heavy Industries Co. Ltd. of South Korea and owned by the Arctic Aurora Subsidiary.
"Vessel B" shall mean Amur River, a 2008-built, 149,700 cbm liquid natural gas carrier, built at Hyundai Heavy Industries Co. Ltd. of South Korea and owned by the Amur River Subsidiary.
"Vessel C" shall mean Clean Energy, a 2007-built, 149,700 cbm liquid natural gas carrier, built at Hyundai Heavy Industries Co. Ltd. of South Korea and owned by the Clean Energy Subsidiary.

"Vessel D" shall mean Lena River, a 2013-built, 155,000 cbm liquid natural gas carrier, built at Hyundai Heavy Industries Co. Ltd. of South Korea and owned by the Lena River Subsidiary.
"Vessel E" shall mean Ob River, a 2007-built, 149,700 cbm liquid natural gas carrier, built at Hyundai Heavy Industries Co. Ltd. of South Korea and owned by the Ob River Subsidiary.
"Vessel F" shall mean Yenisei River, a 2013-built, 155,000 cbm liquid natural gas carrier, built at Hyundai Heavy Industries Co. Ltd. of South Korea and owned by the Yenisei River Subsidiary.
"Voting Stock" of any specified Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or persons performing similar functions) of such Person; provided that with respect to a limited partnership or other entity which does not have directly a board of directors, Voting Stock means such Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.
"Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.
"Withdrawal Liability" shall mean any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA or any liability to a Foreign Pension Plan that is subject to any substantially similar provision of non-U.S. law.
"Write-Down and Conversion Powers" shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
"Yenisei River Subsidiary" shall mean Navajo Marine Limited, a Marshall Islands corporation.
"Yenisei River Yamal Charter" shall mean that certain Time Charter Party, dated as of January 14, 2016, by and between the Yenisei River Subsidiary and Yamal Trade PTE. LTD. with respect to Vessel F.
1.02          Terms Generally; Accounting Terms; GAAP.

(a)          Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)          Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower, the Parent or any of their respective Subsidiaries at "fair value", as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(c)          The words "include," "includes" and "including" as used herein shall be deemed to be followed by the phrase, "without limitation."
(d)          The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(e)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(f)          Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent refinancings, replacements, amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any law, statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, statute or regulation.
SECTION 2.          Amount and Terms of Loans.
2.01          The Term Loans.
(a)          Subject to the terms and conditions set forth herein, each Lender severally agrees to make a Term Loan to the Borrowers on the Closing Date in an aggregate principal amount equal to such Lender's Term Loan Commitment.  The Borrowers may make only one borrowing of Term Loans which shall consist of Term Loans made simultaneously by the Lenders on the Closing Date in accordance with their respective Percentages.  The Term Loans (x) shall be denominated in Dollars and (y) shall bear interest in accordance with Section 2.06.

Amounts borrowed under this Section 2.01 and repaid or prepaid may not be re-borrowed.  Each Lender's Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Term Loan Commitment on the Closing Date.
(b)          Notwithstanding anything to the contrary contained herein (and without affecting any other provision hereof), the funded portion of the Term Loans to be made on the Closing Date by the Lenders shall be equal to 99% of the principal amount of the Term Loans (it being agreed that the full principal amount of each such Term Loan will be deemed outstanding on the Closing Date and the Borrowers shall be obligated to repay 100% of the principal amount of each Term Loan as provided hereunder) as set forth in Section 3.
2.02          Notice of Borrowing.
(a)          When the Borrowers desire to incur the Loans hereunder, an Authorized Representative of the Borrowers shall give the Administrative Agent at the Notice Office at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Term Loan to be incurred hereunder, provided that such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (New York time) on such day.  Such written notice or written confirmation of telephonic notice (a "Notice of Borrowing"), except as otherwise expressly provided in Section 2.08, shall be irrevocable and shall be given in writing by the Borrowers in the form of Exhibit G, appropriately completed to specify (i) the aggregate principal amount of the Loans to be incurred pursuant to the Borrowing, (ii) the date of the Borrowing (which shall be a Business Day), (iii) the Type of Loans comprising the Borrowing, (iv) in the case of Eurodollar Rate Loans, the initial Interest Period to be applicable to such Eurodollar Rate Loans, and (v) to which accounts the proceeds of such Loans are to be deposited.  The Administrative Agent shall promptly give each Lender notice of the Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.  If the Borrowers fail to specify a Type of Loan in the Notice of Borrowing, then the Loans shall be made as Base Rate Loans.
(b)          Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of the Borrowing or a prepayment, as the case may be, believed by the Administrative Agent in good faith to be from an Authorized Representative of the Borrowers prior to receipt of written confirmation.  In each such case, the Borrowers hereby waive the right to dispute the Administrative Agent's record of the terms of such telephonic notice of the prepayment of Loans absent manifest error.
2.03          Disbursements of Funds.  No later than 9:00 a.m. (New York time) on the date specified in the Notice of Borrowing, each Lender will make available its Percentage of the Borrowing.  All such amounts will be made available in Dollars and in immediately available funds at the Payment Office and the Administrative Agent will make available to the Borrowers (prior to 10 a.m. (New York time) on the date specified in the Notice of Borrowing to the extent of funds actually received by the Administrative Agent prior to 11:00 a.m. (New York time) on such day) at the Payment Office, in the accounts specified in the Notice of Borrowing, the aggregate of the amounts so made available by the Lenders.  Unless the Administrative Agent shall have been notified by any Lender prior to the date of the Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Borrowing and the Administrative Agent may in its sole discretion (but shall not, for the avoidance of doubt, be obligated to), in reliance upon such assumption, make available to the Borrowers a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and such amount is advanced to the Borrowers by the Administrative Agent, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrowers and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrowers, the rate of interest applicable to the Borrowing, as determined pursuant to Section 2.06.  Nothing in this Section 2.03 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any failure by such Lender to make Loans hereunder.
2.04          Notes.  (a) The Borrowers' obligation to pay the principal of, and interest on, the Loans of any Class made by each Lender shall be joint and several and shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 10.15 and shall, if requested by such Lender as provided below, also be evidenced by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit H, with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").
(b)          The Note issued to each Lender that has made a Loan shall (i) be executed by the Borrowers, (ii) be payable to such Lender or its registered assigns, (iii) be in a stated principal amount equal to the Class of Loan made by such Lender and be payable in the outstanding principal amount of the Loan evidenced thereby, (iv) mature on the Maturity Date or the Incremental Maturity Date, as applicable, (v) bear interest as provided in Section 2.06, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.02 and 7.22(d) and (vii) be entitled to the benefits of this Agreement and the other Loan Documents.
(c)          Each Lender will note on its internal records the amount of the Loan of each Class made by it and each payment in respect thereof and, prior to the surrender of a Note pursuant to Section 10.15, will endorse on the reverse side thereof the outstanding principal amount of Loans of such Class evidenced thereby.  Failure to make any such notation or any error in such notation or endorsement shall not affect the Borrowers' obligations in respect of such Loans.

(d)          Notwithstanding anything to the contrary contained above in this Section 2.04 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes.  No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrowers of any Class shall affect or in any manner impair the obligations of the Borrowers to pay the Loans (and all related Loan Document Obligations) incurred by the Borrowers which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guarantees therefor provided pursuant to the various Loan Documents.  Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in the preceding clause (c).  At any time when any Lender requests the delivery of a Note to evidence any of its Loans of any Class, the Borrowers shall (at its expense) promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.
2.05          Pro Rata Borrowings.  The Borrowings of Loans of any Class under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments in respect of such Class.  It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make a Loan hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
2.06          Interest.
(a)          The Borrowers agree to pay interest in respect of the unpaid principal amount of each Loan from the date of Borrowing thereof until such principal amount shall be paid in full, at the following rates per annum:
(i)          Base Rate Loans.  During such periods as such Loan is a Base Rate Loan, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on each Quarterly Payment Date, on the date such Base Rate Loan shall be Converted and on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.
(ii)          Eurodollar Rate Loans.  During such periods as such Loan is a Eurodollar Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of (1) the Eurodollar Rate for such Interest Period for such Loan plus (2) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period each day that is three months, or a whole multiplier thereof, from the first day of such Interest Period, on the date such Eurodollar Rate Loan shall be Converted and on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.
(b)          Upon the occurrence and during the continuance of an Event of Default, the Borrowers shall pay interest on (i) the overdue outstanding principal amount of each Loan, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.06(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Loan pursuant to clause (i) or (ii) of Section 2.06(a), as applicable and (ii) to the fullest extent permitted by applicable law, the amount of any overdue interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender Creditor that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Loans pursuant to clause (i) of Section 2.06(a).
(c)          Promptly after receipt of the Notice of Borrowing pursuant to Section 2.02, a notice of Conversion pursuant to Section 2.07 or a notice of selection of an Interest Period pursuant to the definition thereof, the Administrative Agent shall give notice to the Borrowers and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (i) or (ii) of Section 2.06(a), and the applicable rate, if any, furnished by the Administrative Agent for the purpose of determining the applicable interest rate under clause (a)(ii) above.  Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.
2.07          Conversion of Loans.
(a)          Optional.  The Borrowers may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.06 and 2.08, Convert all or any portion of the Loans of one Type comprising the same Borrowing into Loans of the other Type; provided, however, that any Conversion of Eurodollar Rate Loans into Base Rate Loans shall be made only on the last day of an Interest Period for such Eurodollar Rate Loans, any Conversion of Base Rate Loans into Eurodollar Rate Loans shall be in an amount not less than (i) with respect to Eurodollar Rate Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) with respect to Base Rate Loans, $1,000,000 or an integral multiple of $500,000 in excess thereof, no Conversion of any Loans shall result in more than five separate concurrent Eurodollar Rate Borrowings than permitted under Sections 2.01 or 2.12, as applicable, and each Conversion of Loans comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Commitments.  Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the identity, amount and Class of the Loans to be Converted and (iii) if such Conversion is into Eurodollar Rate Loans, the duration of the initial Interest Period for such Loans.  Each notice of Conversion shall be irrevocable and binding on the Borrowers.
(b)          Mandatory.  Upon the occurrence and during the continuance of any Event of Default (in the case of an Event of Default under Section 8(a)(ix), automatically, and in the case of any other Event of Default, upon the request of the Required Lenders), (1) each Eurodollar Rate Loan will on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan and (2) the obligation of the Lenders to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended.
2.08          Increased Costs, Illegality, Market Disruption, etc.

(a)          (i) In the event that any Recipient shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) at any time, that such Recipient shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of, without duplication, the introduction of or effectiveness of or any change since the Closing Date in any applicable law, treaty or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, liquidity requirements or changes therein or otherwise or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (1) any such introduction, effectiveness or change subjecting any Recipient to any Tax, duty or other charge with respect to any Loan or Notes, Commitment, or deposits, reserves, other liabilities or capital attributable thereto or its obligation to make such Loan or a change in the basis of taxation of payment to any Recipient of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (other than any change in the rate or basis of taxation of any Excluded Tax), but without duplication of any amounts payable in respect of Taxes or Indemnified Taxes pursuant to Section 4.07, (2) a change in official reserve requirements but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate or (3) a change that will have the effect of increasing the amount of capital adequacy or liquidity required or requested by an applicable governmental regulatory authority to be maintained by such Lender, or any corporation controlling such Lender, based on the existence of such Lender's Commitments or Loans made hereunder or its obligations hereunder,
(i)          at any time, that the making or continuance of any Eurodollar Rate Loan has been made unlawful by any law or governmental rule, regulation or order or any central bank or other governmental body or authority shall assert that it is unlawful; then, and in any such event, such Recipient shall promptly give notice (by telephone confirmed in writing) to the Borrowers and, in the case of this clause (ii), to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the Lenders).  Thereafter (1) in the case of clause (i) above, the Borrowers agree (to the extent applicable), to pay to such Recipient, upon its written demand therefor, such additional amounts as shall be required to compensate such Recipient or such other corporation for the increased costs or reductions to such Recipient or such other corporation and (2) in the case of the first sentence of this clause (ii), the Borrowers shall take one of the actions specified in Section 2.08(b).  In determining such additional amounts, each Recipient will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Recipient's determination of compensation owing under this Section 2.08(a) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.  Each Recipient, upon determining that any additional amounts will be payable pursuant to this Section 2.08(a), will give prompt written notice thereof to the Borrowers, which notice shall show in reasonable detail the basis for the calculation of such additional amounts.  In the case of the circumstances described in the first sentence of this clause (ii), the obligation of the Lenders to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.

(b)          At any time that any Loan is affected by the circumstances described in Section 2.08(a)(i) or (ii), the Borrowers may (and in the case of a Loan affected by the circumstances described in Section 2.08(a)(ii) shall) either (i) if the affected Loan is then being made initially, cancel the Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date or the next Business Day that the Borrowers were notified by the affected Lender or the Administrative Agent pursuant to Section 2.08(a)(i) or (ii) or (ii) if the affected Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, in the case of any Loan, repay the Borrowing (within the time period required by the applicable law or governmental rule, governmental regulation or governmental order) in full in accordance with the applicable requirements of Sections 4.02 and 7.22(d); provided that in the case of any Eurodollar Rate Loan that is affected by the circumstances described in Section 2.08(a)(ii), such Loans will automatically, upon delivery of such notice, Convert into a Base Rate Loan, and if the effect of such conversion is to eliminate the circumstances described in Section 2.08(a)(ii), the Borrowers may, but shall not be required to, prepay such Borrowing; provided, further, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.08(b).
(c)          If a Market Disruption Event occurs in relation to a Eurodollar Rate Loan for any Interest Period, then the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each such Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan and (ii) the obligation of the Lenders to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.
(d)          Notwithstanding anything to the contrary in this Agreement (including clause (a) above), reimbursement pursuant to this Section 2.08 for increased costs arising from any market disruption (i) shall be limited to circumstances generally affecting the banking market and (ii) may only be requested by Lenders representing 66 2/3% of the aggregate outstanding commitments, or after the termination thereof, the aggregate outstanding principal amount of all Loans.  A certificate as to any additional amounts payable pursuant to this Section 2.08 submitted by any Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  The Borrowers shall pay such Lender the additional amount shown as due on any such certificate promptly after, and in any event within ten Business Days of, receipt thereof.  Notwithstanding anything to the contrary in this Section 2.08, the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.08 for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect.
(e)          Notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change after the Closing Date in an applicable law or governmental rule, regulation or order, regardless of the date enacted, adopted, issued or implemented for all purposes under or in connection with this Agreement (including this Section 2.08).
2.09          Compensation.  The Borrowers agree to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable and documented losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Rate Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Eurodollar Rate Borrowing, Conversion or continuation does not occur on a date specified therefor in the applicable notice thereof (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 2.08(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 2.08(a), Section 4.01, Section 4.02 or Section 7.22(d) or as a result of an acceleration of the Loans pursuant to Section 8) or assignment of any of its Eurodollar Rate Loans pursuant to Section 2.11, occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrowers; or (iv) as a consequence of any other default by the Borrowers to repay Eurodollar Rate Loans or make payment on any Note held by such Lender when required by the terms of this Agreement.  Such loss, expense or liability to any Lender shall be deemed to include an amount determined by such Lender to be the amount (if any) by which (x) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan (which, for the avoidance of doubt, will not include the Applicable Margin applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, Convert or continue, for the period that would have been the Interest Period for such Loan) exceeds (y) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period for Dollar deposits of a comparable amount and period from other banks in the London interbank market.  A certificate of any Lender setting forth any amount or amounts such Lender is entitled to receive pursuant to this Section 2.09 shall be delivered to the Borrowers and shall be conclusive absent manifest error.
2.10          Change of Lending Office; Limitation on Additional Amounts.  Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 2.08(a), 2.08(b), 4.07(b) or 4.07(d) with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section 2.10 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 2.08 and 4.07.
2.11          Replacement of Lenders.

(a)          (i) If any Lender defaults in its obligations to make Loans, (ii) upon the occurrence of any event giving rise to the operation of Section 2.08(a), Section 4.07(b) or 4.07(d) with respect to any Lender which results in such Lender charging to the Borrowers increased costs in excess of those being generally charged by the other Lenders, or (iii) as provided in Section 10.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrowers shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (iii), will exist immediately after giving effect to the respective replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Eligible Transferees (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent if such replacement would (in the case of the preceding clause (ii)) result in a reduction of the increased costs charged to the Borrowers, provided that:
(A)          at the time of any replacement pursuant to this Section 2.11, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 10.04(b) (and with all fees payable pursuant to said Section 10.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender with respect to which such Replaced Lender is being replaced; and
(B)          all obligations of the Borrowers due and owing to the Replaced Lender at such time (other than those specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement (including, if applicable, Section 2.15).
(b)          Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (A) and (B) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 2.09, 4.07, 9.06 and 10.01), which shall survive as to such Replaced Lender.
2.12          Incremental Commitments.
(a)          The Borrowers may on one or more occasions, by written notice to the Administrative Agent, request Incremental Commitments from one or more Incremental Lenders, which may include any existing Lender; provided that (i) no Lender shall be required to provide any Incremental Commitment, (ii) the aggregate amount of Incremental Commitments per Additional Collateral Vessel shall not exceed the Incremental Commitment Amount and (iii) the proceeds thereof shall be used to finance the purchase by the Borrower or a Borrower Subsidiary Guarantor (or a newly formed subsidiary of the Borrower to become a Borrower

Subsidiary Guarantor) of an Additional Collateral Vessel and any Related Assets selected by the Borrower in respect thereof, or Equity Interests in the owner of an Additional Collateral Vessel and any Related Assets selected by the Borrower in respect thereof.  Such notice shall set forth (i) the amount of the Incremental Commitments being requested (which shall not exceed the then-current Incremental Commitment Amount and shall be in minimum increments of $5,000,000 and a minimum amount of $20,000,000 or equal to the remaining Incremental Commitment Amount) and (ii) the date on which such Incremental Commitments are requested to become effective (which shall not be less than five (5) Business Days nor more than 60 days after the date of such notice (which time periods for notice may be modified or waived at the discretion of the Administrative Agent)).  All loans made pursuant to any Class of Incremental Commitments established under this Section 2.12 are referred to herein as "Other Term Loans", will rank pari passu or junior in right of payment and security with the Term Loans and will, (i) if pari passu in right of security with the Term Loans, benefit equally and ratably from the Liens under the Collateral Agreements and the guarantees under the Guarantee Agreement and will either be an increase in the Term Loans hereunder or be a new Class of term loans hereunder and (ii) if junior in right of security with the Term Loans, benefit on a second priority basis from the Liens under the Collateral Agreements and the guarantees under the Guarantee Agreement pursuant to intercreditor arrangements acceptable to the Administrative Agent.  Each Class of Other Term Loans will have terms and conditions substantially identical to the Term Loans (other than with respect to pricing, amortization and maturity) and otherwise will be on terms and subject to conditions reasonably satisfactory to the Administrative Agent.
(b)          The Borrowers and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such Incremental Lender.  Each Incremental Assumption Agreement shall specify the terms of the Other Term Loans to be made thereunder; provided that, without the prior written consent of Lenders holding a majority of the principal amount of the outstanding Loans, (i) the Other Term Loans shall mature no earlier than the Term Maturity Date and will have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the Term Loans, and (ii) if the interest rate spread applicable to any Other Term Loans (which, for this purpose, shall be deemed to include all upfront or similar fees or original issue discount and any pricing "floor" applicable to such Other Term Loans), but excluding any underwriting, arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with the Lenders (collectively, "Upfront Payments"), in each case, paid to the Incremental Lenders in respect of such Other Term Loans, exceeds the interest rate spread applicable to the Term Loans (taking into account the Upfront Payments paid to the Lenders in respect of the establishment of the Term Loans and any pricing "floor" applicable to the Term Loans) by more than 50 basis points, then the interest rate spread applicable to the Term Loans shall be increased so that it equals (after taking into account Upfront Payments made in respect of the establishment of the Term Loans and any pricing "floor" applicable to the Term Loans) the interest rate spread applicable to the Other Term Loans less 0.50%.  For purposes of the foregoing, any original issue discount associated with the Term Loans or any Other Term Loans will be converted to an interest rate spread equivalent by dividing the percentage amount of such original issue discount by the lesser of (A) the Weighted Average Life to Maturity of such Loans and (B) four.

(c)          Each Incremental Assumption Agreement shall require the consent of only the Parent, the Borrowers, the Administrative Agent and the Incremental Lenders providing the applicable Other Term Loans, but, in each case, not the consents of any other Lenders.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement and the other Loan Documents (other than the Intercreditor Agreement) shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Other Term Loans evidenced thereby, including the amount and final maturity thereof, any provisions relating to amortization and the interest to accrue and be payable thereon and any fees to be payable in respect thereof, and to effect such other changes (including changes to the provisions of Sections 4.08, 10.06 and 10.12, the definition of "Required Lenders" and any other provisions of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights under the Loan Documents or make any determination or grant any consent under the Loan Documents) as the Borrowers and the Administrative Agent shall deem necessary or advisable in connection with the establishment of such Other Term Loans.  Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrowers' consent (not to be unreasonably withheld or delayed) and furnished to the other parties hereto.
(d)          Notwithstanding the foregoing, no Other Term Loans may be incurred and no Incremental Assumption Agreement shall become effective under this Section 2.12 unless (i) on the date of such effectiveness and after giving effect to the making of any Other Term Loans contemplated thereby the conditions set forth in paragraphs (r) and (s) of Section 5.01 and the covenants set forth in Section 7.18 and Section 7.19 shall be satisfied (on a pro forma basis), (ii) all fees owing in respect of such Incremental Commitments to the Administrative Agent and the Lenders and all expenses in respect of such Incremental Commitments that the Borrowers are required to reimburse have been paid in full, (iii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation as it shall reasonably request relating to such Other Term Loans, consistent with those delivered on the Closing Date pursuant to Section 5.01 and (iv) on the date of such effectiveness and after giving effect to the making of the Other Term Loans contemplated thereby and the purchase of the Additional Collateral Vessel and such Related Assets, if any, Section 7.07 and the Collateral and Guarantee Requirement shall have been satisfied in respect of such Additional Collateral Vessel and the Borrower or the Subsidiary of the Borrower acquiring such Additional Collateral Vessel and Related Assets.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.
2.13          Loan Repurchases.
(a)          Subject to the terms and conditions set forth or referred to below, the Borrowers may from time to time, at their discretion, purchase outstanding Loans or Other Term Loans of one or more Classes (as determined by the Borrowers) so long as the following conditions are satisfied:
(i)          such purchase is made (A) as an open market purchase or (B) pursuant to a modified Dutch auction managed by an investment bank of recognized standing selected by the Borrowers that is reasonably acceptable to the Administrative Agent (in such capacity, the "Auction Manager") and conducted in accordance with the Auction Procedures;

(ii)          no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice, if applicable, and at the time of purchase or assignment of any of the Loans;
(iii)          the aggregate principal amount (calculated on the face amount thereof) of all Loans or Other Term Loans of the applicable Class or Classes so purchased by the Borrowers or any Subsidiary of the Borrowers shall automatically be cancelled and retired by the Borrowers on the settlement date of the relevant purchase (and will thereafter no longer be outstanding hereunder); and
(iv)          the Borrowers represent and warrant that no Loan Party shall have any Borrower Restricted Information that (1) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such Borrower Restricted Information) prior to such time and (2) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender's decision to assign or sell its Loans or Other Term Loans.
(b)          With respect to all purchases of Loans or Other Term Loans of any Class or Classes made by the Borrowers pursuant to this Section 2.13, (i) the Borrowers shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Loans or Other Term Loans of the applicable Class or Classes up to the settlement date of such purchase, and upon such payment, such Loans or other Term Loans and related Obligations shall no longer be outstanding, and (ii) such purchases (and the payments made by the Borrowers and the cancellation of the purchased Loans or Other Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 4.01, Section 4.02 or Section 7.22(d) hereof.
(c)          The Administrative Agent and the Lenders hereby consent to any purchase of Loans or Other Term Loans effected pursuant to and in accordance with the terms of this Section 2.13 (provided that no Lender shall have an obligation to assign or sell its Loans or Other Term Loans pursuant this Section 2.13).  For the avoidance of doubt, it is understood and agreed that the provisions of Sections 4.08, 10.04 and 10.06 will not apply to the purchases of Loans or Other Term Loans made pursuant to and in accordance with the provisions of this Section 2.13.
2.14          Extension Offers.
(a)          The Borrowers may at any time and from time to time (so long as no Default or Event of Default has occurred or is continuing) following the Closing Date request that all or a portion of the Term Loans or Other Term Loans existing at the time of such request (each, an "Existing Loan") be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Loans (any Loans which have been so extended, "Extended Loans") and to provide for other terms consistent with this Section 2.14.  Prior to entering into any Extension Amendment (as defined below) with respect to any Extended Loans, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Loans and which such request shall be offered equally to all such Lenders) (an "Extension Request") setting forth the proposed terms of the Extended Loans to be established thereunder, which terms shall be substantially similar to those applicable to the Existing Loans from which they are to be extended (the "Specified Existing Loan Class") except that (i) all or any of the final maturity dates of such Extended Loans may be delayed to later dates than the final maturity dates of the Existing Loans of the Specified Existing Loan Class, (ii)(x) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Loans may be different from those for the Existing Loans of the Specified Existing Loan Class and/or (y) additional fees and/or premiums may be payable to the Lenders providing such Extended Loans in addition to or in lieu of any of the items contemplated by the preceding clause (x), (iii) the Extension Amendment may provide for other covenants and terms that apply to any period after the Term Maturity Date (as such date is set forth on the date of any determination); provided that, notwithstanding anything to the contrary in this Section 2.14 or otherwise, (A) the repayment of the Extended Loans shall be made on a pro rata basis or on a less than pro rata basis with any repayments of the Existing Loans of the Specified Existing Loan Class (the mechanics for which may be implemented through the applicable Extension Amendment (as defined below) and may include technical changes related to the borrowing and replacement procedures of the Specified Existing Loan Class) and (B) assignments and participations of Extended Loans shall be governed by the assignment and participation provisions set forth in Section 10.04.  No Lender shall have any obligation to agree to have any of its Loans converted into Extended Loans pursuant to any Extension Request.  Any Extended Loans shall constitute a separate class of Loans from Existing Loans of the Specified Existing Loan Class and from any other Existing Loans.  No Extension Amendment shall provide for any extension of any Specified Existing Loan Class in an aggregate principal amount that is less than 25% of such Specified Existing Loan Class then outstanding or committed, as the case may be.
(b)          The Borrowers shall provide the applicable Extension Request at least three (3) Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders holding Existing Loans are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.14.  Any Lender (an "Extending Lender") wishing to have all or a portion of its Loans (or any earlier Extended Loans) subject to such Extension Request converted into Extended Loans shall notify the Administrative Agent (an "Extension Election") on or prior to the date specified in such Extension Request of the amount of its Loans (and/or any earlier Extended Loans) which it has elected to convert into Extended Loans.  In the event that the aggregate amount of Loans (and any earlier Extended Loans) subject to Extension Elections exceeds the amount of Extended Loans requested pursuant to the Extension Request, Loans (and any earlier Extended Loans) subject to Extension Elections shall be converted to Extended Loans on a pro rata basis based on the amount of Loans (and any earlier Extended Loans) included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Amendment.
(c)          Extended Loans shall be established pursuant to an amendment (an "Extension Amendment") to this Agreement (which, notwithstanding anything to the contrary set forth in Section 10.12, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders.  It is understood and agreed that each

Lender hereunder has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.14 and the arrangements described above in connection therewith.  Notwithstanding anything to the contrary in this Section 2.14(c) and without limiting the generality or applicability of Section 10.12 to any Section 2.14 Additional Amendments (as defined below), any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a "Section 2.14 Additional Amendment") to this Agreement and the other Loan Documents; provided that such Section 2.14 Additional Amendments are within the requirements of Section 2.14(a) and do not become effective prior to the time that such Section 2.14 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Loans provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.14 Additional Amendments to become effective in accordance with Section 10.12.
(d)          Notwithstanding anything to the contrary contained in this Agreement, (i) on any date on which any class of Existing Loans is converted to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an "Extension Date"), in the case of the Existing Loans of each Extending Lender under any Specified Existing Loan Class, the aggregate principal amount of such Existing Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Loans so converted by such Lender on such date, and such Extended Loans shall be established as a separate class of Loans from the Specified Existing Loan Class and from any other Existing Loans (together with any other Extended Loans so established on such date) and (ii) if, on any Extension Date, any Existing Loans of any Extending Lender are outstanding under the Specified Existing Loan Class, such Existing Loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) in the same proportion as such Extending Lender's Specified Existing Loan Class to Extended Loans.
(e)          No exchange of Loans pursuant to any Extension Amendment in accordance with this Section 2.14 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
2.15          Term Loan Refinancing Protection.  In the event that the Borrower (w) repays, prepays, refinances, substitutes or replaces all or any portion of the Loans in connection with a Repricing Transaction, (x) effects any amendment or waiver of this Agreement resulting in a Repricing Transaction by assigning the Loans pursuant to Section 2.11 of Lenders that do not consent to such amendment or waiver, (y) makes a mandatory prepayment of all or any portion of the Term Loans pursuant to Section 4.02(b) (whether or not in connection with a Repricing Transaction) or (z) makes a voluntary prepayment of the Loans pursuant to 4.01 (including pursuant to any Permitted Refinancing Indebtedness), then, in each case, solely to the extent such repayment, prepayment, refinancing, substitution, replacement, amendment, waiver or Repricing Transaction is made or occurs on or prior to the date that is twelve months after the Closing Date, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, in addition to the principal amount of, and accrued but unpaid interest on, such repaid, prepaid, refinanced, substituted, replaced or assigned Loans, an amount equal to 1.0% of the principal amount of such Loans.  All such amounts shall be due and payable on the effective date of the applicable Repricing Transaction or date of repayment, prepayment, refinancing, substitution, replacement or assignment, as applicable.
SECTION 3.          Fees.
3.01          Fees.  The Borrowers agree to pay the fees set forth in the Fee Letters.  Such fees shall be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.
3.02          General.  All Fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto.  Fees paid hereunder shall not be refundable under any circumstances.  The fees paid hereunder shall not be subject to reduction by way of set-off or counterclaim and shall be payable free and clear of and without deduction for any and all present and future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (with appropriate gross-up for withholding taxes).
SECTION 4.          Prepayments; Payments; Taxes.
4.01          Voluntary Prepayments.
The Borrowers shall have the right to prepay the Loans, without premium or penalty (except, if applicable, pursuant to Section 2.15 or as set forth in the applicable Incremental Assumption Agreement) in whole or in part, at any time and from time to time on the following terms and conditions:
(a)          an Authorized Representative of the Borrowers shall give the Administrative Agent prior to 11:00 a.m. (New York time) at the Notice Office at least three (3) Business Days prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans;
(b)          voluntary prepayments of any Class of Loans made by the Borrowers pursuant to this Section 4.01 shall be allocated among such Class of Loans and applied as directed by the Borrowers and, in the absence of any such direction of the Borrower, pro rata to all Classes of Loans and, within any such Class of Loans, pro rata to the remaining scheduled installments of principal of such Class of Loans;
(c)          partial prepayments shall be in an aggregate amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, with respect to Eurodollar Rate Loans, and, $1,000,000 or an integral multiple of $500,000 in excess thereof, with respect to Base Rate Loans;
(d)          any notice of prepayment pursuant to this Section 4.01 shall specify (1) the amount of such prepayment, (2) the prepayment date, (3) the Class of Loans to be prepaid and (4) the allocation of the amount specified pursuant to clause (1) among the Loans specified pursuant to clause (3) and which notice the Administrative Agent shall promptly transmit to each of the Lenders;

(e)          at the time of any prepayment of the Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrowers shall pay the amounts required to be paid pursuant to Section 2.09; and
(f)          all such prepayments of principal shall be accompanied with (i) accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of such prepayment as set forth in Section 2.06 and (ii) any premium or other amounts required by Section 2.15.
(g)          Notwithstanding the foregoing (and as provided in clause (A) of the proviso to Section 2.14(a)), the Borrowers may not prepay Extended Loans of any Extension Series unless such prepayment is accompanied by a pro rata repayment of Existing Loans of the Specified Existing Loan Class of the Existing Loans from which such Extended Loans were converted (or such Existing Loans have otherwise been repaid and terminated in full).
4.02          Mandatory Prepayment.
(a)          (i) Upon the occurrence or happening of any Event of Loss, and the receipt of Net Cash Proceeds in respect thereof, the Borrower shall cause all such Net Cash Proceeds to be deposited into a deposit account controlled by the Collateral Agent upon the receipt thereof and held as Collateral subject to a Lien under the Collateral Agreements pending the application of such funds in accordance with the terms of this Section 4.02; provided that, notwithstanding any other provision of this Section 4.02 to the contrary, upon an Event of Total Loss, the Borrower shall, within the earlier of (A) 180 days of such event and (B) the date on which the Borrower receives any Net Cash Proceeds from such Event of Total Loss, prepay the principal of the Loans in an amount equal to the greater of (x) $100,000,000 and (y) the Relevant Percentage of the Loans (in each case, with Net Cash Proceeds from such Event of Loss, any other cash available to the Borrower (including the proceeds of cash equity contributions to the Borrower) or any combination thereof).
(ii)          Within 180 days (subject to extension as provided in Section 4.02(a)(iii)) after the receipt of any Net Cash Proceeds from an Event of Loss (other than an Event of Total Loss), the Borrower or the applicable Borrower Subsidiary Guarantor, as the case may be, shall apply such Net Cash Proceeds at its option to any combination of the following:
(A)          provided that no Default or Event of Default shall have occurred and be continuing, to substitute one or more Substitute Vessels and Related Assets, or all of the Capital Stock of any Person owning one or more Substitute Vessels (and to make any Permitted Repairs with respect thereto) for the affected Collateral Vessel and make each such Substitute Vessel subject to a Ship Mortgage pursuant to which the Collateral Agent shall obtain a Lien, on a first-priority basis, on such Substitute Vessel for the benefit of itself, the Administrative Agent, the Lenders and the holders of other Pari Passu Obligations;

(B)          provided that no Default or Event of Default shall have occurred and be continuing, to make any Permitted Repairs with respect to the affected Collateral Vessel; or
(C)          to prepay Loans in accordance with Section 4.03.
(iii)          A binding commitment to apply Net Cash Proceeds from an Event of Loss (other than an Event of Total Loss) in accordance with Sections 4.02(a)(ii)(A) or (B) above shall toll the 180-day period in respect of such Net Cash Proceeds for a period not to exceed 180 days from the expiration of the aforementioned 180-day period so long as such Net Cash Proceeds are actually used within the later of 180 days from their receipt from such Event of Loss and 180 days from the date of such binding commitment.
(iv)          Any Net Cash Proceeds that have not been previously applied or invested as provided in Section 4.02(a)(ii) will constitute "Excess Loss Proceeds".  When the aggregate amount of Excess Loss Proceeds exceeds $10,000,000, the Borrower shall, or shall cause the applicable Borrower Subsidiary Guarantor to, within five Business Days thereof, prepay the Loans in an amount equal to such Excess Loss Proceeds.
(b)          No later than the second Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds from the Incurrence of any Indebtedness of the Borrower or any of its Subsidiaries (other than with respect to any Permitted Debt), the Borrower shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds of such Indebtedness in accordance with Section 4.03.
(c)          The Borrower shall, or shall cause the applicable Borrower Subsidiary Guarantor to, prepay the Loans in an amount equal to 100% of Excess Asset Sale Proceeds in accordance with Section 7.22(d).
(d)          All prepayments pursuant to this Section 4.02 shall be without premium or penalty except as provided in Section 2.15.
4.03          Application of Mandatory Prepayments.
(a)          Any amount required to be paid pursuant to Sections 4.02 and 7.22(d) shall be applied to prepay the Term Loans on a pro rata basis as among the various Classes thereof (in accordance with the respective outstanding principal amounts thereof), applied to each such Class to reduce the scheduled remaining installments of principal on a pro rata basis; provided that any Extended Loans or Permitted Refinancing Indebtedness may be prepaid on a less (but not greater) than pro rata basis if agreed to by the Lenders holding such Loans.  All such prepayments of principal shall be accompanied with (i) accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of such prepayment as set forth in Section 2.06 and (ii) any premium or other amounts required by Section 2.15.
(b)          Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.09.

(c)          At the time of any prepayment of the Loans pursuant to this Section 4.03 on any date other than the last day of the Interest Period applicable thereto, the Borrowers shall pay the amounts required to be paid pursuant to Section 2.09.
4.04          Termination of Commitments.  The Term Loan Commitments shall be automatically and permanently terminated on the Closing Date upon the funding of the Term Loans.  The Incremental Commitments of any Class shall automatically terminate upon the making of the Other Term Loans of such Class and, if any such Incremental Commitment is not drawn on the date that such Incremental Commitment is required to be drawn pursuant to the applicable Incremental Assumption Agreement, the undrawn amount thereof shall automatically terminate on the Maturity Date specified therefor.
4.05          Repayment of the Loans.
(a)          The principal amount of the Term Loans (excluding Other Term Loans) of each Lender shall be repaid (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2017, in aggregate principal amounts, which amounts shall be reduced as a result of the application of prepayments in accordance with Section 4.01 and Section 4.03 (such amounts, as adjusted from time to time pursuant to Section 4.01 and Section 4.03, the "Term Loan Repayment Amount") equal to 0.25% of the aggregate principal amount of such Term Loans outstanding on the Closing Date and (ii) on the Term Loan Maturity Date, in an amount equal to the aggregate principal amount outstanding on such date.
(b)          The Borrowers shall pay to the Administrative Agent, for the account of the applicable Incremental Lenders, on each Incremental Repayment Date, including the Incremental Maturity Date, a principal amount of the Other Term Loans equal to the amount set forth for such date in the applicable Incremental Assumption Agreement, which amounts shall be reduced as a result of the application of prepayments in accordance with Section 4.01 and Section 4.03 (such amounts, as adjusted from time to time pursuant to Sections 4.01 and 4.03, the "Incremental Repayment Amount").
(c)          All repayments pursuant to this Section 4.05 shall be accompanied by accrued and unpaid interest on the principal amount paid to but excluding the date of payment, but shall otherwise be without premium or penalty.  In the event that any Loans are purchased or acquired by the Borrowers under Section 2.13 or any portion of any Loans are converted into a new Extension Series pursuant to an Extension Amendment effected pursuant to Section 2.14, then the Term Loan Repayment Amount and the Incremental Repayment Amount attributable to each Term Loan or Other Term Loan of each Class or Extension Series, as applicable, that was outstanding prior to and remains outstanding after a purchase offer by the Borrower or Extension Amendment, as the case may be, will not be reduced or otherwise affected by such transaction.
4.06          Method and Place of Payment.  Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 p.m. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office.  Any payments under this Agreement or under any Note which are made later than 1:00 p.m. (New York time) on any day shall be deemed to have been made on the next succeeding Business Day.  Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.
4.07          Net Payments; Taxes.
(a)          All payments made by or on account of any Loan Party hereunder or under any other Loan Document will be made without setoff, counterclaim or other defense.
(b)          Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.07) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)          The Borrowers and Guarantors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)          The Borrowers and Guarantors shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.07) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)          Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)          As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 4.07, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)          If required to establish that such Lender is exempt from United States backup withholding taxes, each Lender shall deliver to the Administrative Agent on or before it becomes a party to this Agreement and from time to time as may be necessary thereafter, duly completed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8IMY, W-EXP or W-9, as may be applicable, together with any required attachments.
(h)          If a payment made under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if any party hereto were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such party shall deliver to the Administrative Agent and relevant other parties at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or such other parties such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or other parties as may be necessary for the Administrative Agent or other parties to comply with their obligations under FATCA and to determine that such party has complied with such party's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this paragraph (h), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
(i)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.07 (including by the payment of additional amounts pursuant to this Section 4.07), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.07 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)          Each party's obligations under this Section 4.07 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Loan Document Obligations under any Loan Document.
(k)          For purposes of this Section 4.07, the term "applicable law" includes FATCA.
4.08          Application of Proceeds.  All monies collected by the Administrative Agent (whether received from the Collateral Agent or otherwise) upon any sale or other disposition of the Collateral of each Loan Party, together with all other monies received by the Administrative Agent (whether received from the Collateral Agent or otherwise) under and in accordance with this Agreement and the other Loan Documents (including, without limitation, as a result of any distribution in respect of the Collateral in any bankruptcy, insolvency or similar proceeding) (except to the extent released in accordance with the applicable provisions of this Agreement or any other Loan Document), shall be applied to the payment of the Secured Obligations, subject to the terms of the Intercreditor Agreement, if applicable, as follows:
First, ratably to the payment of all costs and expenses incurred by the Collateral Agent, the Administrative Agent and any similar agents under the Pari Passu Documents in connection with such collection or sale or otherwise in connection with this Agreement, any other Pari Passu Document or any of the Pari Passu Obligations, including all court costs and the fees and expenses of its agents, professional advisors and legal counsel, the repayment of all advances made by the Collateral Agent, the Administrative Agent and any similar agents under the Pari Passu Documents hereunder or under any other Pari Passu Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Pari Passu Document;
Second, to the payment in full of the Pari Passu Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Pari Passu Obligations owed to them on the date of any such distribution); and
Third, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Collateral Agent shall promptly apply any such proceeds, moneys or balances in accordance with this Section 4.08.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Collateral Agent or of the officer making the sale of any such proceeds shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
SECTION 5.          Conditions Precedent.
5.01          Conditions Precedent to Closing Date.  The obligation of each Lender to make its Loans shall become effective on and as of the first date (the "Closing Date") on which the following conditions have been satisfied or waived in accordance with Section 10.12.
(a)          Loan Documents.  The Joint Global Coordinators shall have received duly authorized, executed and delivered counterparts of (i) this Agreement, (ii) Notes executed by the Borrowers, for the account of each of the Lenders that has requested the same, in each case in the amount, maturity and as otherwise provided herein and (iii) each other applicable Loan Document, in each case in form reasonably satisfactory to the Joint Global Coordinators.
(b)          Fees, etc.  The Parent and the Borrowers shall have paid all accrued costs, fees and expenses that are due and payable hereunder and under the other Loan Documents and any other compensation, if any, payable to the Administrative Agent, the Collateral Agent, the Joint Global Coordinators and the Lenders, which costs, fees and expenses may be offset against the proceeds of the Loans.
(c)          Officer's Certificate.  The Joint Global Coordinators shall have received a certificate, dated the Closing Date and signed on behalf of the Borrowers by an Authorized Representative of the Borrowers, certifying on behalf of the Borrowers that all of the conditions set forth in clauses (i), (r), (s), (t) and (u) of this Section 5.01 have been satisfied on such date.
(d)          Collateral and Guarantee Requirement.  The Collateral and Guarantee Requirement shall have been satisfied, and each Loan Document shall be in full force and effect.  The Collateral Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Financial Officer of the Parent, together with all attachments contemplated thereby.
(e)          Consummation of Certain Transactions.  The Joint Global Coordinators shall have received satisfactory evidence that the following Transactions have been, or substantially simultaneously with the Closing Date will be, consummated:
(i)          the ABN Amro Refinancing, and all security interests in respect of, and Liens securing, the Indebtedness under the Existing ABN Amro Credit Agreement pursuant to the security documentation relating thereto and all guarantees of such Indebtedness shall have been terminated and released (or releases in respect of such Liens shall have been delivered to the Joint Global Coordinators in escrow to be released immediately upon the receipt of funds by the applicable agents for the Existing ABN Amro Credit Agreement); and
(ii)          the CS Refinancing, and all security interests in respect of, and Liens securing, the Indebtedness under the Existing CS Loan Agreement pursuant to the security documentation relating thereto and all guarantees of such Indebtedness shall have been terminated and released (or releases in respect of such Liens shall have been delivered to the Joint Global Coordinators in escrow to be released immediately upon the receipt of funds by the applicable agents for the Existing CS Loan Agreement), and, in each case, the Joint Global Coordinators shall have received all such releases as may have been reasonably requested by the Joint Global Coordinators, which releases shall be in form and substance reasonably satisfactory to the Joint Global Coordinators, including without limitation Form UCC-3 Termination Statements (or such other termination statements pursuant to local law, as applicable), terminations or releases of all mortgages and reassignments of insurances and charter hire payments, revenues and earnings, as applicable, all of which shall be in form and substance reasonably satisfactory to the Joint Global Coordinators.
(f)          Borrower Subsidiary Guarantors.  The Joint Global Coordinators shall have received satisfactory evidence that substantially contemporaneously with the Closing Date, the Borrowers or a Borrower Subsidiary Guarantor shall own all Equity Interests in each of (a) the Arctic River Subsidiary, and the Arctic River Subsidiary shall own Vessel A, (b) the Amur River Subsidiary, and the Amur River Subsidiary shall own Vessel B, (c) the Clean Energy Subsidiary, and the Clean Energy Subsidiary shall own Vessel C, (d) the Lena River Subsidiary, and the Lena River Subsidiary shall own Vessel D, (e) the Ob River Subsidiary, and the Ob River Subsidiary shall own Vessel E, and (f) the Yenisei River Subsidiary, and the Yenisei River Subsidiary shall own Vessel F, in each case, free and clear of any Liens other than the Liens under the Loan Documents and Permitted Collateral Liens.
(g)          Financial Statements.  The Joint Global Coordinators shall have received (unless such information is publicly available on the SEC's EDGAR website) (i) GAAP audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Parent for the 2015 and 2016 fiscal years (and, to the extent available, the related unaudited consolidating financial statements), (ii) GAAP unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Parent for each subsequent fiscal quarter ended at least 90 days before the Closing Date and (iii) a management-prepared pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the Parent as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to clauses (i) and (ii) above, prepared after giving effect to the Transactions (including, without limitation, the Refinancings) as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which financial statements shall not be materially inconsistent with the forecasts previously provided to the Joint Global Coordinators.
(h)          Business Plan.  The Joint Global Coordinators shall have received a detailed business plan of the Parent, the Borrowers and the other Borrower Group Parties for the fiscal years 2017 through 2023 (including but not limited to quarterly projections for the first eight fiscal quarters ending after the Closing Date).
(i)          Approvals.  All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated hereby and by the other Loan Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which, in the reasonable judgment of the Joint Global Coordinators, restrains, prevents or imposes materially adverse conditions upon the consummation of the Transactions or the other transactions contemplated by the Loan Documents or otherwise referred to herein or therein.  On the Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transactions or the other transactions contemplated by the Loan Documents or otherwise referred to herein or therein.
(j)          Solvency.  The Joint Global Coordinators shall have received a certificate from the chief financial officer of the Parent in form and substance reasonably satisfactory to the Joint Global Coordinators, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, certifying that (a) the Borrowers and their respective Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent and (b) the Parent and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.
(k)          Ratings.  Each of the Parent and the Borrowers shall have received a public corporate credit rating by S&P and a public corporate family rating by Moody's, and the Borrowers shall have delivered evidence of such ratings to the Joint Global Coordinators.  The Loans shall have received a public rating by S&P and Moody's, and the Borrowers shall have delivered evidence of such ratings to the Joint Global Coordinators.  Each of the foregoing ratings shall be in effect as of the Closing Date.
(l)          Appraisal.  The Joint Global Coordinators shall have received two appraisals, reasonably acceptable to the Joint Global Coordinators, of each Vessel, each by a Qualified Appraiser.
(m)          Agent of Process.  The Joint Global Coordinators shall have received evidence, reasonably satisfactory to the Joint Global Coordinators, of the appointment of a process agent for the Borrowers and each Guarantor.
(n)          Secretary's or Assistant Secretary's Certificates.  The Joint Global Coordinators shall have received a certificate, dated the Closing Date and reasonably acceptable to the Joint Global Coordinators, signed by an Authorized Representative of each Loan Party, certifying (i) as to the incumbency and genuineness of the signature of each Loan Party executing Loan Documents to which it is a party and (ii) that attached thereto are true, correct and complete copies of (1) the articles or certificate of incorporation, formation or other organizational document, as applicable, of such Loan Party, and all amendments thereto, certified as of a recent date by the appropriate governmental officials in its jurisdiction of incorporation or formation, as applicable, (2) the bylaws or other governing documents, as applicable, of such Loan Party as in effect on the Closing Date and (3) resolutions duly authorized by the board of directors (or other governing body) of such Loan Party authorizing and approving the execution and delivery of, and performance under, this Agreement and the other Loan Documents to which such Loan Party is a party.

(o)          Certificates of Good Standing.  The Joint Global Coordinators shall have received certificates as of a recent date of the good standing (or similar status) of each Loan Party under the laws of its jurisdiction of organization.
(p)          Opinions of Counsel.  The Joint Global Coordinators shall have received from (i) New York counsel to the Loan Parties (which shall be Seward & Kissel LLP or another law firm reasonably acceptable to the Joint Global Coordinators), an opinion covering such matters as the Joint Global Coordinators may reasonably request, (ii) Marshall Islands counsel to the Loan Parties (which shall be Seward & Kissel LLP or another law firm qualified to render an opinion as to Marshall Islands law reasonably acceptable to the Joint Global Coordinators), an opinion covering such matters as the Joint Global Coordinators may reasonably request, (iii) Liberian counsel to the Loan Parties (which shall be Seward & Kissel LLP or another law firm qualified to render an opinion as to the law of Liberia reasonably acceptable to the Joint Global Coordinators), an opinion covering such matters as the Joint Global Coordinators may reasonably request, (iv) Maltese counsel to the Loan Parties (which shall be Ganado Advocates or another law firm qualified to render an opinion as to the law of Malta reasonably acceptable to the Joint Global Coordinators), (v) Dutch counsel to the Joint Global Coordinators (which shall be NautaDutilh New York P.C. or another law firm qualified to render an opinion as to the law of the Netherlands reasonably acceptable to the Joint Global Coordinators), an opinion covering such matters as the Joint Global Coordinators may reasonably request, (vi) Swiss counsel to the Joint Global Coordinators (which shall be Homburger AG or another law firm qualified to render an opinion as to the law of Switzerland reasonably acceptable to the Joint Global Coordinators), an opinion covering such matters as the Joint Global Coordinators may reasonably request and (vii) England and Wales counsel to the Loan Parties (which shall be Holman Fenwick Willan LLP or another law firm qualified to render an opinion as to the law of England and Wales reasonably acceptable to the Joint Global Coordinators), an opinion covering such matters as the Joint Global Coordinators may reasonably request, each such opinion to be addressed to the Collateral Agent, the Administrative Agent and the Lenders (and expressly permitting reliance by permitted successors and assigns of the addressees thereof) and dated as of the Closing Date.
(q)          PATRIOT Act.  Each Loan Party shall have provided the documentation and other information to the Joint Global Coordinators and the Lenders that are required by regulatory authorities under the applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act, at least five (5) Business Days in advance of the Closing Date.
(r)          Representations and Warranties.  The representations and warranties set forth in Section 6 hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to "materiality," "Material Adverse Effect" or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(s)          No Default or Event of Default.  On the Closing Date, at the time of and immediately after giving effect to the Borrowing, no Default or Event of Default shall have occurred and be continuing.
(t)          No Outstanding Indebtedness.  After giving effect to the Transactions, the Borrower and its Subsidiaries shall have outstanding no Indebtedness or Preferred Stock other than (i) the Loans made hereunder and (ii) other Permitted Debt.
(u)          Material Contracts.  The Joint Global Coordinators shall have received true and correct certified copies (together with any amendments) of all Material Contracts entered into by the Borrowers and the other Borrower Group Parties, including, but not limited to, the Existing Charters and any other Collateral Vessel Contracts.
(v)          Lien Searches.  The Joint Global Coordinators and the Collateral Agent shall have received the results of a recent lien search in each of the jurisdictions where the Loan Parties are organized or where assets of the Loan Parties are located (except with respect to any jurisdiction the laws of which do not provide for lien searches), and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.13 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Joint Global Coordinators.
(w)          Evidence of Insurance.  The Joint Global Coordinators shall have received an insurance consultant's report in form and substance reasonably satisfactory to the Joint Global Coordinators, a notice of assignment of insurance and a letter of undertaking from the Owner's Insurance Broker (which may be delivered within 30-days of the Closing Date) or, if such certificate cannot be obtained without undue effort, other evidence reasonably satisfactory to the Joint Global Coordinators that the insurance required to be maintained pursuant to Section 7.01 is in full force and effect.
(x)          Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing from the applicable Borrower in accordance with the terms hereof.
(y)          Compliance Certificate.  The Joint Global Coordinators shall have received a certificate, dated the Closing Date and signed by an Authorized Representative of the Parent, demonstrating that the Loan To Value Ratio as of the Closing Date does not exceed 65% (based on the appraisals delivered pursuant to Section 5.01(l)).
SECTION 6.          Representations, Warranties and Agreements.
In order to induce the Lenders to enter into this Agreement and to make the Loans as provided herein, the Borrower and each other Borrower Group Party makes the following representations, warranties and agreements, in each case on the Closing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans.
6.01          Corporate/Limited Liability Company/Limited Partnership Status.  Each Borrower Group Party (a) is a duly organized or incorporated and validly existing corporation, limited liability company, limited partnership, company or other business entity, as the case may be, in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of such jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization or incorporation, (b) has the corporate or other applicable power and authority to own, lease and operate its properties and assets and to transact the business in which it is engaged and presently proposes to engage in all material respects and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or the conduct of its business requires such qualifications, except for failures to be so qualified or in good standing which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Except to the extent permitted by this Agreement, no Borrower Group Party has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened in writing against any of them for winding up, or dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor have they sought any other relief under any applicable insolvency or bankruptcy law.
6.02          Corporate Power and Authority.  Each Borrower Group Party has the corporate or other applicable power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each such Loan Documents.  Each Borrower Group Party has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
6.03          No Violation.  The Transactions, including the entrance into each applicable Loan Document and the performance of obligations thereunder, (a) will not contravene in any material respect any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (b) will not conflict with or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default under (nor would it, with notice or passage of time or both, constitute a violation of or default under), or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Collateral Agreements) upon any of the properties or assets of the Borrower Group Parties pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, in each case to which a Borrower Group Party is a party or by which it or any of its properties or assets is bound or to which it may be subject other than, solely with respect to this Clause (b), any violation, default or Lien which would not, individually or in the aggregate, have a Material Adverse Effect or (c) will not violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of any Borrower Group Party.
6.04          Governmental Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording, qualification or registration with (except for those that have otherwise been obtained or made on or prior to the Closing Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Borrower Group Party to authorize, or is required to be obtained or made by, or on behalf of, any Borrower Group Party in connection with the execution, delivery and performance of any Loan Document other than any such order, consent, approval, license, authorization or valuation of, or filing, recording, qualification or registration where the failure to so obtain would, individually or in the aggregate, have a Material Adverse Effect.
6.05          Financial Statements; Financial Condition; Undisclosed Liabilities; etc.
(a)          The unaudited pro forma consolidated balance sheet of the Parent and its consolidated Subsidiaries as at December 31, 2016 (including the notes thereto) (the "Pro Forma Balance Sheet"), a copy of which has heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) pursuant to Section 5.01(g)(iii) to (i) the Transactions, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing.  The Pro Forma Balance Sheet has been prepared based on the best information available to the Parent as of the date of delivery thereof, and presents fairly, on a pro forma basis the estimated financial position of the Parent and its consolidated Subsidiaries as at December 31, 2016, assuming that the events specified in the preceding sentence had actually occurred at such date.
(b)          The audited and unaudited financial statements delivered pursuant to Section 5.01(g)(i) and (ii) present fairly in all material respects the consolidated financial position and the results of operations and cash flows of the Parent at the dates and for the periods to which they relate.  All of the foregoing historical financial statements have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as otherwise discussed therein and all adjustments necessary for a fair presentation of results for such periods have been made (except, in the case of the aforementioned quarterly financial statements, for normal year-end audit adjustments and the absence of footnotes).
(c)          On and as of the Closing Date, and after giving effect to the Transactions and the Liens created by the Borrower Group Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower Group Parties on a consolidated basis will exceed the sum of the stated liabilities and identified contingent liabilities, of the Borrower Group Parties on a consolidated basis, (ii) the sum of the assets, at a fair valuation, of the Borrower Group Parties on a consolidated basis will be greater than the amount that will be required to the liability of the Borrower Group Parties on their respective debts as such debts become obsolete and matured, (iii) the Borrower Group Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date, (iv) the Borrower Group Parties will be able to pay their respective debts (contingent or otherwise) as they mature and (v) the Borrower Group Parties, taken as a whole, are not otherwise insolvent under the standards set forth in applicable law.
(d)          On and as of the Closing Date, and after giving effect to the Transactions and the Liens created by the applicable Loan Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of the Parent and its Subsidiaries on a consolidated basis will exceed the sum of the stated liabilities and identified contingent liabilities, of the Parent and its

Subsidiaries on a consolidated basis, (ii) the sum of the assets, at a fair valuation, of the Parent and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to the liability of the Parent and its Subsidiaries on their respective debts as such debts become obsolete and matured, (iii) the Parent and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date, (iv) the Parent and its Subsidiaries will be able to pay their respective debts (contingent or otherwise) as they mature and (v) the Parent and its Subsidiaries, taken as a whole, are not otherwise insolvent under the standards set forth in applicable law.
(e)          Except as fully disclosed in the financial statements referred to in Section 6.05(b), there were as of the Closing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.  As of the Closing Date, the Borrower does not know of any reasonable basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements referred to in Section 6.05(b) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.
(f)          Except as fully disclosed in the financial statements referred to in Section 6.05(b), there were as of the Closing Date no liabilities or obligations with respect to the Parent or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Parent and its Subsidiaries taken as a whole.  As of the Closing Date, the Borrower does not know of any reasonable basis for the assertion against the Parent or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements referred to in Section 6.05(b) which, either individually or in the aggregate, could reasonably be expected to be material to the Parent and its Subsidiaries taken as a whole.
(g)          On and as of the Closing Date, the Projections which have been delivered to the Lenders and the Agents on or prior to the Closing Date have been prepared in good faith based upon accounting principles consistent with the historical audited financial statements of the Parent and upon assumptions that were reasonable at the time made and at the time the related Projections were made available to the Lenders and the Agents, and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrowers to be misleading in any material respect or which fail to take into account material information known to the Borrowers regarding the matters reported therein; it being recognized by the Lenders and Agents, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results.
(h)          Since December 31, 2016, there has been no change in the operations, business, properties, or financial condition of the Borrower or any of its Subsidiaries taken as a whole that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.
6.06          True and Complete Disclosure.  All information (taken as a whole), other than the Projections, furnished by or on behalf of the Parent or any of its Subsidiaries or any of their respective representatives to any Agent or Lender (including, without limitation, all information contained in the Loan Documents, the confidential information memorandum or any other document, certificate or statement) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein, and all other such factual information hereafter furnished by or on behalf of the Parent or any of its Subsidiaries to any Agent or Lender, when taken as a whole, is or will be, when furnished, complete and correct in all material respects, and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not materially misleading in light of the circumstances under which such information was provided.
6.07          Use of Proceeds; Margin Regulations.
(a)          All proceeds of all Loans will be either used (i) to consummate the Refinancings; (ii) to pay fees and expenses incurred in connection with the Transactions; and (iii) with respect to the remaining proceeds of the Loans after giving effect to the foregoing applications, for general corporate purposes of the Parent, the Borrowers and the Borrower Subsidiary Guarantors.
(b)          Neither the Borrowers nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.  No proceeds of any Loan will be used for any purpose which will violate or be inconsistent with the provisions of the Margin Regulations.
6.08          Tax Returns; Payments; Tax Treatment.  The Borrowers and each of their respective Subsidiaries has timely filed with the appropriate taxing authority all material returns, statements, forms and reports for taxes or an extension therefor (the "Returns") required to be filed by, or with respect to the income, properties or operations of, the Borrower and/or any of its Subsidiaries.  The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries as a whole for the periods covered thereby.  Each of the Loan Parties and their respective Subsidiaries have paid all taxes and assessments required to be paid by it (including any Tax liabilities imposed under Section 887 of the Code), other than those that are being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP.  All tax liabilities of each of the Loan Parties and their respective Subsidiaries have been adequately provided for in the financial statements of the Parent and neither of the Borrowers know of any actual or proposed additional material tax assessments.  There is no action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Loan Parties or any of their Subsidiaries that, if determined adversely to the Loan Parties or their Subsidiaries would, individually or in the aggregate, have, a Material Adverse Effect.  Borrower is treated as a corporation for U.S. federal income tax purposes.  Each of the Borrower and Finco is treated as an entity disregarded from its owner for U.S. federal income tax purposes, and each of their regarded owners shall not be a U.S. Person and Finco and its regarded owner shall not engage in a U.S. trade or business for U.S. tax purposes.  No payment by or on account of any obligation of any Loan Party under any Loan Document shall be treated as income from sources within the United States for U.S. federal income tax purposes by reason of Section 884(f) of the Code or the Treasury Regulations promulgated thereunder.
6.09          Compliance with ERISA.
(a)          No ERISA Event has occurred which would reasonably be expected to have a Material Adverse Effect, nor has any event, condition or underfunding occurred with respect to any (i) Plan (whether or not terminated), (ii) "Multiemployer Plan" or (iii) plan or arrangement, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits to any retiree or other former employee (except for continued medical benefit coverage required to be provided under Section 4980B of the Code or as required under applicable state, local or other law) which, in any case, would reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is an entity whose underlying assets are "plan assets" (as defined in Section 3(42) of ERISA) subject to ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any Plan for which the Borrower or any of its Subsidiaries would have any liability which would reasonably be expected to have a Material Adverse Effect; neither the Borrower nor any of its Subsidiaries has incurred, nor expects to incur, liability under Sections 412 or 4971 of the Code which would reasonably be expected to have a Material Adverse Effect; and each Plan for which the Borrower or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification resulting in a Material Adverse Effect.
(b)          Each Foreign Pension Plan has been maintained in compliance in all material respects with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities except for any noncompliance which would not reasonably be expected to result in a Material Adverse Effect.  No liability to any applicable governmental authority in respect of any Foreign Pension Plan or to any Foreign Pension Plan or any related trust has been or is expected to be incurred by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate.  All contributions required to be made with respect to a Foreign Pension Plan have been timely made except for any noncompliance which would not reasonably be expected to result in a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries have incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan, except that which would not reasonably be expected to result in a Material Adverse Effect.  The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of then current actuarial assumptions, each of which is reasonable, did not (i) materially exceed the current value of the assets of such Foreign Pension Plan (other than a severance plan or similar arrangement providing for payments on termination of employment) allocable to such benefit liabilities or (ii) exceed the current value of the assets of a Foreign Pension Plan that is a severance plan or similar arrangement providing for payments on termination of employment, except that would not reasonably be expected to result in a Material Adverse Effect.
6.10          Collateral; the Collateral Agreements.
(a)          The Borrower and each other Grantor owns the Collateral pledged by it, as applicable, under the Collateral Agreements, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than Permitted Collateral Liens.  The Collateral Agreements, when duly executed and delivered in accordance with their terms by the parties thereto, will represent all of the collateral agreements, security agreements, guarantee agreements, pledge agreements and other similar agreements necessary to grant a valid, legally binding and enforceable first-priority security interest in the Collateral, subject to Permitted Collateral Liens and the terms of any Intercreditor Agreement, in favor of the Collateral Agent, for the benefit of the Lender Creditors.
(b)          The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Lender Creditors legal, valid and enforceable Liens on, and security interests in, the Collateral governed thereby and, when financing statements are filed in the offices specified on Schedule 6.10, the Liens created by the Collateral Documents shall constitute fully perfected first-priority Liens on, and security interests in, all right, title and interest of the grantors in such Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement or by possession or control by the Collateral Agent), in each case subject to no Liens other than Permitted Collateral Liens.
(c)          Upon proper filing in the appropriate filing offices or recording at the Marshall Islands Shipping Registry and the Malta Shipping Registry, as applicable, the Ship Mortgages will create valid, perfected and enforceable first preferred mortgages on Vessel A, Vessel B, Vessel C, Vessel D, Vessel E and Vessel F securing the payment of the Secured Obligations in accordance with the terms thereof and upon such filing, Vessel A, Vessel B, Vessel C, Vessel D, Vessel E and Vessel F will be free and clear of all security interests, mortgages, pledges, liens, encumbrances and claims of record, except for the Ship Mortgages and Permitted Collateral Liens.
(d)          Each other Collateral Agreement delivered on the Closing Date or pursuant to Section 7.07 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Lender Creditors legal, valid and enforceable first-priority Liens on, and security interests in all of the Borrower and each other Grantors' right, title and interest in and to the Collateral governed thereby, subject to Permitted Collateral Liens, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent, to the extent required by any Collateral Agreements), in each case as and to the extent required by the Collateral Agreements, the Liens created by such Collateral Agreements will constitute fully perfected first-priority Liens on, and security interests in, all right, title and interest of the Borrower and each other Grantor in such Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement or by possession or control by the Collateral Agent), in each case subject to no Liens other than the applicable Permitted Collateral Liens.
6.11          Capitalization.  As of the Closing Date, all of the Capital Stock of each Loan Party (other than the Parent) is legally and Beneficially Owned as set forth on Schedule 6.11.  Except as set forth on Schedule 6.11, all such outstanding Equity Interests of the Borrowers and its Subsidiaries have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights.
6.12          Subsidiaries.  On the Closing Date, (a) the Borrower shall have no Subsidiaries other than the Subsidiaries listed on Schedule 6.12 (which Schedule identifies the correct legal name, direct owner, percentage ownership and jurisdiction of organization of each such Subsidiary of the Borrower on the Closing Date) and (b) all of the Borrowers' Subsidiaries are Borrower Subsidiary Guarantors.
6.13          Compliance with Statutes, etc.  Each of the Borrower Group Parties is in compliance with all applicable material statutes, regulations, judgments, international treaties or conventions and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property.
6.14          Investment Company Act.  None of the Loan Parties is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations thereunder.
6.15          Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc.  Schedule 6.15 sets forth, as of the Closing Date, the legal name of the Loan Parties, the type of organization of the Loan Parties, whether or not each Loan Party is a registered organization, the jurisdiction of organization of each Loan Party and the organizational identification number (if any) of each Loan Party.
6.16          Environmental Matters.
(a)          Except for instances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Borrower Group Party is and has been in compliance with all Environmental Laws and has obtained and complied with all the permits, licenses, registrations and approvals required under Environmental Laws, (ii) there are no pending or, to the knowledge of any Borrower Group Party, threatened Environmental Claims against or affecting any Borrower Group Party or any Vessel, Real Property or other facility owned, leased or operated by any Borrower Group Party (including any such claim to the extent known by any Borrower Group Party to exist and arising out of the ownership, lease or operation by any Borrower Group Party of any Vessel, Real Property or other facility formerly owned, leased or operated by any Borrower Group Party but no longer owned, leased or operated by the Borrower or any of its Subsidiaries), (iii) no Borrower Group Party has become subject to any liability, obligation or cost pursuant to Environmental Law and (iv) there are no facts, circumstances, conditions or occurrences in respect of the business or operations of any

Borrower Group Party as currently conducted or planned (or, to the knowledge of any Borrower Group Party, any of their respective predecessors) or any Vessel, Real Property or other facility currently owned or operated by any Borrower Group Party (or, to the knowledge of any Borrower Group Party, any Borrower Group Parties' formerly owned or operated Vessel, Real Property or other facility) that could form the basis of an Environmental Claim against any Borrower Group with respect to any Borrower Group Party or any Vessel, Real Property or other facility owned or operated by any Borrower Group Party, or to cause such Vessel, Real Property or other facility owned or operated by any Borrower Group Party to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.
(b)          Hazardous Materials have at all times been generated, used, treated or stored on, or transported to or from, or Released on, under, to or from, any Vessel, Real Property or other facility owned, leased or operated by any Borrower Group Party in a manner so as not to result in liability under Environmental Laws applicable to the country in which each Vessel operates against any Borrower Group Party, except where such liability, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.
(c)          All of the Vessels comply with all Environmental Laws, and no cost is required to maintain such compliance or, to the knowledge of any Borrower Group Party, to achieve compliance with pending requirements under Environmental Laws except such noncompliance or costs as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Each Borrower Group Party has made all required payments to statutory environmental insurance schemes required under Environmental Law and other environmental insurance schemes applicable to such Borrower Group Party except such failure to make payments as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.17          No Default or Event of Default.  None of the Borrower Group Parties is in default under or with respect to any indenture, mortgage, deed of trust, charter, credit agreement or loan agreement, or any other agreement, permit, contract or instrument, in each case to which such Borrower Group Party is a party or by which it or any of its property or assets is bound or to which it may be subject, except for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.
6.18          Patents, Licenses, Franchises and Formulas.  The Borrower and its Subsidiaries own, or have the right to use, all patents, trademarks, trade secrets, service marks, trade names, copyrights, licenses, franchises, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights necessary to carry on their business in all material respects; the Borrower has not received any written communications alleging that the Borrower or any of its Subsidiaries has violated, infringed or conflicted with or, by conducting its business as currently conducted would violate, infringe or conflict with, any intellectual property of any other person or entity.
6.19          Anti-Corruption Laws.  None of the Loan Parties or any director, officer, or employee of a Loan Party, or, to the Borrower's knowledge, any affiliate or agent of a Loan

Party, has taken any action, directly or indirectly, that would result in a violation by any such Persons of Anti-Corruption Laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any non-U.S. political party or official thereof or any candidate for non-U.S. political office, in contravention of any Anti-Corruption Law and the Loan Parties and their affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintain policies and procedures designed to promote and achieve, and which are reasonably expected to continue to promote and achieve, continued compliance therewith.
6.20          Insurance.  The Borrower and each of its Subsidiaries carry, or are covered by, insurance (which term as used herein shall include membership in Protection & Indemnity clubs) in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective Vessels and properties and as is customary for companies engaged in similar businesses, and all such insurance is in full force and effect.  There are no material claims by the Borrower or any of its Subsidiaries under any insurance policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Borrower nor any of its Subsidiaries has received written notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.  The Borrower has no reason to believe that any insurer providing coverage to the Borrower or any of its Subsidiaries is not financially sound or that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied in any material respect.
6.21          Collateral Vessels.
(a)          The name, registered owner and official number, and jurisdiction of registration and flag of each Collateral Vessel are set forth on Schedule 6.21.  Each Collateral Vessel is operated in all material respects in compliance with all applicable laws, rules and regulations.  Each Collateral Vessel has been duly registered under the laws and regulation and flag of the jurisdiction set forth opposite its name on Schedule 6.21, and no other action is necessary to establish and perfect such entity's title to and interest in such vessel as against any employment contractor or third party.  Each Collateral Vessel is covered by all such insurance as is required in accordance with the requirements of the respective Ship Mortgage and Section 7.01.
(b)          Each Borrower Group Party which owns or operates or which will own or operate one or more Collateral Vessels is qualified to own and operate such Collateral Vessel under the laws of its jurisdiction of incorporation and its relevant flag state.  Each Collateral Vessel is classed by any of Lloyd's Register of Shipping, American Bureau of Shipping, Det Norske Veritas, Bureau Veritas or a classification society that is a full member of the

International Association of Classification Societies and each Collateral Vessel is in class with valid class and trading certificates, without any overdue recommendations.
6.22          Properties.  Except as described on Schedule 6.22, each Borrower Group Party has good and marketable title to all the properties and assets owned by it, including any leasehold interests in such property are subject to no Lien except Permitted Liens (or, in the case of any Lien on Collateral, Permitted Collateral Liens).  All of the leases, subleases, employment contracts, charters, newbuilding contracts and options to acquire additional contracts that are material to the business of the Borrower Group Parties, and under which the Borrower Group Parties hold properties reflected in the financial statements are valid, enforceable and in full force and effect, and none of the Borrower Group Parties has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Borrower Group Parties under any of the leases or contracts mentioned above, or affecting or questioning the rights of the Borrower Group Parties to the continued possession of the lease, subleased or contracted property under any such lease, sublease, employment contract, charter, newbuilding contract or option to acquire additional contracts.
6.23          Anti-Terrorism.
(a)          The operations of the Loan Parties are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the PATRIOT Act, and the applicable anti-money laundering statutes of jurisdictions where the Loan Parties conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Loan Parties with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.
(b)          (i) None of the Loan Parties or, to the Borrower's knowledge, any director, officer, employee, affiliate, agent or representative of the Loan Parties, is a Person that is, or is owned 50 percent or more in the aggregate or controlled by or acting on behalf of a Person that is:
(A)          the subject of any trade, economic or sectoral sanctions administered or enforced by the United States (including but not limited to those administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control or the U.S, Department of State), the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority (collectively, "Sanctions"), or
(B)          located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine)(collectively, "Sanctioned Country").

(ii)          The Borrower represents and covenants that it has not engaged in, is not now engaged in and will not engage in any dealings or transactions, directly or indirectly, with any Person, or in any country or territory, that at the time of the dealing or transaction was, to the Borrower's knowledge, the subject of Sanctions.
(iii)          The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(iv)          The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person that is the subject of Sanctions or in any Sanctioned Country to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
6.24          Form of Documentation.  Each of the Loan Documents is or, when executed, will be in proper legal form under the laws of the jurisdiction which governs such documents for the enforcement thereof under such laws, as applicable, subject only to such matters which may affect enforceability arising under the law of the State of New York.  To ensure the legality, validity, enforceability or admissibility in evidence of each such Loan Document under the laws of the jurisdiction which governs such document, it is not necessary that any Loan Document or any other document be filed or recorded with any court or other authority in such applicable permitted jurisdiction, except as have been made, or will be made.
6.25          Place of Business.  None of the Borrower Group Parties has a place of business in any jurisdiction which requires any of the Collateral Agreements to be filed or registered in that jurisdiction to ensure the validity of the Collateral Agreements to which it is a party unless all such filings and registrations have been made or will be made.
6.26          No Immunity.  None of the Borrower Group Parties is a sovereign entity or has immunity on the grounds of sovereignty or otherwise has any immunity from the jurisdiction of any court or from any legal process under the laws of the United States, the Republic of the Marshall Islands or the Republic of Malta or any political subdivisions thereof.  A final and conclusive judgment for a sum of money obtained in a court in any jurisdiction inside or outside the United States arising out of or in connection with any Loan Document would be enforceable against the relevant Borrower Group Party in the courts of the Republic of the Marshall Islands or the Republic of Malta.
6.27          Labor Matters.  No labor dispute with the employees of any Borrower Group Party exists or, to the knowledge of any Borrower Group Party, is imminent, and no Borrower Group Party is aware of any existing or imminent labor disturbance by the employees of any

Borrower Group Parties' principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
6.28          Existence.  (a) Each of the Borrower Group Parties, that is incorporated under the laws of the Republic of the Marshall Islands is a "non-resident corporation" under the laws of the Republic of the Marshall Islands, as such term is utilized in The Business Corporations Act and the Secured Transactions Act of 2007 and (b) the Borrower Group Party which is organized and existing under the laws of Malta is domiciled in the Republic of Malta with a registered office situated in the Republic of Malta as defined in the Companies Act (Chapter 386 Laws of Malta).
6.29          Litigation.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of any Borrower Group Party, threatened against any Borrower Group Party or to which any of the properties or assets of any Borrower Group Party is subject before any court, arbitrator or administrative or governmental agency that, if determined adversely to any Borrower Group Party, would, individually or in the aggregate, have a Material Adverse Effect.
6.30          Agreements.  Set forth on Schedule 6.30 is a true and complete list of all Material Contracts of the Borrower Group Parties in effect on the Closing Date.  Except as otherwise set forth on Schedule 6.30, as of the Closing Date, to the knowledge of the Borrower Group Parties, each such Material Contract is in full force and effect and none of the parties thereto is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such Material Contract, and no condition exists that, with the giving of notice or the lapse of time or both, could constitute such a default.  No Borrower Group Party is a party to any agreement or instrument that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
SECTION 7.          Covenants.  The Borrower and each of its Subsidiaries covenant and agree that from and after the Closing Date and until all Loans, together with interest, Fees and all other Loan Document Obligations (other than indemnities described in Section 10.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:
7.01          Maintenance of Property; Insurance.
(a)          The Borrower will, and will cause each of its Subsidiaries to, (i) keep all material property necessary to the business of the Borrower and its Subsidiaries in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted) with such exceptions as would not reasonably be expected to have a Material Adverse Effect and (ii) furnish to the Administrative Agent, at the written request of the Administrative Agent, copies of the insurance carried on the Collateral Vessels.
(b)          The Borrower will, and will cause each of its Subsidiaries to:
(i)          insure and keep each Collateral Vessel insured or cause or procure each Collateral Vessel to be insured and to be kept insured at no expense to the Administrative Agent or the Collateral Agent in regard to (collectively, the "Insurances"):
(A)          hull and machinery (including increased value insurance and freight interest insurances, if any);

(B)          war risks (including common conditions and exclusions);
(C)          protection and indemnity risks (including vessel pollution risks);
(D)          mortgagee's interest risks (including additional perils pollution); and
(E)          such other insurances as a prudent owner of similar vessels of the same age and type would obtain or would legally be required to obtain when operating in the same trade and geographic area as such Collateral Vessel, as well as any insurances required to meet the requirements of the jurisdiction where such Collateral Vessel is employed;
provided that neither the Borrower nor any of its Subsidiaries shall be required to procure or maintain any insurance otherwise required to be procured or maintained under this clause (i), if such insurance is not commercially available in the commercial insurance market; provided further that the Insurances referred to in Section 7.01(b)(i)(A) shall not be required to exceed, in the aggregate for all Collateral Vessels, 110% of the outstanding amount of the Loans (i.e. the Insurances referred to in Section 7.01(b)(i)(A) for any Collateral Vessel shall not be required to exceed an amount that is equal to the quotient of (x) 110% of the outstanding amount of the Loans, divided by (y) the number of Collateral Vessels at the time of determination); provided further that the Insurances referred to in Sections 7.01(b)(i) shall be maintained in a manner consistent with the applicable Insurances in place on the Closing Date and consistent with insurance obtained by similarly situated vessel owners engaged in the same or similar business;
(ii)          effect the Insurances or cause or procure the same to be effected:
(A)          in such amounts and upon such terms and with such deductibles as shipowners engaged in the same or similar business and similarly situated would deem commercially prudent under the circumstances; and
(B)          through the owner's approved broker (the "Owner's Insurance Broker") and reputable independent insurance companies and/or underwriters carrying insurer financial strength ratings of no less than B+ from Standard & Poor's or a similar ratings from another recognized ratings agency (including mutual insurance schemes and /or captive insurance schemes) in Europe, North America, the Far East and other established insurance markets except that the insurances against protection and indemnity risks may be effected by the entry of the Collateral Vessels with protection and indemnity associations which are members of the IGA or, if the IGA has disbanded and there is no successor or replacement body of associations, other leading protection and indemnity associations and the insurances against war risks may be effected by the entry of the Collateral Vessel with leading war risks associations (hereinafter called the "Insurers");

(iii)          renew or replace all such Insurances or cause or procure the same to be renewed or replaced before the relevant policies or contracts expire and to procure that the Owner's Insurance Broker and/or the relevant protection and indemnity association or war risks association shall promptly confirm in writing to the Collateral Agent, upon its request, as and when each such renewal or replacement is effected;
(iv)          duly and punctually pay, or cause duly and punctually to be paid, all premiums, calls, contributions or other sums payable in respect of all such Insurances, to produce or to cause to be produced all relevant receipts when so required by the Collateral Agent and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances.  In the event that the Borrower does not procure insurance required herein, the Collateral Agent may procure the required insurance and invoice the Borrower for amounts due;
(v)          require the insurers to notify the Collateral Agent no less than 30 days prior to the event of cancellation or 7 days if cancellation is due to non-payment of premium;
(vi)          procure that all policies, binders, cover notes or other instruments of the Insurances referred to in Section 7.01(b)(i)(A), (B) and (C) above shall be taken out in the name of the Borrower or any of its Subsidiaries, with the Collateral Agent being covered under such policies as a co-assured, and shall incorporate a loss payable clause naming the Collateral Agent as loss payee prepared in compliance with the terms of the Insurance Assignment;
(vii)          procure that, upon request of the Collateral Agent, copies of such instruments of Insurances shall be from time to time delivered to the Collateral Agent after receipt by the Borrower or a Subsidiary thereof;
(viii)          not employ any Collateral Vessel or suffer any Collateral Vessel to be employed otherwise than in conformity with the terms of all policies, bindings, cover notes or other instruments of the Insurances (including any warranties express or implied therein) without first obtaining the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Insurers may prescribe;
(ix)          cause any proceeds in respect of the Insurances referred to in paragraph (i) above (except clause (D) and, if an Event of Default has occurred and is continuing, clause (C) and, as applicable, (F) of such paragraph) to be paid to the Borrower or any of its Subsidiaries that then owns the Collateral Vessel (subject to provisions as to named insureds, additional insureds and loss payees in favor of the Collateral Agent as required by this Section 7.01(b)); and
(x)          upon the request of the Collateral Agent, do all reasonable things necessary and execute and deliver all documents and instruments, to enable the Collateral Agent to collect or recover any moneys to become due in respect of the Insurances.
7.02          Existence; Conduct of Business.  The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of (a) the Borrower and its Subsidiaries, taken as a whole or (b) the Borrower and the Borrower Subsidiary Guarantors, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.14.
7.03          Operation of Collateral Vessels.  The Borrower shall cause each of its Subsidiaries that owns or operates, or will own or operate, one or more Collateral Vessels to, at all times while owning or operating such Collateral Vessels, operate or cause such Collateral Vessel to be operated in a manner consistent with prudent industry practices.
7.04          Payment of Obligations.  The Borrower shall, and shall cause each of its Subsidiaries to, pay its material obligations (other than Indebtedness and any Hedging Obligations), including Tax liabilities (including any Tax liabilities imposed under Section 887 of the Code), before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.  The Borrower Group Parties shall maintain the status of Finco as an entity disregarded from its owner for U.S. federal income tax purposes and the status of its regarded owner as not a U.S. Person and shall ensure Finco and its regarded owner are not engaged in a U.S. trade or business for U.S. tax purposes.  The Borrower Group Parties shall ensure that no payment by or on account of any obligation of any Loan Party under any Loan Document shall be treated as income from sources within the United States for U.S. federal income tax purposes by reason of Section 884(f) of the Code or the Treasury Regulations promulgated thereunder.
7.05          Reports.
(a)          The Borrower shall furnish to the Administrative Agent for distribution to the Lenders, or, in the case of clause (iv), to the relevant Lender, so long as any Loans are outstanding:
(i)          within 90 days after the end of each of the first three fiscal quarters in each fiscal year, quarterly reports on Form 6-K (or any successor form) of the Parent containing the Parent's unaudited quarterly consolidated financial statements (including a balance sheet and statement of income, changes in stockholders' equity and cash flow) and a Management's Discussion and Analysis of Financial Condition and Results of Operations (the "MD&A") (or equivalent disclosure) as of the end of such fiscal quarter (on a cumulative year-to-date basis) (with comparable financial statements for the corresponding year-to-date period of the immediately preceding fiscal year) commencing with the quarterly period ending June 30, 2017;
(ii)          within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2017, an annual report on Form 20-F (or any successor form) of the Parent containing the information required to be contained therein (including the

Parent's audited consolidated financial statements, a report thereon by the Parent's certified independent accountants and an MD&A) for such fiscal year, which report shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit other than as may be required solely as a result of the current maturity of any Indebtedness;
(iii)          promptly following any Lender's request therefor (such request to be made through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering or terrorist financing rules and regulations, including the Patriot Act;
(iv)          as promptly as reasonably practicable from time to time following the Administrative Agent's request therefor or from any Lender through the Administrative Agent, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request; and
(v)          at or prior to such times as would be required to be filed or furnished to the SEC if the Parent was then a "foreign private issuer" subject to Section 13(a) or 15(d) of the Exchange Act (whether or not the Parent is then subject to such requirements), all such other reports and information that the Parent would have been required to file or furnish pursuant thereto.
(b)          All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  The quarterly and annual reports will include a reasonably detailed presentation (consistent with such information provided in the confidential information memorandum provided in connection with the syndication of the Term Loans), either in the MD&A or otherwise, including consolidated information with respect to the total assets, total debt, total cash, total adjusted EBITDA (to be calculated in accordance with the methodology used in the annual report on Form 20-F filed by the Parent with the SEC for the fiscal year ended December 31, 2016), revenues and net income of the Borrowers and the other Borrower Group Parties, separate from the financial condition and results of operations of the Parent and its Subsidiaries.  In addition, the Borrower shall cause the Parent to electronically file or furnish, as the case may be, a copy of all such information and reports referred to in clauses (i) and (ii) of Section 7.05(a) with the SEC for public availability within the time periods specified therein at any time the Parent is then subject to Section 13(a) or 15(d) of the Exchange Act and make such information available to the Lenders upon request.  The Borrower shall be deemed to have furnished such reports referred to above to the Administrative Agent and the Lenders if the Parent has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.  If, notwithstanding the foregoing, the SEC will not accept the Parent's filings for any reason, the Borrower shall cause the Parent to post the reports referred to in Section 7.05(a)(i) on its website within the time periods that would apply to non-accelerated filers if the Parent were required to file those reports with the SEC, provided that the Administrative Agent will have no responsibility to monitor whether such posting has occurred.  The Borrower agrees that, for so long as any Loans remain outstanding, the Parent will hold and participate in quarterly conference calls (by way of the Parent's quarterly earnings calls) relating to the financial condition and results of operations of the Parent and the Borrower Group Parties.
7.06          Notices of Material Events.  The Borrower shall furnish to the Administrative Agent, which shall furnish to each Lender and Secured Counterparty, to the extent applicable, prompt written notice of the following:
(a)          within 5 Business Days of any of its Authorized Representatives becoming aware of any Default or Event of Default, with a written statement specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto;
(b)          the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower or any of its Subsidiaries, affecting any Borrower Group Party, Parent or any other Guarantor, or any adverse development in any such pending action, suit or proceeding affecting any Borrower Group Party, Parent or any other Guarantor not previously disclosed in writing by the Borrower to the Administrative Agent, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of this Agreement or any other Loan Document;
(c)          the occurrence or, or upon any of its Authorized Representatives becoming aware of the forthcoming occurrence of, one or more ERISA Events which could, individually or in the aggregate reasonably be expected to have a Material Adverse Effect;
(d)          any change in the ratings of the credit facilities made available under this Agreement by S&P or Moody's, or any notice from either such agency indicating it has placed the Parent, the Borrowers or such credit facilities on a "CreditWatch" or "WatchList" or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating such credit facilities;
(e)          any casualty or other damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of or any material interest in the Collateral under power of eminent domain or by condemnation or by arrest or similar proceeding;
(f)          (i) any counterparty to any Material Contract notifies the Borrower or any of its Subsidiaries that the Borrower or any of its Subsidiaries has breached or failed to comply with any of its covenants and obligations under any Material Contract, to the extent such breach or failure to comply would reasonably be expected to result in a Material Adverse Effect, or (ii) any Material Contract is entered into by the Borrower or any of its Subsidiaries, and, in the case of clause (i), with an explanation of any actions being taken by the Borrower or any of its Subsidiaries with respect thereto and, in the case of clause (ii), with a copy of such Material Contract (to the extent the delivery thereof is not prohibited under the terms of such Material Contract (other than any such prohibition that shall have been agreed to by the Borrower or any of its Subsidiaries with the intent of avoiding compliance with this Section 7.06(f)); and
(g)          any development (including notice of any Environmental Liability) that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section 7.06 shall be accompanied by a written statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
7.07          Filings; Additional Guarantors; Further Assurances.
(a)          The Borrower and its Subsidiaries hereby authorize the Collateral Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral, at the sole cost and expense of the Loan Parties, without the signature of the Borrower or any other Loan Party, where permitted by law.  The Collateral Agent will promptly send the Borrower a copy of any financing or continuation statements that it may file without the signature of the Borrower or any other Loan Party and the filing or recordation information with respect thereto.  None of the Loan Parties will take any action or omit to take any action, which action or omission could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Lender Creditors except as expressly set forth herein or in any Collateral Agreement.
(b)          If, after the Closing Date, any Subsidiary of the Borrower is formed, acquired or otherwise becomes subject to the Collateral and Guarantee Requirement, the Borrower will take all steps necessary, within 30 days of the date on which such Subsidiary is formed, acquired or otherwise becomes subject to the requirements of the Collateral and Guarantee Requirement, to cause the Collateral and Guarantee Requirement in respect of such Subsidiary to be and remain satisfied at all times, including the execution and delivery of supplements to the Guarantee Agreement and the delivery of legal opinions reasonably requested by the Administrative Agent or the Collateral Agent, as applicable.
(c)          If property constituting Collateral is acquired by any Grantor, the Borrower or any other Borrower Group Party and such property is not automatically subject to a first-priority perfected Lien in favor of the Collateral Agent under the Collateral Agreements, then such Grantor, the Borrower or such other Borrower Group Party will, as soon as practicable after the acquisition of such property (and, in any event, within 30 days thereafter), (i) grant to the Collateral Agent a first-priority perfected Lien over such property subject to Permitted Collateral Liens, (ii) take all other necessary steps to perfect the first-priority perfected Lien in favor of the Collateral Agent as and to the extent required by the Collateral Agreements subject to Permitted Collateral Liens.
(d)          The Borrower shall furnish to the Administrative Agent and the Collateral Agent prompt written notice of any change (i) in the legal name of any Borrower Group Party and any other Grantor, as set forth in its organizational documents, (ii) in the jurisdiction of organization or the form of organization of any Borrower Group Party and any other Grantor (including as a result of any merger or consolidation), or (iii) in the organizational identification number, if any, or, with respect to a Borrower Group Party and any other Grantor organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, the Federal Taxpayer Identification Number of such Person.  The Borrower shall not, and shall not permit any Borrower Group Party or any other Grantor to, effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and the conditions set forth in Section 7.28(a) have been satisfied (if applicable).
(e)          None of the Borrower or any of its Subsidiaries shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than (i) the Loans, (ii) solely with respect to the sale of Collateral subject to a Permitted Equipment Lien, the agreements governing Indebtedness secured by such Permitted Equipment Lien, (iii) any other Pari Passu Obligations or (iv) otherwise as may be permitted or required by this Agreement, the Intercreditor Agreement, or the Collateral Agreements, including with respect to any Permitted Collateral Liens; provided that, for the avoidance of doubt, any such agreement may be entered into to the extent that such agreement permits such proceeds to be applied to Pari Passu Obligations prior to or instead of such other Indebtedness.
(f)          If any Borrower Group Party or any other Grantor becomes organized, through a merger or otherwise, in a jurisdiction other than a Permitted Jurisdiction, then the Borrower Group Parties, as applicable, shall take (and shall cause each other Grantor to take) all further action to continue and maintain the Collateral Agent's first-priority perfected security interest in the Collateral subject to Permitted Collateral Liens.
7.08          Compliance Certificate.  The Borrower shall deliver to the Administrative Agent, within 120 days after the end of each fiscal year ending after the Closing Date, a Compliance Certificate.
7.09          Books and Records; Inspection and Audit Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and no more than once per calendar year (unless there is an Event of Default that is continuing); provided that the foregoing rights of the Administrative Agent and the Lenders shall not interfere in any material respect with the conduct of the business of the Borrower or any of its Subsidiaries.
7.10          Compliance with Laws.  The Borrower will, and will cause each other Borrower Group Party to, comply with all Requirements of Law (including Environmental Laws) with respect to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
7.11          Rated Credit Facilities.  The Borrower will use commercially reasonable efforts to cause the credit facilities made available under this Agreement to be continuously rated by S&P and Moody's and, in respect of the Borrower and the Parent, will use commercially reasonable efforts to maintain (and to cause the Parent to maintain) a public corporate rating from S&P and a public corporate family rating from Moody's.
7.12          Transactions with Affiliates.
(a)          The Borrower will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower and any of its Subsidiaries (each, an "Affiliate Transaction") involving, with respect to any such transaction or series of related transactions, payments or consideration in excess of $10,000,000, unless:
(i)          the Affiliate Transaction is on terms that are either (a) no less favorable to the Borrower or the relevant Subsidiary than those that could have been obtained in a comparable arm's-length transaction by the Borrower or such Subsidiary with a Person that is not an Affiliate of the Borrower and any of its Subsidiaries or (b) if in the good faith judgment of a Financial Officer, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or the relevant Subsidiary from a financial point of view; and
(ii)          the Borrower obtains and, at the request of the Administrative Agent, delivers to the Administrative Agent:
(A)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a resolution of the Board of Directors of the Parent that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 7.12 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by the conflicts committee of the Board of Directors of the Parent or a majority of the disinterested members of the Board of Directors of the Parent;
(B)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000 (including any such transaction described in clause (C) below), an opinion issued to the Board of Directors of the Parent by an accounting, appraisal, investment banking or other firm generally recognized in the shipping industry as qualified to perform the tasks for which such firm has been engaged as to the fairness to the Borrower or such Subsidiary of such Affiliate Transaction from a financial point of view or that the terms of such Affiliate Transaction are no less favorable to the Borrower or the relevant Subsidiary than those that could have been obtained in a comparable arm's-length transaction by the Borrower or such Subsidiary with a Person that is not an Affiliate of the Borrower and any of its Subsidiaries; and
(C)          with respect to the acquisition by the Borrower or any of its Subsidiaries of Additional Collateral Vessels and Related Assets, if any, selected by the Borrower with respect to thereof from an Affiliate of the Borrower or such Subsidiary (and in addition to the requirements of clause (a)(ii)(B) above with respect to any such Affiliate Transactions involving aggregate consideration in excess of $25,000,000), a resolution of the Board of Directors of the Parent that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 7.12 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by the conflicts committee of the Board of Directors of the Parent or a majority of the disinterested member of the Board of Directors of the Parent.
(b)          For the avoidance of doubt, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration of $10,000,000 or less, the determination that such Affiliate Transaction or series of Affiliate Transactions complies with this Section 7.12 may be made by a Financial Officer.
(c)          The following items will not be deemed to be Affiliate Transactions, as applicable, and, therefore, will not be subject to Section 7.12(a):
(i)          any existing or future vessel management agreements, administrative services agreements or executive services agreements or other agreements entered into with Dynagas Ltd., Dynagas Holdings and their respective Affiliates in the ordinary course of business that are approved in good faith by a majority of the conflicts committee of the Board of Directors of the Parent;
(ii)          any employment agreement, employee benefit plan, compensation plan or arrangement, officer or director indemnification agreement or any similar arrangement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto;
(iii)          payment of reasonable directors' fees to directors of the Borrower or any of its Subsidiaries;
(iv)          transactions solely between or among the Borrower or any of its Subsidiaries;
(v)          subject to the Collateral and Guarantee Requirements and Section 7.07, the issuance or sale of Equity Interests (other than Disqualified Stock) of the Borrower to, or receipt of capital contributions from, Affiliates of the Borrower;
(vi)          loans or advances to employees of the Borrower (including of any of its Subsidiaries) in the ordinary course of business not to exceed $1,000,000 in the aggregate at any one time outstanding;
(vii)          Restricted Payments (including as Permitted Investments) that do not violate Section 7.15;
(viii)          transactions between the Borrower or any of its Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the Borrower or such Subsidiary, as applicable; provided that such director abstains from voting as a director of the Borrower or such Subsidiary, as applicable, on any matter involving such other Person;
(ix)          any agreement as in effect on the Closing Date or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not less favorable to the Lenders) as set forth on Schedule 7.12(c)(ix);
(x)          the Transactions on the Closing Date and all fees and expenses paid or payable in connection therewith; and
(xi)          transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or its Subsidiaries or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated Person, in each case, as determined in good faith by the Board of Directors of the Parent or a member of the senior management of the Parent.
7.13          Limitations on Liens.
The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur or assume (i) any Lien of any kind on any Collateral, except for Permitted Collateral Liens, or (ii) subject to Section 7.27, any Lien of any kind on its Capital Stock or any of its property or assets that are not Collateral (including the Capital Stock of its Subsidiaries), except for Permitted Liens.
7.14          Limitations on Merger, Consolidation or Sale of Assets.
(a)          The Borrower will not, directly or indirectly: (1) amalgamate, consolidate or merge with or into another Person (whether or not the Borrower is the Person formed by or surviving any such amalgamation, consolidation or merger); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and the Borrower Subsidiary Guarantors taken as a whole, in each case, in one transaction or a series of related transactions, including by way of liquidation or dissolution, to another Person, unless:
(i)          either the Person formed by or surviving any such amalgamation, consolidation or merger or to which such sale, assignment, transfer, conveyance or other disposition has been made (the "Successor Borrower") is (if other than the Borrower) a Person organized or existing under the laws of a Permitted Jurisdiction;
(ii)          the Successor Borrower (if other than the Borrower) assumes all the Secured Obligations of the Borrower under this Agreement and any Collateral Agreements to which the Borrower is a party, and agrees to be bound by all the provisions of this Agreement and such Collateral Agreements pursuant to an amendment or supplement thereto or other documents and instruments, as applicable, in form and substance reasonably satisfactory to the Administrative Agent; provided that, if such Person is a limited liability company or a limited partnership, then the Borrower or such Person shall have the Loans assumed, to the extent not already the case, on a joint and several basis, with a corporation in which it owns 100% of the Equity Interests;
(iii)          immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(iv)          in the event that the Successor Borrower is organized in a jurisdiction that is different from the jurisdiction in which the Borrower was organized immediately before giving effect to such transaction, the Successor Borrower has delivered to the Administrative Agent an opinion of counsel satisfactory to the Administrative Agent stating that the obligations of the Successor Borrower under the Loans, this Agreement and the Collateral Agreements are enforceable under the laws of such Permitted Jurisdiction, subject to customary exceptions;
(v)          Finco (unless it is party to the transactions described above, in which case Section 7.14(d)(iii) shall apply), shall have by documentation reasonably satisfactory to the Administrative Agent confirmed that it continues to be a co-borrower of the Loans; and
(vi)          the Borrower or Successor Borrower (if other than the Borrower) delivers to the Administrative Agent an Officer's Certificate and opinion of counsel, in each case stating that such amalgamation, consolidation, merger or transfer and each such amendment and supplement or other documents or instruments comply with this Section 7.14.
(b)          Upon any amalgamation, consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Borrower in accordance with the paragraph above in which the Borrower is not the surviving entity, the Successor Borrower shall succeed to, and be substituted for, and may exercise every right and power of the Borrower under the Loan Documents with the same effect as if the Successor Borrower had been named as the Borrower in the Loan Documents, and thereafter the Borrower will be relieved of all obligations and covenants under the Loans and the Loan Documents.
(c)          The Borrower will not permit any Subsidiary to sell or otherwise dispose of all or substantially all its assets to, or amalgamate, consolidate with or merge with or into (whether or not such Borrower Subsidiary Guarantor is the surviving Person), another Person other than the Borrower or another Borrower Subsidiary Guarantor (other than in connection with a transaction expressly permitted herein, including Section 7.22), unless:
(i)          immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default exists; and
(ii)          either:
(A)          (a)(x) such Borrower Subsidiary Guarantor is the surviving Person or (y) the Person formed by or surviving any such amalgamation, consolidation or merger or to which such sale or disposition has been made is a Person organized or existing under the laws of a Permitted Jurisdiction and such Person expressly assumes all the Secured Obligations of such Borrower

Subsidiary Guarantor under this Agreement and its Loan Guarantee pursuant to an amendment or supplement thereto or other documents or instruments in form and substance reasonably satisfactory to the Administrative Agent; or
(B)          such amalgamation, consolidation, merger or disposition does not violate the provisions in Section 7.22;
(iii)          the Borrower delivers to the Administrative Agent an Officer's Certificate and an opinion of counsel, in each case stating that such amalgamation, consolidation, merger or transfer and each such amendment and supplement or other documents or instruments comply with this Section 7.14;
(iv)          if applicable, the successor Borrower Subsidiary Guarantor causes such amendments, supplements or other instruments with respect to the Collateral Agreements to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Agent on any Collateral owned by or transferred to such successor Borrower Subsidiary Guarantor and deliver an opinion of counsel as to the enforceability thereof and such other matters as the Administrative Agent may reasonably request; and
(v)          if applicable, any Collateral owned by or transferred to such successor Borrower Subsidiary Guarantor shall (a) continue to constitute Collateral under this Agreement and the Collateral Agreements to which it is a party, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the holders of the Pari Passu Obligations and (c) not be subject to any Lien other than Permitted Collateral Liens.
(d)          Finco will not, directly or indirectly: (1) amalgamate, consolidate or merge with or into another Person (whether or not Finco is the Person formed by or surviving any such amalgamation, consolidation or merger); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in each case, in one transaction or a series of related transactions, including by way of liquidation or dissolution, to another Person, unless:
(i)          (a) concurrently therewith, a corporate wholly owned subsidiary that is a Subsidiary of the Borrower organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (which may be the continuing Person as a result of such transaction) expressly assumes all the obligations of Finco under the Loans and the Loan Documents, pursuant to an amendment or supplement thereto or other documents and instruments, as applicable, in form and substance reasonably satisfactory to the Administrative Agent or (b) after giving effect thereto, at least one borrower of the Loans shall be a corporation or limited liability company organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof;
(ii)          immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(iii)          Finco or such successor Person (if other than Finco) delivers to the Administrative Agent an Officer's Certificate and an opinion of counsel, in each case stating that such amalgamation, consolidation, merger or transfer and such supplemental indenture, documents and instrument comply with this Section 7.14.
(e)          For purposes of the foregoing, entry into one or more Collateral Vessel Contracts or other charters or pool agreements with respect to any Vessels will be deemed not to be a sale, assignment, transfer, conveyance or other disposition subject to this Section 7.14.
7.15          Limitations on Restricted Payments.
(a)          The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly:
(i)          declare or pay any dividend or make any other payment or distribution on account of Equity Interests of the Borrower or any of its Subsidiaries (including, without limitation, any payment in connection with any merger, consolidation or amalgamation involving the Borrower or any of its Subsidiaries) or to the direct or indirect holders of the Borrower's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower and other than dividends or distributions payable to the Borrower or any of its Subsidiaries);
(ii)          purchase, repurchase, redeem, retire or otherwise acquire for value (including, without limitation, in connection with any merger, consolidation or amalgamation involving) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower held by any Person (other than Equity Interests held by the Borrower or any of its Subsidiaries) or any Equity Interests of any Subsidiary of the Borrower held by an affiliate of the Borrower (other than Equity Interests held by the Borrower or any of its Subsidiaries) (in each case other than in exchange for Equity Interests of the Borrower that is not Disqualified Stock);
(iii)          make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Debt in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year after the date of purchase, repurchase, redemption, defeasance or acquisition, and the payment of principal of Subordinated Debt at the Stated Maturity thereof; or
(iv)          make any Restricted Investment (together with all such payments and other actions set forth in clauses (i) through (iii) above, collectively, "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:
(A)          no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(B)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Subsidiaries (excluding Restricted Payments permitted by clauses (ii) and (iii) of Section 7.15(b)) with respect to the quarter for which such Restricted Payment is made is less than the amount of Available Cash of the Borrower with respect to the Borrower's most recently ended fiscal quarter for which internal financial statements are available; and
(C)          the Borrower is in compliance with the covenants set forth in Section 7.18 and Section 7.19.
(b)          The preceding paragraph (a) will not prohibit:
(i)          the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Agreement;
(ii)          the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Equity Interests of the Borrower (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Borrower, in each case, to the extent permitted by this Agreement, provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from (a) Section 7.15(a)(iv)(B) and (b) the calculation of Available Cash of the Borrower; and
(iii)          the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt with the net cash proceeds from a substantially concurrent Incurrence of Permitted Refinancing Indebtedness.
(c)          The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Subsidiary, as the case may be, pursuant to the Restricted Payment.  For purposes of determining compliance with this Section 7.15, in the event that a Restricted Payment meets the criteria of more than one of the applicable categories of Restricted Payments in Sections 7.15(a) or clauses (i) through (iii) of Section 7.15(b) or as a Permitted Investment, the Borrower will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 7.15.
7.16          Limitations on Indebtedness and Issuance of Preferred Stock.
(a)          The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "Incur," "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing), any Indebtedness or issue any Disqualified Stock, and the Borrower will not permit any of its Subsidiaries to issue any shares of Preferred Stock (other than to the Borrower or any of its Subsidiaries that is a holder of its Equity Interests), other than the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(i)          the Incurrence by the Borrower or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations or purchase money obligations, in each case, incurred for the purpose of acquiring assets or a business that is a Permitted Business or financing all or any part of the purchase price, lease expense, charter expense, rental payments or cost of design, construction, installation or improvement of property, plant or equipment (other than Vessels) used in a Permitted Business (whether through the direct purchase of such property, plant or equipment or the Capital Stock of any Person owning such property, plant or equipment), and Permitted Refinancing Indebtedness in respect thereof, in an aggregate amount not to exceed at any time outstanding the greater of $10,000,000;
(ii)          the Incurrence by any Loan Party of Indebtedness represented by the Loans (including any Other Term Loans) and the related Loan Guarantees;
(iii)          the Incurrence by the Borrower or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the Net Cash Proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness) that was permitted to be Incurred under clause (ii) or this clause (iii) of this Section 7.16(a); provided that, at the time of and after giving effect to the incurrence of such Indebtedness, the Borrower Group Parties shall be in compliance with Section 7.18 and Section 7.19;
(iv)          the Incurrence by the Borrower or any of its Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Subsidiaries or the Incurrence by the Borrower or any of its Subsidiaries of intercompany Indebtedness from the Parent; provided, however, that:
(A)          such Indebtedness must be expressly subordinated (on terms reasonably acceptable to the Administrative Agent) to the prior payment in full in cash of all Loan Document Obligations then due with respect to the Loans or the relevant Loan Guarantee, as applicable; and
(B)          upon any (i) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or any of its Subsidiaries, or (ii) sale or other transfer of any such Indebtedness to a Person that is not the Borrower or any of its Subsidiaries, the exception provided by this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness will be deemed to have been Incurred at the time of any such issuance or transfer;
(v)          the Incurrence by the Borrower or any of its Subsidiaries of Hedging Obligations or cash management obligations in the ordinary course of business and not for speculative purposes;
(vi)          the guarantee by the Borrower or any of its Subsidiaries of Indebtedness of the Borrower or any of its Subsidiaries that was permitted to be Incurred by another provision of this Section 7.16; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Loans or a Loan Guarantee, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(vii)          the Incurrence by the Borrower or any of its Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, and performance and surety bonds or other Indebtedness of a like nature, in each case in the ordinary course of business;
(viii)          the Incurrence by the Borrower or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days after becoming aware of such event;
(ix)          the Incurrence by the Borrower or any of its Subsidiaries of Indebtedness arising from agreements providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any of its Subsidiaries pursuant to such agreements, in each case, Incurred in connection with the acquisition or disposition of any business, assets or the Capital Stock of a Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or the Capital Stock of a Subsidiary for the purpose of financing such acquisition; provided, however, that, in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value)) actually received by the Borrower and its Subsidiaries in connection with such disposition;
(x)          the Incurrence by the Borrower or any of its Subsidiaries of Indebtedness through the provision of bonds, guarantees, letters of credit or similar instruments required by the United States Federal Maritime Commission or any other governmental or regulatory agencies, foreign or domestic, including, without limitation, customs authorities; in each case, for Vessels owned, operated or chartered by, or in the ordinary course of business of, the Borrower or any of its Subsidiaries;
(xi)          the Incurrence by the Borrower or any of its Subsidiaries of Indebtedness in the form of customer deposits and advance payments received in the ordinary course of business from customers for services purchased in the ordinary course of business;
(xii)          the Incurrence by the Borrower or any of its Subsidiaries of Indebtedness constituting reimbursement obligations that relate to (A) trade payables and (B) other obligations that are not themselves Indebtedness entered into in the ordinary course of business of such Person to the extent such reimbursement obligations relating to such other obligations are satisfied within 90 days following payment on the letter of credit, bankers' acceptance or similar instrument; and
(xiii)          the Incurrence by the Borrower or any of its Subsidiaries of unsecured Indebtedness not otherwise permitted pursuant to clauses (i) through (xii) above that,

together with any other Indebtedness Incurred pursuant to this clause (xiii) and then outstanding, has an aggregate principal amount (or accreted value, as applicable) not to exceed $30,000,000.
(b)          For purposes of determining compliance with this Section 7.16, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) of Section 7.16(a), or is entitled to be Incurred pursuant to Section 7.16(a), the Borrower or the applicable Subsidiary will be permitted to classify such item of Indebtedness (or any portion thereof) on the date of its Incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 7.16.  The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional shares of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 7.16.  Further, the reclassification of any lease or other liability of the Borrower or any of its Subsidiaries as Indebtedness due to a change of accounting principles after the Closing Date will not be deemed an incurrence of Indebtedness for purposes of this Section 7.16.
(c)          For purposes of determining compliance with this Section 7.16, the amount of any Indebtedness outstanding as of any date will be: (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) the amount of the Indebtedness of the other Person.
(d)          For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in another currency will be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of Indebtedness Incurred under any revolving credit facility; provided that (1) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (2) the Dollar Equivalent of the principal amount of any such Indebtedness outstanding on the Closing Date will be calculated based on the relevant currency exchange rate in effect on the Closing Date.
(e)          Notwithstanding any other provision of this Section 7.16, the maximum amount of Indebtedness that the Borrowers or the applicable Subsidiary may Incur pursuant to this Section 7.16 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

7.17          Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.
(a)          The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to become effective any consensual encumbrance or restriction on the ability of any of such Subsidiaries to:
(i)          pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries;
(ii)          make loans or advances to the Borrower or any of its Subsidiaries;
(iii)          sell, lease or transfer any of its properties or assets to the Borrower or any of its Subsidiaries; or
(iv)          create, incur, assume or suffer to exist any Lien upon any of its properties or revenues, whether now owned or hereafter acquired, to secure the Loan Document Obligations.
(b)          However, Section 7.17(a) will not apply to encumbrances or restrictions existing under or by reason of:
(i)          restrictions contained in, or in respect of, Hedging Obligations permitted to be Incurred by this Agreement;
(ii)          the Loan Documents, the Collateral Agreements and the other Pari Passu Documents;
(iii)          applicable law, rule, regulation or order;
(iv)          any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be Incurred;
(v)          customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
(vi)          purchase money obligations for property acquired in the ordinary course of business, mortgage financings and Capital Lease Obligations that impose restrictions on the transfer or sale of the property purchased or mortgaged or leased, which limitation is applicable only to the assets that are the subject of such agreements;

(vii)          without duplication of subclause (ix) below, any agreement for the sale or other disposition of the Capital Stock or all or substantially all of the assets of any Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;
(viii)          Liens permitted to be Incurred under Section 7.13 that limit the right of the debtor to dispose of the assets subject to such Liens;
(ix)          without duplication of subclause (vii) above, provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;
(x)          restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;
(xi)          any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (ii), (iv) and (vi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;
(xii)          any encumbrance or restriction contained in the terms of any Indebtedness that is permitted to be Incurred subsequent to the Closing Date pursuant to Section 7.16 or any agreement pursuant to which such Indebtedness was issued; provided that, at the time such Indebtedness is Incurred, either (1) such encumbrance or restriction is customary for financings of the same type, and such restrictions would not reasonably be expected to materially impair the Borrowers' ability to make scheduled payments of interest and principal on the Loans when due as determined in good faith by a Financial Officer or (2) restrictions therein are not materially more restrictive, taken as a whole, than those contained in the Loan Documents as in effect on the Closing Date, as determined in good faith by a Financial Officer; and
(xiii)          encumbrances or restrictions of the nature described in Section 7.17(a)(iii) with respect to property under any Collateral Vessel Contract or any other charter, lease or other agreement that has been entered into in the ordinary course for the employment, charter or other hire of such property.
7.18          Debt Service Coverage Ratio.
(a)          The Borrowers will not permit the Debt Service Coverage Ratio as of the end of any fiscal quarter (commencing with the fiscal quarter during which the Closing Date occurs) to be less than 1.1 to 1.0.  Not later than 90 days following the last day of each fiscal quarter, the Borrower shall deliver to the Administrative Agent a Compliance Certificate demonstrating its calculation of the Debt Service Coverage Ratio and certifying as to compliance with this Section 7.18.
(b)          Notwithstanding anything to the contrary contained in Section 7.18(a), if the Borrower fails to comply with the requirements of the covenant set forth in Section 7.18(a) (the "DSCR Covenant"), then at any time until the 10th Business Day after the date on which the Compliance Certificate is required to be delivered pursuant to Section 7.18(a) (the "DSCR Cure Expiration Date"), the Borrower shall have the right to receive cash capital contributions (which shall be common equity or otherwise in a form reasonably satisfactory to the Administrative Agent) from Dynagas Equity in an aggregate amount equal to the amount that, if included in Operating Cash Flow Available for Debt Service for the relevant measurement period, would have been sufficient to cause compliance with the DSCR Covenant for such measurement period (a "DSCR Cure"); provided that (I) in each consecutive four fiscal quarter period, there shall be at least two fiscal quarters in which no DSCR Cure or LTV Cure is made, (II) the Borrower may exercise the right to make a DSCR Cure and LTV Cure not more than five times in the aggregate for all such cures after the Closing Date and (III) the amount of any DSCR Cure shall be no greater than the amount required to cause compliance with the DSCR Covenant (it being understood this clause (III) shall not prohibit any LTV Cure that is otherwise permitted by Section 7.19).
(c)          The Borrower shall give the Administrative Agent written notice (the "DSCR Cure Notice") of a DSCR Cure on or before the earlier of (A) the day the DSCR Cure is consummated and (B) the DSCR Cure Expiration Date.
(d)          In the event of a failure by the Borrower to comply with the DSCR Covenant for any specified fiscal quarter, upon the delivery by the Borrower of a DSCR Cure Notice as provided in clause (c) above, but subject to the immediately succeeding sentence, no Default or Event of Default shall be deemed to exist pursuant to the DSCR Covenant (and any such Default or Event of Default shall be retroactively considered not to have existed or occurred) for such fiscal quarter and none of the Administrative Agent, any Lender Creditor or any other Secured Party shall have any right to exercise or enforce any rights or remedies with respect to such failure to comply with the DSCR Covenant (subject to the immediately succeeding sentence).  If the DSCR Cure is not consummated on or prior to the DSCR Cure Expiration Date, or if the Administrative Agent receives written notice from the Borrower that the DSCR Cure will not be exercised with respect to such failure to comply with the DSCR Covenant, each such Default or Event of Default, and the Administrative Agent and the other Secured Parties' (acting through the Administrative Agent) rights to exercise or enforce rights or remedies in connection therewith, shall be automatically and immediately reinstated, without any further action by, or notice to, any Person.
(e)          The cash amount received by the Borrower pursuant to an exercise of the right to make a DSCR Cure shall be deemed included in Operating Cash Flow Available for Debt Service for the fiscal quarter to which such DSCR Cure relates solely for purposes of recalculating compliance with the DSCR Covenant for such fiscal quarter and of calculating the Debt Service Coverage Ratio as of the end of the next three following fiscal quarters.  The DSCR Cure shall not be taken into account for purposes of calculating the DSCR Covenant in order to determine pro forma compliance with the DSCR Covenant for any other purpose hereunder, for determining compliance with any other covenant hereunder or under the Loan Documents and may not be used to make a Restricted Payment or for any other purpose.  For the avoidance of doubt, a DSCR Cure shall be deemed to be made on the last Business Day of the relevant fiscal quarter even if such DSCR Cure is made after such date.
7.19          Loan To Value Ratio.
(a)          The Borrower will not permit the Loan To Value Ratio as of any Semi-Annual Date to exceed 65%.  Not later than 90 days following the last day of each Semi-Annual Date, the Borrower shall deliver to the Administrative Agent a Compliance Certificate demonstrating its calculation of the Loan to Value Ratio and certifying as to compliance with this Section 7.19.
(b)          Notwithstanding anything to the contrary contained in Section 7.19(a), if the Borrower fails to comply with the requirements of the covenant set forth in Section 7.19(a) (the "LTV Covenant"), then at any time until the 10th Business Day in the case of a cure pursuant to clause (b)(i) and the 45th calendar day in the case of a cure pursuant to clause (b)(ii), in each case, after the date on which the Compliance Certificate is required to be delivered pursuant to Section 7.19(a) (the applicable date, the "LTV Cure Expiration Date"), the Borrower shall have the right to receive (i) cash capital contributions (which shall be common equity or otherwise in a form reasonably satisfactory to the Administrative Agent) from Dynagas Equity in an aggregate amount equal to the amount that, if included in clause (b) of the definition of Loan to Value Ratio for the relevant measurement period, would have been sufficient to cause compliance with the LTV Covenant for such measurement period or (ii) one or more additional Vessels (x) that are owned by an Affiliate of the Parent and (y) in respect of which there is no Indebtedness for borrowed money outstanding, in each case, as of the date of such drop-down or contribution to the Borrower if the Fair Market Value of such additional Vessels, if included in clause (b) of the definition of Loan to Value Ratio for the relevant measurement period, would have been sufficient to cause compliance with the LTV Covenant for such measurement period; provided that the Collateral and Guarantee Requirement shall be satisfied in respect of such additional Vessels and the Borrower or the Subsidiary of the Borrower acquiring such additional Vessels and, in the case of any contribution of cash collateral pursuant to Section 7.19(b)(i), such cash contribution shall be deposited into a deposit account (the "LTV Cash Account") maintained at a U.S. financial institution and controlled by the Collateral Agent pursuant to an Account Pledge/Control Agreement and held as Collateral subject to a Lien under the Collateral Agreements (any such contribution meeting the requirements described in this Section 7.19(b), an "LTV Cure"); provided further that (I) the LTV Cure may not be made in respect of consecutive Semi-Annual Dates, (II) in each consecutive four fiscal quarter period, there shall be at least two fiscal quarters in which no LTV Cure or DSCR Cure is made, (III) the Borrower may exercise the right to make a LTV Cure and DSCR Cure not more than five times in the aggregate for all such cures after the Closing Date and (IV) the amount of any LTV Cure made pursuant to Section 7.19(b)(i) shall be no greater than the amount required to cause compliance with the LTV Covenant (it being understood this clause (IV) shall not prohibit any DSCR Cure that is otherwise permitted by Section 7.18).
(c)          The Borrower shall give the Administrative Agent written notice (the "LTV Cure Notice") of an LTV Cure on or before the 10th Business Day (or in the case of a cure pursuant to Section 7.19(b)(i), the day the LTV Cure is consummated, if earlier) after the date on which the Compliance Certificate is required to be delivered pursuant to Section 7.19(a), which LTV Cure Notice shall either (i) be accompanied by the cure described in Section 7.19(b)(i) or (ii) identify by name any Vessels to be contributed to the Borrower or its Subsidiaries pursuant to Section 7.19(b)(ii) and certify that such Vessel is owned by an Affiliate of the Parent free and clear of Indebtedness for borrowed money.
(d)          In the event of a failure by the Borrower to comply with the LTV Covenant for any specified measurement period, upon the delivery by the Borrower of a LTV Cure Notice as provided in clause (c) above, but subject to the immediately succeeding sentence, no Default or Event of Default shall be deemed to exist pursuant to the LTV Covenant (and any such Default or Event of Default shall be retroactively considered not to have existed or occurred) for such Semi-Annual Date and none of the Administrative Agent, any Lender Creditor or any other Secured Party shall have any right to exercise or enforce any rights or remedies with respect to such failure to comply with the LTV Covenant (subject to the immediately succeeding sentence).  If the LTV Cure (including the requirements specified in the first proviso in Section 7.19(b)) is not consummated on or prior to the applicable LTV Cure Expiration Date, or if the Administrative Agent receives written notice from the Borrower that the LTV Cure will not be exercised with respect to such failure to comply with the LTV Covenant, each such Default or Event of Default, and the Administrative Agent and the other Secured Parties' (acting through the Administrative Agent) rights to exercise or enforce rights or remedies in connection therewith, shall be automatically and immediately reinstated, without any further action by, or notice to, any Person.
(e)          The amount of cash collateral or the Fair Market Value of any Vessels, as applicable, that are contributed to the Borrower pursuant to Section 7.19(b) shall be included in the calculation of the Loan to Value Ratio for the relevant measurement period for purposes of recalculating compliance with the LTV Covenant for such period.  Any LTV Cure made pursuant to Section 7.19(b)(i) shall not be taken into account for purposes of calculating the LTV Covenant in order to determine pro forma compliance with the LTV Covenant for any other purpose hereunder, for determining compliance with any other covenant hereunder or under the Loan Documents and may not be used to make a Restricted Payment or for any other purpose; provided that cash on deposit in the LTV Cash Account may be included in the calculation of Available Cash for a fiscal quarter following the date on which such LTV Cure was made (and may be released from the LTV Cash Account by the Collateral Agent without any further consent from the Lenders) so long as (x) the Borrower has delivered to the Administrative Agent a Compliance Certificate demonstrating its calculation of the Loan to Value Ratio and certifying as to compliance with the LTV Covenant for the semi-annual period ending on the last day of such fiscal quarter (which shall be no earlier than the end of the semi-annual period following the Semi-Annual Date in respect of which the LTV Cure was made) and (y) the Restricted Payment is otherwise permitted by Section 7.15(a) for such fiscal quarter, in each case, without giving effect to any LTV Cure or DSCR Cure applied or applicable to such fiscal quarter or semi-annual period.  For the avoidance of doubt, an LTV Cure shall be deemed to be made on the last Business Day of the relevant semi-annual period even if such LTV Cure is made after such date.  Any additional Vessel contributed to the Borrower pursuant to Section 7.19(b)(ii) shall be a Collateral Vessel under this Agreement.

7.20          Business Activities.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.
7.21          Earnings Accounts; Other Collateral Accounts.
(a)          The Borrower shall, and shall cause the other Borrower Group Parties to, at all times maintain the Earnings Accounts, and each Earnings Account shall at all times be in the name of the Borrower or a Borrower Subsidiary Guarantor and be subject to an Account Pledge/Control Agreement.
(b)          The Borrower shall, and shall cause each of its Subsidiaries to, subject all deposit accounts and securities accounts to Account Pledge/Control Agreements other than (A) accounts of the Borrower or its Subsidiaries on which a Lien is permitted pursuant to Section 7.13 (other than any such Lien that shall have been agreed by the Borrower or its Subsidiaries with the intent of avoiding compliance with this Section 7.21) or (B) any other payroll account, trust account, escrow account, zero balance account or substantially similar account, in each case to the extent remaining such type of account.
(c)          With respect to any Account Pledge/Control Agreement governing any deposit accounts or securities accounts of the Borrower and its Subsidiaries that does not, upon a termination of such Account Pledge/Control Agreement by the financial institution or securities intermediary party thereto, provide for a transfer of all amounts on deposit in, or credited to, such accounts on the effective date of termination thereof, the Collateral Agent shall be entitled, upon receipt of notice of any such termination by the Collateral Agent, no earlier than five Business Days prior to the effective date of such termination (and notwithstanding the absence of an Event of Default) to (A) issue instructions, entitlement orders or directions to such securities intermediary with respect to any such securities accounts (or securities entitlements) and (B) issue any instructions to any financial institution maintaining any deposit account in each case to liquidate such account and transfer all amounts on deposit in, or credited to, such accounts on the date of such termination to an account of the Borrower and its Subsidiaries subject to an Account Pledge/Control Agreement, if reasonably available, or, if such an account is not reasonably available, to the Collateral Agent.
7.22          Limitation on Asset Sales.
(a)          The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:
(i)          the Borrower or the applicable Borrower Subsidiary Guarantor, as the case may be, receives consideration at the time of consummation of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;
(ii)          such Asset Sale is either of (1) the Borrower's or the applicable Borrower Subsidiary Guarantor's entire interest in a Collateral Vessel (the "Sold Collateral Vessel") together with the applicable Related Assets; provided that the Borrower or the applicable Borrower Subsidiary Guarantor, as applicable, may elect to sell only the Sold

Collateral Vessel and retain all or any portion of the Related Assets or (2) all the Capital Stock of the Borrower Subsidiary Guarantor that owns such Collateral Vessel and Related Assets;
(iii)          100% of the consideration received in such Asset Sale by the Borrower or such Borrower Subsidiary Guarantor is in the form of cash or Cash Equivalents; provided that the Borrower shall cause all Net Cash Proceeds received in respect of such Asset Sale to be deposited into a deposit account controlled by the Collateral Agent upon the receipt thereof and held as Collateral subject to a Lien under the Collateral Agreements pending the application of such funds in accordance with the terms of this Section 7.22; provided, however, the non-cash consideration described in clauses (b)(ii) and (b)(iii) below received is pledged as Collateral under the Collateral Agreements within 20 Business Days, in accordance with the requirements set forth in this Agreement;
(iv)          no Default or Event of Default shall have occurred and be continuing unless such Default or Event of Default will be cured by the consummation of such Asset Sale; and
(v)          after consummating such Asset Sale, at least three Collateral Vessels, with an average remaining Collateral Vessel Contract duration with respect to all such Collateral Vessels' full capacity of at least 6 years (calculated as of the time of such Asset Sale) (i) are owned by the Borrowers and the Borrower Subsidiary Guarantors, (ii) constitute Collateral pledged to the Collateral Agent for the benefit of the Secured Parties and (iii) are not subject to any sale, disposition or Event of Total Loss.
(b)          For purposes of this provision, each of the following will be deemed to be cash:
(i)          any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Loan Document Obligations) that are assumed, repaid or retired by the transferee of any such assets so long as the Borrower or such Subsidiary is released from further liability;
(ii)          any securities, notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are, subject to ordinary settlement periods, converted by the Borrower or such Subsidiary into cash or Cash Equivalents within three months following the closing of such Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion; and
(iii)          any stock or assets of the kind referred to in Section 7.22(c)(i).
(c)          Within 180 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Borrower or the applicable Borrower Subsidiary Guarantor, as the case may be, may apply such Net Cash Proceeds at its option to any combination of the following (provided that, in the case of clause (i) below, no Default or Event of Default shall have occurred and be continuing):
(i)          to acquire one or more Substitute Vessels and Related Assets, or all of the Capital Stock of any Person owning one or more Substitute Vessels, and to make any

Permitted Repairs with respect to such Substitute Vessels, in substitute for such Sold Collateral Vessel; provided that (x) in the case of any such acquisition of the Capital Stock of any such Person, such Person is or becomes a Borrower Subsidiary Guarantor after giving effect to such acquisition and complies with Section 7.07 and the Collateral and Guarantee Requirements and (y) such Substitute Vessel shall be subject to a Ship Mortgage pursuant to which the Collateral Agent shall obtain a Lien, on a first-priority basis subject to Permitted Collateral Liens, on such Substitute Vessel for the benefit of the Secured Parties; or
(ii)          prepay Loans in accordance with Section 4.03,
provided that a binding commitment made within the 180-day period described above by the Borrower or the applicable Borrower Subsidiary Guarantor to apply Net Cash Proceeds from an Asset Sale in accordance with clause (i) above shall toll the 180-day period in respect of such Net Cash Proceeds for a period not to exceed 180 days from the expiration of the aforementioned 180-day period, provided that such Net Cash Proceeds are actually used within the later of 180 days from their receipt from such Asset Sale and 180 days from the date of such binding commitment.
(d)          If the Borrower elects to apply the Net Cash Proceeds from any Asset Sale pursuant to Section 7.22(c), any excess amounts that are not applied or invested as provided in Section 7.22(c) will constitute "Excess Asset Sale Proceeds", and the Borrower will, or will cause the applicable Borrower Subsidiary Guarantor to, within five Business Days thereof, prepay the Loans in an amount equal to such Excess Asset Sale Proceeds in accordance with Section 4.03.  If the Borrower elects not to apply the Net Cash Proceeds from any Asset Sale pursuant to Section 7.22(c), the Borrower shall prepay the principal of the Loans in an amount equal to the greater of (x) $100,000,000 and (y) the Relevant Percentage of the Loans (in each case, with Net Cash Proceeds from such Asset Sale, any other cash available to the Borrower (including the proceeds of cash equity contributions to the Borrower) or any combination thereof).
(e)          Pending the final application of any Net Cash Proceeds from Asset Sales, the Borrower Group Parties may invest such Net Cash Proceeds in cash and Cash Equivalents.
(f)          Notwithstanding anything to the contrary contained in this Section 7.22 with respect to any Asset Sale that is an Event of Loss, such Event of Loss and the Net Cash Proceeds in respect thereof will be governed by Section 4.02(a) and not this Section 7.22.
7.23          Subsidiaries.  The Borrower will not, and will not permit any of its Subsidiaries to, (a) become a general partner in any general or limited partnership or joint venture or (b) create any Subsidiary or cause, in any manner, any Person to become a Subsidiary other than (i) those Subsidiaries of the Borrower existing as of the Closing Date and (ii) a Person that will hold an Additional Collateral Vessel and related Assets, if any, selected by the Borrower in respect thereof, subject to compliance with Section 7.07 and the Collateral and Guarantee Requirement in respect of such Person and such Additional Collateral Vessel and Related Assets.
7.24          Activities of Finco.  Finco may not hold assets, become liable for any obligations or engage in any business activities; provided that it may be a co-borrower or co-issuer with respect to the Loan Document Obligations or any other Indebtedness issued or Incurred by the Borrower and may engage in any activities directly related thereto or in connection therewith.  Finco shall be a wholly owned Subsidiary of the Borrower at all times.
7.25          Use of Proceeds.  The Borrowers shall use the proceeds of the Term Loans on the Closing Date (a) to consummate the Refinancings; (b) to pay fees and expenses incurred in connection with the Transactions; and (c) with respect to the remaining proceeds of the Loans after giving effect to the foregoing applications, for general corporate purposes of the Parent, the Borrowers and the Borrower Subsidiary Guarantors.  No part of the proceeds of the Term Loans will be used, directly or indirectly, in violation of any Anti-Corruption Laws.
7.26          Consents to Assignment.  The Borrower shall, and shall cause each applicable Borrower Subsidiary Guarantor to, (i) execute and deliver Charter Assignments covering each Collateral Vessel Contract to the extent required under the Collateral and Guarantee Requirements and (ii) use commercially reasonable efforts to obtain Consents to Assignments substantially in the form attached to the Charter Assignment (or another form reasonably acceptable to the Administrative Agent) with respect to each Collateral Vessel Contract entered into after the Closing Date, in the case of this clause (ii), having a term (excluding possible extensions) exceeding fifteen months, within 90 days following execution and delivery thereof.
7.27          [Intentionally Omitted].
7.28          Limitations on Certain Amendments.  The Borrower shall not, and shall not permit or cause any of its Subsidiaries to, (a) amend, modify or change any provision of their respective organizational documents, provided that (i) the Borrower and/or any of its Subsidiaries may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 7.14 and (ii) any Borrower Subsidiary Guarantor may change its jurisdiction of organization to the jurisdiction of a different Permitted Jurisdiction as may be required or advisable in connection with its performance under the Collateral Vessel Contracts so long as such Borrower Subsidiary Guarantor shall have caused such documents, amendments, supplements or other instruments with respect to the Collateral Agreements to be executed, delivered, filed and recorded, as applicable, in such jurisdiction to preserve and protect the Lien of the Collateral Agent on any Collateral relating to such Borrower Subsidiary Guarantor and has delivered an opinion of counsel as to the enforceability thereof, the enforceability of the obligations of such Borrower Subsidiary Guarantor under the Loans, this Agreement and the other Loan Documents and such other matters as the Administrative Agent may reasonably request, (b) amend, modify or change, or permit the amendment, modification or changing of any documents evidencing any Subordinated Debt other than, in the case of clauses (a) and (b), in a manner that is not materially adverse to the Lenders, provided that the foregoing limitation shall not otherwise prohibit any Permitted Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any such Indebtedness that is permitted under this Agreement in respect thereof or (c) cancel or terminate any Collateral Vessel Contract or consent to any cancellation or termination thereof, or amend, modify or change any term or condition of any Collateral Vessel Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Material Contract or cause or allow the assignment of the rights or obligations of the Borrower (or its Subsidiaries) to any Material Contract; provided that, in the case of this clause (c), the Borrower and its Subsidiaries may enter into amendments of any Collateral Vessel Contract and give consents, waivers or approvals thereunder, and waive any default under or breach of any term or condition of any Material Contract, so long as any such amendment, consent, waiver or approval is entered into in the ordinary course of business and is not material or adverse to the Lenders; provided, further that any reduction in the rate or term of any Collateral Vessel Contract (including any Existing Charter) shall be deemed to be a material amendment, consent, waiver or approval, as applicable, unless such reduction in rate or term, together with any other reductions in rate or term made to such Collateral Vessel Contract since the Closing Date, (i) is less than 15% of the rate of such Collateral Vessel Contract as of the Closing Date or the remaining term of such Collateral Vessel Contract, as applicable, and (ii) does not result, after taking into effect any other amendments made to such Collateral Vessel Contract (or any Existing Charters or Collateral Vessel Contract entered into after the Closing Date) in accordance with the Loan Documents, in a decrease in the present value of the aggregate charter hire payments of the Existing Charters or any other Collateral Vessel Contracts entered into after the Closing Date except as otherwise permitted herein or in any other Loan Document.
7.29          Intentionally Omitted.
7.30          Substitute Vessel under Yamal Charters.  Notwithstanding Section 7.3 of the Lena River Yamal Charter and Section 7.3 of the Yenisei River Yamal Charter, the Borrowers, the Lena River Subsidiary and the Yenisei River Subsidiary shall not permit an alternative Vessel to replace Vessel D or Vessel F, as applicable, under the Lena River Yamal Charter or the Yenisei River Yamal Charter, respectively.
SECTION 8.          Events of Default and Remedies.
(a)          Each of the following specified events shall constitute an "Event of Default":
(i)          default in any payment of interest with respect to Loan Document Obligations, any Loan or Note when due and continued for five days;
(ii)          default in the payment when due (at maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise) of the principal of, or premium, if any, on, any Loan or Note or any other amounts owing hereunder or under any other Loan Document;
(iii)          failure by the Borrower, Finco or any Borrower Subsidiary Guarantor, to the extent applicable to such Person, to observe and perform any covenant, condition or agreement contained in Sections 7.02, 7.05(a)(i), 7.05(a)(ii), 7.06(a), 7.08, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, , 7.20, 7.21, 7.22, 7.23, 7.24, 7.25, 7.26 and 7.27;
(iv)          failure by any Loan Party to comply with any covenant or agreement contained in this Agreement or in any other Loan Document (other than a default referred to in clauses (i), (ii) and (iii) above), which failure shall remain unremedied for 30 days after the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender (provided that the Borrower has complied with the covenant set forth in Section 7.06(a); otherwise, 30 days after any officer of any Loan Party becomes aware of such failure);
(v)          default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by any Loan Party (or the payment of which is guaranteed by any Loan Party), whether such Indebtedness or guarantee now exists or is created after the Closing Date, if that default:
(A)          is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or
(B)          results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in either case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30,000,000 or more;
(vi)          failure by any Loan Party to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $30,000,000, which judgments are not paid, discharged or stayed for a period of 60 days after the due date thereof;
(vii) (i) breach by any Loan Party of any material representation or warranty or agreement in the Collateral Agreements, the repudiation by any Loan Party of any of its obligations under the Collateral Agreements or the unenforceability of the Collateral Agreements against any Loan Party for any reason; (ii) the Collateral Agreements shall for any reason cease to create a valid and perfected first-priority Lien on any portion of the Collateral having a Fair Market Value in excess of $20,000,000 (in each case, other than in accordance with the terms of this Agreement or the terms of the Collateral Agreements) or (iii) any Loan Party or any of their respective Affiliates asserts in writing that any Loan Documents, Loan Guarantee or Lien created under the Collateral Agreements is invalid or unenforceable;
(viii)          except as permitted by this Agreement or any Loan Guarantee, any Loan Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor denies or disaffirms its obligations under its Loan Guarantee;
(ix)          any of the Loan Parties takes any of the following actions, pursuant to or within the meaning of any Bankruptcy Law:
(A)          commences a voluntary case;
(B)          consents in writing to the entry of an order for relief against it in an involuntary case;

(C)          consents in writing to the appointment of a Custodian of it or for all or substantially all of its property;
(D)          makes a general assignment for the benefit of its creditors;
(E)          admits in writing it generally is not paying its debts as they become due; or
(F)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which order or decree remains unstayed and in effect for 60 consecutive days, that:
(a)          is for relief against such Loan Party in an involuntary case;
(b)          appoints a Custodian (1) of such Loan Party, or (2) for all or substantially all of the property of such Loan Party; or
(c)          orders the liquidation of such Loan Party;
(x)          any representation, warranty or statement made by or on behalf of a Loan Party in any Loan Document or in any report, certificate or financial statement provided pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been untrue in any material respect on the date made;
(xi)          the occurrence of one or more ERISA Events that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xii)          a Change of Control shall occur; or
(xiii)          the termination of, or the receipt by any Loan Party of notice of the termination of, any Material Contract (in each case, other than as a result of the expiration of its term in accordance with the terms thereof) or the occurrence of any event of default (however defined, but after any applicable grace or cure period set forth in such Material Contract has passed) or other event or condition under any Material Contract which would entitle the counterparty thereof to immediately terminate such Material Contract, except to the extent that the applicable Loan Party enters into a Replacement Project Contract within 180 days thereafter; provided that such 180-day period shall be extended for an additional 180 days (to a total period of 360 days) so long as (A) the applicable Loan Party has notified the Administrative Agent that it intends to replace such Material Contract and is diligently pursuing such replacement and (B) such additional cure period could not reasonably be expected to result in a Material Adverse Effect.
(b)          In the case of an Event of Default described in clause (ix) above, with respect to any Loan Party, all outstanding Loan Document Obligations will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Administrative Agent or the Required Lenders may (and the Administrative Agent will, if directed by the Required Lenders) declare all the Loans to be due and payable immediately (and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers under the Loan Documents shall become due and payable).
(c)          After the exercise of remedies (including rights of setoff) provided for in clause (a) above (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Secured Obligations (whether as a result of a payment under a Guarantee Agreement, any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Bankruptcy Laws or otherwise and whether received in cash or otherwise) shall be applied by the Administrative Agent and/or the Collateral Agent, without duplication, in the following order:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Administrative Agent and the Collateral Agent in their respective capacities as such;
Second, to payment of that portion of the Secured Obligations constituting indemnities, expenses and other similar amounts (other than principal and interest and commitment, closing, upfront and similar fees) payable to the applicable Secured Parties, ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Secured Obligations constituting fees and accrued and unpaid interest on the Term Loans, the Secured Hedging Obligations, the Secured Cash Management Obligations, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of, or the termination or close-out amount or similar amount of, the Term Loans, the Secured Hedging Obligations and the Secured Cash Management Obligations all other due and payable unpaid Secured Obligations, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by applicable law.
SECTION 9.          The Administrative Agent.
9.01          Appointment.  The Lenders in their capacities as Lenders hereby irrevocably designate and appoint Credit Suisse, as Administrative Agent and Collateral Agent to act as specified herein and in the other Loan Documents (including executing and delivering such Loan Documents on the Lenders' behalf).  Each Lender hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent or the Collateral Agent, as the case may be, by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Administrative Agent and the Collateral Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.  For purpose of this Section 9, the term "Administrative Agent" shall be deemed to also refer to the Collateral Agent.  In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.  The provisions of this Section 9 are solely for the benefit of the Agents and the Lenders, and neither the Borrowers nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.
9.02          Nature of Duties.
(a)          The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents.  Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non–appealable decision).  The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender, and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.
(b)          It is understood and agreed that the use of the term "agent" herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent in such capacity is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(c)          The Administrative Agent, in such capacity, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:
(i)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;
(ii)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;

(iii)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and
(iv)          shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
(d)          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.12 and Section 8), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrowers or a Lender.
9.03          Lack of Reliance on the Administrative Agent.  Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of the Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of the Parent and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  The Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Parent and their Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Parent and their Subsidiaries or the existence or possible existence of any Default or Event of Default.
9.04          Certain Rights of the Administrative Agent.  If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.
9.05          Reliance.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.06          Indemnification.  To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers or the Guarantors, the Lenders will reimburse and indemnify the Administrative Agent (and its Affiliates and their respective partners, members, directors, officers, agents, employees and controlling persons (if any)) in proportion to their respective Percentages (without duplication, in respect of all Classes of unsecured unterminated Commitments and Loans, in each case, on a combined basis at such time), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document, or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's (or such affiliate's) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided, further, that nothing in this Section 9.06 shall serve to relieve any Loan Party of its indemnification obligations under this Agreement and the other Loan Documents.
9.07          The Administrative Agent in its Individual Capacity.  With respect to its obligation to make Loans under this Agreement, Credit Suisse AG shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the Administrative Agent duties specified herein; and the term "Lender," "Required Lenders" or any similar terms shall, unless the context clearly indicates otherwise, include Credit Suisse AG in its respective individual capacities.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.
9.08          Resignation by the Administrative Agent.
(a)          The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving written notice to the Lenders and, unless a Default or an Event of Default under Section 8(a)(ix) then exists, the Borrowers.  Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.
(b)          Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrowers' approval shall not be required if an Event of Default then exists).  In no event shall any such successor Administrative Agent be an Affiliated Lender or a Disqualified Institution.
(c)          If a successor Administrative Agent shall not have been so appointed within 15 days of the date of the applicable notice of resignation, the Administrative Agent may then (but is not obligated to) appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
(d)          The Administrative Agent's resignation will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date 30 days after the giving of such notice of resignation by the Administrative Agent (regardless of whether a replacement Administrative Agent has been appointed pursuant to clauses (b) and (c) above).  If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) by the date on which the Administrative Agent's resignation becomes effective, the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.  With respect to the Security Trustee, its resignation will, to the fullest extent permitted by applicable law, only become effective on the date a replacement Security Trustee is appointed and such replacement Security Trustee has accepted such appointment.
(e)          With effect from the date that the Administrative Agent's resignation is effective (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 9 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.  The parties hereto acknowledge and agree that any resignation by the Administrative Agent is not effective with respect to its rights and obligations under the Parallel Debt (as defined in any Collateral Agreement) expressed to be governed by the laws of the Netherlands until such rights and obligations have been assigned to and assumed by the successor Administrative Agent.  The Administrative Agent will reasonably cooperate in assigning its rights under the Parallel Debt (as defined in any Collateral Agreement) expressed to be governed by the laws of the Netherlands to any such successor Administrative Agent and will reasonably cooperate in transferring all rights under any Collateral Agreement expressed to be governed by the laws of the Netherlands to such successor Administrative Agent.
9.09          Delegation of Duties.  The Administrative Agent and the Collateral Agent may perform any and all of their respective duties and exercise their respective rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents or co-agents appointed by the Administrative Agent or the Collateral Agent, as applicable.  The Administrative Agent, the Collateral Agent and any such sub-agent or co-agent may perform any and all of their respective duties and exercise their respective rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 9 shall apply to any such sub-agent or co-agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent or co-agent, as applicable, and shall apply to their respective activities in connection with the syndication of the Loans as well as activities as Administrative Agent, Collateral Agent, sub-agent or co-agent, as applicable.  The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents or co-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents or co-agents.
9.11          Other Agents.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, none of the Joint Global Coordinators or Joint Bookrunners (collectively, the "Other Agents") shall have any powers, duties or responsibilities, nor shall the Other Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Other Agent.

9.12          Security Trustee.  The Lenders in their capacities as Lenders and the counterparties (other than the Borrower or any Subsidiary of the Borrower) to any agreement the obligations under which constitute Secured Cash Management Obligations or Secured Hedging Obligations in their capacities as such (the "Secured Counterparties") hereby irrevocably designate and appoint Credit Suisse AG, as security trustee (in such capacity, the "Security Trustee") to act as specified herein and in the Ship Mortgages and other Loan Documents.  For purposes of Maltese law, the Administrative Agent will act as security trustee for the benefit of the Lenders and each of the Lenders authorizes the Administrative Agent to act as Security Trustee for the benefit of the Lenders with respect to the execution and registration in favor of the Administrative Agent as Security Trustee of the Ship Mortgage relating to Vessel A and for the purposes of the Civil Code (Chapter 16 Laws of Malta), the Merchant Shipping Act (Chapter 234 Laws of Malta) and the laws of Malta generally.  Each Lender and each Agent (on behalf of itself any of its Affiliates that is a Secured Counterparty) and hereby irrevocably authorizes, each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize or to have authorized, as the case may be, and each Secured Counterparty by the entrance into the applicable hedging agreement or agreement to provide cash management services shall be deemed irrevocably to authorize or to have authorized, the Security Trustee to take such action on its behalf under the provisions of this Agreement, the Ship Mortgages, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Security Trustee, as the case may be, by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Security Trustee hereby declares that it will hold as such trustee in trust for the benefit of the Secured Parties those of the Ship Mortgages and other Loan Documents to be executed and delivered in favor of the Security Trustee, from and after the execution and delivery thereof, and the Security Trustee hereby accepts its appointment as trustee and agrees to hold, receive, administer and enforce the Ship Mortgages and other Loan Documents and the Collateral covered thereby, which Ship Mortgages and the other Loan Documents and Collateral shall constitute the corpus of the trust, for the benefit of the Secured Counterparties in accordance with the terms hereof and thereof, but the Security Trustee shall have no obligations hereunder or under any of the Ship Mortgages and the other Loan Documents except those obligations of the Security Trustee expressly set forth herein or therein.  The Security Trustee may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.  For purposes of the duties, reliance, rights, indemnification, expense reimbursement, individual capacity, holders, resignation and co-agents provisions in this Section 9 and Section 10.01, the term "Administrative Agent" shall be deemed to also refer to the Security Trustee.
SECTION 10.          Miscellaneous.
10.01          Payment of Expenses, etc.  The Borrowers hereby agree to: (a) pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent (including the reasonable fees and disbursements of Latham & Watkins LLP and maritime counsel and a single local counsel in each appropriate jurisdiction, and, in the case of a conflict of interest, one additional counsel in each jurisdiction to such affected parties similarly situated) in connection with the administration of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and in connection with the preparation, negotiation, execution, delivery and administration of any amendment, waiver or consent relating hereto or thereto, and each of the Agents and Lenders in connection with the enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein or protection of their rights hereunder or thereunder or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings; (b) pay and hold the Administrative Agent, the Collateral Agent and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any other Loan Document or any payment thereunder, and save the Administrative Agent, the Collateral Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, the Collateral Agent or such Lender) to pay such taxes; and (c) indemnify the Agents, the Collateral Agent and each Lender, and each of their respective Affiliates and Related Parties (each, an "Indemnified Party") from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, the fees, charges and disbursements of one firm of counsel for all such Indemnified Parties, taken as a whole (other than the Collateral Agent which shall be entitled to separate counsel), and, if necessary, of a single firm of maritime counsel and a single firm of local counsel in each applicable jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnified Parties, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Party affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnified Party and, if necessary, of a single firm of maritime counsel and a single firm of local counsel in each applicable jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Indemnified Party)) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, any claim, investigation, litigation or other proceeding (whether or not any Indemnified Party is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Loan Party or any third party) related to the entering into and/or performance of this Agreement or any other Loan Document or the proceeds of any Loans hereunder or the consummation of the Transactions or any other transactions contemplated herein or in any other Loan Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents, or (ii) the actual or alleged presence or Release of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Vessel or Real Property at any time owned, leased or operated by any of the Borrowers or any of their Subsidiaries, the generation, storage, transportation, handling, disposal or Release of Hazardous Materials by any of the Borrowers or any of their Subsidiaries at any location, whether or not owned, leased or operated by any of the Borrowers or any of their Subsidiaries, the noncompliance with Environmental Law (including applicable permits thereunder) applicable to any Vessel or Real Property at any time owned, leased, operated or occupied by any of the Borrowers or any of their Subsidiaries, or any Environmental Claim related to the Borrower or any of its Subsidiaries, or any Vessel or Real Property at any time owned, leased, operated or occupied by any of the Borrowers or any of their Subsidiaries, including, in each case, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation, claim or other proceeding, or any other liability or obligation under Environmental Law relating in any way to the Borrower or its Subsidiaries; provided that no such Indemnified Party will be indemnified for costs, expenses, losses, claims, damages, penalties or liabilities (a) to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the fraud, gross negligence or willful misconduct of such Indemnified Party, (b) to the extent resulting from a claim brought by any Loan Party or any of its Subsidiaries against such Indemnified Party for material breach in bad faith of such Indemnified Party's obligations hereunder, if such Loan Party or such Subsidiary has obtained a final and non-appealable judgment in its or its Subsidiary's favor on such claim, as determined by a court of competent jurisdiction or (c) to the extent resulting from a proceeding that does not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnified Party against any other Indemnified Party (other than claims against any Joint Global Coordinator, Joint Bookrunner, arranger, bookrunner or agent in its capacity as, or in fulfilling its role as, Joint Global Coordinator, Joint Bookrunner, arranger, bookrunner or agent, or any similar role, under this Agreement).  To the extent that the undertaking to indemnify, pay or hold harmless any Indemnified Party set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.
Without limiting the Borrowers' reimbursement, indemnification and contribution obligations set forth in this Section 10.01, in no event will such Indemnified Party have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Indemnified Party's activities related to this Agreement or the other Loan Documents.  In no event will the Borrowers have any liability to the Indemnified Parties for any indirect, consequential, special or punitive damages in connection with or as a result of the Borrowers' activities relating to this Agreement or the other Loan Documents, other than reimbursement, indemnity and contribution obligations set forth in this Section 10.01 relating to indirect, consequential, special or punitive damages for which an Indemnified Party is liable.
10.02          Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Collateral Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, the Collateral Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, the Collateral Agent or such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Loan Document Obligations and liabilities of the Loan Parties to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in the Loan Document Obligations purchased by such Lender pursuant to Section 10.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not the Administrative Agent, the Collateral Agent or such Lender shall have made any demand hereunder and although said Loan Document Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.
10.03          Notices.
(a)          Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.03(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows: if to the Borrowers, at the addresses specified opposite their signatures below or in the other relevant Loan Documents; if to any Lender, at the address it last provided to the Administrative Agent, if any, and if to the Administrative Agent, at the Notice Office; or, as to the Borrowers or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrowers and the Administrative Agent.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in Section 10.03(b), shall be effective as provided in such Section.
(b)          Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under Section 2 by electronic communication.  Each of the Administrative Agent and the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)          Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)          Platform.
(i)          Each of the Borrower and its Subsidiaries agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the "Platform").  Each of the Borrower and its Subsidiaries acknowledges and agrees that the DQ List shall be deemed suitable for posting and may be posted by the Administrative Agent on the Platform, including the portion of the Platform that is designated for "public side" Lenders.
(ii)          The Platform is provided "as is" and "as available." Neither the Administrative Agent nor any of its Affiliates warrants the adequacy of the Platform and each of the Administrative Agent and its Affiliates expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Administrative Agent or any of its Affiliates in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Affiliates have any liability to the Borrowers or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers', any Loan Party's or the Administrative Agent's transmission of communications through the Platform.  "Communications" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
10.04          Benefit of Agreement; Assignments; Participations.
(a)          This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that none of the Borrowers may assign, delegate or otherwise transfer any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment, delegation or transfer by the Borrowers without such consent shall be null and void), and provided, further, that, no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 10.04(c)), the Joint Global Coordinators and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the related parties of the Administrative

Agent, the Joint Global Coordinators and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)          (i) Subject to the conditions set forth in Section 10.04(b)(ii), any Lender (or any Lender together with one or more other Lenders) may assign and delegate to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with (A) the prior written consent (such consent not to be unreasonably withheld or delayed) of the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment and delegation of all or any portion of a Loan to a Lender or an Affiliate of a Lender or to a Borrower or Subsidiary pursuant to Section 2.13 or Approved Fund and (B) prior written notice to the Borrowers, provided that no such notice will be required if an Event of Default has occurred and is continuing.
(ii)          Assignments and delegations shall be subject to the following additional conditions: (A) except in the case of an assignment and delegation to a Lender or an Affiliate of a Lender or an assignment and delegation of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption Agreement with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption Agreement with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $1,000,000, unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that simultaneous assignment by or to two or more Approved Funds shall be aggregated for purposes of determining such minimum transfer amount, (B) the parties to each assignment and delegation shall (x) execute and deliver to the Administrative Agent an Assignment and Assumption Agreement via an electronic settlement system acceptable to the Administrative Agent or (y) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, in each case, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment and only one such fee shall be payable for contemporaneous assignments by or to two or more Approved Funds, (C) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 4.07(g), (D) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 10.15; (E) Annex I shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders; and (F) upon the surrender of the relevant Notes by the assigning Lender, new Notes will be issued, at the Borrowers' expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.04 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loans.
(iii)          To the extent of any assignment pursuant to this Section 10.04, from and after the effective date specified in each Assignment and Assumption Agreement, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption Agreement, have the rights and obligations of a

Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.07, 2.08, 4.07, 9.06 and 10.01 and to any fees payable hereunder that have accrued for such Lender's account but have not yet been paid).  Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(c).
(iv)          Notwithstanding anything to the contrary contained herein, to the extent such assignment would, at the time of such assignment, result in increased costs under Section 2.07, 2.08 or 4.07 in excess of those being charged by the assigning Lender immediately prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs to the assignee Lender the extent of such excess (although the Borrowers shall be obligated to jointly and severally pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).
(c)          Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more Eligible Transferee (each, a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the approval of all the Lenders, or that requires the approval of all affected Lenders and the Participant is affected thereby.  In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in this Agreement executed by such Lender in favor of the participant relating thereto), except as provided in this Section 10.04(c).  The Borrowers agree that each participant shall be entitled to the benefits of Sections 2.08, 2.09 and 4.07 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such participant (1) agrees to be subject to the provisions of Sections 2.10 and 2.11 as if it were an assignee under paragraph (b) of this Section; and (2) shall not be entitled to receive any greater payment under Sections 2.08 or 4.07 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law, rule, regulation, treaty, order, guideline, or directive (or in the interpretation or administration thereof) that occurs after the participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers' request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.11 with respect to any participant.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement or any other Loan Document (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)          Notwithstanding anything in this Agreement to the contrary, any Lender may, at any time, assign all or a portion of its Loans on a non-pro rata basis to an Affiliated Lender, subject to the following limitations:
(i)          In connection with an assignment to a Non-Debt Fund Affiliate, (A) the Non-Debt Fund Affiliate shall have identified itself in writing as an Affiliated Lender to the assigning Lender and the Administrative Agent prior to the execution of such assignment and (B) the Non-Debt Fund Affiliate shall be deemed to have represented and warranted to the assigning Lender and the Administrative Agent that the requirements set forth in this Section 10.04(d)(i) and Section 10.04(d)(iv) below shall have been satisfied upon consummation of the applicable assignment;
(ii)          Non-Debt Fund Affiliates will not (A) have the right to receive information, reports or other materials provided solely to Lenders by the Administrative Agent and/or the Collateral Agent or any other Lender, except to the extent made available to the Borrower, (B) attend or participate in meetings attended solely by the Lenders and the Administrative Agent and/or the Collateral Agent or (C) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent, the Collateral Agent or the Lenders;
(iii)          (A) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) under, this Agreement or any other Loan Document, each Affiliated Lender will be deemed to have consented in the same proportion as the Lenders that are not Affiliated Lenders consented to such matter, unless such matter requires the consent of all or all affected Lenders and adversely affects such Affiliated Lender more than other Lenders in any material respect, (B) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any

Bankruptcy Law (a "Bankruptcy Plan"), each Affiliated Lender hereby agrees (x) not to vote on such Bankruptcy Plan, (y) if such Affiliated Lender does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be "designated" pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Bankruptcy Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Bankruptcy Laws) and (z) not to contest any request by any party for a determination by a court of competent jurisdiction effectuating the foregoing clause (y), in each case under this clause (B) unless such Bankruptcy Plan adversely affects such Affiliated Lender more than other Lenders in any material respect and (C) each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender's attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Loans held by such Affiliated Lender and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent's discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary or appropriate to carry out the provisions of this Section 10.04(d)(iii), including to ensure that any vote of such Affiliated Lender on any Bankruptcy Plan is withdrawn or otherwise not counted;
(iv)          the aggregate principal amount of any Class of Loans held at any one time by Non-Debt Fund Affiliates may not exceed 25% of the aggregate outstanding principal amount of any Class Loans; and
(v)          the Affiliated Lender will not be entitled to bring actions against the Administrative Agent or the Collateral Agent, in its role as such, or receive advice of counsel or other advisors to the Administrative Agent, the Collateral Agent or any Lender or challenge the attorney-client privilege of their respective counsel.
Each Affiliated Lender that is a Lender hereunder agrees to comply with the terms of this Section 10.04(d) (notwithstanding that it may be granted access to the Platform or any other electronic site established for the Lenders by the Administrative Agent), and each Non-Debt Fund Affiliate agrees that in any subsequent assignment of all or any portion of its Loans it shall identify itself in writing to the assignee as an Affiliated Lender prior to the execution of such assignment.
(e)          Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank or any central bank having jurisdiction over such Lender in support of borrowings made by such Lender from such Federal Reserve Bank or central bank and, without prior notification to or consent of the Administrative Agent or the Borrowers, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be.  No pledge pursuant to this clause (e) shall release the transferor Lender from any of its obligations hereunder.

(f)          (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the "Trade Date") on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation).  For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of "Disqualified Institution"), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption Agreement with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution.  Any assignment in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.
(ii)          If any assignment or participation is made to any Disqualified Institution without the Borrower's prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) in the case of outstanding Loans held by Disqualified Institutions, purchase or prepay such Loan by paying the principal amount thereof plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.04), all of its interest, rights and obligations under this Agreement to one or more Eligible Transferees at the principal amount thereof plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)          Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any Bankruptcy Plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be "designated" pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Bankruptcy Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Bankruptcy Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)          The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the "DQ List") on the Platform, including that portion of the Platform that is designated for "public side" Lenders and/or (B) provide the DQ List to each Lender requesting the same.
10.05          No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrowers or any other Loan Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have.  No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.
10.06          Payments Pro Rata.
(a)          Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers in respect of any Loan Document Obligations or Class of Loans hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Loan Document Obligations or Class of Loans with respect to which such payment was received.
(b)          Each of the Lenders agrees that, except as otherwise provided in this Agreement, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's Lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Loan Document Obligation then owed and due to such Lender bears to the total of such Loan Document Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Loan Document Obligations of the respective Loan Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that (i) if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest and (ii) any payment received in consideration for an assignment of participation permitted pursuant to Section 10.04 shall not be subject to this Section 10.06(b).
10.07          Calculations; Computations.
(a)          Subject to the provisions of Section 1.02(b), the financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders to the extent, in each case, permitted by the terms of this Agreement).
(b)          All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days (except for computations of interest with respect to Base Rate Loans, which at all times shall be calculated on the basis of a year of 365 or 366 days) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.
10.08          GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
(a)          THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE SHIP MORTGAGES AND OTHER COLLATERAL AGREEMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, EACH PARTY HEREUNDER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS EXCEPT AS SET FORTH IN THE LAST SENTENCE OF THIS CLAUSE (a).  EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER.  EACH OF THE PARTIES HEREUNDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, IN THE MANNER

PROVIDED FOR NOTICES IN SECTION 10.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH DELIVERY.  EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HEREUNDER IN ANY OTHER JURISDICTION IRREVOCABLY WITHOUT LIMITATION IN CONNECTION WITH THE ENFORCEMENT OF ANY JUDGMENT.
(b)          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.09          Counterparts.
(a)          Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)          Electronic Execution of Assignments.  The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.10          Effectiveness.  This Agreement shall become effective on the date on which it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.
10.11          Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
10.12          Amendment or Waiver; etc.
(a)          Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by (x) the Borrower, Finco and the Administrative Agent to cure any immaterial ambiguity, omission, defect or inconsistency, so long as, in each case, the Lenders shall have received at least five (5) Business Days' prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment or (y) the respective Loan Parties party hereto or thereto and the Required Lenders, provided that:
(i)          additional parties may be added to (and annexes may be modified to reflect such additions), and the Loan Parties may be released from, the Loan Guarantees and the Collateral Agreements in accordance with the provisions hereof and thereof without the consent of the other Loan Parties party thereto or the Required Lenders;
(ii)          no such change, waiver, discharge or termination shall, without the consent of each Lender (with Loan Document Obligations being adversely affected in the case of the following clause (a) and (d), to the extent (in the case of the following clause (d)) that any such Lender would be required to make a Loan in excess of its pro rata portion provided for in this Agreement or would receive a payment or prepayment of Loans or a commitment reduction that (in any case) is less than its pro rata portion provided for in this Agreement, in each case, as a result of any such amendment, modification or waiver referred to in the following clause (d)):
(a)          extend the final scheduled maturity of any Loan or Note held by such Lender, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount, or extend the time of payment, of any Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or extend the timing of repayment of any such Loan, or reduce the principal amount of any such Loan thereof, or increase the Commitment of any Lender,
(b)          amend, modify or waive any provision of this Section 10.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Commitments on the Closing Date) or any other Section which expressly requires the consent of all Lenders or all Lenders adversely affected thereby,
(c)          reduce the percentage specified in the definition of Required Lenders,
(d)          amend, modify or waive (x) Section 2.05 or (y) any provision in this Agreement to the extent providing for payments or prepayments of Loans to be applied pro rata among the Lenders entitled to such payments or prepayments of Loans (it being understood that the waiver of any mandatory prepayment of Loans by the Required Lenders shall not constitute an amendment, modification or waiver for purposes of this clause (d)),
(e)          consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement, or
(f)          substitute, replace or release any Guarantor from a Loan Guarantee (other than as permitted by the Loan Documents) or release substantially all the value of the Loan Guarantees (except as expressly provided in the Loan Documents);
(iii)          no such change, waiver, discharge or termination shall change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class;
(iv)          no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender without the consent of such Lender or (2) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 9 or any other provision as same relates to the rights or obligations of the Administrative Agent;
(v)          no such change, waiver, discharge or termination shall, without the consent of each Lender and each Secured Counterparty:

(a)          release any Ship Mortgage or all or substantially all of the Collateral (except as expressly provided in the Loan Documents) under the Collateral Agreements or permit any sale, lease, transfer or other disposition of any Collateral Vessel (it being understood that a Collateral Vessel Contract shall not constitute any such sale, lease, transfer or other disposition) not otherwise permitted under this Agreement and the Collateral Agreements; and
(b)          amend, modify or waive any provision of this Section 10.12(a)(v).
(b)          If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (iv), inclusive, of Section 10.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided that in any event the Borrowers shall not have the right to replace a Lender or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to Section 10.12(a)(iii).
10.13          Survival.  All indemnities set forth herein including, without limitation, in Sections 2.08, 2.09, 4.07, 9.06 and 10.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loan Document Obligations.
10.14          Domicile of Loans.  Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.  Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 10.14 would, at the time of such transfer, result in increased costs under Section 2.07, 2.08 or 4.07 in excess of those being charged by the respective Lender immediately prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs to the extent of such excess (although the Borrowers shall be obligated to jointly and severally pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).
10.15          Register.  The Borrowers hereby designate the Administrative Agent to serve as their non-fiduciary agent, solely for purposes of this Section 10.15, to maintain a register (the "Register") on which it will record the Commitments of each of the Lenders, the Loans made by each of the Lenders, the principal amount (and stated interest) of such Loans, and each repayment in respect of the principal amount of the Loans of each Lender.  Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans.  With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 10.04(b).  Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender.
10.16          Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Loan Parties and their respective obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrowers or the Parent or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, "Information" means all information received from the Borrowers or any of their Subsidiaries relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
10.17          Intercreditor Agreement.  In the event the Intercreditor Agreement is required hereunder, each of the Loan Parties, the Administrative Agent and the Lenders (on their own behalf and on behalf of their Affiliates that are Secured Counterparties) (a) consents to and ratifies the execution by the Administrative Agent and the Collateral Agent of the Intercreditor Agreement in connection with the Incurrence of Other Pari Passu Obligations and any amendments or supplements expressly contemplated thereby, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement following its execution and (c) acknowledges that it has received a copy of the Intercreditor Agreement and that the exercise of certain of the Collateral Agent's or the Administrative Agent's rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement following its execution.  NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE INTERCREDITOR AGREEMENT, THE INTERCREDITOR AGREEMENT SHALL CONTROL.
10.18          Currency Conversion Shortfall.
(a)          If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in Dollars into another currency, the rate of exchange used shall be that at which, in accordance with normal, reasonable banking procedures, the Administrative Agent could purchase Dollars with such other currency in New York City on the Business Day preceding that on which final judgment is given.
(b)          The Loan Document Obligations of the Loan Parties in respect of any sum due to the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such currency, the Administrative Agent may, in accordance with normal, reasonable banking procedures, purchase Dollars with such other currency.  If the amount of Dollars so purchased is less than the sum originally due, in Dollars, the Borrowers agree, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such Loan Document Obligation was owing against such loss.  If the amount of Dollars so purchased is greater than the sum originally due, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).
10.19          Releases.  Subject to the Intercreditor Agreement, without further written consent or authorization from any Lender Creditor, the Administrative Agent or Collateral Agent, as applicable, may (a) execute any documents or instruments necessary in connection with an Asset Sale permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Asset Sale permitted by this Agreement or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.12)

have otherwise consented or (c) release any Borrower Subsidiary Guarantor that is the subject of such Asset Sale permitted by this Agreement from its obligations under the Loan Documents or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.12) have otherwise consented.
10.20          Release of Guarantees.  The Loan Guarantee of a Guarantor shall be automatically released:
(a)          in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or amalgamation) to a Person that is not (either immediately before or after giving effect to such transaction) the Borrower or a Subsidiary of the Borrower, if the sale or other disposition does not violate Section 7.22, Section 7.14 or any other applicable restriction in the Loan Documents, as applicable, and complies with the Loan Documents;
(b)          in connection with any sale or other disposition of Capital Stock of such Guarantor following which such Guarantor is no longer a Subsidiary of the Parent or the Borrower, as the case may be, if the sale or other disposition does not violate Section 7.22, Section 7.14 or any other applicable restriction in the Loan Documents, as applicable, and complies with the Loan Documents;
(c)          upon discharge of the Loan Document Obligations in accordance with the terms of this Agreement; or
(d)          unless an Event of Default has occurred and is continuing, upon the dissolution or liquidation of the Guarantor in compliance with Section 7.14.
10.21          Joint and Several Liability.  Notwithstanding anything to the contrary in this Agreement or in any Loan Document, the obligations of the Borrowers hereunder and under the other Loan Documents with respect to any Loans and all other Loan Document Obligations (including any interest, fees and other amounts in respect thereof) and the repayment or prepayment thereof shall be joint and several.
10.22          Enforcement of Remedies.  Anything to the contrary in any of the Loan Documents notwithstanding, the parties hereto (and each Secured Party) agree that no Lender or other Secured Party shall have any right individually to take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents, or to institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, it being understood and agreed that all powers, rights and remedies under or with respect to the Loan Documents or the amounts due thereunder may be exercised solely by the Administrative Agent, the Collateral Agent and the Security Trustee (or their applicable designees or sub-agents) on behalf of the Lenders and the other Secured Parties as the Administrative Agent, the Collateral Agent and the Security Trustee may be directed by the Required Lenders and in accordance with the terms hereof and thereof and applicable law.  No Lender or other Secured Party shall instruct the Administrative Agent, the Collateral Agent or the Security Trustee to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral, whether under any Loan Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting at the direction of the Required Lenders or as otherwise authorized herein, shall be entitled to take any such actions or exercise any remedies with respect to any Collateral at such time.  Notwithstanding the foregoing, if so directed by the Required Lenders, each of the Administrative Agent, the Collateral Agent and the Security Trustee is irrevocably authorized, in connection with an Event of Default under Section 8(a) resulting from the failure to pay Secured Obligations owing to the Lenders, to sue for payment of, or to initiate any suit, action or proceedings against any Loan Party to enforce payment of or to collect such Secured Obligations.  The provisions of this Section 10.22 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
10.23          Keepwell.  Each of the Qualified ECP Guarantors hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under its Loan Guarantee and the other Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations and undertakings under this Section 10.23, or otherwise under the Loan Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.23 shall remain in full force and effect until the Secured Obligations have been paid in full.  Each Qualified ECP Guarantor intends that this Section 10.23 constitute, and this Section 10.23 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
10.24          Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)          the effects of any Bail-in Action on any such liability, including, if applicable:
(i)          a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
*          *          *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ARCTIC LNG CARRIERS LTD., as Borrower

By:	/s/ Daniel Avezbaki
	Name:	Daniel Avezbaki
	Title:	Attorney-in-fact

DYNAGAS FINANCE LLC, as Finco

By:	/s/ Daniel Avezbaki
	Name:	Daniel Avezbaki
	Title:	Attorney-in-fact

Credit Agreement

BORROWER SUBSIDIARY GUARANTORS: SEACROWN MARITIME LTD. SOLANA HOLDING LTD. NAVAJO MARINE LIMITED FAREASTERN SHIPPING LIMITED PEGASUS SHIPHOLDING S.A. LANCE SHIPPING S.A.

By:	/s/ Daniel Avezbaki
	Name:	Daniel Avezbaki
	Title:	Attorney-in-fact

Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent and Lender

By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Authorized Signatory

By:	/s/ Lea Baerlocher
	Name:	Lea Baerlocher
	Title:	Authorized Signatory

Credit Agreement

ANNEX I
TO CREDIT AGREEMENT
COMMITMENTS

Lender	Term Loan Commitment

Credit Suisse AG, Cayman Islands Branch	$480,000,000

Total	$480,000,000

SCHEDULE A
Borrower Subsidiary Guarantors
1.	Lance Shipping S.A., a Marshall Islands corporation
2.	Pegasus Shipholding S.A., a Marshall Islands corporation
3.	Seacrown Maritime Ltd., a Marshall Islands corporation
4.	Fareastern Shipping Limited, a Malta private limited liability company
5.	Navajo Marine Limited, a Marshall Islands corporation
6.	Solana Holding Ltd., a Marshall Islands corporation

SCHEDULE 6.10
UCC-1 Filing Offices
Debtor	Filing	Filing Office
Arctic LNG Carriers Ltd.	UCC-1	Washington D.C. Recorder of Deeds
Seacrown Maritime Ltd.	UCC-1	Washington D.C. Recorder of Deeds
Solana Holding Ltd.	UCC-1	Washington D.C. Recorder of Deeds
Navajo Marine Limited	UCC-1	Washington D.C. Recorder of Deeds
Lance Shipping S.A.	UCC-1	Washington D.C. Recorder of Deeds
Pegasus Shipholding S.A.	UCC-1	Washington D.C. Recorder of Deeds
Fareastern Shipping Limited	UCC-1	Washington D.C. Recorder of Deeds

SCHEDULE 6.11
Capital Stock of each Loan Party (other than the Parent)
Loan Party	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage Ownership
Arctic LNG Carriers Ltd.	1	Dynagas Equity Holding Limited	500	100%
Dynagas Finance LLC	N/A	Arctic LNG Carriers Ltd.	Uncertificated limited liability company membership interests	100%
Seacrown Maritime Ltd.	3	Arctic LNG Carriers Ltd.	500	100%
Solana Holding Ltd.	4	Arctic LNG Carriers Ltd.	500	100%
Navajo Marine Limited	4	Arctic LNG Carriers Ltd.	500	100%
Lance Shipping S.A.	3	Arctic LNG Carriers Ltd.	500	100%
Pegasus Shipholding S.A.	3	Arctic LNG Carriers Ltd.	500	100%
Fareastern Shipping Limited	3	Arctic LNG Carriers Ltd.	1,200	100%
Dynagas Operating GP LLC	N/A	Dynagas LNG Partners LP	Uncertificated limited liability company membership interests	100%
Dynagas Operating LP	N/A	Dynagas LNG Partners LP Dynagas Operating GP LLC	Uncertificated limited partnership interests Uncertificated non-economic	100% LP Interest

			general partnership interests	100% GP Interest
Dynagas Equity Holding Limited	11	Dynagas Operating LP	500	100%

SCHEDULE 6.12
Subsidiaries of the Borrower
Subsidiary	Jurisdiction of Organization	Registered Owner	Percentage of Equity Interests
Dynagas Finance LLC	Delaware	Arctic LNG Carriers Ltd.	100%
Seacrown Maritime Ltd.	Marshall Islands	Arctic LNG Carriers Ltd.	100%
Solana Holding Ltd.	Marshall Islands	Arctic LNG Carriers Ltd.	100%
Navajo Marine Limited	Marshall Islands	Arctic LNG Carriers Ltd.	100%
Lance Shipping S.A.	Marshall Islands	Arctic LNG Carriers Ltd.	100%
Pegasus Shipholding S.A.	Marshall Islands	Arctic LNG Carriers Ltd.	100%
Fareastern Shipping Limited	Malta	Arctic LNG Carriers Ltd.	100%

SCHEDULE 6.15
Legal Name, Type of Organization, Jurisdiction of each Loan Party
Full and Exact Legal Name of Loan Party	Type of Organization	Jurisdiction of Organization	Organizational Identification Number (Jurisdiction)
Dynagas LNG Partners LP	Publicly traded limited partnership	Marshall Islands	950060
Dynagas Operating LP	Limited partnership	Marshall Islands	950059
Dynagas Operating GP LLC	Limited liability company	Marshall Islands	962418
Dynagas Equity Holding Limited	Corporation	Liberia	C-115521
Arctic LNG Carriers Ltd.	Corporation	Marshall Islands	77480
Dynagas Finance LLC	Limited liability company	Delaware	N/A
Seacrown Maritime Ltd	Corporation	Marshall Islands	10628
Solana Holding Ltd	Corporation	Marshall Islands	47644
Navajo Marine Limited	Corporation	Marshall Islands	47650
Lance Shipping S.A.	Corporation	Marshall Islands	10149
Pegasus Shipholding S.A.	Corporation	Marshall Islands	10748
Fareastern Shipping Limited, a Malta private limited liability company	Private limited liability company	Malta	C 52103

SCHEDULE 6.21
Collateral Vessels

Vessel	Registered Owner	Flag	Official Number
Amur River	Seacrown Maritime Ltd.	Marshall Islands	3001
Lena River	Solana Holding Ltd.	Marshall Islands	5073
Yenisei River	Navajo Marine Limited	Marshall Islands	5072
Ob River	Lance Shipping S.A.	Marshall Islands	2846
Clean Energy	Pegasus Shipholding S.A.	Marshall Islands	2742
Arctic Aurora	Fareastern Shipping Limited	Malta	9645970

SCHEDULE 6.22
Properties
None.

SCHEDULE 6.30
Material Contracts
1.	Time Charter Agreement, dated as of June 19, 2013, by and between the Arctic Aurora Subsidiary and Statoil ASA with respect to Vessel A
2.	LNG Carrier Time Charter Agreement, dated as of April 17, 2014, by and between the Amur River Subsidiary and Gazprom Marketing and Trading Singapore PTE. LTD with respect to Vessel B
3.	LNG Carrier Time Charter Agreement, dated as of October 31, 2016, by and between the Clean Energy Subsidiary and Gazprom Marketing and Trading Singapore PTE. LTD with respect to Vessel C
4.	LNG Carrier Time Charterparty, dated as of August 2, 2011, by and between the Lena River Subsidiary and Gazprom Global LNG Limited with respect to Vessel D
5.	the Lena River Yamal Charter
6.	LNG Carrier Time Charterparty, dated as of August 2, 2011, by and between the Ob River Subsidiary and Gazprom Global LNG Limited with respect to Vessel E
7.	LNG Carrier Time Charterparty, dated as of March 24, 2016, by and between the Ob River Subsidiary and Gazprom Marketing and Trading Singapore PTE. LTD with respect to Vessel E
8.	LNG Carrier Time Charterparty, dated as of August 2, 2011, by and between the Yenisei River Subsidiary and Gazprom Global LNG Limited with respect to Vessel F
9.	the Yenisei River Yamal Charter

SCHEDULE 7.12(c)(ix)
Transactions with Affiliates
1.	Ship Management Agreement, dated December 21, 2012, by and between the Manager and the Clean Energy Subsidiary, relating to Vessel C
2.	Ship Management Agreement, dated December 21, 2012, by and between the Manager and the Ob River Subsidiary, relating to Vessel E
3.	Ship Management Agreement, dated December 21, 2012, by and between the Manager and the Amur River Subsidiary, relating to Vessel B
4.	Ship Management Agreement, dated December 16, 2013, by and between the Manager and the Arctic Aurora Subsidiary, relating to Vessel A
5.	Ship Management Agreement, dated December 17, 2013, by and between the Manager and the Yenisei River Subsidiary, relating to Vessel F
6.	Ship Management Agreement, dated December 17, 2013, by and between the Manager and the Lena River Subsidiary, relating to Vessel D

SCHEDULE 7.13
Existing Liens
None.

SCHEDULE 7.15(a)(iv)

Existing Investments

None.

EXHIBIT A
 TO CREDIT AGREEMENT
[FORM OF] ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to below and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Loan Guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor:

2.	Assignee:
[and is [a Lender] [an Affiliate of [Identify Lender]]][1]

3.	Borrowers: Arctic LNG Carriers LTD. and Dynagas Finance LLC

4.	Administrative Agent: Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent under the Credit Agreement

1          Select as applicable.

5.
Credit Agreement: The Credit Agreement dated as of May 18, 2017, among Arctic LNG Carriers LTD., Dynagas Finance LLC, the Borrower Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

6.	Assigned Interest:[2]

Facility Assigned	Aggregate Amount of Commitments/Loans of the applicable Class of all Lenders	Amount of the Commitments/Loans of the applicable Class Assigned	Percentage Assigned of Aggregate Amount of Commitments/Loans of the applicable Class of all Lenders[3]
Term Loans	$	$		%
[ ][4]	$	$		%

Effective Date:  ___________, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent any tax forms required by Section 4.07(g) of the Credit Agreement and to designate one or more credit contacts to whom all syndicate-level information (which may contain Parent Restricted Information) will be made available and who may receive such information in accordance with the Assignee's compliance procedures and applicable laws, including Federal and State securities laws.

2          Must comply with the minimum assignment amounts set forth in Section 10.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.
3          Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Term Lenders or Incremental Lenders of any Class, as applicable.
4          In the event Other Term Loans of any Class are established under Section 2.12 of the Credit Agreement, refer to the Class of such Loans assigned.

The terms set forth above are hereby agreed to:	[Consented to and[5] Accepted:
___________________________, as Assignor,	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent,

by	by
Name:	Name:
Title:	Title:]

___________________________, as Assignee,

by
Name:
Title:

5          No consent of the Administrative Agent is required for an assignment to a Lender or an Affiliate of a Lender.

ANNEX 1 TO
 [FORM OF] ASSIGNMENT AND ASSUMPTION AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
 ASSIGNMENT AND ASSUMPTION
1.          Representations and Warranties.
1.1          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, the Borrowers, any Subsidiary or any other Affiliate of the Parent or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent, the Borrowers, any Subsidiary or any other Affiliate of the Parent or any other Person of any of their respective obligations under any Loan Document.
1.2          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.05 thereof (or, prior to the first such delivery, the financial statements referred to in Sections 5.01(g) and 5.01(h) thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (v) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax and (vi) if it is a foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 4.07(g) thereof), duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.          Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3.          General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT B
Form of Guarantee Agreement
See Attached

EXECUTION VERSION

GUARANTEE AGREEMENT

dated as of

May 18, 2017

among

ARCTIC LNG CARRIERS LTD., as Borrower

DYNAGAS FINANCE LLC, as Finco

DYNAGAS LNG PARTNERS LP, as the Parent

THE OTHER GUARANTORS IDENTIFIED HEREIN

and

CREDIT SUISSE AG, as Administrative Agent and Collateral Agent

TABLE OF CONTENTS
ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

Guarantee

ARTICLE III

Rights of Reimbursement, Contribution and Subrogation

SECTION 3.01.	Rights of Reimbursement, Contribution and Subrogation	11

ARTICLE IV

Representations, Warranties and Agreements

i

ARTICLE V

Covenants.

ARTICLE VI

Miscellaneous

ii

Exhibits
Exhibit I	Form of Supplement
Exhibit II	Form of Joinder
iii

GUARANTEE AGREEMENT dated as of May 18, 2017 (this "Agreement"), among Dynagas LNG Partners LP, a publicly traded Marshall Islands limited partnership (the "Parent"), Arctic LNG Carriers LTD., a Marshall Islands corporation (the "Borrower"), Dynagas Finance LLC, a newly-formed Delaware limited liability company ("Finco" and, together with the Borrower, the "Borrowers"), the other Guarantors from time to time party hereto and Credit Suisse AG, Cayman Islands Branch ("Credit Suisse"), as Administrative Agent and Collateral Agent.
Reference is made to that certain Credit Agreement dated as of May 18, 2017 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), among the Borrower, Finco, the other Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and Credit Suisse, as Administrative Agent and Collateral Agent, which provides for the incurrence of the Loans and permits the Borrower to incur other Pari Passu Obligations subject to certain terms and conditions (the trustee or agent of which shall, upon the execution of a Joinder Agreement, become party hereto on behalf of the holders or lenders of such other Pari Passu Obligations). The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Parent and the other Guarantors (as defined below) are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions

SECTION 1.01. Defined Terms.  (a) Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.
(b)          The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
"Agreement" has the meaning assigned to such term in the preamble hereto.
"Borrower" has the meaning assigned to such term in the preamble hereto.
"Borrowers" has the meaning assigned to such term in the preamble hereto.
"Consolidated Adjusted EBITDA" shall mean, in respect of the Parent with respect to any period, Consolidated Net Income of such Person for such period plus, without duplication:
1

(1)          provision for taxes and taxes accrued based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes and taxes accrued was deducted in computing such Consolidated Net Income; plus
(2)          the Consolidated Net Interest Expense of such Person and its Subsidiaries to the extent that such Consolidated Net Interest Expenses were deducted in computing such Consolidated Net Income; plus
(3)          depreciation, amortization (including amortization of intangibles, amortization and write-down (if any) of fair value of acquired time charters and charter hire amortization but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, but including, for the avoidance of doubt, any write-off or write-down of capitalized debt issuance costs) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus
(4)          to the extent Attributable Indebtedness is outstanding and is not a Capital Lease Obligation, the amount of any payments therefor; minus
(5)          non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
For purposes of determining Consolidated Adjusted EBITDA for any period that includes the quarterly periods ending on the last day of September 2016 and December 2016, the Consolidated Adjusted EBITDA of the Parent for each such quarterly period shall be deemed to be $35,136,000 and $33,525,000, respectively.
"Consolidated Interest Coverage Ratio" shall mean, in respect of the Parent, for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Consolidated Net Interest Expense of such Person for such period; provided, however, that:
(1)          if such Person or any of its Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding on the date a determination of the Consolidated Interest Coverage Ratio is to be made, or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Adjusted EBITDA and Consolidated Net Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;
(2)          if such Person or any of its Subsidiaries has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period, or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio, Consolidated Adjusted EBITDA and
2

Consolidated Net Interest Expense for such period shall be calculated on a pro forma basis as if such repayment, repurchase, defeasance or discharge had occurred on the first day of such period;
(3)          if, since the beginning of such period, such Person or any of its Subsidiaries shall have made any asset sale, Consolidated Adjusted EBITDA for such period shall be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) directly attributable to the assets which are the subject of such disposition for such period, or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) directly attributable thereto for such period, and Consolidated Net Interest Expense for such period shall be reduced by an amount equal to the Consolidated Net Interest Expense directly attributable to any Indebtedness of such Person or any of its Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to such Person and its Subsidiaries in connection with such disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Net Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent such Person and its remaining Subsidiaries are no longer liable for such Indebtedness after such sale);
(4)          if, since the beginning of such period, any other Person that subsequently became a Subsidiary of such Person or was merged with or into such Person or any of its Subsidiaries since the beginning of such period shall have made any asset sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) above or (6) below if made by the specified Person or a Subsidiary thereof during such period, Consolidated Adjusted EBITDA and Consolidated Net Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such asset sale, Investment or acquisition had occurred on the first day of such period;
(5)          Consolidated Adjusted EBITDA and Consolidated Net Interest Expense of discontinued operations recorded on or after the date such operations are classified as discontinued in accordance with GAAP shall be excluded but, with respect to Consolidated Net Interest Expense, only to the extent that the obligations giving rise to such Consolidated Net Interest Expense will not be obligations of such Person or any of its Subsidiaries following such classification; and
(6)          if, since the beginning of such period, such Person or any of its Subsidiaries shall have (i) by merger or otherwise, made an Investment in any Subsidiary of such Person (or any Person which becomes a Subsidiary of such Person), or (ii) acquired assets constituting all or substantially all of an operating unit of a business or, in the case of the Parent or any of its Subsidiaries that are not the Borrower or any of its Subsidiaries, acquired an additional vessel, or, in the case of the Borrower or any of its Subsidiaries, acquired an Additional Collateral Vessel, Consolidated Adjusted EBITDA and Consolidated Net Interest Expense for such period shall be calculated after giving pro forma effect thereto (including, without limitation, the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period.
"Consolidated Net Interest Expense" shall mean, with respect to the Parent for any period,
3

(A) the sum, without duplication, of:
(1)          the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers' acceptance financings, but excluding:
(a)	amortization of debt issuance costs and original issue discount; and
(b)
any nonrecurring charges relating to any premium or penalty paid (including prepayment fees), write-off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity, to the extent that any of such nonrecurring charges constitute interest expense;

(c)	net payments (if any) pursuant to Hedging Obligations;
(2)          the consolidated interest expense of such Person and any of its Subsidiaries that was capitalized during such period; and
(3)          to the extent any Attributable Indebtedness is outstanding and is not a Capital Lease Obligation, the amount of interest implicit in any payments related to such Attributable Indebtedness during such period, minus
(B) interest income (if any);
For purposes of determining Consolidated Net Interest Expense for any period that includes the quarterly periods ending on the last day of September 2016, December 2016, March 2017 and June 2017, the Consolidated Net Interest Expense of the Parent for each such quarterly period shall be deemed to be $10,552,000, $10,535,000, $10,458,000 and $10,608,000, respectively.
"Consolidated Net Income" shall mean, with respect to any specified Person for any period, the aggregate of the Net Income of such specified Person and its Subsidiaries for such period; provided that, without duplication:
(1)          the Net Income (but not loss) of any Person that is not a Subsidiary of such Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of such Person during such period;
(2)          the Net Income (but not loss) of any Subsidiary of such Person will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or
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governmental regulation applicable to that Subsidiary or its stockholders (in each case other than as a result of restrictions contained in this Agreement or the Pari Passu Documents, in each case as in effect on the Closing Date); provided that Consolidated Net Income of the referenced Person will be increased by the amount of dividends or other distributions or other payments paid in cash to the referenced Person or a Subsidiary thereof during such period, to the extent not already included therein;
(3)          the cumulative effect of a change in accounting principles will be excluded;
(4)          non-cash gains and losses due solely to fluctuations in currency values will be excluded;
(5)          the case of a successor to the referenced Person by consolidation or merger or as a transferee of the referenced Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded;
(6)          the effects resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Closing Date will be excluded;
(7)          any unrealized gain (or loss) in respect of Hedging Obligations will be excluded;
(8)          non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards will be excluded;
(9)          goodwill write-downs or other non-cash impairments of assets, or restructuring charges or severance costs associated with acquisitions or dispositions will be excluded;
(10)          drydock, shipyard stay and special survey expenses will be excluded; and
(11)          non-recurring charges and gains will be excluded.
"Credit Agreement" has the meaning assigned to such term in the first paragraph hereto.
"Finco" has the meaning assigned to such term in the preamble hereto.
"Guarantors" shall mean (a) the Parent Guarantors, (b) the Borrowers, (c) the Subsidiaries of the Borrower identified on the signature pages hereto under the heading "Borrower Subsidiary Guarantors" and (d) each other Subsidiary of the Borrower that becomes a party to this Agreement after the Closing Date in accordance with Section 6.12 and the terms of the Credit Agreement.
"Joinder Agreement" shall mean an instrument, substantially in the form of Exhibit II hereto, by which holders of other Pari Passu Obligations become party to this Agreement.
"Net Income" shall mean, with respect to any specified Person for any period, the aggregate net income (loss) of such Person and its Subsidiaries for such period, determined in
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accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding (without duplication), however:
(1)          any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any asset sale or other asset dispositions (other than in the ordinary course of business) or (b) the disposition of any securities by such specified Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such specified Person or any of its Subsidiaries; and
(2)          any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
"Obligee Guarantor" has the meaning assigned to such term in Section 2.10.
"Parent Guarantors" shall mean (a) the Parent, (b) the Subsidiaries of the Parent identified on the signature pages hereto under the heading "Parent Subsidiary Guarantors" and (c) each other Subsidiary of the Parent that directly or indirectly owns any Capital Stock of the Borrower and becomes a party to this Agreement after the Closing Date in accordance with Section 6.12 and the terms of the Credit Agreement.
"Pari Passu Documents" shall mean, collectively, the Loan Documents and any document or instrument evidencing or governing any Other Pari Passu Obligations (solely to the extent a Joinder Agreement in respect of such Other Pari Passu Obligations has been duly executed and delivered).
"Pari Passu Obligations" shall mean (a) the Secured Obligations, (b) all Other Pari Passu Obligations and, (c) all other obligations of the Borrowers and the other Guarantors in respect of, or arising under, the applicable Pari Passu Documents, in respect of the obligations described in clauses (a) through (c) of this definition (solely, in the case of clauses (b) and (c) of this definition, to the extent a Joinder Agreement in respect of such Pari Passu Obligations has been duly executed and delivered), (including, all principal, premium, interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrowers or any other Guarantor of an Insolvency or Liquidation Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding. The Pari Passu Obligations shall be subject to the terms of the Intercreditor Agreement
"Parent" has the meaning assigned to such term in the preamble hereto.
"Parent LPA" means the Third Amended and Restated Agreement of Limited Partnership of the Parent, as it may be amended, supplemented or restated from time to time.
"Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such
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other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
"Restricted Payment" has the meaning assigned to such term in Section 5.06(a).
"Secured Parties" shall mean, collectively, (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each holder of other Pari Passu Obligations that has executed, or has caused to be executed on its behalf, a Joinder Agreement, (e) each provider of cash management services the obligations under which constitute Secured Cash Management Obligations that has executed, or has caused to be executed on its behalf, a Joinder Agreement, (f) each counterparty to any hedging agreement the obligations under which constitute Secured Hedging Obligations that has executed, or has caused to be executed on its behalf, a Joinder Agreement, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Pari Passu Document and (h) the successors and assigns of each of the foregoing.
"Supplement" shall mean an instrument in the form of Exhibit I hereto, or any other form approved by the Collateral Agent, and in each case reasonably satisfactory to the Collateral Agent.
"Voidable Transfer" has the meaning assigned to such term in Section 2.05.
ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance by the Borrowers and each other Guarantor when due (whether at the stated maturity, by acceleration or otherwise) of the Pari Passu Obligations. Each Guarantor further agrees that the Pari Passu Obligations may be extended, renewed or increased, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, increase, amendment or modification of any Pari Passu Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other Loan Party of any of the Pari Passu Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all Pari Passu Obligations (including, without limitation, interest, fees, costs and expenses) that would be owed by any other obligor on the Pari Passu Obligations but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency or Liquidation Proceeding involving such other obligor because it is the intention of the Guarantors and Secured Parties that the Pari Passu Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower, Finco or any other Guarantor of any portion of such Pari Passu Obligations.
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SECTION 2.02. Guarantee of Payment; Continuing Guarantee.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any Insolvency or Liquidation Proceeding shall have stayed the accrual or collection of any of the Pari Passu Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, the Collateral Agent or any other Secured Party to any security held for the payment of the Pari Passu Obligations, to any other guarantee, to any right of offset, to any other rights or remedies, or to any balance of any deposit account or credit on the books of the Administrative Agent, the Collateral Agent or any other Secured Party in favor of the Borrowers, any other Loan Party, or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Pari Passu Obligations, whether currently existing or hereafter incurred.
SECTION 2.03. No Limitations. (a) Except for termination of a Guarantor's obligations hereunder as expressly provided in Section 6.11, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Pari Passu Obligations, any impossibility in the performance of the Pari Passu Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent, the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Pari Passu Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Pari Passu Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for any of the Pari Passu Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Pari Passu Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Pari Passu Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Pari Passu Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Pari Passu Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)          To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower, Finco or any other Loan Party or the unenforceability of the Pari Passu Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, Finco or any other Loan Party, other than the indefeasible payment in full in cash of all the Pari Passu Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Pari Passu Obligations, make any other accommodation with the Borrower, Finco or any other Loan Party

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or exercise any other right or remedy available to them against the Borrower, Finco or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Pari Passu Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, Finco or any other Loan Party, as the case may be, or any security.
SECTION 2.04. Limitation on Obligations Guaranteed. (a) Notwithstanding any other provision hereof, the right of recovery against each Guarantor under Section 2 hereof shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under Section 2 hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guaranty set forth herein and the obligations of each Guarantor hereunder. To effectuate the foregoing, the Administrative Agent, the Collateral Agent and the Guarantors hereby irrevocably agree that the Pari Passu Obligations of each Guarantor in respect of the guarantee set forth in Section 2 hereof at any time shall be limited to the maximum amount as will result in the Pari Passu Obligations of such Guarantor with respect thereto hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in Section 2 hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. For purposes of the foregoing, all guarantees of such Guarantor other than the guarantee under Section 2 hereof will be deemed to be enforceable and payable after the guaranty under Section 2 hereof. To the fullest extent permitted by applicable law, this Section 2.04(a) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interest in such Guarantor.
(b)          Each Guarantor agrees that Pari Passu Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.04(a) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.
SECTION 2.05. Reinstatement. If at any time payment of any of the Pari Passu Obligations or any portion thereof is rescinded, disgorged or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any other Guarantor or any substantial part of its property, or otherwise, or if any Secured Party repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred to such Secured Party in full or partial satisfaction of any Pari Passu Obligation, because the payment or transfer or the incurrence of the obligation is so satisfied, is declared to be void, voidable, or otherwise recoverable under any state or federal law (collectively a "Voidable Transfer"), or because such Secured Party elects to do so on the reasonable advice of its counsel in connection with an assertion that the payment, transfer, or incurrence is a Voidable Transfer, then, as to any such Voidable Transfer, and as to all reasonable costs, expenses and
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attorney's fees of such Secured Party related thereto, the liability of each Guarantor hereunder will automatically and immediately be revived, reinstated, and restored and will exist as though the Voidable Transfer had never been made.
SECTION 2.06. Agreement to Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower, Finco or any other Loan Party to pay any Pari Passu Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Pari Passu Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower, Finco or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
SECTION 2.07. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Borrower's, Finco's and each other Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Pari Passu Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent, the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 2.08. Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in U.S. Dollars in immediately available funds at the office of the Collateral Agent specified from time to time to the Loan Parties for payments hereunder.
SECTION 2.09. Bankruptcy, Etc.  The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or Insolvency or Liquidation Proceeding, voluntary or involuntary, involving any Borrower or any other Guarantor or by any defense which any Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. To the fullest extent permitted by law, the Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Agents, or allow the claim of the Agents in respect of, any interest, fees, costs, expenses or other Pari Passu Obligations accruing or arising after the date on which such case or proceeding is commenced.
SECTION 2.10. Subordination of Other Obligations. Any Indebtedness of any Borrower or any other Guarantor now or hereafter held by any other Guarantor (the "Obligee  Guarantor"), whether as original creditor, assignee, or by way of subrogation, restitution or otherwise, is hereby subordinated in right of payment to the Pari Passu Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing or in breach of any Pari Passu Documents shall be held in trust for the Collateral Agent on behalf of the Secured Parties and shall forthwith be paid over to the
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Collateral Agent for the benefit of the Secured Parties to be credited and applied against the Secured Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
SECTION 2.11. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement and the other Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations and undertakings under this Section 2.11, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 2.11 shall remain in full force and effect until the Secured Obligations have been paid in full. Each Qualified ECP Guarantor intends that this Section 2.11 constitute, and this Section 2.11 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE III

Rights of Reimbursement, Contribution and Subrogation

SECTION 3.01. Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Pari Passu Obligations by any Guarantor or is received or collected on account of the Pari Passu Obligations from any Guarantor or its property:
(a)          If such payment is made by a Guarantor (including the Borrowers) or from its property in respect of the Pari Passu Obligations of another Guarantor, such Guarantor shall be entitled, subject to and upon (but not before) the indefeasible payment in full in cash of all the Pari Passu Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from such other Guarantor, and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors (other than the Guarantor whose primary obligations were so guaranteed by the other Guarantors) based on the relative value of their assets and any other equitable considerations deemed appropriate by the court. For purposes of the foregoing, all guarantees of such Guarantor other than the guarantee under Section 2 hereof will be deemed to be enforceable and payable after the guaranty under Section 2 hereof.
(b)          If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor (including the Borrowers) against any other Guarantor (including the Borrowers) whether under Section 3.01(a) or otherwise, such Guarantor shall be entitled,
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subject to and upon (but not before) the indefeasible payment in full in cash of all the Pari Passu Obligations, to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Guarantor as set forth in this Section 3.01) to any security interest that may then be held by the Collateral Agent upon any collateral securing or purporting to secure any of the Pari Passu Obligations. Any right of subrogation of any Guarantor (including the Borrowers) shall be enforceable solely after the indefeasible payment in full in cash of all the Pari Passu Obligations and solely against the Guarantors, and not against the Secured Parties, and neither the Collateral Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any collateral securing or purporting to secure any of the Pari Passu Obligations for any purpose related to any such right of subrogation. If subrogation is demanded by any Guarantor, then, after the indefeasible payment in full in cash of all the Pari Passu Obligations, the Collateral Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument satisfactory to the Collateral Agent transferring, on a quitclaim basis without any recourse, representation, warranty or any other obligation whatsoever, whatever security interest the Collateral Agent may then hold in whatever collateral securing or purporting to secure any of the Pari Passu Obligations that may then exist that was not previously released or disposed of or acquired by the Collateral Agent.
(c)          All rights and claims arising under this Section 3.01 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Guarantor (including the Borrowers) as to any payment on account of either (x) the Pari Passu Obligations or (y) any other obligation that is secured by any collateral that also secures or purports to secure any of the Pari Passu Obligations, in each case made by it or received or collected from its property shall be fully subordinated to the Pari Passu Obligations in all respects prior to the indefeasible payment in full in cash of all the Pari Passu Obligations. Until the indefeasible payment in full in cash of all the Pari Passu Obligations, no Guarantor may demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Guarantor in any bankruptcy case, receivership, or insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Pari Passu Obligations. If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Collateral Agent, in the exact form received and, if necessary, duly endorsed.
(d)          The obligations of the Guarantors under this Agreement and the other Pari Passu Documents, including their liability for the Pari Passu Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 3.01 or otherwise. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no
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representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.
ARTICLE IV

Representations, Warranties and Agreements In order to induce the Lenders to enter into the Credit Agreement and to make the Loans as provided in the Credit Agreement, the Parent and each other Parent Guarantor makes the following representations, warranties and agreements, in each case on the Closing Date, all of which shall survive the execution and delivery of this Agreement and the making of the Loans.
SECTION 4.01. Corporate/Limited Liability Company/Limited Partnership Status. Each Parent Guarantor (a) is a duly organized or incorporated and validly existing corporation, limited liability company, limited partnership, company or other business entity, as the case may be, in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of such jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization or incorporation, (b) has the corporate or other applicable power and authority to own, lease and operate its properties and assets and to transact the business in which it is engaged and presently proposes to engage in all material respects and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or the conduct of its business requires such qualifications, except for failures to be so qualified or in good standing which, either individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Parent Guarantors to perform their obligations hereunder and under the other applicable Loan Documents. Except to the extent permitted by this Agreement, no Parent Guarantor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened in writing against any of them for winding up, or dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor have they sought any other relief under any applicable insolvency or bankruptcy law.
SECTION 4.02. Corporate Power and Authority. Each Parent Guarantor has the corporate or other applicable power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each such Loan Documents. Each Parent Guarantor has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
SECTION 4.03. No Violation. The Transactions, including the entrance into each applicable Loan Document and the performance of obligations thereunder, (a) will not contravene in any material respect any applicable provision of any law, statute, rule or regulation
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or any order, writ, injunction or decree of any court or governmental instrumentality, (b) will not conflict with or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default under (nor would it, with notice or passage of time or both, constitute a violation of or default under), or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Collateral Agreements) upon any of the properties or assets of the Parent Guarantors pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, in each case to which a Parent Guarantor is a party or by which it or any of its properties or assets is bound or to which it may be subject other than, solely with respect to this clause (b), any violation, default or Lien which would not, individually or in the aggregate, have a material adverse effect on the ability of the Parent Guarantors to perform their obligations hereunder and under the other applicable Loan Documents or (c) will not violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of any Parent Guarantor.
SECTION 4.04. Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording, qualification or registration with (except for those that have otherwise been obtained or made on or prior to the Closing Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Parent Guarantor to authorize, or is required to be obtained or made by, or on behalf of, any Parent Guarantor in connection with the execution, delivery and performance of any Loan Document other than any such order, consent, approval, license, authorization or valuation of, or filing, recording, qualification or registration where the failure to so obtain would, individually or in the aggregate, have a material adverse effect on the ability of the Parent Guarantors to perform their obligations hereunder and under the other applicable Loan Documents.
SECTION 4.05. Financial Statements; Financial Condition; Undisclosed Liabilities; etc.
(a)          On and as of the Closing Date, and after giving effect to the Transactions and the Liens created by the Loan Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of the Parent and its Subsidiaries on a consolidated basis will exceed the sum of the stated liabilities and identified contingent liabilities, of the Parent and its Subsidiaries on a consolidated basis, (ii) the sum of the assets, at a fair valuation, of the Parent and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the liability of the Parent and its Subsidiaries on their respective debts as such debts become obsolete and matured, (iii) the Parent and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date, (iv) the Parent and its Subsidiaries will be able to pay their respective debts (contingent or otherwise) as they mature and (v) the Parent and its Subsidiaries, taken as a whole, are not otherwise insolvent under the standards set forth in applicable law.
(b)          Except as fully disclosed in the financial statements delivered by the Borrower pursuant to Section 5.01(g)(i) and (ii) of the Credit Agreement, there were as of the Closing Date no liabilities or obligations with respect to the Parent or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not
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due) which, either individually or in the aggregate, would reasonably be expected to be material to the Parent and its Subsidiaries taken as a whole. As of the Closing Date, the Parent Guarantors do not know of any reasonable basis for the assertion against the Parent or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered by the Borrower pursuant to Section 5.01(g)(i) and (ii) of the Credit Agreement which, either individually or in the aggregate, would reasonably be expected to be material to the Parent and its Subsidiaries taken as a whole.
(c)          On and as of the Closing Date, the Projections which have been delivered to the Lenders and the Agents on or prior to the Closing Date have been prepared in good faith based upon accounting principles consistent with the historical audited financial statements of the Parent and upon assumptions that were reasonable at the time made and at the time the related Projections were made available to the Lenders and the Agents, and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Parent to be misleading in any material respect or which fail to take into account material information known to the Parent regarding the matters reported therein; it being recognized by the Lenders and Agents, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results.
SECTION 4.06. True and Complete Disclosure. All information (taken as a whole), other than the Projections, furnished by or on behalf of the Parent or any of its Subsidiaries or any of their respective representatives to any Agent or any Lender (including, without limitation, all information contained in the Loan Documents, the confidential information memorandum or any other document, certificate or statement) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Parent or any of its Subsidiaries to any Agent or Lender, when taken as a whole, is or will be, when furnished, complete and correct in all material respects, and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not materially misleading in light of the circumstances under which such information was provided.
SECTION 4.07. Intentionally Omitted.
SECTION 4.08. Capitalization. As of the Closing Date, all of the Capital Stock of each Loan Party (other than the Parent) is legally and Beneficially Owned as set forth on Schedule 6.11 of the Credit Agreement. Except as set forth on Schedule 6.11 of the Credit Agreement, all such outstanding Equity Interests of the Loan Parties have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights.
SECTION 4.09. Compliance with Statutes, etc. Each of the Parent Guarantors is in compliance with all applicable material statutes, regulations, judgments, international treaties or conventions and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property.
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SECTION 4.10. Investment Company Act. None of the Parent Guarantors is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations thereunder.
SECTION 4.11. Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc. Schedule 6.15 of the Credit Agreement sets forth, as of the Closing Date, the legal name of the Parent Guarantors, the type of organization of the Parent Guarantors, whether or not each Parent Guarantor is a registered organization, the jurisdiction of organization of each Parent Guarantor and the organizational identification number (if any) of each Parent Guarantor.
SECTION 4.12. No Default or Event of Default. None of the Parent Guarantors is in default under or with respect to any indenture, mortgage, deed of trust, charter, credit agreement or loan agreement, or any other agreement, permit, contract or instrument, in each case to which such Parent Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject, except for such defaults as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Parent Guarantors to perform their obligations hereunder and under the other applicable Loan Documents. No Default or Event of Default has occurred and is continuing.
SECTION 4.13. Anti-Corruption Laws. None of the Loan Parties or, to the Parent's knowledge, any director, officer, employee, affiliate or agent of a Loan Party, has taken any action, directly or indirectly, that would result in a violation by any such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any non-U.S. political party or official thereof or any candidate for non-U.S. political office, in contravention of the FCPA and the Loan Parties and their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve, and which are reasonably expected to continue to promote and achieve, continued compliance therewith.
SECTION 4.14. Anti-Terrorism.
(a)          The operations of the Loan Parties are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, of all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Loan Parties with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Parent, threatened.
(b)          (i) None of the Loan Parties or, to the Parent's knowledge, any director, officer, employee, affiliate, agent or representative of the Parent Guarantors, is a Person that is, or is owned 50 percent or more in the aggregate or controlled or acting on behalf of by a Person that is:
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(1)	the subject of any Sanctions, or
(2)	located, organized or resident in a Sanctioned Country.
(ii)          Each Parent Guarantor represents and covenants that it has not engaged in, is not now engaged in and will not engage in any dealings or transactions , directly or indirectly, with any Person, or in any country or territory, that at the time of the dealing or transaction was, to the Parent Guarantor's knowledge, the subject of Sanctions.
(iii)          Each Parent Guarantor will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent Guarantors, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(iv)          Each Borrower Subsidiary Guarantor will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower Subsidiary Guarantors, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(v)          The Parent Guarantors and Borrower Subsidiary Guarantors shall not use, and shall procure that their Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person that is the subject of Sanctions or in any Sanctioned Country to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(vi)          No Borrower or Borrower Subsidiary Guarantor will (a) engage in any transaction or dealing with respect to the Charter that would result in the violation of any Sanctions by the Security Trustee or (b) pay over to the Security Trustee any moneys or other property derived directly or indirectly from a party subject to comprehensive Sanctions or a party who is otherwise blocked or subject to an asset freeze under Sanctions, which for the avoidance of doubt excludes a party identified on the OFAC Sectoral Sanctions Identifications List, or identified in Annexes III, V or VI of, or otherwise covered by Article 5 of, Council Regulation (EU) No. 833/2014 (as amended), or a party owned fifty percent or more in the aggregate by one or more parties on the Sectoral Sanctions Identifications list.
SECTION 4.15. No Immunity. None of the Parent Guarantors is a sovereign entity or has immunity on the grounds of sovereignty or otherwise has any immunity from the jurisdiction of any court or from any legal process under the laws of the United States, the Republic of the Marshall Islands, or the Republic of Liberia or any political subdivisions thereof. A final and conclusive judgment for a sum of money obtained in a court in any jurisdiction
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inside or outside the United States arising out of or in connection with any Loan Document would be enforceable against the relevant Parent Guarantor in the courts of the Republic of the Marshall Islands or the Republic of Liberia.
SECTION 4.16. Existence.  (a) Each of the Parent Guarantors that is incorporated under the laws of the Republic of the Marshall Islands is a "non-resident corporation" under the laws of the Republic of the Marshall Islands, as such term is utilized in The Business Corporations Act and the Secured Transactions Act of 2007 and (b) each of the Parent Guarantors that is incorporated under the laws of the Republic of Liberia is a non-resident domestic corporation incorporated pursuant to the laws of the Republic of Liberia with the registered agent's address for such a company being 80 Broad Street, Monrovia, Liberia.
SECTION 4.17. Litigation. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of any Parent Guarantor, threatened against any Parent Guarantor or to which any of the properties or assets of any Parent Guarantor is subject before any court, arbitrator or administrative or governmental agency that, if determined adversely to any Parent Guarantor, would, individually or in the aggregate, have a material adverse effect on the ability of the Parent Guarantors to perform their obligations hereunder and under the other applicable Loan Documents.
ARTICLE V

Covenants.

Each Parent Guarantor covenants and agrees that from and after the Closing Date and until all Loans, together with interest, Fees and all other Loan Document Obligations (other than indemnities described in Section 10.13 of the Credit Agreement which are not then due and payable) incurred hereunder and thereunder, are paid in full:
SECTION 5.01. Existence; Conduct of Business. Each Parent Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.07.
SECTION 5.02. Payment of Obligations. Each Parent Guarantor shall pay its material obligations (other than Indebtedness and any Hedging Obligations), including all taxes and assessments required to be paid by it (including any Tax liabilities imposed under Section 887 of the Code), except where (a) the validity or amount thereof are being contested in good faith and in respect of which an adequate reserve for accrual has been established in accordance with GAAP and (b) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect on the ability of such Parent Guarantor to perform its obligations hereunder and under the other applicable Loan Documents. The Parent Guarantors shall ensure that no payment by or on account of any obligation of any Parent Guarantor under any Loan Document shall be treated as income from sources within the United States for U.S. federal income tax purposes by reason of Section 884(f) of the Code or the Treasury Regulations promulgated thereunder.
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SECTION 5.03. Compliance with Laws. Each Parent Guarantor shall comply with all Requirements of Law (including Environmental Laws) with respect to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the ability of such Parent Guarantor to perform its obligations hereunder and under the other applicable Loan Documents.
SECTION 5.04. Credit Ratings. The Parent will use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody's.
SECTION 5.05. Limitations on Pledge of Capital Stock and Liens. Dynagas Equity will not (a) pledge the Capital Stock of the Borrower in favor of any Person or (b) directly or indirectly, create, Incur or assume any Lien of any kind on the Capital Stock of the Borrower, except for Permitted Liens.
SECTION 5.06. Limitations on Restricted Payments.
(a)          The Parent shall not, and shall not permit any of its Subsidiaries that are Parent Guarantors to, directly or indirectly:
(i)          declare or pay any dividend or make any other payment or distribution on account of Equity Interests of the Parent or any of its Subsidiaries that are Parent Guarantors (including, without limitation, any payment in connection with any merger, consolidation or amalgamation involving the Parent or any of its Subsidiaries that are Parent Guarantors) or to the direct or indirect holders of the Parent's or any of its Subsidiaries that are Parent Guarantors' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent and other than dividends or distributions payable to the Parent or any of its Subsidiaries that are Parent Guarantors);
(ii)          purchase, repurchase, redeem, retire or otherwise acquire for value (including, without limitation, in connection with any merger, consolidation or amalgamation involving) any Equity Interests of the Parent or any direct or indirect parent of the Parent held by any Person (other than Equity Interests held by the Parent or any of its Subsidiaries) or any Equity Interest of any Subsidiary of the Parent held by an Affiliate of the Parent (other than Equity Interests held by the Parent or any of its Subsidiaries) (in each case other than in exchange for Equity Interests of the Parent that are not Disqualified Stock); or
(iii)          make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of any Borrower or any other Guarantor that is contractually subordinated to the Loans or to any Loan Guarantee, except the purchase, repurchase, redemption, defeasance or other acquisition of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year after the date of purchase, repurchase, redemption, defeasance or acquisition, and the payment of principal of such Indebtedness at the Stated Maturity thereof (together with all such payments and other actions set forth
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in clauses (i) and (ii) above, collectively, "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:
(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and
(2)
the Parent's Consolidated Interest Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.10 to 1.00.

(b)          The preceding paragraph (a) will not prohibit:
(i)          the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Agreement;
(ii)          the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Borrower or any Borrower Subsidiary Guarantor that is contractually subordinated to the Loan Document Obligations with the net cash proceeds from a substantially concurrent Incurrence of Permitted Refinancing Indebtedness;
(iii)          the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary that is not a wholly owned Subsidiary of the Parent to the holders of minority interests in its Equity Interests on a pro rata basis or on a basis more favorable to the Parent or its Subsidiaries;
(iv)          cash payments in lieu of the issuance of fractional shares, or payments to dissenting stockholders (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Agreement;
(v)          so long as no Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent held by any current or former officer, director or employee of the Parent pursuant to any equity subscription agreement, employee stock ownership plan or similar trust, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1,000,000 in any calendar year (with any portion of such $1,000,000 amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount); and
(vi)          the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or conversion of stock options, warrants, rights to acquire Equity Interests or other convertible securities, to the extent
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such Equity Interests represent a portion of the exercise or conversion price thereof or the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Parent held by any current or former officers, directors or employees of the Parent in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting.
SECTION 5.07. No Liquidation, Merger or Consolidation. None of the Parent Guarantors shall (a) liquidate, windup or dissolve or (b) combine, merge or consolidate with or into any other Person, unless (i) the transferee or surviving Person assumes all of its obligations hereunder and under the other applicable Loan Documents by operation of law or otherwise and (ii) no Default or Event of Default shall have occurred and be continuing before or after giving effect to such liquidation, windup or dissolution, combination, merger or consolidation.
SECTION 5.08 No Restrictions on Vessel Purchase, Capital Contribution, Etc. Nothing in this Agreement or the other Loan Documents restricts or shall be construed to restrict the ability of (i) the Parent or any of its Subsidiaries that are not Borrowers or Borrower Subsidiary Guarantors to (A) acquire vessels (which may be financed), (B) incur any Indebtedness (whether secured or unsecured and including by way of a guarantee) and (C) receive dividends or other distributions on account of the Equity Interests owned by it so long as, in the case of any such dividends or other distributions made by any Borrower or Borrower Subsidiary Guarantor, such dividends or other distributions are permitted by, and made in accordance with, the Loan Documents and (ii) the Parent or any of its Subsidiaries (that are not Borrowers or Borrower Subsidiary Guarantors) to make capital contributions, directly or indirectly, to the Borrower or any of its Subsidiaries so long as any such capital contributions are made in accordance with the Loan Documents.
SECTION 5.09 Compliance with Sanctions. Each Borrower and Borrower Subsidiary Guarantor covenants with the Security Trustee that each payment that such Borrower or Borrower Subsidiary Guarantor makes in accordance with the Guarantee Agreement or any other Loan Document shall comply with Sanctions.
SECTION 5.10 Amendments and Notices in respect of Collateral Vessel Contracts.
(a)          Each Borrower and Borrower Subsidiary Guarantor covenants to provide the Security Trustee prompt notice of any amendment to any Collateral Vessel Contract proposed by Yamal Trade PTE. LTD., Gazprom Marketing and Trading Singapore PTE. LTD., Gazprom Global LNG Limited or any of their respective Affiliates.
(b)          Each Borrower and Borrower Subsidiary Guarantor covenants that it will not propose or agree to any amendment to any Collateral Vessel Contract which could reasonably be expected to cause Security Trustee to be in breach of any Sanctions.
(c)          Each Borrower Subsidiary Guarantor covenants that it will not agree to any amendment or modification of any Collateral Vessel Contract other than immaterial amendments or modifications permitted pursuant to Section 7.28 of the Credit Agreement;
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provided that any amendment or modification that could reasonably be expected to cause the Security Trustee to be in breach of any Sanctions shall be deemed to be a material amendment or modification.
(d)          Each Borrower and Borrower Subsidiary Guarantor covenants that it will (i) furnish the Administrative Agent with copies of any notices received by it from Yamal Trade PTE. LTD. or any of its Affiliates or joint venture partners relating to the exercise of the purchase option under Section 70.7 of the Lena River Yamal Charter or the Yenisei River Yamal Charter, as applicable, promptly upon receipt by such Borrower or Borrower Subsidiary Guarantor of any such notice and (ii) provide to the Administrative Agent prompt written notice (and in any event no later than 5 Business Days prior to the expected date of any such payment) of any impending payment to be made in connection with an exercise of the purchase option set forth in Section 70.7 of the Lena River Yamal Charter or the Yenisei River Yamal Charter, as applicable.
ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 10.03 of the Credit Agreement (and, in the case of any parties hereto that are not parties to the Credit Agreement, in the manner provided by the relevant "Notices" section of the applicable Pari Passu Document). All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower in the manner provided in Section 10.03 of the Credit Agreement.
SECTION 6.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, the Collateral Agent, any Lender, or any holder of other Pari Passu Obligations in exercising any right or power hereunder or under any other Pari Passu Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Lenders and the holders of other Pari Passu Obligations hereunder and under the other Pari Passu Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the extension of credit under any Pari Passu Document shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the holders of other Pari Passu Obligations may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
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(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.12 of the Credit Agreement (and, as applicable, any similar section in any other Pari Passu Document); provided that the Administrative Agent and the Collateral Agent may, without the consent of any other Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth herein to the extent such departure is consistent with the authority of the Administrative Agent or the Collateral Agent set forth in the Credit Agreement.
(c)          This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
SECTION 6.03. Administrative Agent's and Collateral Agent's Fees and Expenses; Indemnification. (a) The Guarantors jointly and severally agree to reimburse the Administrative Agent and the Collateral Agent for their fees and expenses incurred hereunder as provided in Section 10.01 of the Credit Agreement and in any comparable provision of any other Pari Passu Document; provided that each reference therein to the "Borrower" or the "Borrowers" (and any other comparable term) shall be deemed to be a reference to the "Guarantors".
(b)          The Guarantors jointly and severally agree to indemnify the Administrative Agent, the Collateral Agent and the other Indemnified Parties as provided in Section 10.01 of the Credit Agreement and in any comparable provision of any other Pari Passu Document; provided that each reference therein to the "Borrower" or "Borrowers" (and any other comparable term) shall be deemed to be a reference to the "Guarantors".
(c)          Any such amounts payable as provided hereunder shall be additional Pari Passu Obligations secured by the Collateral Agreements. The provisions of this Section shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Pari Passu Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Pari Passu Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Pari Passu Document or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any other Secured Party.
(d)          All amounts due under this Section shall be payable promptly after written demand therefore.
SECTION 6.04. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Pari Passu Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Pari Passu Document shall be considered to have been relied upon by the Administrative Agent, the Collateral Agent, the Lenders and the holders of other Pari Passu Obligations and shall survive the execution and delivery of the Pari Passu Documents and the extensions of credit under the
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Pari Passu Documents, regardless of any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, any holder of other Pari Passu Obligations or any other Person and notwithstanding that the Administrative Agent, the Collateral Agent, any Lender, any holder of other Pari Passu Obligations or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Pari Passu Document is executed and delivered or any credit is extended under any Pari Passu Document, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or other form of credit issued under a Pari Passu Document or any fee or any other amount payable under any Pari Passu Document is outstanding and so long as the Commitments have not expired or terminated.
SECTION 6.05. Counterparts; Effectiveness, Successors and Assigns. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent and the Collateral Agent and thereafter shall be binding upon such Loan Party, the Administrative Agent, the Collateral Agent and each of their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent, the Collateral Agent and the other Secured Parties and each of their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by any Loan Party shall be null and void), except as expressly contemplated by this Agreement, the Credit Agreement and any other Pari Passu Document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 6.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 6.07. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Agent, each Lender, each holder of other Pari Passu Obligations and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law and without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and apply any and all deposits (general or special) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender, holder of other Pari Passu Obligations or by such an Affiliate (including, without limitation, by branches and agencies of any of the foregoing wherever located), to or for the credit or the account of any Loan Party against any of and all the obligations then due of such Loan Party now or hereafter existing under this Agreement held by such Lender or holder of other Pari Passu Obligations, irrespective of whether or not such Lender
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or such holder shall have made any demand under this Agreement or any other Pari Passu Document and although Pari Passu Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The rights of each Lender, holder of Pari Passu Obligations and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, holder of Pari Passu Obligations or such Affiliate may have.
SECTION 6.08. Governing Law; Jurisdiction; Consent to Service of Process.
(a)          THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREUNDER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, EXCEPT AS SET FORTH IN THE LAST SENTENCE OF THIS CLAUSE (a). EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER. EACH OF THE PARTIES HEREUNDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.01, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH DELIVERY. EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR THE HOLDERS OF OTHER PARI PASSU OBLIGATIONS OR ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HEREUNDER IN ANY OTHER JURISDICTION, INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH THE ENFORCEMENT OF ANY JUDGMENT.
(b)          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS
25

ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
SECTION 6.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.
SECTION 6.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 6.11. Termination or Release. (a) This Agreement and the guarantees made herein shall terminate when all the Pari Passu Obligations have been paid in full and the Lenders and the holders of any other Pari Passu Obligations have no further commitment to extend credit under any Pari Passu Document.
(b)          A Guarantor (other than the Parent or the Borrowers) shall be automatically released from its obligations hereunder upon the consummation of any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or amalgamation) to a Person that is not (either immediately before or after giving effect to such transactions) the Parent or another Loan Party, if the sale or other disposition does not violate the Credit Agreement or the other Pari Passu Documents and otherwise complies with the other Pari Passu Documents.
(c)          In the case of any Guarantor (other than the Parent) that is not a Borrower Group Party, such Guarantor shall be automatically released from its obligations hereunder upon the contemporaneous release or discharge of all guarantees and pledges by such Guarantor that would have required such Guarantor to become a Guarantor pursuant to the definition of "Collateral and Guarantee Requirement" in the Credit Agreement, Section 7.07 of the Credit Agreement and any other applicable requirement in the Pari Passu Documents or release by or as a result of payment in full by such Guarantor under such guarantee or pledge in compliance with the Credit Agreement and the other Pari Passu Documents.
(d)          In connection with any termination or release pursuant to paragraph (a) through (c) of this Section 6.11, the Administrative Agent and the Collateral Agent shall execute
26

and deliver to any Guarantor, at such Guarantor's expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.11 shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent.
SECTION 6.12. Additional Guarantors. Pursuant to the Credit Agreement and other Pari Passu Documents, certain Subsidiaries of the Parent that are not a party hereto on the Closing Date are required to enter into this Agreement. Upon the execution and delivery by the Administrative Agent, the Collateral Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Guarantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Loan Party. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of, or failure to add, any such Subsidiary as a party to this Agreement.
SECTION 6.13. Further Assurances. Each Guarantor agrees that from time to time, at the expense of such Guarantor, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to ensure that the Secured Parties receive the intended benefits hereof or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder.
SECTION 6.14. Collateral Agent Appointed Attorney-in-Fact. Each Guarantor hereby appoints the Collateral Agent the attorney-in-fact of such Guarantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest until the repayment in full of the Pari Passu Obligations. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 6.15. Certain Acknowledgments and Agreements. Each Guarantor hereby acknowledges the provisions of Section 4.07 of the Credit Agreement and of any comparable provision of any other Pari Passu Document and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Guarantor were a party to the Credit Agreement or such other Pari Passu Document.
SECTION 6.16. Joinder Agreements. If at any time holders of Pari Passu Obligations wish to become a party hereto, such holders (or their applicable representatives or agents) shall execute a Joinder Agreement and shall thereafter for all purposes be Secured Parties hereunder and have the same rights, benefits and obligations as if they had been Secured Parties on the Closing Date.
27

SECTION 6.17. INTERCREDITOR AGREEMENT GOVERNS.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN THE EVENT THAT THE INTERCREDITOR AGREEMENT IS ENTERED INTO, THE GUARANTEES HEREUNDER, AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES HEREUNDER, WILL BE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, AND IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.
[Signature Pages Follow]
28

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
ARCTIC LNG CARRIERS LTD., as the Borrower,

By:
Name:
Title:

DYNAGAS FINANCE LLC, as Finco,

by:
Name:
Title:

DYNAGAS LNG PARTNERS LP, as the Parent

by:
Name:
Title:

29

PARENT SUBSIDIARY GUARANTORS:

DYNAGAS OPERATING LP

by:
Name:
Title:

DYNAGAS OPERATING GP LLC

by:
Name:
Title:

DYNAGAS EQUITY HOLDING LTD.

by:
Name:
Title:

30

BORROWER SUBSIDIARY GUARANTORS:

FAREASTERN SHIPPING LIMITED

by:
Name:
Title:

LANCE SHIPPING S.A.

by:
Name:
Title:

NAVAJO MARINE LIMITED

by:
Name:
Title:

PEGASUS SHIPHOLDING S.A.

by:
Name:
Title:

SEACROWN MARITIME LTD.

by:
Name:
Title:

SOLANA HOLDING LTD.

by:
Name:
Title:

31

CREDIT SUISSE AG, Cayman Islands Branch as Administrative Agent and Collateral Agent

by:
Name:
Title:

32

Exhibit I to the
Guarantee Agreement

SUPPLEMENT NO. __ dated as of [ ] (this "Supplement"), to the Guarantee Agreement dated as of May 18, 2017 (the "Guarantee Agreement"), among Dynagas LNG Partners LP, a publicly traded Marshall Islands limited partnership ("Parent"), Arctic LNG Carriers LTD., a Marshall Islands corporation (the "Borrower"), Dynagas Finance LLC, a Delaware limited liability company ("Finco"), each other Guarantor from time to time party thereto and Credit Suisse AG ("Credit Suisse" ), as Administrative Agent and Collateral Agent.
A.          Reference is made to that certain Credit Agreement dated as of May 18, 2017 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), among the Parent, the Borrower, Finco, the lenders party thereto and Credit Suisse, as Administrative Agent and Collateral Agent, which provides for the incurrence of the Loans and permits the Borrowers to incur other Pari Passu Obligations subject to certain terms and conditions (the trustee or agent of which shall, upon the execution of a Joinder Agreement, become party thereto on behalf of the holders or lenders of such other Pari Passu Obligations).
B.          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement, as applicable.
C.          The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make the Loans. Section 6.12 of the Guarantee Agreement provides that additional Subsidiaries of the [Parent][Borrower] may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Subsidiary") is executing this Supplement in accordance with the requirements of the Credit Agreement or such other applicable Pari Passu Document to become a Guarantor under the Guarantee Agreement in order to induce the holders of Pari Passu Obligations to extend additional credit and as consideration for credit previously extended.
Accordingly, the Administrative Agent, the Collateral Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 6.12 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent, the Collateral Agent and the other Secured Parties that (a) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (b) as to itself, that the representations and
33

warranties in Sections 4.01, 4.02, 4.03, 4.04, 4.05(a), 4.07 (if applicable), 4.08 (provided that, for purposes of this Section 4.08, Schedule 6.11 of the Credit Agreement shall be deemed to be supplemented with respect to such New Subsidiary with the information on Schedule I to this Supplement) 4.09, 4.10, 4.11 (provided that, for purposes of this Section 4.11, Schedule 6.15 of the Credit Agreement shall be deemed to be supplemented with respect to such New Subsidiary with the information on Schedule I to this Supplement), 4.12, 4.13, 4.14, 4.15, 4.16 (if applicable) and 4.17 are true and correct as of the date of this Supplement (with all references to "Closing Date" in such Sections instead being deemed to refer to the date of this Supplement).
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, the Collateral Agent and the Administrative Agent and the Collateral Agent have executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Guarantee Agreement.
SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent and the Collateral Agent for their reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent and the Collateral Agent.
34

IN WITNESS WHEREOF, the New Subsidiary, the Administrative Agent and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.
[NAME OF NEW SUBSIDIARY], by

by:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

CREDIT SUISSE AG, Cayman Islands Branch as Administrative Agent and Collateral Agent

by:
Name:
Title:

35

Schedule I to Supplement
[to be updated]
36

Exhibit II to the
Guarantee Agreement

JOINDER AGREEMENT dated as of [•], 20[•] (this "Joinder Agreement") is delivered pursuant to that certain GUARANTEE AGREEMENT dated as of May 18, 2017 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the "Guarantee"), among Dynagas LNG Partners LP, a publicly traded Marshall Islands limited partnership, Arctic LNG Carriers LTD., a Marshall Islands corporation, Dynagas Finance LLC, a Delaware limited liability company, the other Loan Parties from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.
WHEREAS, Section 6.16 of the Guarantee provides that holders of Pari Passu Obligations may, by execution of a joinder agreement in the form of this Joinder Agreement, become parties to the Guarantee and, thereafter, for all purposes be Secured Parties under the Guarantee and have the same rights, benefits and obligations as if they had been Secured Parties on the Closing Date.
WHEREAS, [insert parties to new Pari Passu Obligations agreement] have entered into that certain [insert title of the new Pari Passu Obligations agreement] dated as of [•], 20[•] (as it may be amended, amended and restated, replaced, refinanced, supplemented or otherwise modified and in effect from time to time, the "New Pari Passu Obligations Agreement").
WHEREAS, in accordance with the foregoing, by execution and delivery hereof by [insert the name of the agent for the secured parties under the New Pari Passu Obligations Agreement] (the "New Pari Passu Obligations Agent"), for itself and as agent for the other [[Secured Parties][insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement (the New Pari Passu Obligations Agent, together with such [[Secured Parties][insert appropriate defined term]], the "New Pari Passu Obligations Secured Parties"), the New Pari Passu Obligations Secured Parties shall become bound by the terms of the Guarantee in the same capacity and to the same extent as the Secured Parties (as such term is defined in the Guarantee) immediately prior to giving effect to this Joinder Agreement.
NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:
SECTION 1.
(a)          Pursuant to Section 6.16 of the Guarantee, the New Pari Passu Obligations Agent hereby binds itself and each of the other New Pari Passu Obligations Secured Parties to the terms of the Guarantee. The Guarantee is hereby incorporated by reference. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
37

(b)          The New Pari Passu Obligations Agent, the Borrowers and the Collateral Agent, by their execution of this Joinder Agreement, hereby certify, acknowledge, agree and confirm that, effective as of the date first written above:
(a)          the New Pari Passu Obligations Secured Parties shall be "Secured Parties" for all purposes of the Guarantee from and after the date hereof;
(b)          the New Pari Passu Obligations Agreement, together with the [[Loan Documents] [insert appropriate defined term]] as defined in the New Pari Passu Obligations Agreement, shall be "Pari Passu Documents" for all purposes of the Guarantee from and after the date hereof; and
(c)          the [[Obligations][insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement shall be "Pari Passu Obligations" for all purposes of the Guarantee from and after the date hereof.
SECTION 2.
(a)          The New Pari Passu Obligations Agent hereby represents and warrants to the Borrowers and the Collateral Agent that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) it is authorized under the New Pari Passu Obligations Agreement to enter into this Joinder Agreement.
(b)          Each Loan Party hereby represents and warrants to the Collateral Agent and the New Pari Passu Obligations Agent that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) the execution, delivery and performance by it of this Joinder Agreement (A) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (B) will not violate any applicable law or regulation or its charter, by-laws or other organizational documents or any order of any governmental authority or any indenture, agreement or other instrument binding upon it.
SECTION 3. The New Pari Passu Obligations Agent, on behalf of itself and the other New Pari Passu Obligations Secured Parties, hereby appoints Credit Suisse AG, Cayman Islands Branch to act as Collateral Agent on behalf of the New Pari Passu Obligations Secured Parties under the Guarantee. [Each party hereto hereby agrees that the Collateral Agent shall be entitled to all of the rights and indemnities granted to it under the Intercreditor Agreement.]
SECTION 4. This Joinder Agreement shall become effective when it shall have been duly executed by the New Pari Passu Obligations Agent and each Borrower and acknowledged by the Collateral Agent. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together
38

shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.
SECTION 5. Except as expressly modified hereby, the Guarantee shall remain in full force and effect.
SECTION 6. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]
39

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement as of the day and year first above written.
[ ], as New Pari Passu Obligations Agent

By:
Name:
Title:

ARCTIC LNG CARRIERS LTD., as the Borrower,

by:
Name:
Title:

DYNAGAS FINANCE LLC, as Finco,

by:
Name:
Title:

DYNAGAS LNG PARTNERS LP, as the Parent,

by:
Name:
Title:

40

PARENT SUBSIDIARY GUARANTORS:

DYNAGAS OPERATING LP

by:
Name:
Title:

DYNAGAS OPERATING GP LLC

by:
Name:
Title:

DYNAGAS EQUITY HOLDING LTD.

by:
Name:
Title:

41

BORROWER SUBSIDIARY GUARANTORS:

FAREASTERN SHIPPING LIMITED

by:
Name:
Title:

LANCE SHIPPING S.A.

by:
Name:
Title:

NAVAJO MARINE LIMITED

by:
Name:
Title:

PEGASUS SHIPHOLDING S.A.

by:
Name:
Title:

SEACROWN MARITIME LTD.

by:
Name:
Title:

SOLANA HOLDING LTD.

by:
Name:
Title:

42

Acknowledged and Agreed by:

CREDIT SUISSE AG, Cayman Islands Branch as Collateral Agent

By:
Name:
Title:

43

EXHIBIT C

Intentionally Omitted

EXHIBIT D

Form of Insurance Assignment

See Attached

EXECUTION VERSION

[FORM OF] ASSIGNMENT OF INSURANCES

given by

[ASSIGNOR], as Assignor

in favor of

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Collateral Agent, as Assignee

May 18, 2017

[VESSEL]

ASSIGNMENT OF INSURANCES
[VESSEL]
THIS ASSIGNMENT OF INSURANCES (this "Assignment"), dated as of [ DATE ], is made by [ASSIGNOR], a [TYPE OF ORGANIZATION] organized and existing under the laws of [JURISDICTION], with its registered offices at [ADDRESS] (the "Assignor"), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent (together with its successors and assigns, in such capacity, the "Assignee"), for and on behalf of the Secured Parties.
W I T N E S S E T H  T H A T :
WHEREAS:
(A)          [OWNER] is the sole owner of the whole of the [JURISDICTION] registered vessel [NAME] (the "Vessel"), Official No. [NUMBER][, and [ASSIGNOR] is [the direct] [an indirect] [parent company] [subsidiary] of [OWNER] and holds rights to Insurances (as defined below) in respect of the Vessel];
(B)          Reference is made to that certain Credit Agreement dated as of May 18, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among, inter alios, Arctic LNG Carriers LTD., a Marshall Islands corporation (the "Borrower"), Dynagas Finance LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Borrower ("Finco" and, together with the Borrower, the "Borrowers"), the Borrower Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch as Administrative Agent and Collateral Agent, which provides for the incurrence of the Loans and permits the Borrowers to incur other Pari Passu Obligations subject to certain terms and conditions (the trustee or agent of which shall, upon the execution of a Joinder Agreement, become a party hereto on behalf of the holders or lenders of such other Pari Passu Obligations);
(C)          Pursuant to the Pari Passu Documents, the Assignor has, jointly and severally with certain other Borrower Subsidiary Guarantors, guaranteed the punctual payment, performance and observance when due of the obligations of the Borrowers under and in connection with the Pari Passu Obligations, including, but not limited to, the Borrowers' obligation to pay the principal of, and premium and interest on, the Loans, as provided in the Credit Agreement and the other Pari Passu Obligations as provided in the other Pari Passu Documents and has agreed to execute an insurances assignment in favor of the Assignee as security for the payment or performance, as the case may be, of the Pari Passu Obligations;
(D)          As a condition precedent to the making of the Loans by the Lenders, each Guarantor has executed and delivered that certain Guarantee Agreement dated May [•], 2017 among the Borrowers, the Guarantors party thereto and the Assignee (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Guarantee Agreement"); and

(E)          The Assignor is [a [direct] wholly-owned subsidiary] [the direct parent][of the Borrower, will derive substantial direct and indirect benefits from the transactions contemplated by the Pari Passu Documents, as applicable, and is willing to execute and deliver this Assignment in accordance with the terms of the Pari Passu Documents, as applicable.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Assignor, the Assignor hereby agrees as follows:
SECTION 1. Defined Terms. Except as otherwise defined herein, terms defined in the Credit Agreement or the Guarantee Agreement shall have the same meanings when used herein.
SECTION 2. Grant of Security. As security for the payment and performance of the Pari Passu Obligations, the Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee, for the benefit of the Secured Parties, and does hereby grant the Assignee a security interest in, all of the Assignor's right, title and interest in, to and under all policies and contracts of insurance required of the Assignor in the Credit Agreement, including the Assignor's rights under all entries in any Protection and Indemnity or War Risks Association or Club, which are from time to time taken out by or for the Assignor in respect of the Vessel, her hull, machinery, freights, disbursements, profits or otherwise, and all the benefits thereof including, without limitation, all claims of whatsoever nature, as well as return premiums (all of which are herein collectively called the "Insurances"), and in and to all moneys, claims for moneys and all other sums whatsoever due or to become due in connection therewith and all other rights of the Assignor under or in respect of said Insurances and all proceeds of all of the foregoing.
SECTION 3. Loss Payable Clauses. The Assignor shall ensure that: (1) all Insurances, except entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries, relating to the Vessel shall contain a loss payable and notice of cancellation clause in substantially the form annexed hereto as Exhibit 1.
(2) All entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries relating to the Vessel shall contain a loss payable and notice of cancellation clause in substantially the form annexed hereto as Exhibit 2.
SECTION 4. Covenants and Undertakings; Notices. The Assignor hereby covenants with the Assignee that: (1) It shall do or permit to be done each and every act or thing which (as reasonably determined by the Assignee) is necessary for the purpose of enforcing the Assignee's rights under this Assignment and shall allow its name to be used as and when required by the Assignee for that purpose; and
(2) It shall forthwith give notice in the form annexed hereto as Exhibit 3, or cause its insurance brokers to give notice, of this Assignment to all insurers, underwriters, clubs and associations providing insurance in connection with the Vessel and her earnings and ensure that such notice is endorsed on all the policies and entries of insurances in respect of the Vessel and her earnings.

SECTION 5. Concerning the Assignee.
5.1          The provisions of Section 9 of the Credit Agreement are incorporated herein by reference as if fully restated herein and shall inure to the benefit of the Assignee in respect of this Assignment and shall be binding upon the parties to the Pari Passu Documents in such respect.
5.2          The Assignee is authorized to take all such action as is provided to be taken by it as Assignee hereunder and under any other Collateral Agreement and all other action incidental thereto.
5.3          The Assignee shall not be responsible for the existence, genuineness or value of any of the property hereby assigned or for the validity, perfection, continuation, priority or enforceability of the lien of this Assignment on any of the property hereby assigned, including without limitation the filing, form, content or renewal of UCC financing statements, this Assignment or similar documents or instruments, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Assignee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Assignment by the Assignor.
5.4          The Assignee will be entitled to rely on information from (A) its own records for information as to the holders of the Pari Passu Obligations, their holdings in the Pari Passu Obligations and actions taken by them, (B) any holder of Pari Passu Obligations for information as to its holdings in the Pari Passu Obligations and actions taken by it, to the extent that the Assignee has not obtained such information from the foregoing sources, and (C) Assignor, to the extent that the Assignee has not obtained information from the foregoing sources.
5.5          With prior written notice to the Assignor, to the extent practicable, any time or times, in order to comply with any legal requirement, the Assignee may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co agents, jointly with the Assignee, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Assignee, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 5).
SECTION 6. No Duty of Inquiry. The Assignee shall not be obliged to make any inquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect any moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may at any time be entitled hereunder except such reasonable action as may be requested by any lender, underwriter, association or club. The Assignor shall remain liable to perform all of its obligations in relation to the property hereby assigned and the Assignee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever (including, without limitation, any obligation or liability with respect to the payment of premiums, calls, assessments or any other sums at any time due and owing in respect of the Insurances) in the event of any failure by the Assignor to perform such obligations.
SECTION 7. Requisition. The Assignor shall promptly notify the Assignee in writing of the commencement and termination of any period during which the Vessel may be requisitioned.
SECTION 8. Employment of Vessel. The Assignor hereby further covenants and undertakes to furnish promptly to the Assignee all such information as it may from time to time reasonably request regarding the employment, position and engagements of the Vessel.
SECTION 9. Negative Pledge. The Assignor does hereby warrant and represent that it has not transferred, assigned, pledged or otherwise disposed of, and hereby covenants that it shall not transfer, assign, pledge or otherwise dispose of, so long as this Assignment shall remain in effect, any of its right, title or interest in whole or in part to the moneys and claims hereby assigned to anyone other than the Assignee, and it shall not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment.
SECTION 10. Power of Attorney. The Assignor does hereby irrevocably appoint and constitute the Assignee as the Assignor's true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) should an Event of Default have occurred and be continuing to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which may be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned.
SECTION 11. UCC Filings. The Assignor does hereby authorize the Assignee to do all things which may be necessary or advisable in order to perfect or maintain the security interest granted by this Assignment including, but not limited to, filing any and all Uniform Commercial Code financing statements or continuations thereof. For the avoidance of doubt, nothing herein shall require the Assignee to file Uniform Commercial Code financing statements or continuations thereof or be responsible for maintaining the security interests purported to be created as described herein (except for the accounting of moneys actually received by it hereunder and under any other Pari Passu Document) and such responsibility shall be solely that of the Assignor.
SECTION 12. Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Assignment shall be applied as provided in the Credit Agreement.
SECTION 13. Continuing Security. The security created by this Assignment (i) shall be held by the Assignee as a continuing security for the payment in full of the Pari Passu Obligations, (ii) shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and (iii) shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee (for the benefit of the Secured Parties) for all or any part of the moneys hereby secured.
SECTION 14. Miscellaneous.
14.1 Further Assurances. The Assignor agrees that if this Assignment shall be, for any reason (including in the reasonable opinion of the Assignee based on the advice of counsel), insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further instruments and documents as the Assignee may reasonably request or as may be necessary to obtain the full benefits of this Assignment and of the rights and powers herein granted to the Assignee including, without limitation, an alternative assignment.
14.2 Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Assignee shall be cumulative and shall be in addition to every other right, power and remedy of the Assignee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Assignee (on behalf of the Secured Parties) in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default under any Pari Passu Document by the Assignor, the Borrowers or any other Borrower Subsidiary Grantor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Assignee (on behalf of the Secured Parties) of any security or of any payment of or on account of any of the amounts due from the Assignor to the Assignee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby. In addition to the rights and remedies granted to it in this Assignment, the Assignee shall have rights and remedies of a secured party under the UCC.
14.3 Successors and Assigns. This Assignment and all obligations of the Assignor hereunder shall be binding upon the successors and assigns of the Assignor and shall, together with the rights and remedies of the Assignee hereunder, inure to the benefit of the Assignee, its respective successors and assigns.
14.4 Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Assignee.
14.5 Invalidity. If any provision of this Assignment shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Assignee in order to carry out the intentions of the parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
14.6 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and shall be given to such party at the address, facsimile number or email address set forth below or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Any notice sent by facsimile or electronic transmission shall be confirmed by letter dispatched as soon as practicable thereafter.
If to the Assignor:
[ASSIGNOR]
[•]

If to the Assignee:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
Eleven Madison Avenue, 9th Floor
New York, NY 10010
Attention:    Loan Operations – Boutique Management
Phone:          212-538-3525
Facsimile:   (212) 325-8315
Email:           list.ops-collateral@credit-suisse.com

Every notice or other communication shall, except so far as otherwise expressly provided by this Assignment, be deemed to have been received (provided that it is received prior to 5 p.m. New York City time; otherwise it shall be deemed to have been received on the next following Business Day) (i) if given by facsimile or electronic transmission, on the date of dispatch thereof (provided further that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Business Day in such locality) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.
14.7 Electronic Delivery. Delivery of an executed copy of this Assignment by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy. In the event that the Assignor delivers an executed copy of this Assignment by facsimile or electronic transmission, the Assignor shall also deliver an originally executed copy as soon as practicable, but the failure of the Assignor to deliver an originally executed copy of this Assignment shall not affect the validity or effectiveness of this Assignment.

14.8 References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Assignment, unless the context otherwise requires.
14.9 Headings. In this Assignment, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Assignment.
14.10 Termination. This Assignment and the security interests granted herein shall terminate when all the Pari Passu Obligations (other than contingent indemnification obligations and obligations in respect of secured cash management services (including Secured Cash Management Obligations), to the extent such obligations expressly survive the termination of the Pari Passu Obligations) have been paid in full.
SECTION 15. Applicable Law, Jurisdiction, Waivers, Joinders and Intercreditor Arrangements.
15.1 Governing Law; Jurisdiction; Consent to Service of Process. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS ASSIGNMENT, EACH PARTY HEREUNDER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS ASSIGNMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER. EACH OF THE PARTIES HEREUNDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.6, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH DELIVERY. EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR THE HOLDERS OF THE OTHER PARI PASSU OBLIGATIONS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE

LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HEREUNDER IN ANY OTHER JURISDICTION.
15.2 WAIVER OF IMMUNITY. TO THE EXTENT THAT THE ASSIGNOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY, ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE, FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM SET-OFF OR COUNTERCLAIM, FROM THE COMPETENT JURISDICTION OF ANY COURT, FROM SERVICE OF PROCESS, FROM ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE ASSIGNOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS ASSIGNMENT.
15.3 WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE SEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.3.
15.4 Joinder Agreements. If at any time holders of Pari Passu Obligations wish to become a party hereto, such holders (or their applicable representatives or agents) shall execute a Joinder Agreement, substantially in the form of Exhibit 4 hereto, and shall thereafter for all purposes be Secured Parties hereunder and have the same rights, benefits and obligations as if they had been a Secured Party on the Effective Date.
15.5 INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN THE EVENT THAT THE INTERCREDITOR AGREEMENT IS ENTERED INTO, THE SECURITY INTERESTS CREATED HEREUNDER AND THE EXERCISE OF ANY RIGHT OR REMEDY (INCLUDING THE DISPOSITION OF ANY COLLATERAL) BY THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES HEREUNDER, WILL BE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, AND IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS ASSIGNMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.
[Signature page follows]

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed and delivered on the day and year first above written.
[ASSIGNOR]

By:
Name:
Title:

Acknowledged and Accepted by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Assignee

By:
Name:
Title:

EXHIBIT 1
LOSS PAYABLE CLAUSE
Hull and Machinery (Marine & War Risks)
All claims, unless and until the insurers have received notice from Credit Suisse AG, Cayman Islands Branch as Collateral Agent (the "Mortgagee") of an Event of Default that is unremedied under the Credit Agreement in which event all claims shall be payable to the Mortgagee for the benefit of the Secured Parties, shall be released directly for the repair, salvage or other charges involved or to the Assignor (as the case may be) as reimbursement if the insurer has determined that the Assignor has fully repaired the damage and paid all of the salvage or other charges or otherwise in respect of the Assignor's actual costs in connection with repair, salvage and/or other charges. Any amounts paid to the Assignor directly shall be paid to the following account: [EARNINGS ACCOUNT].
The Mortgagee shall be advised by the insurers:
(1)          Immediately of any material changes which are proposed to be made in terms of the insurances or if the underwriters cease to be underwriters for any purposes connected with the insurances;
(2)          Not later than fourteen (14) days or prior to the expiry of any of the insurances if instructions have not been received for the renewal or further renewal thereof and in the event of instructions being received to renew or further to renew of the details thereof; and
(3)          Immediately of any instructions or notices received by the insurer with regard to the cancellation or invalidity of any of the insurances.

EXHIBIT 2
LOSS PAYABLE CLAUSE
Protection and Indemnity
It is noted that Credit Suisse AG, Cayman Islands Branch, as Collateral Agent is interested as first preferred Mortgagee in the vessel and that by an assignment in writing all benefits under the Policy have been assigned to the Mortgagee. Claims payable hereunder shall be payable to the Owner or to its order until such time as notice in writing is received from the Mortgagee that an Event of Default that is unremedied under the Credit Agreement. All recoveries thereafter shall be payable to the Mortgagee, or to its order, provided always that the insurer is free to make payments in discharge of any guarantee issued in favor of third parties and further to make payments directly to a third party in discharge of a claim against the Owner and/or the Association.
The Mortgagee shall be advised by the insurers:
(1)          Immediately of any material changes which are proposed to be made in terms of the insurances or if the underwriters cease to be underwriters for any purposes connected with the insurances;
(2)          Not later than fourteen (14) days or prior to the expiry of any of the insurances if instructions have not been received for the renewal or further renewal thereof and in the event of instructions being received to renew or further to renew of the details thereof; and
(3)          Immediately of any instructions or notices received by the insurer with regard to the cancellation or invalidity of any of the insurances.

EXHIBIT 3
NOTICE OF ASSIGNMENT OF INSURANCES
TO:
TAKE NOTICE:
(a)
that by an Assignment of Insurances dated as of [•], made by us to Credit Suisse AG, Cayman Islands Branch as Collateral Agent (the "Assignee"), a copy of which is attached hereto, we have assigned to the Assignee from and including the date hereof, inter alia, all our right, title and interest in, to and under all policies and contracts of insurance, including our rights under all entries in any Protection and Indemnity or War Risk Association or Club, which are from time to time taken out by us in respect of the [JURISDICTION] registered vessel [NAME] (the "Vessel"), Official No. [NUMBER], and its earnings and all the benefits thereof including all claims of whatsoever nature (all of which together are hereinafter called the "Insurances").

(b)
All claims, unless and until the insurers have received notice from the Assignee of an Event of Default that is unremedied under the Credit Agreement in which event all claims shall be payable to the Assignee for the benefit of the Secured Parties, shall be released directly for the repair, salvage or other charges involved or to the Assignor (as the case may be) as reimbursement if it has fully repaired the damage and paid all of the salvage or other charges or otherwise in respect of the Assignor's actual costs in connection with repair, salvage and/or other charges. Any payments made directly to the Assignor shall be paid to the following account: [EARNINGS ACCOUNT].

(c)	that you are hereby irrevocably authorized and instructed to pay as from the date hereof all payments under
(i)
all Insurances, except entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries, relating to the Vessel in accordance with the loss payable clause in Exhibit 1 of the Assignment of Insurances; and

(ii)
all entries in Protection and Indemnity Associations or Clubs or insurances affected in lieu of such entries relating to the Vessel in accordance with the loss payable clause in Exhibit 2 of the Assignment of Insurances.

(d)	that you are hereby instructed to endorse the assignment, notice of which is given to you herein, on all policies or entries relating to the Vessel.
[Signature page follows]

DATED: [•]	[ASSIGNOR]

By:
Name:
Title:

We hereby acknowledge receipt of the foregoing Notice of Assignment and agree to act in accordance with the terms thereof:

By:
Name:
Title:

EXHIBIT 4
[FORM OF] JOINDER AGREEMENT
JOINDER AGREEMENT dated as of May [•], 2017 (this "Joinder Agreement") is delivered pursuant to that certain ASSIGNMENT OF INSURANCES dated as of [•], 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Assignment"), given by [Assignor], as Assignor, in favor of Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, as Assignee, with respect to [Vessel]. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Assignment.
WHEREAS, Section 15.4 of the Assignment provides that holders of Pari Passu Obligations may, by execution of a joinder agreement in the form of this Joinder Agreement, become parties to the Assignment and, thereafter, for all purposes be Secured Parties under the Assignment and have the same rights, benefits and obligations as if they had been Secured Parties on the Effective Date.
WHEREAS, [insert parties to new Pari Passu Obligations agreement] have entered into that certain [insert title of the new Pari Passu Obligations agreement] dated as of [•] (as it may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the "New Pari Passu Obligations Agreement").
WHEREAS, in accordance with the foregoing, by execution and delivery hereof by [insert the name of the agent for the secured parties under the New Pari Passu Obligations Agreement] (the "New Pari Passu Obligations Agent"), for itself and as agent for the other [[Secured Parties] [insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement (the New Pari Passu Obligations Agent, together with such [[Secured Parties][insert appropriate defined term]], the "New Pari Passu Obligations Secured Parties"), the New Pari Passu Obligations Secured Parties shall become bound by the terms of the Assignment in the same capacity and to the same extent as the Secured Parties (as such term is used in the Assignment) immediately prior to giving effect to this Joinder Agreement.
NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:
SECTION 1.
(a)          Pursuant to Section 15.4 of the Assignment, the New Pari Passu Obligations Agent hereby binds itself and each of the other New Pari Passu Obligations Secured Parties to the terms of the Assignment. The Assignment is hereby incorporated by reference. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)          The New Pari Passu Obligations Agent, the Assignee and the Assignor, by their execution of this Joinder Agreement, hereby certify, acknowledge, agree and confirm that, effective as of the date first written above:

(i)          the New Pari Passu Obligations Secured Parties shall be "Secured Parties" for all purposes of the Assignment from and after the date hereof;
(ii)          the New Pari Passu Obligations Agreement, together with the [[Loan Documents][insert appropriate defined term]] as defined in the New Pari Passu Obligations Agreement, shall be "Pari Passu Documents" for all purposes of the Assignment from and after the date hereof; and
(iii)          the [[Obligations][insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement shall be "Pari Passu Obligations" for all purposes of the Assignment from and after the date hereof.
SECTION 2.
(a)          The New Pari Passu Obligations Agent hereby represents and warrants to the Assignor and the Assignee that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) it is authorized under the New Pari Passu Obligations Agreement to enter into this Joinder Agreement.
(b)          The Assignor hereby represents and warrants to the Assignee and the New Pari Passu Obligations Agent that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) the execution, delivery and performance by it of this Joinder Agreement (A) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (B) will not violate any applicable law or regulation or its charter, by-laws or other organizational documents or any order of any governmental authority or any indenture, agreement or other instrument binding upon it.
SECTION 3. The New Pari Passu Obligations Agent, on behalf of itself and the other New Pari Passu Obligations Secured Parties, hereby appoints Credit Suisse AG, Cayman Islands Branch, to act as Collateral Agent on behalf of the New Pari Passu Obligations Secured Parties under the Assignment.
SECTION 4. This Joinder Agreement shall become effective when it shall have been duly executed by the New Pari Passu Obligations Agent and the Assignor and acknowledged by the Assignee. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 5. Except as expressly modified hereby, the Assignment shall remain in full force and effect.
SECTION 6. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement as of the day and year first above written.
[ ], as New Pari Passu Obligations Agent

By:
Name:
Title:

[ ], as Assignor

By:
Name:
Title:

Acknowledged and Accepted by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Assignee

By:
Name:
Title:

EXHIBIT E
Form of Earnings Assignment
See Attached

EXECUTION VERSION

[FORM OF] ASSIGNMENTS OF EARNINGS

given by

[ASSIGNOR],
as Assignor

in favor of

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Collateral Agent,
 as Assignee

May 18, 2017

 [VESSEL]

ASSIGNMENT OF EARNINGS

 [VESSEL]

THIS ASSIGNMENT OF EARNINGS (this "Assignment"), dated as of May 18, 2017, is made by [ASSIGNOR], a [TYPE OF ORGANIZATION] organized and existing under the laws of [JURISDICTION], with its registered offices at [ADDRESS] (the "Assignor"), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent (together with its successors and assigns, in such capacity, the "Assignee"), for and on behalf of the Secured Parties.
W I T N E S S E T H T H A T:
WHEREAS:
(A)          The Assignor is the sole owner of the whole of the [JURISDICTION] registered vessel [NAME] (the "Vessel"), Official No. [NUMBER];
(B)          Reference is made to that certain Credit Agreement dated as of May 18, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among, inter alios, Arctic LNG Carriers LTD., a Marshall Islands corporation (the "Borrower"), Dynagas Finance LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Borrower ("Finco" and, together with the Borrower, the "Borrowers"), the Borrower Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, which provides for the incurrence of the Loans and permits the Borrowers to incur other Pari Passu Obligations subject to certain terms and conditions (the trustee or agent of which shall, upon the execution of a Joinder Agreement, become a party hereto on behalf of the holders or lenders of such other Pari Passu Obligations);
(C)          Pursuant to the Pari Passu Documents, the Assignor has, jointly and severally with certain other Borrower Subsidiary Guarantors, guaranteed the punctual payment, performance and observance when due of the obligations of the Borrowers under and in connection with the Pari Passu Obligations, including, but not limited to, the Borrowers' obligation to pay the principal of, and premium and interest on, the Loans, as provided in the Credit Agreement and the other Pari Passu Obligations as provided in the other Pari Passu Documents and has agreed to execute an earnings assignment in favor of the Assignee as security for the payment or performance, as the case may be, of the Pari Passu Obligations;
(D)          As a condition precedent to the making of the Loans by the Lenders, each Guarantor has executed and delivered that certain Guarantee Agreement dated May 18, 2017 among the Borrowers, the Guarantors party thereto and the Assignee (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Guarantee Agreement"); and
(E)          The Assignor is a wholly-owned subsidiary of the Borrower, will derive substantial direct and indirect benefits from the transactions contemplated by the Pari Passu

Documents, as applicable, and is willing to execute and deliver this Assignment in accordance with the terms of the Pari Passu Documents, as applicable.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Assignor, the Assignor hereby agrees as follows:
SECTION 1. Defined Terms.  Except as otherwise defined herein, terms defined in the Credit Agreement or the Guarantee Agreement shall have the same meanings when used herein.
SECTION 2. Grant of Security.  As security for the payment and performance of the Pari Passu Obligations, the Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee, for the benefit of the Secured Parties, and does hereby grant the Assignee a security interest in, all of the Assignor's right, title and interest in and to the Earnings of the Vessel.
SECTION 3. Payment. The Assignor shall cause all sums payable to the Assignor and assigned hereby to be paid directly to the applicable Earnings Account. The Assignor shall cause all charterparties, contracts of affreightment or any such other contracts of employment of the Vessel to specify that payments due to the Assignor be made to the above referenced account. The Assignor does hereby confirm its pledge, assignment and grant to the Assignee of a security interest in all right, title and interest of the Assignor in and to the above referenced account. The Assignor does hereby confirm that an Account Pledge/Control Agreement in respective of the Earnings Account has been executed by all requisite parties and remains in full force and effect.
SECTION 4. Concerning the Assignee.
4.1. The provisions of Section 9 of the Credit Agreement are incorporated herein by reference as if fully restated herein and shall inure to the benefit of the Assignee in respect of this Assignment and shall be binding upon the parties to the Pari Passu Documents in such respect.
4.2. The Assignee is authorized to take all such action as is provided to be taken by it as Assignee hereunder and under any other Collateral Agreement and all other action incidental thereto.
4.3. The Assignee shall not be responsible for the existence, genuineness or value of any of the property hereby assigned or for the validity, perfection, continuation, priority or enforceability of the lien of this Assignment on any of the property hereby assigned, including without limitation the filing, form, content or renewal of UCC financing statements, this Assignment or similar documents or instruments, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Assignee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Assignment by the Assignor.

4.4. The Assignee will be entitled to rely on information from (A) its own records for information as to the holders of the Pari Passu Obligations, their holdings in the Pari Passu Obligations and actions taken by them, (B) any holder of Pari Passu Obligations for information as to its holdings in the Pari Passu Obligations and actions taken by it, to the extent that the Assignee has not obtained such information from the foregoing sources, and (C) Assignor, to the extent that the Assignee has not obtained information from the foregoing sources.
4.5. With prior written notice to the Assignor, to the extent practicable, any time or times, in order to comply with any legal requirement, the Assignee may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co agents, jointly with the Assignee, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Assignee, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 4).
SECTION 5. Performance under Charters; No Duty of Inquiry. The Assignor hereby undertakes that, notwithstanding the assignment herein contained, it shall punctually perform all its obligations under all charters and contracts pertaining to the Vessel to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under all charters and contracts pertaining to the Vessel to which it is a party and shall perform its obligations thereunder, and the Assignee shall have no obligation or liability under any such charter or contract by reason of or arising out of the assignment contained herein, nor shall the Assignee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to any such charter or contract or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Assignee, or to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.
SECTION 6. Requisition. The Assignor shall promptly notify the Assignee in writing of the commencement and termination of any period during which the Vessel may be requisitioned.
SECTION 7. Employment of Vessel. The Assignor hereby further covenants and undertakes to furnish promptly to the Assignee all such information as it may from time to time reasonably request regarding the employment, position and engagements of the Vessel.
SECTION 8. Negative Pledge. The Assignor does hereby warrant and represent that it has not transferred, assigned, pledged or otherwise disposed of, and hereby covenants that it shall not transfer, assign, pledge or otherwise dispose of, so long as this Assignment shall remain in effect, any of its right, title or interest in whole or in part to the moneys and claims hereby assigned to anyone other than the Assignee, and it shall not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment.

SECTION 9. Power of Attorney. The Assignor does hereby irrevocably appoint and constitute the Assignee as the Assignor's true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) should an Event of Default have occurred and be continuing to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which may be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned.
SECTION 10. UCC Filings. The Assignor does hereby authorize the Assignee to do all things which may be necessary or advisable in order to perfect or maintain the security interest granted by this Assignment including, but not limited to, filing any and all Uniform Commercial Code financing statements or continuations thereof. For the avoidance of doubt, nothing herein shall require the Assignee to file Uniform Commercial Code financing statements or continuations thereof or be responsible for maintaining the security interests purported to be created as described herein (except for the accounting of moneys actually received by it hereunder and under any other Pari Passu Document) and such responsibility shall be solely that of the Assignor.
SECTION 11. Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Assignment shall be applied as provided in the Credit Agreement.
SECTION 12. Continuing Security. The security created by this Assignment (i) shall be held by the Assignee as a continuing security for the payment in full of the Pari Passu Obligations, (ii) shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and (iii) shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee or any other Secured Party for all or any part of the moneys hereby secured.
SECTION 13. Miscellaneous.
13.1. Further Assurances. The Assignor agrees that if this Assignment shall be, for any reason (including in the reasonable opinion of the Assignee based on the advice of counsel), insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further instruments and documents as the Assignee may reasonably request or as may be necessary to obtain the full benefits of this Assignment and of the rights and powers herein granted to the Assignee including, without limitation, an alternative assignment.
13.2. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Assignee shall be cumulative and shall be in addition to every other right, power and remedy of the Assignee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Assignee or any of the other Secured Parties in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default under any Pari Passu Document by the Assignor, the Borrowers or any other Borrower Subsidiary Grantor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Assignee or any of the other Secured Parties of any security or of any payment of or on account of any of the amounts due from the Assignor to the Assignee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby. In addition to the rights and remedies granted to it in this Assignment, the Assignee shall have rights and remedies of a secured party under the UCC.
13.3. Successors and Assigns. This Assignment and all obligations of the Assignor hereunder shall be binding upon the successors and assigns of the Assignor and shall, together with the rights and remedies of the Assignee hereunder, inure to the benefit of the Assignee, its respective successors and assigns.
13.4. Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Assignee.
13.5. Invalidity. If any provision of this Assignment shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Assignee in order to carry out the intentions of the parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
13.6. Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and shall be given to such party at the address, facsimile number or email address set forth below or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Any notice sent by facsimile or electronic transmission shall be confirmed by letter dispatched as soon as practicable thereafter.
If to the Assignor:
[ASSIGNOR]
[•]

If to the Assignee:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

Eleven Madison Avenue, 9th Floor New York, NY 10010 Attention: Loan Operations – Boutique Management Phone: 212-538-3525 Facsimile: (212) 325-8315 Email: list.ops-collateral@credit-suisse.com

Every notice or other communication shall, except so far as otherwise expressly provided by this Assignment, be deemed to have been received (provided that it is received prior to 5 p.m. New York City time; otherwise it shall be deemed to have been received on the next following Business Day) (i) if given by facsimile or electronic transmission, on the date of dispatch thereof (provided further that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Business Day in such locality) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.
13.7. Electronic Delivery.  Delivery of an executed copy of this Assignment by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy. In the event that the Assignor delivers an executed copy of this Assignment by facsimile or electronic transmission, the Assignor shall also deliver an originally executed copy as soon as practicable, but the failure of the Assignor to deliver an originally executed copy of this Assignment shall not affect the validity or effectiveness of this Assignment.
13.8. References.  References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Assignment, unless the context otherwise requires.
13.9. Headings.  In this Assignment, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Assignment.
13.10. Termination. This Assignment and the security interests granted herein shall terminate when all the Pari Passu Obligations (other than contingent indemnification obligations and obligations in respect of secured cash management services (including Secured Cash Management Obligations), to the extent such obligations expressly survive the termination of the Pari Passu Obligations) have been paid in full.
SECTION 14. Applicable Law, Jurisdiction, Waivers, Joinders and Intercreditor Arrangements.
14.1. Governing Law; Jurisdiction; Consent to Service of Process. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT SHALL BE BROUGHT IN THE COURTS OF THE

STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS ASSIGNMENT, EACH PARTY HEREUNDER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS ASSIGNMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER. EACH OF THE PARTIES HEREUNDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.6, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH DELIVERY. EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR THE HOLDERS OF THE OTHER PARI PASSU OBLIGATIONS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HEREUNDER IN ANY OTHER JURISDICTION.
14.2. WAIVER OF IMMUNITY. TO THE EXTENT THAT THE ASSIGNOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY, ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE, FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM SET-OFF OR COUNTERCLAIM, FROM THE COMPETENT JURISDICTION OF ANY COURT, FROM SERVICE OF PROCESS, FROM ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE ASSIGNOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS ASSIGNMENT.
14.3. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE SEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.3.
14.4. Joinder Agreements. If at any time holders of Pari Passu Obligations wish to become a party hereto, such holders (or their applicable representatives or agents) shall execute a Joinder Agreement, substantially in the form of Exhibit 1 hereto, and shall thereafter for all purposes be Secured Parties hereunder and have the same rights, benefits and obligations as if they had been a Secured Party on the Effective Date.
14.5. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN THE EVENT THAT THE INTERCREDITOR AGREEMENT IS ENTERED INTO, THE SECURITY INTERESTS CREATED HEREUNDER AND THE EXERCISE OF ANY RIGHT OR REMEDY (INCLUDING THE DISPOSITION OF ANY COLLATERAL) BY THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES HEREUNDER, WILL BE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, AND IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS ASSIGNMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.
[Signature page follows]

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed and delivered on the day and year first above written.
[ASSIGNOR]

By:
Name:
Title:

Acknowledged and Accepted by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Assignee

By:
Name:
Title:

EXHIBIT 1
[FORM OF] JOINDER AGREEMENT
JOINDER AGREEMENT dated as of May, [•] 2017 (this "Joinder Agreement") is delivered pursuant to that certain ASSIGNMENT OF EARNINGS dated as of May [•], 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Assignment"), given by [Assignor], as Assignor, in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Collateral Agent, as Assignee, with respect to [Vessel]. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Assignment.
WHEREAS, Section 14.4 of the Assignment provides that holders of Pari Passu Obligations may, by execution of a joinder agreement in the form of this Joinder Agreement, become parties to the Assignment and, thereafter, for all purposes be Secured Parties under the Assignment and have the same rights, benefits and obligations as if they had been Secured Parties on the Effective Date.
WHEREAS, [insert parties to new Pari Passu Obligations agreement] have entered into that certain [insert title of the new Pari Passu Obligations agreement] dated as of [•] (as it may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the "New Pari Passu Obligations Agreement").
WHEREAS, in accordance with the foregoing, by execution and delivery hereof by [insert the name of the agent for the secured parties under the New Pari Passu Obligations Agreement] (the "New Pari Passu Obligations Agent"), for itself and as agent for the other [[Secured Parties] [insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement (the New Pari Passu Obligations Agent, together with such [[Secured Parties][insert appropriate defined term]], the "New Pari Passu Obligations Secured Parties"), the New Pari Passu Obligations Secured Parties shall become bound by the terms of the Assignment in the same capacity and to the same extent as the Secured Parties (as such term is used in the Assignment) immediately prior to giving effect to this Joinder Agreement.
NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:
SECTION 1.
(a)          Pursuant to Section 13.4 of the Assignment, the New Pari Passu Obligations Agent hereby binds itself and each of the other New Pari Passu Obligations Secured Parties to the terms of the Assignment. The Assignment is hereby incorporated by reference. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)          The New Pari Passu Obligations Agent, the Assignee and the Assignor, by their execution of this Joinder Agreement, hereby certify, acknowledge, agree and confirm that, effective as of the date first written above:

 (i)          the New Pari Passu Obligations Secured Parties shall be "Secured Parties" for all purposes of the Assignment from and after the date hereof;
(ii)          the New Pari Passu Obligations Agreement, together with the [[Loan Documents] [insert appropriate defined term]] as defined in the New Pari Passu Obligations Agreement, shall be "Pari Passu Documents" for all purposes of the Assignment from and after the date hereof; and
(iii)          the [[Obligations][insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement shall be "Pari Passu Obligations" for all purposes of the Assignment from and after the date hereof.
SECTION 2.
(a)          The New Pari Passu Obligations Agent hereby represents and warrants to the Assignor and the Assignee that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) it is authorized under the New Pari Passu Obligations Agreement to enter into this Joinder Agreement.
(b)          The Assignor hereby represents and warrants to the Assignee and the New Pari Passu Obligations Agent that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) the execution, delivery and performance by it of this Joinder Agreement (A) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (B) will not violate any applicable law or regulation or its charter, by-laws or other organizational documents or any order of any governmental authority or any indenture, agreement or other instrument binding upon it.
SECTION 3. The New Pari Passu Obligations Agent, on behalf of itself and the other New Pari Passu Obligations Secured Parties, hereby appoints Credit Suisse AG, Cayman Islands Branch, to act as Collateral Agent on behalf of the New Pari Passu Obligations Secured Parties under the Assignment.
SECTION 4. This Joinder Agreement shall become effective when it shall have been duly executed by the New Pari Passu Obligations Agent and the Assignor and acknowledged by the Assignee. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 5. Except as expressly modified hereby, the Assignment shall remain in full force and effect.
SECTION 6. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement as of the day and year first above written.
[ ],
as New Pari Passu Obligations Agent

By:
Name:
Title:

[ ],
as Assignor

By:
Name:
Title:

Acknowledged and Accepted by:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Assignee

By:
Name:
Title:

EXHIBIT F
Form of Perfection Certificate
See Attached

PERFECTION CERTIFICATE
Reference is made to that certain Credit Agreement dated as of May 18, 2017 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), among Arctic LNG Carriers LTD., a Marshall Islands corporation (the "Borrower"), Dynagas Finance LLC, a newly formed Delaware limited liability company ("Finco" and, together with the Borrower, the "Borrowers"), the lenders from time to time party thereto and Credit Suisse AG, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent").
Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement. In addition, as used herein, (a) "Grantors" shall mean the Borrower and each of the Subsidiaries of the Borrower and (b) "Loan Parties" shall mean each of the Grantors, the Parent, Dynagas Equity, Dynagas Operating, Dynagas Operating GP, LLC and each other Subsidiary of the Parent that directly or indirectly owns any Capital Stock of the Borrowers.
The undersigned, a Financial Officer of the Parent, hereby certifies to the Collateral Agent, the Administrative Agent and the Lenders as follows:
1.          Names. (a) The full and exact legal name of each Loan Party (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement or similar organizational documents, in each case as amended to date), (b) the type of organization, (c) the jurisdiction of organization (or formation, as applicable) and (d) the organizational identification number (not tax i.d. number), if any, issued by the jurisdiction of formation of each Loan Party that is a registered organization, in each case, are as follows:
Full and Exact Legal Name of Loan Party	Type of Organization	Jurisdiction of Organization	Organizational Identification Number (Jurisdiction)
Dynagas LNG Partners LP, a publicly traded Marshall Islands limited partnership	Publicly traded limited partnership	Marshall Islands	950060
Dynagas Operating LP, a Marshall Islands limited partnership	Limited partnership	Marshall Islands	950059
Dynagas Operating GP LLC, a Marshall Islands limited liability company	Limited liability company	Marshall Islands	962418
Dynagas Equity Holding Limited, a Liberian corporation	Corporation	Liberia	C-115521
Arctic LNG Carriers LTD., a Marshall Islands corporation	Corporation	Marshall Islands	77480
Dynagas Finance LLC, a Delaware limited liability company	Limited liability company	Delaware	None.

Seacrown Maritime Ltd., a Marshall Islands Corporation	Corporation	Marshall Islands	10628
Solana Holding Ltd., a Marshall Islands Corporation	Corporation	Marshall Islands	47644
Navajo Marine Limited, a Marshall Islands Corporation	Corporation	Marshall Islands	47650
Lance Shipping S.A., a Marshall Islands Corporation	Corporation	Marshall Islands	10149
Pegasus Shipholding S.A., a Marshall Islands Corporation	Corporation	Marshall Islands	10748
Fareastern Shipping Limited, a Malta private limited liability company	Private limited liability company	Malta	C 52103

(b)          Set forth below is each other legal name each Loan Party has had in the past five years, together with the date of the relevant change and date range of use thereof:
Name of Loan Party	Date of Change and Date Range of Use	Other Legal Name

(c)          Except as set forth below, no Loan Party has changed its name, identity or corporate structure in any way within the past five years. Changes in name, identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, please include in Schedule 1 the information required by the other requirements of Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.
Name of Loan Party	Date of Change	Description of Change

 (d)          The following is a list of all other names (including trade names, assumed names or similar appellations) used by each Loan Party or any of its divisions or other business units or by which such Loan Party is known in connection with the conduct of its business or the ownership of its properties at any time during the past five years:
2

Name of Loan Party	Trade Name and other Names

(e)          Attached as Schedule lE hereto is a true and correct chart showing the ownership relationship of the Loan Parties.
2.          Locations. (a) Prior Addresses. Except as set forth below, no Loan Party has changed its chief executive office within the past five (5) years:
Name of Loan Party	Date of Change	Description of Change

Dynagas LNG Partners LP, a publicly traded Marshall Islands limited partnership	July 2015	23, Rue Basse, 9800 Monaco from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece
Dynagas Operating LP, a Marshall Islands limited partnership	July 2015	23, Rue Basse, 9800 Monaco from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece
Dynagas Operating GP LLC, a Marshall Islands limited liability company	July 2015	23, Rue Basse, 9800 Monaco from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece
Dynagas Equity Holding Limited, a Liberian corporation	July 2015	23, Rue Basse, 9800 Monaco from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece
Seacrown Maritime Ltd., a Marshall Islands Corporation	July 2015	23, Rue Basse, 9800 Monaco from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece
Solana Holding Ltd., a Marshall Islands Corporation	July 2015	23, Rue Basse, 9800 Monaco from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece
Navajo Marine Limited, a Marshall Islands Corporation	July 2015	23, Rue Basse, 9800 Monaco from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece
Pelta Holdings S.A., a Nevis Corporation	July 2015	23, Rue Basse, 9800 Monaco from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece
Lance Shipping S.A., a Marshall	July 2015	23, Rue Basse, 9800 Monaco

3

Islands Corporation		from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece
Quinta Group Corp., a Nevis Corporation	July 2015	23, Rue Basse, 9800 Monaco from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece
Pegasus Shipholding S.A., a Marshall Islands Corporation	July 2015	23, Rue Basse, 9800 Monaco from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece
Fareastern Shipping Limited, a Malta private limited liability company	July 2015	23, Rue Basse, 9800 Monaco from 97 Poseidonos Avenue & 2, Foivis Street, Glyfada, 166 74 Athens, Greece

(b)          Current Addresses. None of the Loan Parties have a chief executive office located within the United States or in a jurisdiction whose law generally requires information concerning the existence of a non-possessory security interest to be made generally available in a filing, recording, or registration system as a condition or result of the security interest's obtaining priority over the rights of a lien creditor with respect to collateral (except as set forth below). Set forth opposite each Loan Parties' name below is the chief executive office for such Loan Party and the preferred mailing address (if different than the chief executive office of such Loan Party):
Name of Loan Party	Address of Chief Executive Office	Preferred Mailing Address (if different than Chief Executive Office
Dynagas LNG Partners LP, a publicly traded Marshall Islands limited partnership	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece
Dynagas Operating LP, a Marshall Islands limited partnership	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece
Dynagas Operating GP LLC, a Marshall Islands limited liability company	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece
Dynagas Equity Holding Limited, a Liberian corporation	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece
Arctic LNG Carriers LTD., a Marshall Islands corporation	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece
Dynagas Finance LLC, a Delaware limited liability company	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece
Seacrown Maritime Ltd., a Marshall Islands Corporation	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece

4

Solana Holding Ltd., a Marshall Islands Corporation	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece
Navajo Marine Limited, a Marshall Islands Corporation	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece
Lance Shipping S.A., a Marshall Islands Corporation	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece
Pegasus Shipholding S.A., a Marshall Islands Corporation	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece
Fareastern Shipping Limited, a Malta private limited liability company	23, Rue Basse, 9800 Monaco	Poseidonos Avenue & 2 Foivis Street, Glyfada 166 74 Athens, Greece

3.          File Search Reports. File search reports have been obtained from the District of Columbia with respect to each Loan Party in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.
4.          UCC Filings. Financing statements in substantially the form of Schedule 4 hereto have been prepared for filing in the proper UCC filing office in the jurisdiction in which each Grantor is located (or such other applicable jurisdiction) and, to the extent any of the collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof. The undersigned, on behalf of the Borrower and each other Grantor, hereby authorizes the Administrative Agent to file such financing statements, any other financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Administrative Agent may reasonably determine, in its sole discretion, are necessary or advisable to perfect the security interest granted or to be granted to the Collateral Agent under the Loan Documents. Such financing statements may describe the collateral in the same manner as described in the Collateral Documents, Schedule 4 thereto or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may reasonably determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Collateral Agent.
5.          Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 4 above, each filing and the filing office in which such filing is to be made.
6.          Stock Ownership and other Equity Interests. Attached hereto as Schedule 6 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Loan Parties (other than the Parent) and the record and beneficial owners of such stock, partnership interests, limited liability company membership interests or other equity interests. Also set forth on Schedule 6 is each equity investment of the Borrower or any other Borrower Subsidiary Guarantor that represents 50% or more of the equity of the entity in which such investment was made.
7.          Mortgage Filings. Attached hereto as Schedule 7 is a schedule setting forth, with respect to each Collateral Vessel, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, and (b) the filing office in which a
5

Mortgage with respect to such property must be filed or recorded in order for the Security Trustee and/or the Collateral Agent to obtain a perfected security interest therein.
8.          Deposit Accounts, Securities Accounts and Similar Accounts. Attached hereto as Schedule 8 is a true and correct list of each Earnings Account, deposit account, securities account or similar account in each case of the Borrower and its Subsidiaries, including the name and address of the depositary institution, the type of account and the account number.
6

SCHEDULE 1
NAMES AND ORGANIZATIONAL INFORMATION

SCHEDULE 1E
ORGANIZATIONAL CHART OF THE LOAN PARTIES

9

SCHEDULE 4

UCC Filings

 [See attached.]

SCHEDULE 5

Debtor	Filing	Filing Office
Arctic LNG Carriers LTD., a Marshall Islands corporation	UCC-1	Washington D.C. Recorder of Deeds
Seacrown Maritime Ltd., a Marshall Islands Corporation	UCC-1	Washington D.C. Recorder of Deeds
Solana Holding Ltd., a Marshall Islands Corporation	UCC-1	Washington D.C. Recorder of Deeds
Navajo Marine Limited, a Marshall Islands Corporation	UCC-1	Washington D.C. Recorder of Deeds
Lance Shipping S.A., a Marshall Islands Corporation	UCC-1	Washington D.C. Recorder of Deeds
Pegasus Shipholding S.A., a Marshall Islands Corporation	UCC-1	Washington D.C. Recorder of Deeds
Fareastern Shipping Limited, a Malta private limited liability company	UCC-1	Washington D.C. Recorder of Deeds

SCHEDULE 6
Stock Ownership and Equity Interests
Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
Dynagas Operating LP, a Marshall Islands limited partnership	N/A	Dynagas LNG Partners LP	Uncertificated limited partnership interests	100% LP Interest
	N/A	Dynagas Operating GP LLC	Uncertificated non- economic general partnership interests	100% GP Interest
Dynagas Operating GP LLC, a Marshall Islands limited liability company	N/A	Dynagas LNG Partners LP	Uncertificated limited liability company membership interests	100%
Dynagas Equity Holding Limited, a Liberian corporation	11	Dynagas Operating LP	500	100%
Arctic LNG Carriers LTD., a Marshall Islands corporation	1	Dynagas Equity Holding Limited	500	100%
Dynagas Finance LLC, a Delaware limited liability company	N/A	Arctic LNG Carriers LTD.	Uncertificated limited liability company membership interests	100%
Seacrown Maritime Ltd., a Marshall Islands Corporation	3	Arctic LNG Carriers LTD.	500	100%
Solana Holding Ltd., a Marshall Islands Corporation	4	Arctic LNG Carriers LTD.	500	100%
Navajo Marine Limited, a Marshall Islands Corporation	4	Arctic LNG Carriers LTD.	500	100%
Lance Shipping S.A., a Marshall Islands Corporation	3	Arctic LNG Carriers LTD.	500	100%
Pegasus Shipholding S.A., a Marshall Islands Corporation	3	Arctic LNG Carriers LTD.	500	100%
Fareastern Shipping Limited, a Malta Private Limited Liability Company	3	Arctic LNG Carriers LTD.	1,200	100%

SCHEDULE 7
Mortgage Filings
Owner	Vessel	Filing Office
Seacrown Maritime Ltd., a Marshall Islands Corporation	Amur River	Maritime Administrator of the Marshall Islands.
Solana Holding Ltd., a Marshall Islands Corporation	Lena River	Maritime Administrator of the Marshall Islands.
Navajo Marine Ltd, a Marshall Islands Corporation	Yenisei River	Maritime Administrator of the Marshall Islands.
Lance Shipping S.A., a Marshall Islands Corporation	Ob River	Maritime Administrator of the Marshall Islands.
Pegasus Shipholding S.A., a Marshall Islands Corporation	Clean Energy	Maritime Administrator of the Marshall Islands.
Fareastern Shipping Limited, a Malta private limited liability company	Arctic Aurora	Malta Ship Registry Registrar of Ships Merchant Shipping Directorate Malta Transport Centre Marsa, Malta

SCHEDULE 8
Deposit Accounts, Securities Accounts and Similar Accounts
Account Holder	Deposit Bank	Account Type	Account No.
Solana Holding Ltd.	ABN Amro NV	Debt Service Account	[_____]
Navajo Marine Limited	ABN Amro NV	Debt Service Account	[_____]
Solana Holding Ltd.	ABN Amro NV	Retention Account	[_____]
Navajo Marine Limited	ABN Amro NV	Retention Account	[_____]
Pegasus Shipholding S.A.	Credit Suisse	Earnings Account	[_____]
Lance Shipping S.A.	Credit Suisse	Earnings Account	[_____]
Seacrown Maritime Ltd.	Credit Suisse	Earnings Account	[_____]
Fareastern Shipping Limited	Credit Suisse	Earnings Account	[_____]
Solana Holding Ltd.	ABN Amro NV	Earnings Account	[_____]
Navajo Marine Limited	ABN Amro NV	Earnings Account	[_____]
Navajo Marine Limited	DNB	Operating Account	[_____]
Arctic LNG Carriers LTD.	DNB	Operating Account	[_____]

EXHIBIT G
TO CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

[FORM OF] NOTICE OF BORROWING
[Date]

Credit Suisse AG, Cayman Islands Branch
    as Administrative Agent for the Lenders party
    to the Credit Agreement
    referred to below
Eleven Madison Avenue, 9th Floor
New York, NY 10010
Attention:     Loan Operations — Boutique Management
Phone:           212-538-3525
Facsimile:    (212) 325-8315
Email:            list.ops-collateral@credit-suisse.com

Ladies and Gentlemen:
The undersigned, Arctic LNG Carriers LTD., a Marshall Islands corporation (the "Borrower"), and Dynagas Finance LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Borrower ("Finco" and, together with the Borrower, the "Borrowers"), refer to the Credit Agreement dated as of May 18, 2017 (as amended, restated, modified and/or supplemented from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the Borrowers, the Borrower Subsidiary Guarantors party thereto from time to time, the lenders party thereto from time to time (the "Lenders") and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent for such Lenders, and hereby give you notice, irrevocably (except as otherwise provided in Section 2.08 of the Credit Agreement), pursuant to Section 2.02(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection set forth below is the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:
(i)          The aggregate principal amount of the Proposed Borrowing is $ ________________.

 (ii)          The Business Day of the Proposed Borrowing is ___________________.1
(iii)          The Type of Loan comprising the Proposed Borrowing is ___________________.2
(iv)          The proceeds of the Proposed Borrowing shall be deposited in the following account: Account No. [________________], Account Name [__________________].
(v)          [The initial Interest Period for the Proposed Borrowing is [ month(s)].]3
The undersigned hereby certifies on behalf of the Borrowers that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
(A)          the representations and warranties made by each Loan Party in or pursuant to the Loan Documents are and will be true and correct in all material respects, on and as of such date of the Proposed Borrowing with the same effect as though made on and as of the date of the Proposed Borrowing, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to "materiality", "Material Adverse Effect" or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and
(B)          no Default or Event of Default has occurred and is continuing on the date of the Proposed Borrowing or would result after giving effect to the Proposed Borrowing made on such date.
[Signature Pages Follow]

1          Shall be a Business Day at least three Business Days after the date hereof, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (New York time) on such day.
2          If the Type of Loan is not specified, the Loan shall be made as a Base Rate Loan.
3          Insert if the Proposed Borrowing is a Eurodollar Rate Loan.

Very truly yours,

ARCTIC LNG CARRIERS LTD.

By:
Name:
Title:

DYNAGAS FINANCE LLC

By:
Name:
Title:

EXHIBIT H
TO CREDIT AGREEMENT

FORM OF NOTE

[FORM OF] NOTE

$ ____________	New York, New York
___________ ___, 20_

FOR VALUE RECEIVED, ARCTIC LNG CARRIERS LTD., a Marshall Islands corporation (the "Borrower") and DYNAGAS FINANCE LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Borrower ("Finco" and, together with the Borrower, the "Borrowers"), hereby promise to pay to ________________________ or its registered assigns (the "Lender"), in lawful money of the United States of America in immediately available funds, at the office of Credit Suisse AG, Cayman Islands Branch (the "Administrative Agent"), located at Eleven Madison Avenue, 9th Floor, New York, NY 10010, on the Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of ____________________  DOLLARS ($____________) or, if less, the unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement.
The Borrowers also promise to pay interest on the unpaid principal amount of each Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.06 of the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement dated as of May 18, 2017, among, inter alios, the Borrowers, the Borrower Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto (including the Lender) and the Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Credit Agreement). This Note is secured by the Collateral Agreements (as defined in the Credit Agreement) and is entitled to the benefits of the Loan Guarantees (as defined in the Credit Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.
If an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

The loans issued pursuant to the Credit Agreement were issued with original issue discount for purposes of section 1271 et seq. of the United States Internal Revenue Code of 1986, as amended from time to time. Beginning no later than 10 days after the issue date, the Lender may obtain the issue price, amount of original issue discount, issue date and yield to maturity of the loans by submitting a written request for such information to the Borrowers at the following address: [ ], attention: [ ].

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
ARCTIC LNG CARRIERS LTD.

By:
Name:
Title:

DYNAGAS FINANCE LLC

By:
Name:
Title:

EXHIBIT I
TO CREDIT AGREEMENT

 AUCTION PROCEDURES
AUCTION PROCEDURES
This Exhibit I is intended to summarize certain basic terms of the modified Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 2.13 of the Credit Agreement dated as of May 18, 2017, among Arctic LNG Carriers LTD., a Marshall Islands corporation (the "Borrower"), Dynagas Finance LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Borrower ("Finco" and, together with the Borrower, the "Borrowers"), the Borrower Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, of which this Exhibit I is a part. It is not intended to be a definitive statement of all of the terms and conditions of a modified Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable Auction Notice. None of the Administrative Agent, the Auction Manager, any of their respective Affiliates, any of the Borrowers or any of their respective Affiliates makes any recommendation pursuant to the applicable Auction Notice as to whether or not any Lender should sell its Loans to a Borrower or a Subsidiary of a Borrower pursuant to the applicable Auction Notice, nor shall the decision by the Administrative Agent or the Auction Manager (or any of their respective Affiliates) in its capacity as a Lender to sell its Loans to a Borrower or a Subsidiary of a Borrower be deemed to constitute such a recommendation. Each Lender should make its own decision as to whether to sell any of its Loans and as to the price to be sought for such Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Purchase Offer and the applicable Auction Notice. Capitalized terms not otherwise defined in this Exhibit I have the meanings assigned to them in the Credit Agreement.
Notice Procedures. In connection with each Purchase Offer, a Borrower or Subsidiary of a Borrower will provide notification to the Auction Manager (for distribution to the Lenders) of the Class of Loans (as determined by such Borrower or Subsidiary of a Borrower in its sole discretion) that will be the subject of such Purchase Offer (each, an "Auction Notice"). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of Loans of each Class that the applicable Borrower or Subsidiary of a Borrower offers to purchase in such Purchase Offer (the "Auction Amount"); (ii) the range of discounts to par (the "Discount Range"), expressed as a range of prices (in increments of $25) per $1,000, at which such Borrower or Subsidiary of a Borrower would be willing to purchase Loans of such Class in such Purchase Offer; and (iii) the date on which such Purchase Offer will conclude (which date shall not be less than three Business Days following the distribution of the Auction Notice to the Lenders), on which date Return Bids (as defined below) will be due by 1:00 p.m., New York City time (as such date and time may be extended by the Auction Manager, the

"Expiration Time"). Such Expiration Time may be extended for a period not exceeding three Business Days upon notice by the applicable Borrower or Subsidiary of a Borrower to the Auction Manager received not less than 24 hours before the original Expiration Time; provided that only one extension per Purchase Offer shall be permitted. A Purchase Offer shall be regarded as a "failed Purchase Offer" in the event that either (x) the applicable Borrower or Subsidiary of a Borrower withdraws such Purchase Offer in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed Purchase Offer, no Borrower or Subsidiary of a Borrower shall be permitted to deliver a new Auction Notice prior to the date occurring three Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, (i) the applicable Borrower or Subsidiary of a Borrower shall not initiate any Purchase Offer by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Purchase Offer (if any), whether such conclusion occurs by withdrawal of such previous Purchase Offer or the occurrence of the Expiration Time of such previous Purchase Offer and (ii) no more than four Purchase Offers may be made in any one year.
Reply Procedures. In connection with any Purchase Offer, each Lender of Loans of the applicable Class wishing to participate in such Purchase Offer shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the applicable offering document (each, a "Return Bid"), which shall specify (i) a discount to par that must be expressed as a price (in increments of $25) per $1,000 in principal amount of Loans of the applicable Class (the "Reply Price") within the Discount Range and (ii) the principal amount of Loans of the applicable Class that such Lender offers for sale at its Reply Price (the "Reply Amount"). Lenders may only submit one Return Bid per Purchase Offer, but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid (as defined below) and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Manager, an Affiliated Lender Assignment and Assumption Agreement in the form attached to this Exhibit I as Annex I. No Borrower or Subsidiary of a Borrower will purchase any Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).
Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the applicable Borrower or Subsidiary of a Borrower, will determine the applicable discounted price (the "Applicable Discounted Price") for the Auction, which will be (i) the lowest Reply Price for which such Borrower or Subsidiary of a Borrower can complete the Purchase Offer at the Auction Amount or (ii) in the event that the aggregate amount of the Reply Amounts relating to such Auction Notice is insufficient to allow such Borrower or Subsidiary of a Borrower to purchase the entire Auction Amount, the highest Reply Price that is within the Discounted Range so that such Borrower or Subsidiary of a Borrower can complete the purchase at such aggregate amount of Reply Amounts. Subject to the conditions contained in the Auction Notice, the applicable Borrower or Subsidiary of a Borrower shall purchase the Loans of the applicable Class (or the respective portions thereof) from each Lender with a Reply Price that is equal to or less than the Applicable Discounted Price

 ("Qualifying Bids") at the Applicable Discounted Price; provided that if the aggregate amount required to pay the Qualifying Bids would exceed the Auction Amount for such Purchase Offer, such Borrower or Subsidiary of a Borrower shall pay such Qualifying Bids at the Applicable Discounted Price ratably based on the respective principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Manager) in an aggregate amount not to exceed the Auction Amount. Each participating Lender shall be given notice as to whether its bid is a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.
Notification Procedures. The Auction Manager will calculate the Applicable Discounted Price and will cause the Administrative Agent to post the Applicable Discounted Price and proration factor onto an internet or intranet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager's standard dissemination practices by 4:00 p.m., New York City time, on the Business Day during which the Expiration Time occurs. The Auction Manager will insert the principal amount of Loans of the applicable Class to be assigned and the applicable settlement date into each applicable Affiliated Lender Assignment and Assumption Agreement received in connection with a Qualifying Bid. Upon the request of the submitting Lender, the Auction Manager will promptly return any Affiliated Lender Assignment and Assumption Agreement received in connection with a Return Bid that is not a Qualifying Bid.
Additional Procedures. Once initiated by an Auction Notice, the applicable Borrower or Subsidiary of a Borrower may withdraw a Purchase Offer only if no Qualifying Bid has been received by the Auction Manager at the time of withdrawal. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be withdrawn, modified, revoked, terminated or cancelled by a Lender. However, a Purchase Offer may become void if the conditions to the purchase set forth in Section 2.13 of the Credit Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by the applicable Borrower or Subsidiary of a Borrower is required in accordance with the foregoing provisions shall be paid directly by such Borrower or Subsidiary of a Borrower to the respective assigning Lender on a settlement date as determined jointly by such Borrower or Subsidiary of a Borrower and the Auction Manager (which shall be not later than ten Business Days after the date Return Bids are due). The applicable Borrower or Subsidiary of a Borrower shall execute each applicable Affiliated Lender Assignment and Assumption Agreement received in connection with a Qualifying Bid. All questions as to the form of documents and eligibility of Loans that are the subject of a Purchase Offer will be determined by the Auction Manager, in consultation with the applicable Borrower or Subsidiary of a Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 2.13 of the Credit Agreement or this Exhibit I. The Auction Manager's interpretation of the terms and conditions of the Auction Notice, in consultation with the applicable Borrower or Subsidiary of a Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.13 of the Credit Agreement or this Exhibit I. None of the Administrative Agent, the Auction Manager or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning the applicable Borrower or Subsidiary of a Borrower, the Loan Parties or any of their respective Affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information. Notwithstanding anything to the contrary contained herein or in any other Loan Document, this Exhibit I shall not require any Borrower or Subsidiary of a Borrower to initiate any Purchase Offer.

ANNEX I TO
AUCTION PROCEDURES

 [FORM OF] AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION AGREEMENT
This Affiliated Lender Assignment and Assumption Agreement (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex II attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to below and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Loan Guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor:

2.	Assignee:
[and is [a Lender] [an Affiliate of [Identify Lender]]][1]

3.	Borrowers: Arctic LNG Carriers LTD. and Dynagas Finance LLC

4.	Administrative Agent: Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent under the Credit Agreement

1          Select as applicable.

5.
Credit Agreement: The Credit Agreement dated as of May 18, 2017, among Arctic LNG Carriers LTD., Dynagas Finance LLC, the Borrower Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

6.	Assigned Interest:
Facility Assigned	Aggregate Amount of Commitments/Loans of the applicable Class of all Lenders	Amount of the Commitments/Loans of the applicable Class Assigned	Percentage Assigned of Aggregate Amount of Commitments/Loans of the applicable Class of all Lenders[2]
Term Loans	$	$		%
[ ][3]	$	$		%

Effective Date:  __________________ , 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent any tax forms required by Section 4.07(g) of the Credit Agreement and to designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information with respect to the Parent or its Subsidiaries or with respect to the securities of any such Person ("Parent Restricted Information")) will be made available and who may receive such information in accordance with the Assignee's compliance procedures and applicable laws, including Federal and State securities laws.

2          Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Term Lenders or Incremental Lenders of any Class, as applicable.
3          In the event Other Term Loans of any Class are established under Section 2.12 of the Credit Agreement, refer to the Class of such Loans assigned.

The terms set forth above are hereby agreed to:	[Consented to and Accepted:
___________________________, as Assignor,	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent,

by	by
Name:		Name:
Title:		Title:]

___________________________, as Assignee,		Consented to:

ARCTIC LNG CARRIERS LTD.,

by	by
Name:		Name:
Title:		Title:]

DYNAGAS FINANCE LLC,

by
Name:
Title:][4]

4          Select as applicable.

ANNEX I TO
AFFILIATED LENDER
ASSIGNMENT AND ASSUMPTION AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
 ASSIGNMENT AND ASSUMPTION
1.          Representations and Warranties.
1.1          Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, the Borrowers, any Subsidiary or any other Affiliate of the Parent or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent, the Borrowers, any Subsidiary or any other Affiliate of the Parent or any other Person of any of their respective obligations under any Loan Document; and (c) acknowledges that the Assignee is a Borrower or a Subsidiary of the Borrower.
1.2          Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) it is a Borrower or a Subsidiary of the Borrower, (iv) as of the date hereof no Loan Party has any Parent Restricted Information that (1) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such Parent Restricted Information) and (2) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender's decision to participate in the Purchase Offer, (v) it has delivered to the Auction Manager an officer's certificate of an Authorized Representative of the Assignee certifying as to compliance with the preceding clause (iv), (vi) from and after the Effective Date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (vii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.05 thereof (or, prior to the first such delivery, the financial statements referred to in Sections 5.01(g) and 5.01(h) thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (viii) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax and

 (ix) if it is a foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 4.07(g) thereof), duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.          Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3.          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT J
Intentionally Omitted

EXHIBIT K

Form of Ship Mortgage

See Attached

FIRST PREFERRED MARSHALL ISLANDS MORTGAGE

granted by

Solana Holding Ltd.,
as Owner

in favor of

 CREDIT SUISSE AG, Cayman Islands,
as Security Trustee,
as Mortgagee

May 18, 2017

LENA RIVER

FIRST PREFERRED MORTGAGE

 LENA RIVER
THIS FIRST PREFERRED MORTGAGE (this "Mortgage") is made and given this 18th day of May, 2017 by Solana Holding Ltd., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands (the "Owner") in favor of Credit Suisse AG, Cayman Islands with offices at 11 Madison Avenue, 9th Floor, New York, NY 10010, as security trustee (the "Mortgagee") for and on behalf of the Creditors (as defined below).
WHEREAS:
(A)          The Owner is the sole owner of the whole of the vessel LENA RIVER Official No. 5073, of 100236 gross tons and 33759 net tons, built in 2013, and registered and documented in the name of the Owner under the laws and flag of the Republic of the Marshall Islands;
(B)          Pursuant to that certain Credit Agreement dated as of May 18, 2017 (as the same may be amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement", a copy of which, without schedules or exhibits other than Annex I thereto is annexed hereto as Exhibit A) made by and among Arctic LNG Carriers Ltd., a Marshall Islands corporation (the "Borrower"), Dynagas Finance LLC, a newly-formed Delaware limited liability company and a wholly-owned subsidiary of the Borrower ("Finco" and, together with the Borrower, the "Borrowers"), each of the Borrower Subsidiary Guarantors party thereto, the Lenders party thereto from time to time and CREDIT SUISSE AG, Cayman Islands, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent"), the Administrative Agent and the Collateral Agent have agreed to serve in their respective capacities under the terms of the Credit Agreement and the Lenders have agreed to provide to the Borrowers term loans in an aggregate principal amount equal to $480,000,000.00 (collectively, the "Facility").
(C)          The Owner has guaranteed, pursuant to that certain Guarantee Agreement dated as of May 18, 2017 (the "Guarantee Agreement", a copy of which is annexed hereto as Exhibit B) by the Owner and certain other Affiliates (as defined in the Credit Agreement) of the Owner in favor of the Administrative Agent and the Collateral Agent, the obligations of the Borrowers under the Credit Agreement;
(D)          The Owner is a wholly-owned Subsidiary (as defined in the Credit Agreement) of the Borrower;
(E)          Pursuant to the Credit Agreement, each of the Secured Parties (as defined below) have appointed (or may from time to time appoint) the Mortgagee as security trustee on its behalf with regard to, inter alia, the security interest conferred on the Secured Parties with respect to this Mortgage and certain other rights, powers, and remedies of the Secured Parties in respect of this Mortgage and the Collateral;
(F)          It is a condition precedent under the Credit Agreement that the Owner execute and deliver to the Mortgagee, as security for the Secured Obligations of the Owner to the

Administrative Agent, Collateral Agent, Lenders and other Secured Parties (collectively, the "Creditors") under or in connection with the Guarantee Agreement, this Mortgage and otherwise agree to be bound by the terms of this Mortgage and the Owner has agreed to grant this Mortgage to secure its obligations under the Guarantee Agreement; and
(G)          The Owner, in order to secure the payment of the Secured Obligations and to secure the performance and observance of and compliance with all the covenants, terms and conditions contained in the Credit Agreement, the Guarantee Agreement, this Mortgage, and the other Loan Documents, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery and recordation of this first preferred mortgage under and pursuant to the Maritime Law.
NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the Owner hereby agrees as follows:
SECTION 1.          Defined Terms.
1.1          Defined Terms. In this Mortgage, except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein. In addition, unless the context otherwise requires the following terms shall have the following meanings:
(a)          "Administrative Agent" shall have the meaning provided in the Recitals;
(b)          "Borrower" shall have the meaning provided in the Recitals;
(c)          "Borrowers" shall have the meaning provided in the Recitals;
(d)          "Classification Society" shall mean the member of the International Association of Classification Societies with whom the Vessel is entered and who conducts periodic physical surveys and/or inspections of the Vessel;
(e)          "Collateral Agent" shall have the meaning provided in the Recitals;
(f)          "Credit Agreement" shall have the meaning provided in the Recitals;
(g)          "Creditors" shall have the meaning provided in the Recitals;
(h)          "Earnings" shall mean all freight, hire and passage moneys, compensation payable in event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and any other earnings or money whatsoever payable and belonging to the Owner due or to become due in respect of the Vessel at any time during the Security Period;
(i)          "Event of Default" shall have the meaning provided in Section 7.1;
(j)          "Facility" shall have the meaning provided in the Recitals;
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(k)          "Finco' shall have the meaning provided in the Recitals;
(l)           "Guarantee Agreement" shall have the meaning provided in the Recitals;
(m)          "Insurances" shall mean all policies and contracts of insurance and all entries of the Vessel in a protection and indemnity or War Risks association or club which are from time to time taken out or entered into pursuant to this Mortgage in respect of the Vessel and its Earnings or otherwise howsoever in connection with the Vessel;
(n)          "Maritime Law" shall mean Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended;
(o)          "Mortgage" shall have the meaning provided in the preamble;
(p)          "Mortgagee" shall have the meaning provided in the preamble;
(q)          "Owner" shall have the meaning provided in the preamble;
(r)          "Requisition Compensation" shall mean all moneys or other compensation payable and belonging to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of the Vessel or otherwise than by requisition for hire;
(s)          "Secured Obligations" shall have the meaning provided to the term "Secured Obligations" in the Credit Agreement;
(t)          "Secured Parties" shall mean collectively, (a) the Lenders, (b) the Agents, (c) each holder of other Pari Passu Obligations that has executed, or has caused to be executed on its behalf, a joinder agreement to the Intercreditor Agreement, (d) each provider of cash management services the obligations under which constitute Secured Cash Management Obligations that has executed, or has caused to be executed on its behalf, a joinder agreement to the Intercreditor Agreement, (e) each counterparty to any hedging agreement the obligations under which constitute Secured Hedging Obligations that has executed, or has caused to be executed on its behalf, a joinder agreement to the Intercreditor Agreement, (f) the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Pari Passu Document and (g) the successors and assigns of each of the foregoing;
(u)          "Security Period" shall mean the period commencing on the date hereof and terminating upon discharge of the security created by this Mortgage by payment in full of the Secured Obligations;
(v)          "Vessel" shall mean the whole of the vessel described in Recital A hereof and includes its engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights, belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said vessel, or any part
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thereof, or in or to the stores, belongings and appurtenances aforesaid except such equipment or stores which, when placed aboard said vessel, do not become the property of the Owner; and
(w)          "War Risks" shall mean all war risks covered by the Vessel's war risks insurances as per the Norwegian Marine Insurance Plan 1996 (Version 2010) and any subsequent amendments thereto.
1.2          Rules of Construction. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Mortgage, mutatis mutandis.
1.3          Prevailing Agreements; Conflicts. This Mortgage shall be read together with the Credit Agreement but in case of any inconsistency or conflict between the Credit Agreement and this Mortgage, the provisions of the Credit Agreement shall prevail over this Mortgage, to the extent the Credit Agreement does not conflict with the laws of the Republic of the Marshall Islands.
SECTION 2.          Grant of Mortgage. In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the due and punctual payment of the Secured Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in the Credit Agreement, this Mortgage, and the other Loan Documents, the Owner does by these presents grant, convey and mortgage by way of first preferred mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns upon the terms set forth in this Mortgage for the enforcement of the payment of the Secured Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in the Credit Agreement, this Mortgage, and the other Loan Documents;
PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid to the Creditors, their respective successors and assigns, the Secured Obligations as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Credit Agreement and the other Loan Documents and shall perform, observe and comply with all and singular of the covenants, terms and conditions contained in the Credit Agreement, this Mortgage and the other Loan Documents, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and determine and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this Mortgage under the laws of the Republic of the Marshall Islands.
SECTION 3.          Representations and Warranties. The Owner hereby represents and warrants to the Mortgagee that:
3.1          Corporate Existence. the Owner is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands with its
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registered agent's address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;
3.2          No Encumbrances. the Owner lawfully owns the whole of the Vessel free from any security interest, debt, lien, mortgage, charge, encumbrance or other adverse interest, other than the encumbrance of this Mortgage and except as permitted by Section 5.13 hereof and the Vessel is not under arrest or in the possession of any person (other than her master and crew) who may be entitled to assert a maritime or possessory lien on her;
3.3          Vessel Seaworthy. the Vessel is tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy;
3.4          Filings. it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Mortgage that it be filed, recorded or enrolled with any governmental authority or agency or stamped with any stamp or similar transaction tax, except for its registration with the Office of the Maritime Administrator of the Marshall Islands;
3.5          Insurances. the Vessel is classed and insured in accordance with the requirements of the Credit Agreement and this Mortgage; and
3.6          Security Interests. this Mortgage creates those security interests it purports to create and is not liable to be amended or otherwise set aside on the liquidation or administration of the Owner or otherwise.
SECTION 4.          Certain Covenants.
4.1          Payment of Secured Obligations. The Owner hereby covenants and agrees to pay the Secured Obligations when due to the Mortgagee or its successors or assigns in the manner provided for in the Credit Agreement and the other Loan Documents.
4.2          Covenants Regarding Security Granted Hereunder. It is declared and agreed that:
(a)          Continuing Security. The security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Secured Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.
(b)          Settlement Conditional. Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the other Creditors, related to or which reduces the obligations secured hereby, by the Owner or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.
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(c)          Rights Not Affected. The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, including without limitation, and whether or not known to or discoverable by the Owner, the Mortgagee or any other Person:
(i)          any time or waiver granted to, or composition with, the Owner or any other Person; or
(ii)          the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Owner or any other Person; or
(iii)          any legal limitation, lack of power, authority or legal personality or change in the members or status, disability, dissolution, incapacity or other circumstances relating to the Owner or any other Person; or
(iv)          any amendment or supplement to the Credit Agreement or any of the other Loan Documents; or
(v)          the unenforceability, invalidity or frustration of any obligations of the Owner or any other Person under the Credit Agreement or any of the other Loan Documents; or
(vi)          any release of any Person under the terms of any composition or arrangement.
(d)          No Security Received by Owner. The Owner acknowledges and agrees that it has not received any security from any Person for the granting of this Mortgage and it will not take any such security without the prior written consent of the Mortgagee, and the Owner will hold any security taken in breach of this provision in trust for the Mortgagee.
(e)          No Right of Contribution, Set-Off, Etc. Until the Secured Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Mortgagee, the Owner shall not by virtue of any payment made under the Credit Agreement, this Mortgage, or any other Loan Document on account of such moneys and liabilities or by virtue of any enforcement by the Mortgagee of its right under or the security constituted by this Mortgage:
(i)          be entitled to exercise any right of contribution or indemnity from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement; or
(ii)          exercise any right of set-off or counterclaim against any such co-surety; or
(iii)          receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or
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(iv)          unless so directed by the Mortgagee (which the Owner shall prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee (or any trustee or agent on its behalf).
The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.
(f)          Rights of Subrogation Subordinated. The Owner hereby irrevocably subordinates all of its rights of subrogation (whether contractual, statutory, under common law or otherwise) to the claims of the Mortgagee against any Person and all contractual, statutory or common law rights of contribution, reimbursement indemnification and similar rights and claims against any Person which arise in connection with, or as a result of, the Credit Agreement, this Mortgage, any agreement the obligations under which constitute Secured Hedging Obligations or Secured Cash Management Obligations or any other Loan Document until full and final payment of all of the Secured Obligations.
SECTION 5.          Affirmative Covenants and Insurances. The Owner further covenants with the Mortgagee and undertakes at all times throughout the Security Period:
5.1          Corporate Existence.
(a)          to maintain its existence as a corporation under the laws of the Republic of the Marshall Islands;
(b)          to remain in good standing under the laws of the Republic of the Marshall Islands; and
(c)          to maintain a registered office as required by the laws of the Republic of the Marshall Islands;
5.2          Insurances. to insure and keep the Vessel insured or cause or procure the Vessel to be insured and to be kept insured (including renewals thereof) as provided in and as require by the Credit Agreement, including, without limitation Section 7.01 of the Credit Agreement;
5.3          Vessel Maintenance. (a) to keep and to cause to be kept the Vessel in a good and efficient state of repair, seaworthy and in efficient operating condition so as to maintain her present class with its Classification Society (free of all overdue requirements and overdue recommendations of the Classification Society) and so as to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws of the Republic of the Marshall Islands, (b) to procure that the Vessel's Classification Society make available to the Mortgagee, upon its request, such information and documents in respect of the Vessel as are maintained in the records of such Classification Society, (c) to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel, (d) to not remove any material part of the Vessel, any part or any other material item of equipment installed on the Vessel unless the part or
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item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any security interest or encumbrance (other than a Permitted Collateral Lien), and becomes on installation on the Vessel the property of the Owner and subject to the security interest granted hereunder; provided that, for the avoidance of doubt, the Owner may install and remove equipment owned by a third party if the equipment can be removed without any risk of damage to the Vessel and does not affect the class or flag of the Vessel and (e) without limiting the foregoing, to not, without the prior written consent of the Mortgagee (such consent not to be unreasonably withheld), cause or permit to be made any substantial change in the structure, machinery, equipment, control systems, type or performance characteristics of the Vessel other than modifications required by the Classification Society or applicable law;
5.4          Surveys. to submit or to cause the Vessel to be submitted on a timely basis to such periodic or other surveys as may be required for classification purposes and, if requested by the Mortgagee, to supply or to cause to be supplied to the Mortgagee copies of all survey and inspection reports and confirmations of class issued in respect thereof;
5.5          Permitted Access to Vessel. to permit the Mortgagee, by surveyors or other Persons appointed by it on its behalf, to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford or to cause to be afforded all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessel;
5.6          Payment of Debts; Release from Arrest.
(a)          to pay and discharge or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel except to the extent permitted by Section 5.13 hereof;
(b)          to pay and discharge or to cause to be paid and discharged when due all dues, taxes, assessments, governmental charges, fines, penalties and other obligations and liabilities lawfully imposed on or in respect of the Vessel except those that are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves are at the relevant time maintained or provided in accordance with the requirements in the Credit Agreement or for which indemnity or liability insurance cover for at least the full amount in dispute has been obtained by the Owner from underwriters or insurance companies approved by the Mortgagee) and provided that the continued existence of such dues, taxes, assessments, governmental charges, fines or penalties, obligations or liabilities does not give rise to any reasonable degree of likelihood that the Vessel would be liable to arrest, requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize;
5.7          No Illicit Activities or Goods. not to employ the Vessel or suffer her employment in any trade or business which is forbidden by any applicable laws or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her
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employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel's War Risks insurers or in which her safety may be imperiled by exposure to terrorism unless the required extra War Risk insurance cover has been obtained for the Vessel and not to charter the Vessel with any foreign country or national of any foreign country which is the subject of sanctions imposed by the United Nations or is specified by legislation or regulations of the Republic of the Marshall Islands such that, if the Earnings or any part of the Earnings were derived from such charter, that fact would render any Loan Document or the security conferred by this Mortgage or the other Loan Documents, unlawful;
5.8          Information Regarding Vessel Employment. to promptly furnish or to use its best efforts to cause promptly to be furnished to the Mortgagee all such information as the Mortgagee may from time to time reasonably request regarding the Vessel, her employment, position and engagements, and copies of all charters and other contracts for her employment or otherwise howsoever pertaining to the Vessel;
5.9          Notification of Significant Events. to promptly after learning of the same to notify or cause to be notified the Mortgagee (who shall then notify or cause to be notified the Creditors) forthwith in writing of:
(a)          any accident to the Vessel or onboard the Vessel involving repairs the cost whereof will or is likely to exceed Five Million Dollars ($5,000,000) (or the equivalent in any other currency);
(b)          any occurrence of an Event of Loss;
(c)          any material requirement or recommendation made by any insurer or Classification Society or by any competent authority which is not complied with in accordance with reasonable commercial practices or if the Classification Society or any such competent authority refuses to issue any trading certification;
(d)          any levy or other distress on the Vessel or the arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or her Earnings;
(e)          any occurrence of circumstances forming the basis of an Environmental Claim;
(f)          any material breach of the ISM Code or ISPS Code being made in connection with the Vessel or its operation; and
(g)          the detention of the Vessel by any port, governmental or quasi-governmental authority.
5.10          Vessel's Accounts. to keep or to cause to be kept proper books of account of the Owner in respect of the Vessel and her Earnings and, if requested by the Mortgagee, to make or to cause to be made such books available for inspection on behalf of the Mortgagee and furnish or cause to be furnished satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being regularly paid and that all
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deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;
5.11          Requisition Compensation. to assign and provide that Requisition Compensation is applied in accordance with Section 8 hereof as if received in respect of the sale of the Vessel;
5.12          Vessel Registration. to keep the Vessel duly registered and flagged under the laws and regulations of the Republic of the Marshall Islands;
5.13          No Encumbrances. to keep and to cause the Vessel to be kept free and clear of all liens, charges, mortgages and encumbrances except in favor of the Mortgagee and except for Permitted Collateral Liens, and not, except in favor of the Mortgagee and except for Permitted Collateral Liens, to pledge, charge, assign or otherwise encumber (in favor of any Person other than the Mortgagee) her Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Mortgagee and except for Permitted Collateral Liens;
5.14          No Sale of Vessel. not to sell, abandon or otherwise dispose of the Vessel or any interest therein, except as permitted by the Credit Agreement;
5.15          Payment of Enforcement Expenses. to pay promptly to the Mortgagee all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder and to pay interest thereon at the rate set forth in the Credit Agreement from the date whereon such expense or liability was incurred by the Mortgagee;
5.16          Perfection of Mortgage. to comply with and satisfy all the requisites and formalities established by the laws of the Republic of the Marshall Islands to perfect this Mortgage as a legal, valid and enforceable first preferred lien upon the Vessel and to furnish to the Mortgagee from time to time such proof as the Mortgagee may request with respect to the compliance by the Owner with the provisions of this Section 5.16;
5.17          Notice of Mortgage. to place or to cause to be placed and at all times and places to retain or to cause to be retained a copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all Persons having business with the Vessel which might give rise to any lien thereon other than liens for crew's wages and salvage, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:
"NOTICE OF MORTGAGE
This Vessel is owned by Solana Holding Ltd., and is subject to a first preferred mortgage (the "First Mortgage") in favor of Credit Suisse AG, Cayman Islands, as
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security trustee, under the authority of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended. Under the terms of the said First Mortgage, neither the Owner nor any charterer nor the Master of this Vessel nor any other Person has any power, right or authority whatever to create, incur or permit to be imposed upon this Vessel any lien or encumbrance except for crew's wages and salvage."; and
5.18          Compliance with ISM Code and ISPS Code. to procure that the operator of the Vessel will comply with and ensure that the Vessel will comply with the requirements of the ISM Code and ISPS Code.
SECTION 6.          Mortgagee's Right to Cure. Without prejudice to any other rights of the Mortgagee hereunder:
6.1          Maintenance of Insurances. in the event that the provisions of Section 5.2 hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to effect and thereafter to replace, maintain and renew all such Insurances upon the Vessel;
6.2          Repairs and Surveys. in the event that the provisions of Section 5.3 and/or 5.4 hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to arrange for the carrying out of such repairs and/or surveys; and
6.3          Discharge of Debts; Release of Vessel. in the event that the provisions of Section 5.6 hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to pay and discharge all such debts, damages and liabilities as are therein mentioned and/or to take any such measures necessary for the purpose of securing the release of the Vessel.
Any and all expenses incurred by the Mortgagee (including fees of counsel) in respect of its performances under the foregoing subsections 6.1, 6.2 and 6.3 shall be paid by the Owner on demand, with interest thereon at the rate set forth in the Credit Agreement from the date when such expenses were incurred by the Mortgagee.
SECTION 7.          Events of Default and Remedies.
7.1          Events of Default. Each of the following events or circumstances shall constitute and be defined as an "Event of Default":
(a)          a default in the payment when due of all or any part of the Secured Obligations;
(b)          an Event of Default (as defined in the Credit Agreement) stipulated in Section 8(a) of the Credit Agreement;
(c)          a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections 5.1 or 5.2 of this Mortgage and such default continues unremedied for a period of thirty (30) days; or
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(d)          it becomes impossible or unlawful for the Owner to fulfill any of the covenants and obligations contained in this Mortgage and the Mortgagee determines that such impossibility or illegality will have a material adverse effect on its rights under this Mortgage or the enforcement thereof.
7.2          Remedies. If an Event of Default shall occur and be continuing and after a notice has been served under Section 8(b) of the Credit Agreement, the Mortgagee shall be entitled to exercise all or any of the following rights, powers, discretions and remedies vested in the Mortgagee by this Section 7.2 without any requirement for any court order:
(a)          to demand payment by written notice of the Secured Obligations, whereupon such payment shall be immediately due and payable, anything contained in the Credit Agreement, the Notes (if any), this Mortgage or any of the other Loan Documents to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Notes (if any), this Mortgage or any of the other Loan Documents, provided, however, that if, before any sale of the Vessel, all defaults shall have been remedied in a manner satisfactory to the Mortgagee, the Mortgagee may waive such defaults by written notice to the Owner; but no such waiver shall extend to or affect any subsequent or other default or impair any rights and remedies consequent thereon;
(b)          at any time and as often as may be necessary to take any such action as the Mortgagee may in its discretion deem advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Owner promptly after demand, together with interest thereon at the rate set forth in the Credit Agreement from the date when such expense or liability was incurred by the Mortgagee. The Owner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee or its counsel may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;
(c)          to exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by any applicable law, including those under the provisions of the Maritime Law;
(d)          to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law) and cause the Owner or other Person in possession thereof forthwith upon demand of the Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee;
(e)          to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;
(f)          to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over
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or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion deems advisable and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;
(g)          to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien thereon or which are or may be enforceable by proceedings thereagainst;
(h)          to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee's rights hereunder or otherwise, recover judgment for any amount due in respect of the Credit Agreement, the Notes (if any), this Mortgage or any of the other Loan Documents and collect the same out of any property of the Owner;
(i)          to sell the Vessel at public auction, free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the property in the following manner:
(i)          by publishing such notice for ten (10) consecutive days in a daily newspaper of general circulation published in New York City;
(ii)          if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and
(iii)          by sending a similar notice by facsimile confirmed by registered mail to the Owner at its address hereinafter set forth at least fourteen (14) days prior to the date of sale.
Such sale of the Vessel may be held at such place as the Mortgagee in such notices may have specified, or such sale may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall be so adjourned; and such sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at such sale;
(j)          pending sale of the Vessel (either directly or indirectly) to manage, charter, lease, insure, maintain and repair the Vessel and to employ or lay up the Vessel upon such terms, in such manner and for such period as the Mortgagee in its absolute discretion deems expedient and for the purpose aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her insurance, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of the Vessel and without being responsible for any loss thereby incurred;
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(k)          to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 7.2(j) above with interest thereon at the rate set forth in the Credit Agreement from the date when such losses were incurred by the Mortgagee;
(l) to recover from the Owner on demand all expenses, payments and disbursements (including fees and expenses of counsel) incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder together with interest thereon at the rate set forth in the Credit Agreement from the date when such expenses, payments or disbursements were incurred by it;
(m)          to discharge the master and crew of the Vessel and employ a new master and crew; and
(n)          to employ agents, servants and others on such terms as the Mortgagee may in its discretion determine;
PROVIDED, ALWAYS, that (a) any sale of the Vessel or any interest therein by the Mortgagee pursuant to Section 7.2(i) above shall operate to divest all right, title and interest of the Owner, its successors and assigns, in or to the Vessel so sold and upon such sale the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and (b) neither the Mortgagee (nor any receiver, agent or trustee of the Mortgagee) will, in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment), be liable, by reason of entering into possession of the Vessel, to account as mortgagee in possession or for any loss on realization or for any default or omission for which a mortgagee in possession might be liable.
If at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee pursuant to Section 7.2(i) above or prior to any foreclosure proceedings, the Owner cures all defaults and pays all expenses, advances and damages to the Mortgagee consequent on such Event of Default, with interest for each day at a rate per annum equal to the rate applicable to overdue amounts set forth in Section 2.06(b)(ii) of the Credit Agreement, then the Mortgagee may accept such cure and payment and restore the Owner to its former position, but such action shall not affect any subsequent default or impair any rights consequent thereon.
In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property, subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.
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The Mortgagee's right to exercise those rights, powers, discretions and remedies set forth in this Section shall be in addition to and without prejudice to all other rights, powers, discretions and remedies to which it may be entitled, whether by statute or otherwise including, without limitation, those conferred on the Mortgagee by Title 47, Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands (as amended). The Mortgagee shall be entitled to exercise its rights, powers, discretions and remedies whether or not any previous default shall have been waived, and in particular without the limitations imposed by the law of any relevant jurisdiction.
SECTION 8.          Application of Proceeds. The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided and the proceeds of any and all Insurances and any claims for damages on account of the Vessel or the Owner of any nature whatsoever and any Requisition Compensation, shall be applied in accordance with the terms of the Credit Agreement.
SECTION 9.          Indemnity. Without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, this Mortgage or any of the other Loan Documents, the Owner hereby agrees and undertakes to indemnify the Mortgagee against all obligations and liabilities whatsoever and whensoever arising which the Mortgagee may incur in good faith in respect of, in relation to or in connection with the Vessel or otherwise howsoever in relation to or in connection with the enforcement of the Mortgagee's rights hereunder or under any of the other Loan Documents to which the Owner is a party.
SECTION 10.          Power of Attorney.
10.1          Mortgagee as Attorney-in-Fact. The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the duration of the Security Period to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessel, including without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may) all freights, hire, earnings, issues, revenues, income and profits of the Vessel, and all amounts due from underwriters under the Insurances as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to the Owner or in respect of the Vessel, and to make, give and execute in the name of the Owner, acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ, the Vessel, to execute and deliver charters and a bill of sale with respect to the Vessel, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing; PROVIDED, HOWEVER, that, unless the context otherwise permits under this Mortgage, such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default shall occur and be continuing and shall not be exercisable after all defaults have been cured.
10.2          Exercise of Power Conclusive of Right. The exercise of the power granted in this Section 10 by or on behalf of the Mortgagee shall not require any Person dealing with the
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Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred nor is continuing, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.
SECTION 11.          Appointment of Receiver. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.
SECTION 12.          Commencement of Proceedings. The Mortgagee shall have the right to commence proceedings in the courts of any country having competent jurisdiction and in particular the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the local court for the jurisdiction of such court or other judicial authority and the Owner agrees that for the purpose of proceedings against the Vessel any writ, notice, judgment or other legal process or documents may be served upon the Master of the Vessel (or upon anyone acting as the Master) and that such service shall be deemed good service on the Owner for all purposes.
SECTION 13.          Rights of Owner. Unless one or more Events of Default shall have occurred and be continuing and subject to the terms of the Credit Agreement and the other Loan Documents, the Owner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of substantially equal value to the Owner, which shall forthwith become subject to the lien of this Mortgage.
SECTION 14.          Recordation of Mortgage. For the purpose of recording this First Preferred Mortgage as required by the Maritime Law, the total amount is Four Hundred and Eighty Million United States Dollars ($480,000,000), plus interest, expenses, fees and performance of mortgage covenants. The discharge amount is the same as the total amount. The date of maturity is on demand. It is not intended that this Mortgage shall include property other than the Vessel and it shall not include property other than the Vessel as the term "vessel" is used in the Maritime Law. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.
SECTION 15.          No Waiver of Preferred Status. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage under the Maritime Law or under the corresponding provisions of any other jurisdiction in which it is sought to be enforced and that, if any provision or portion thereof
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herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.
SECTION 16.          Miscellaneous.
16.1          Further Assurances. The Owner agrees that if this Mortgage shall, in the reasonable opinion of the Mortgagee, at any time be deemed by the Mortgagee, for any reason, insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as in the opinion of the Mortgagee may be required in order to more effectively accomplish the purposes of this Mortgage including, without limitation, an alternative assignment or such other alternative security as the Mortgagee shall require.
16.2          Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other right, power and remedy of the Mortgagee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Mortgagee or any of the Creditors in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Owner shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Mortgagee or any of the Creditors of any security or of any payment of or on account of any of the amounts due from the Owner to the Mortgagee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby.
16.3          Successors and Assigns. This Mortgage and all obligations of the Owner hereunder shall be binding upon the successors and assigns of the Owner and shall, together with the rights and remedies of the Mortgagee hereunder, inure to the benefit of the Mortgagee, its respective successors and assigns. The Owner shall not be entitled to assign or transfer its rights or obligations under this Mortgage.
16.4          Delegation of Power. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 10 hereof) in such manner and upon such terms and to such Persons as the Mortgagee in its absolute discretion may deem advisable.
16.5          Waiver; Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the Mortgagee.
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16.6          Invalidity. If any provision of this Mortgage shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Mortgage, or the validity of this Mortgage as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Mortgagee in order to carry out the intentions of the parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
16.7          Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and shall be given to such party at the address, facsimile number or email address set forth below or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Any notice sent by facsimile or electronic transmission shall be confirmed by letter dispatched as soon as practicable thereafter.
If to the Owner:
Solana Holding Ltd. 97 poseidonos ave. & foivis 2 str. 16674, Glyfada Athens, Greece E-Mail: finance@dynagasparnters.com Telephone No.: +30 210 8917960 Attention: Dynagas LNG Partners - Finance

If to the Mortgagee:

Credit Suisse AG, Cayman Islands,
as Administrative Agent, Collateral Agent,
Security Trustee and Mortgagee
11 Madison Avenue, 9th Floor
New York, NY 10010
Facsimile No.: (212) 325-8315
Telephone No.: (212)-538-3525
Email: list.ops-collateral@credit-suisse.com
 Attention: Loan Operations - Boutique Management

Every notice or other communication shall, except so far as otherwise expressly provided by this Mortgage, be deemed to have been received (provided that it is received prior to 2 p.m. local time; otherwise it shall be deemed to have been received on the next following Business Day) (i) if given by facsimile or electronic transmission, on the date of dispatch thereof (provided further that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Business Day in such locality) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.
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16.8          References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Mortgage, unless the context otherwise requires.
16.9          Headings. In this Mortgage, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Mortgage.
16.10          Termination. If the Owner shall pay and discharge all of Loan Document Obligations or is otherwise released from its obligations under the Credit Agreement and other Loan Documents in accordance with the terms thereof, all of the right, title and interest herein assigned all revert to the Owner and this Mortgage shall terminate.
SECTION 17.          Applicable Law, Jurisdiction and Waivers.
17.1          Governing Law. This Mortgage shall be governed by, and construed in accordance with, the laws of the Republic of the Marshall Islands.
17.2          Submission to Jurisdiction. The Owner hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Mortgagee under this Mortgage or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Owner by mailing or delivering the same by hand to the Owner at the address indicated for notices in this Mortgage. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Owner as such, and shall be legal and binding upon the Owner for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Owner to the Mortgagee) against the Owner in any such legal action or proceeding shall be conclusive and may be, notwithstanding the first sentence of this Section 17.2, enforced in other jurisdictions by suit on the judgment. The Owner shall advise the Mortgagee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Mortgagee may bring any legal action or proceeding in any other appropriate jurisdiction and nothing shall affect the right of the Mortgagee to serve process in any other manner permitted by applicable law.
17.3          WAIVER OF IMMUNITY. TO THE EXTENT THAT THE OWNER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE OWNER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS MORTGAGE.
17.4          WAIVER OF JURY TRIAL. EACH OF THE OWNER AND THE MORTGAGEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
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COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MORTGAGE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.4.
[Signature page to follow]
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IN WITNESS WHEREOF, the Owner has caused this Mortgage to be executed on the day and year first above written.
Solana Holding Ltd.

By:
Name:
Title:

ACKNOWLEDGMENT OF MORTGAGE

Republic of Greece	)
:SS
City of Piraeus	)

On this 18th day of May, 2017, before me personally appeared _________________________, to me known, who being by me duly sworn deposes and says that he resides at _________________________, that he is the Attorney-in-Fact of Solana Holding Ltd., the corporation described in and which executed the foregoing instrument and that he signed his name thereto pursuant to authority from the Board of Directors of said corporation.

MARSHALL ISLANDS SPECIAL AGENT

EXHIBIT A
Credit Agreement

EXHIBIT B
Guarantee Agreement

EXHIBIT L
Form of Charter Assignments
See Attached

EXECUTION VERSION
Dated [•], 2017
[•]
 as Owner
and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
 as Security Trustee
CHARTERPARTY ASSIGNMENT
relating to m.v. "[•]"

THIS DEED is made on ______________________ 2017
PARTIES
(1)	[•], a corporation organised and existing under the laws of [•] whose registered office is at [•] (the "Owner"); and
(2)
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having its registered office at Eleven Madison Avenue, 9th Floor, New York, New York 10010, as security trustee (the "Security Trustee", which expression includes its successors and assigns).

BACKGROUND
(A)
By a credit agreement dated [•], 2017 (the "Loan Agreement") and made among (i) the Owner and others, as borrower subsidiary guarantors (the "Borrower Subsidiary Guarantors"), (ii) Arctic LNG Carriers Ltd., as borrower (the "Borrower"), and Dynagas Finance LLC ("Finco" and together with the Borrower, the "Borrowers") and (iii) Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, it was agreed that the Lenders would make available to the Borrowers a facility of up to US$480,000,000.

(B)	By the Loan Agreement, it was agreed that the Security Trustee would hold the Assigned Property on trust for the Lenders and the other Secured Parties.
(C)	It is one of the conditions precedent to the availability of the facility under the Loan Agreement that the Owner enters into this Deed as security for the Secured Obligations.
(D)	This Deed supplements the Loan Agreement and is a Charter Assignment as referred to in the Loan Agreement.
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION
1.1	Defined expressions
Capitalised words and expressions used in this Deed but not defined herein shall have the same meanings as in the Loan Agreement unless the context otherwise requires.
1.2	Definitions
In this Deed, unless the contrary intention appears:
"Assigned Contracts" means:
(a)	the Charter; and
(b)	the Charter Guarantee;
"Assigned Property" means all rights and interests of every kind which the Owner now or at any later time has to, in or in connection with each of the Assigned Contracts or in relation to any matter arising out of or in connection with any Assigned Contract, including, but without in any way limiting the generality of the preceding words:

(a)	all rights and interests relating to hire or any other amount of any kind payable under the terms of any Assigned Contract;
(b)	all rights to have the Charterer take the Ship on charter pursuant to the Charter or to withdraw the Ship from the Charterer;
(c)
all rights to commence, conduct, defend, compromise or abandon any legal or arbitration proceedings relating to any Assigned Contract or to any matter arising out of or in connection with an Assigned Contract; and

(d)
all rights to damages, interest, costs or other sums payable under any judgment or order of any court, or any arbitration award, relating to any Assigned Contract or to any matter arising out of or in connection with an Assigned Contract;

"Charter" means a time charter dated [•] and made between the Owner and the Charterer in respect of the Ship;
"Charterer" means [•];
"Charter Guarantee" means any guarantee made or to be made between the Owner and the Charter Guarantor in respect of the Charterer's obligations under the Charter;
"Charter Guarantor" means any company who has granted or shall grant a guarantee in respect of the Charterer's obligations under the Charter;
"Loan Agreement" means the loan agreement referred to in Recital (A), as may be amended, supplemented, varied, extended or replaced from time to time;
"Receiver" means any receiver and/or manager (or joint receivers and/or managers) appointed under Clause 7.3;
"Security Period" means the period beginning on the date of this Deed and ending on the date on which all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full; and
"Ship" means the vessel "[•]" documented in the name of the Owner under the laws and flag of [•] under IMO Number [•] and includes any share or interest in that vessel and its engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired.
1.3	[Reserved].
1.4	Application of construction and interpretation provisions of Loan Agreement
Clause 1.02 of the Loan Agreement applies, with any necessary modifications, to this Deed.
1.5	Inconsistency between Loan Agreement provisions and this Deed
This Deed shall be read together with the other Loan Documents, but in case of any conflict between the Loan Agreement and this Deed, the provisions of the Loan Agreement shall prevail.
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1.6	Deed
The parties hereto intend that this document shall take effect as a deed notwithstanding that any party may only execute this document under hand.
1.7	Declaration of trust
(a)
The Security Trustee hereby accepts its appointment as agent and trustee by the Secured Parties and declares (and the Owner hereby acknowledges) that the Assigned Property is held by the Security Trustee as a trustee for and on behalf of the Secured Parties on the basis of the duties, obligations and responsibilities set out in the Loan Agreement.

(b)
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts created by this Deed or any other Loan Document.  In performing its duties, obligations and responsibilities, the Security Trustee shall be considered to be acting only in a mechanical and administrative capacity or as expressly provided in this Deed and the other Loan Documents.

(c)
In acting as trustee for the Secured Parties under this Deed, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.  Any information received by some other division or department of the Security Trustee may be treated as confidential and shall not be regarded as having been given to the Security Trustee's trustee division.

2.	COVENANT TO PAY AND PERFORM
2.1	Covenant to pay and perform
The Owner covenants with the Security Trustee:
(a)	to duly and punctually pay the Secured Obligations; and
(b)	to observe and perform all of the Owner's other obligations to the Security Trustee and the other Secured Parties or any of them under the Loan Documents;
provided that every payment which the Owner makes in accordance with the Guarantee Agreement shall pro tanto satisfy the Owner's liabilities under Clause 2.1(a).
3.	ASSIGNMENT
3.1	General
Each of the Liens created by this Deed is a continuing security for the due and punctual payment of the Secured Obligations and the observation and performance by the Owner of all of its obligations under Clause 2.1(b).
3.2	Assignment
The Owner, with full title guarantee, assigns to the Security Trustee absolutely (subject to a proviso for re-assignment on redemption) all rights and interests which now or at any later time it has to, in or in connection with, the Assigned Property.
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Provided that, until the occurrence of an Event of Default that is continuing the Owner shall be entitled, subject to the other provisions of this Deed and the other Loan Documents, to exercise its rights under the Assigned Contracts and to receive all moneys paid under the Assigned Contracts.
3.3	Continuing security
This Deed shall remain in force until the end of the Security Period as a continuing security and, in particular:
(a)	the Liens created by Clause 3.2 shall not be satisfied by any intermediate payment or satisfaction of the Secured Obligations;
(b)
the Liens created by Clause 3.2, and the rights of the Security Trustee under this Deed, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Security Trustee;

(c)
no failure or delay by or on behalf of the Security Trustee to enforce or exercise a Lien created by Clause 3.2 or a right of the Security Trustee under this Deed, and no act, course of conduct, acquiescence or failure to act (or to prevent the Owner from taking certain action) which is inconsistent with such a Lien or such a right or with such a Lien being a fixed security shall preclude or estop the Security Trustee (either permanently or temporarily) from enforcing or exercising it or result in a Lien expressed to be a fixed security taking effect as a floating security; and

(d)	this Deed shall be additional to, and shall not in any way impair or be impaired by:
(i)	any other Lien whether in relation to property of the Owner or that of a third party (including any Borrower or other Guarantor); or
(ii)	any other right of recourse as against the Owner or any third party (including any Borrower or other Guarantor), which the Security Trustee or any other Secured Party now or subsequently has in respect of any of the Secured Obligations.
3.4	No obligations imposed on Security Trustee
The Owner shall remain liable to perform all obligations connected with the Assigned Property and the Security Trustee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Assigned Property.
3.5	Notice of assignment
Promptly after the execution of this Deed the Owner shall give to the Charterer and the Charter Guarantor (if any) notice of the assignments contained in Clause 3.2 in the forms set out in Appendix 1 and shall use commercially reasonable efforts to obtain from them signed acknowledgements in the forms set out in that Appendix.
3.6	Negative pledge; disposal of assets
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The Owner shall not sell, create any Lien not exclusively securing the Secured Obligations over (except for Permitted Liens) or otherwise dispose of any Assigned Property or any right relating to any Assigned Property.
3.7	Qualifying floating charge
If any charge created by this Deed is a floating charge, paragraph 14 of Schedule B1 of the Insolvency Act 1986 shall apply to it.
3.8	Release of security
At the end of the Security Period, the Security Trustee will, at the request and cost of the Owner, re-assign (without any warranty, representation, covenant or other recourse) to the Owner such rights as the Security Trustee then has to, or in connection with, the Assigned Property.
4.	REPRESENTATIONS AND WARRANTIES
4.1	General
The Owner represents and warrants to the Security Trustee as follows.
4.2	Repetition of Loan Agreement representations and warranties
The representations and warranties in clause 6 of the Loan Agreement which relate to the Owner remain true and not misleading if repeated on the date of this Deed with reference to the circumstances now existing.
4.3	Compliance with Environmental Laws
All Environmental Laws relating to the ownership, operation and management of the Ship and the business of the Owner (as now conducted and as reasonably anticipated to be conducted in the future) have been complied with except such noncompliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.4	No Environmental Claim
No Environmental Claim has been made or threatened against the Owner or otherwise in connection with the Ship except for instances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.5	No Environmental Liability
No Environmental Liability exists and no person has claimed that an Environmental Liability exists except for instances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.6	Title to Assigned Property
The Owner is the sole legal and beneficial owner of all rights and interests which each of the Assigned Contracts creates in favour of the Owner.
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4.7	No restrictions on right to assign
The Owner has the right, without requiring the concurrence, consent or authority of any other person, to create, in respect of all the Assigned Property, the Liens which Clause 3 purports to create other than those consents that have been obtained.
4.8	No third party Liens
No third party has any Lien or any other right, interest or claim over, in or in relation to any Assigned Contract.
4.9	Validity and completeness of Assigned Contracts
(a)
The copies of the Assigned Contracts delivered to the Security Trustee in connection with this Deed are true and complete copies, and there does not exist any addendum, supplemental agreement or other document of any kind which has the effect of varying the terms of any Assigned Contract or of excluding, restricting or qualifying any right or interest which an Assigned Contract creates in favour of the Owner;

(b)
each Assigned Contract is in full force and is binding on and enforceable against each of the parties to it, and no event has occurred or matter arisen as a result of which any party to an Assigned Contract is, may be or may later become entitled to rescind or terminate any Assigned Contract or to refuse or suspend performance of its obligations thereunder, or to raise any set-off or other defence in respect of such obligations; and

(c)	without limiting the generality of paragraph (b), the Charterer is in compliance with its obligations under the Assigned Contracts.
4.10	Delivery and acceptance of Ship under Assigned Contracts
The Ship has been delivered to, and accepted by, the Charterer and complies with all requirements of and relating to the Charter.
5.	COVENANTS
5.1	General
The Owner shall comply with the following provisions of this Clause 5 at all times during the Security Period except as the Security Trustee may otherwise expressly permit in writing.
5.2	Performance of obligations under Assigned Contracts
The Owner shall:
(a)	observe and perform all of its obligations and meet all of its liabilities under or in connection with each Assigned Contract to which it is a party;
(b)	use all reasonable endeavours to ensure performance and observance by the other parties of their obligations and liabilities under each Assigned Contract to which it is a party; and
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(c)
take any action, or refrain from taking any action, which the Security Trustee may specify in connection with any breach, or possible future breach, of an Assigned Contract to which it is a party by it or any other party or with any other matter which arises or may later arise out of or in connection with an Assigned Contract to which it is a party.

5.3	No variation, release etc. of Assigned Contracts
The Owner shall not, whether by a document, by conduct, by acquiescence or in any other way:
(a)	vary any Assigned Contract to which it is a party including (but not limited to) reducing the tenor of the Charter and/or rate of hire and/or agreeing any change in the charterer;
(b)	release, waive, suspend or subordinate or permit to be lost or impaired any interest or right forming part of or relating to any Assigned Property;
(c)	waive any person's breach of any Assigned Contract to which it is a party;
(d)
rescind or terminate any Assigned Contract to which it is a party or treat itself as discharged or relieved from further performance of any of its obligations or liabilities under an Assigned Contract to which it is a party; or

(e)	purport to vary or revoke any notice or instruction relating to this Deed which it has given or may later give to any person;
except, with respect to each of the foregoing, the Owner may enter into amendments of any Assigned Contract and give consents, waivers or approvals thereunder, and waive any default under or breach of any term or condition of any Assigned Contract, so long as any amendment, consent, waiver or approval is entered into in the ordinary course of business and not material or adverse to the Lenders.
5.4	Payment of monies received under Assigned Contracts
After the occurrence of an Event of Default that is continuing, the Owner shall forthwith, upon receipt by it (or by any person acting on its behalf), pay over or transfer to the Security Trustee (or as the Security Trustee may direct) any moneys or other property which the Owner (or any person acting on its behalf) may receive or recover in connection with any Assigned Contract to which it is a party and all property which may, directly or indirectly, represent, accrue on or be derived from any such moneys or property.
5.5	Action to protect validity of Assigned Contracts
The Owner shall:
(a)
use all reasonable endeavours to ensure that all interests and rights conferred by each Assigned Contract to which it is a party remain valid and enforceable in all respects and retain the priority which they were intended to have; and

(b)
without prejudice to its obligations under paragraph (a) above, take any action which the Security Trustee may specify with a view to ensuring or protecting the validity, enforceability and/or priority of any such interest or right.

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5.6	Action to enforce Assigned Contracts
The Owner shall at any time after the occurrence of an Event of Default that is continuing:
(a)
take any action which the Security Trustee may direct for the purpose of enforcing (through legal process, arbitration or otherwise) any right which is part of, or which relates to, the Assigned Property; and

(b)	in the absence of any such direction, not take any such action.
5.7	Termination of, and proceedings relating to, Assigned Contracts
Without limiting its generality, Clause 5.6 applies to:
(a)	the termination of any Assigned Contract or the withdrawal of the Ship from the Charterer; and
(b)
the commencement of, or any other action relating to, any legal proceedings or arbitration relating to any Assigned Property or to any matter arising out of or in connection with any Assigned Property.

5.8	Provision of information relating to Assigned Contracts
The Owner shall forthwith:
(a)
inform the Security Trustee if any breach of any Assigned Contract to which it is a party occurs or a material risk of such a breach arises and of any other event or matter affecting an Assigned Contract to which it is a party which is material to the Security Trustee;

(b)	provide the Security Trustee, promptly after service, with copies of all notices served on or by it under or in connection with any Assigned Contract;
(c)	provide the Security Trustee with any information which it requests in writing about any Assigned Property or any matter relating to or affecting any Assigned Property; and
(d)	generally provide the Security Trustee and its officers and representatives with full and prompt co-operation and assistance relating to any Assigned Property.
5.9	Provision of copies of Assigned Contracts
The Owner shall forthwith upon the Security Trustee's request:
(a)	deliver to the Security Trustee an original of any Assigned Contract to which it is a party (if available); and
(b)	provide the Security Trustee with a certified copy of any other Assigned Contract.
5.10	No action to jeopardise security
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The Owner shall not do or fail to do or cause or permit another person to do or omit to do anything which is liable to jeopardise the effectiveness or priority, in relation to any Assigned Property, of any Lien created by this Deed.
6.	PROTECTION OF SECURITY
6.1	Security Trustee's right to protect or maintain security
The Security Trustee may take any reasonable action which it may think fit for the purpose of protecting or maintaining the security created by this Deed or for any similar or related purpose.
7.	ENFORCEABILITY AND SECURITY TRUSTEE'S POWERS
7.1	Right to enforce security
(a)
For the purpose of all rights and powers implied or granted by statute, the Secured Obligations are deemed to have fallen due on the date of this Deed.  The power of sale and other powers conferred by section 101 of the Law of Property Act 1925 and all other enforcement powers conferred by this Deed shall be immediately exercisable at any time after an Event of Default has occurred and is continuing.

(b)
If an Event of Default has occurred and is continuing, subject to the service of notice pursuant to clause 8(b) of the Loan Agreement (if required), without the necessity for the Security Trustee to serve any other notice or take any other action nor for any court order in any jurisdiction to the effect that an Event of Default has occurred and is continuing or that the security constituted by this Deed has become enforceable:

(i)	the security constituted by this Deed shall immediately become enforceable for all purposes; and
(ii)
the Security Trustee shall (subject only to any of the express restrictions or conditions contained in any of the following provisions of this Clause 7) be entitled then or at any later time or times to exercise the powers set out in this Clause 7 and in any other Loan Document.

7.2	Right to take possession, sell etc.
If the security constituted by this Deed has become enforceable, the Security Trustee shall be entitled then or at any later time or times:
(a)
to exercise the powers possessed by it as assignee of the Assigned Property conferred by the law of any country or territory in which the Assigned Property is physically present or deemed to be sited the courts of which have or claim any jurisdiction in respect of the Owner, the Ship or any item of Assigned Property;

(b)	to exercise any right forming part of the Assigned Property, including any right to terminate an Assigned Contract or to withdraw the Ship from the Charterer;
(c)
to require that all policies and other documents relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Security Trustee;

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(d)
to collect, recover and give a good discharge for any moneys or claims forming part of, or arising in relation to, any Assigned Property and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(e)
to collect and require payment of any amount payable under, or the right to which is assigned or charged by, any Assigned Contract or which otherwise forms part of the Assigned Property, and to take possession of any other Assigned Property;

(f)
to vary the terms of any Assigned Contract, to enter into any arrangement of any kind connected with an Assigned Contract, to replace, novate or terminate any Assigned Contract and to release any person liable under any Assigned Contract and/or any Lien relating to any person's obligations or liabilities under an Assigned Contract;

(g)	to sell, mortgage, exchange, invest or in any other way deal with any Assigned Property in any manner and for any consideration (including shares, notes or other securities);
(h)	to petition or apply for, or prove or claim in, any winding up, administration, bankruptcy or similar procedure in respect of any person having any liability under any Assigned Contract;
(i)	to vote for or against and participate in, any composition, voluntary arrangement, scheme of arrangement or reorganisation of any person having a liability under any Assigned Contract;
(j)
to enter into all kinds of transactions for the purpose of hedging risks which have arisen or which the Security Trustee considers may arise in respect of any Assigned Property out of movements in exchange rates, interest rates or other risks of any kind;

(k)	to employ the services of any lawyers, ship-brokers or other experts or advisers of any type or description whether or not similar to the foregoing;
(1)	to appoint all kinds of agents, whether to enforce or exercise any right under or in connection with any Assigned Contract or for any other purpose;
(m)
to take over or commence or defend (if necessary using the name of the Owner) any claims or legal or arbitration proceedings relating to, or affecting, any Assigned Property which the Security Trustee may think fit and to abandon, release or settle in any way any such claims or proceedings; and

(n)	generally, to enter into any transaction or arrangement of any kind and to do anything in relation to any Assigned Property which the Security Trustee may think fit.
7.3	Right to appoint Receiver
Subject to paragraph (b) below, if the security constituted by this Deed has become enforceable, the Security Trustee may appoint a receiver and/or manager (or joint receivers and/or managers) of the Assigned Property, and the following shall apply:
(a)	Section 109(1) of the Law of Property Act 1925 shall not apply to this Deed;
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(b)	the Security Trustee shall be entitled to appoint a Receiver save to the extent prohibited by section 72A Insolvency Act 1986;
(c)	the Security Trustee may exercise any of the powers conferred by this Deed while a Receiver is in office and is acting;
(d)
an appointment of a Receiver shall be by deed or, at the Security Trustee's option, by a document signed by any of its officers; and an appointment in respect of some only of the Assigned Property may later be extended to all or any part of the remaining Assigned Property;

(e)	the remuneration of a Receiver shall be fixed by the Security Trustee;
(f)
to the fullest extent permitted by law, a Receiver shall be the Owner's agent, and the Owner shall be responsible, to the exclusion of any liability on the part of the Security Trustee and the other Secured Parties, for his remuneration and for his contracts, acts and defaults;

(g)
a Receiver shall have all the powers conferred by Clause 7.2 as if the reference to the Security Trustee in Clause 7.2 were a reference to the Receiver, and all the powers conferred on a Receiver by the Law of Property Act 1925 and the Insolvency Act 1986;

(h)
the Owner irrevocably and by way of security appoints every Receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which that Receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of his powers;

(i)
a Receiver may delegate to any person or persons of any of the powers (including the discretions) conferred on him by, or pursuant to, this Deed and may do so on terms authorising successive sub-delegations;

(j)
in the case of joint Receivers any of the powers (including the discretions) conferred by this Deed or by the general law (including the Insolvency Act 1986) may be exercised by any one or more of them, unless their appointment specifically states the contrary;

(k)
the Security Trustee may remove a Receiver (subject to the provisions of section 45 of the Insolvency Act 1986 in the case of an administrative receivership), with or without appointing another Receiver; such a removal may be effected by a document signed by any of the Security Trustee's officers;

(1)	the Security Trustee may appoint a Receiver to replace a Receiver who has resigned or for any other reason ceased to hold office; and
(m)
a Receiver shall be entitled to retain out of any money received by him such amounts in respect of his expenses (or to cover estimated future expenses) as he may from time to time agree with the Security Trustee.

7.4	Administrator
The Security Trustee shall have full power to appoint an administrator of the Owner or, at the option of the Security Trustee, to apply to court for an administration order in respect of the
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Owner, when or at any time after, the security created by this Deed has become enforceable and notice has been served pursuant to clause 8(b) of the Loan Agreement (if required).
7.5	Law of Property Act 1925 not applicable
(a)	The Owner hereby waives the entitlement conferred by section 93 of the Law of Property Act 1925 and agrees that section 103 of that Act shall not apply to the security created by this Deed.
(b)	Sections 109(6) and (8) of the Law of Property Act 1925 shall not apply to a Receiver appointed under this Deed.
7.6	No liability of Security Trustee or Receiver.
Neither the Security Trustee nor any Receiver shall be obliged to check the nature or sufficiency of any payment received by it or him under this Deed or to preserve, exercise or enforce any right forming part of, or relating to, any Assigned Property.
7.7	No requirement to commence proceedings
The Security Trustee will not need to commence any proceedings under, or enforce any Lien created by, the Loan Agreement or any other Loan Document before commencing proceedings under, or enforcing any Lien created by, this Deed.
7.8	Suspense account
The Security Trustee may, for the purpose of claiming or proving in a bankruptcy of the Owner or any other Borrower Group Party, place any sum received or recovered under or by virtue of this Deed or any Lien connected with it on a separate suspense or other nominal account without applying it in satisfaction of the Secured Obligations.
8.	APPLICATION OF MONEYS
8.1	General
All sums received by the Security Trustee or by a Receiver in respect of any Assigned Property shall be held by the Security Trustee or the Receiver upon trust in the first place to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Security Trustee or any Receiver in or in connection with the exercise of their respective powers and to pay the balance over to the Administrative Agent for application in accordance with Section 7.25 of the Loan Agreement.
9.	FURTHER ASSURANCES
9.1	Obligation to execute further documents etc.
The Owner shall:
(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify; and

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(b)
effect any registration or notarisation, give any notice or take any other step, which the Security Trustee may, by notice to the Owner, specify for any of the purposes described in Clause 9.2 or for any similar or related purpose.

9.2	Purposes of further assurances
Those purposes are:
(a)	validly and effectively to create any Lien or right of any kind which the Security Trustee intended should be created by or pursuant to this Deed or any other Loan Document;
(b)	to create a specific mortgage or assignment of any particular Assigned Property or otherwise to vest in the Security Trustee the title to any particular Assigned Property;
(c)
to protect the priority, or increase the effectiveness, in any jurisdiction of any Lien which is created, or which the Security Trustee intended should be created, by or pursuant to this Deed or any other Loan Document;

(d)
to enable or assist the Security Trustee or a Receiver to sell or otherwise deal with any Assigned Property, to transfer title to, or grant any interest of right relating to, any Assigned Property or to exercise any power which is referred to in Clause 7.1 above or which is conferred by any Loan Document;

(e)
to enable or assist the Security Trustee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any Assigned Property in any country or under the law of any country.

9.3	Terms of further assurances
The Security Trustee may specify the terms of any document to be executed by the Owner under Clause 9.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its, any other Secured Party's or a Receiver's interests.
9.4	Obligation to comply with notice
The Owner shall comply with a notice under Clause 9.1 by the date specified in the notice.
9.5	Additional corporate action
At the same time as the Owner delivers to the Security Trustee any document executed under Clause 9.1(a), the Owner shall also deliver to the Security Trustee a certificate signed by 1 of the Owner's officers which shall:
(a)	set out the text of a resolution of the Owner's directors specifically authorising the execution of the document specified by the Security Trustee; and
(b)	state that the resolution was duly adopted by the Owner and is in accordance with, and is valid under, the Owner's articles of incorporation or other constitutional documents.
9.6	Waiver of defences
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The obligations of the Owner under this Deed will not be affected by an act, omission, matter or thing which, but for this this Deed, would reduce, release or prejudice any of its obligations under this this Deed (without limitation and whether or not known to it or any Secured Party) including:
(a)	any time, waiver or consent granted to, or composition with, any Borrower Group Party or other person;
(b)	the release of any other Borrower Group Party or any other person under the terms of any composition or arrangement with any creditor of any member of the Borrower's group;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower Group Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Borrower Group Party or any other person;
(e)
any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Loan Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Loan Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or
(g)	any insolvency or similar proceedings.
9.7	Deferral of Owner's rights
(a)
Unless the Security Period has expired or the Security Trustee otherwise directs, the Owner will not exercise any rights which it may have by reason of performance by it of its obligations under this Deed or by reason of any amount being payable, or liability arising under this Deed:

(i)	to be indemnified by a Borrower Group Party;
(ii)	to claim any contribution from any Borrower Group Party of any Borrower Group Party's obligations under the Loan Documents;
(iii)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by any Secured Party;

(iv)	to bring legal or other proceedings for an order requiring any Borrower Group Party to make any payment, or perform any obligation, in respect of which the Owner has granted security under this Deed;
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(v)	to exercise any right of set-off against any Borrower Group Party; and/or
(vi)	to claim or prove as a creditor of any Borrower Group Party in competition with any Secured Party.
(b)
If the Owner receives any benefit, payment or distribution in relation to such rights it must hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by each Borrower Group Party under or in connection with the Loan Documents to be repaid in full on trust for the Secured Parties and must promptly pay or transfer them to the Security Trustee or as the Security Trustee may direct for application in accordance with this Deed.

10.	POWER OF ATTORNEY
10.1	Appointment
By way of security, and in order more fully to secure the Owner's obligations to the Security Trustee under this Deed and every other Loan Document to which the Owner is or is to be a party, the Owner hereby irrevocably appoints the Security Trustee (with full powers of delegation, sub-delegation and substitution) for the duration of the Security Period as its attorney-in-fact in its name or otherwise:
(a)
to do all acts and execute all deeds and documents which the Owner itself can do in relation to any Assigned Property provided that the power constituted by this Clause 10.1(a) shall not be exercised until the occurrence of an Event of Default that is continuing; and

(b)
to do all acts and execute all deeds and documents which the Owner, by the terms of this Deed and any other Loan Document, is obliged to do or execute and which it has failed so to do or execute promptly upon the Security Trustee's first written demand.

10.2	Ratification
The power of attorney constituted by Clause 10.1 shall be a general power of attorney and the Owner ratifies and confirms, and agrees to ratify and confirm, any act, deed or document which the Security Trustee (or any delegate or substitute) may do or execute pursuant to its terms.  For the avoidance of doubt and without limiting the generality of Clause 10.1, the Owner confirms that it authorises the Security Trustee to execute on behalf of the Owner a document ratifying by the Owner any transaction or action which the Security Trustee and/or a Receiver has purported to enter into or to take and which the Security Trustee considers was or might have been outside his powers or otherwise invalid.
10.3	Conclusiveness of exercise
The exercise of the power of attorney constituted by Clause 10.1 shall not put any person dealing with the Security Trustee (or any delegate or substitute) on enquiry whether, by its terms, the power of attorney is exercisable and the exercise by the Security Trustee (or any delegate or substitute) of its powers shall, as between the Security Trustee (or any delegate or substitute) and any third party, be conclusive evidence of the Security Trustee's right (or the right of any delegate or substitute) to exercise the same.
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11.	INCORPORATION OF LOAN AGREEMENT PROVISIONS
11.1	Incorporation of specific provisions
The following provisions of the Loan Agreement apply to this Deed as if they were expressly incorporated therein with any necessary modifications:
clause 4.07, Net Payments; Taxes;
clause 10.12, Amendment or Waiver; etc.;
clause 10.03, Notices; and
clause 10.05, No Waiver; Remedies Cumulative.
11.2	Incorporation of general provisions
Clause 11.1 is without prejudice to the application to this Deed of any provision of the Loan Agreement which, by its terms, applies or relates to the Loan Documents generally.
12.	TRANSFER
12.1	Transfer by the Security Trustee
The Security Trustee may transfer its rights under or in connection with this Deed to the same extent as it may transfer its rights under the Loan Agreement and the other Loan Documents.
13.	SUPPLEMENTAL
13.1	No restriction on other rights
Nothing in this Deed shall be taken to exclude or restrict any power, right or remedy which the Security Trustee or any other Secured Party may at any time have under:
(a)	any other Loan Document; or
(b)	the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner, the Ship or any Assigned Property.
13.2	Exercise of other rights
The Security Trustee may exercise any right under this Deed before it or any other Secured Party has exercised any right referred to in Clause 13.1(a) or (b) above.
13.3	Settlement or discharge conditional
Any settlement or discharge under this Deed between the Security Trustee or any other Secured Party and the Owner shall be conditional upon no security or payment to the Security Trustee or any other Secured Party by the Owner or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.
13.4	Severability of Provisions
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If any provision of this Deed is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Deed or of the provisions of any other Loan Documents.
13.5	Third party rights
A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.
13.6	Counterparts
This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.
14.	LAW AND JURISDICTION
14.1	English law
This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.
14.2	Exclusive English jurisdiction
Subject to Clause 14.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.
14.3	Choice of forum for the exclusive benefit of the Security Trustee
Clause 14.2 is for the exclusive benefit of the Security Trustee, which reserves the rights:
(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and
(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.
The Owner shall not commence any proceedings in any country other than England in relation to a Dispute.
14.4	Process agent
The Owner irrevocably appoints [•] at their office for the time being, presently at [•], England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.
14.5	Secured Parties' rights unaffected
Nothing in this Clause 14 shall exclude or limit any right which any Secured Party may have (whether under the law of any country, an international convention or otherwise) with regard to
19

the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.
14.6	Meaning of "proceedings".
In this Clause 14, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed) or any non-contractual obligation arising out of or in connection with this Deed.
THIS DEED has been executed by or on behalf of the parties and has, on the date stated at the beginning of this Deed, been delivered as a Deed.
20

EXECUTION PAGE
OWNER
Executed AND DELIVERED as a deed by [●] acting by expressly authorised in accordance with the laws of [●] [by virtue of a power of attorney granted by[●] on [●]] such execution being witnessed by:	) ) ) ) ) ) ) ) ) ) )

Signature of witness

SECURITY TRUSTEE
Executed AND DELIVERED
as a deed by CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH
acting by
expressly authorised in accordance with
the laws of [●]
by virtue of a power of attorney granted
by CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH
on [●]
such execution being witnessed by:

) ) ) ) ) ) ) ) ) ) )

Signature of witness
21

APPENDIX 1
Part 1
 NOTICE OF ASSIGNMENT TO CHARTERER
To:          [•] (the "Charterer")
[Date]
Dear Sirs
m.v. "[•]"
We refer to the time charter dated [•] (the "Charter") made between us and you, the Charterer whereby we agreed to let and you agreed to take on time charter for the period and upon the terms and conditions therein mentioned the motor vessel "[•]" registered in our name under [•] flag.
NOW WE HEREBY GIVE YOU NOTICE:
1.
That, by a Charterparty Assignment dated [•] made between (inter alia) us and Credit Suisse AG, Cayman Islands Branch (the "Assignee"), we have assigned to the Assignee all our rights title and interest to and in any moneys whatsoever payable to us under the Charter and all other rights and benefits whatsoever accruing to us under the Charter including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by you of the Charter (the "Assignment");

2.
That you are hereby irrevocably authorised and instructed to pay such moneys as aforesaid to our account at Credit Suisse AG, Cayman Islands Branch designated "Earnings Account" or to such account as the Assignee may from time to time direct;

3.
That the Assignment includes provisions that no variation (other than immaterial variations) shall be made to the Charter (nor shall you be released from your obligations thereunder) without the previous written consent of the Assignee and we shall remain liable to perform all our obligations under the Charter and the Assignee shall be under no obligation of any kind whatsoever in respect hereof; and

4.
That all rights, powers, authorities, discretions and remedies (including any right, power, authority or discretion to make a determination or give an opinion) which (apart from our assignment to the Assignee) we would now or at any later time have under or in connection with the Charter is vested in the Assignee absolutely and shall be exercisable and enforceable by the Assignee in accordance with the terms of the Assignment.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Assignee.
Please acknowledge receipt of this notice and confirm your agreement to the matters stated above by signing the enclosed acknowledgment and returning it direct to the Assignee at the address shown, with a copy to us.
22

This notice and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.
For and on behalf of
[•]

__________________________
[•]

Dated ________________
23

Part 2
 CHARTERER'S ACKNOWLEDGEMENT

To:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH Eleven Madison Avenue, 9th Floor New York, New York 10010

[Date]
Dear Sirs
We, the undersigned, the Charterers of m.v. "[•]" under the Charter hereby acknowledge receipt of the notice set out above and in consideration of US$10 and other good and valuable consideration (the receipt and adequacy of which we hereby acknowledge), we hereby:
1.1.1	confirm that we have not previously received notice of any assignment of the Owner's rights to money due under the Charter;
1.1.2	consent to the assignment referred to in such notice;
1.1.3	agree that we will make payment of all such moneys to the account referred to in such notice under reference "Earnings Account" or to such other account as you may direct;
1.1.4	acknowledge and agree that the Owner's entry into the Loan Documents shall not constitute a breach of the Charter; and
For and on behalf of

[•]
________________________

Dated ___________________
24

Part 3
NOTICE OF ASSIGNMENT TO CHARTER GUARANTOR

To:	[Name and address of Charter Guarantor]
[•]

Dear Sirs
m.v. "[•]"

Please note that, by a Charterparty Assignment dated [•], we have assigned to CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (the "Assignee") absolutely all interests and rights which now or at any later time we have under, in or in connection with a guarantee dated [•]and given by you to ourselves in connection with a time charter dated [•] and entered into by us with [•] in respect of m.v. "[•]", as that guarantee may from time to time be varied, supplemented or replaced (the "Contract").

We request you to issue to the Assignee a letter in the attached form.

We irrevocably undertake not to give any instructions or send any communications which would be in any way inconsistent with the terms of your letter to the Assignee; and you are irrevocably instructed to disregard any instruction or communication which you or the Assignee consider to be inconsistent with the terms of that letter.

A copy of this letter is being sent to the Assignee.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

Yours faithfully

………………………………….

for and on behalf of
[•]

25

Part 4
CHARTER GUARANTOR'S ACKNOWLEDGEMENT
To:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
and its successors and assigns
[•]

Dear Sirs
[•] (the "Company") and m.v. "[•]"
We refer to a letter from the Company dated [•] regarding an assignment to you of a guarantee dated [•] issued by us in respect of a time charter entered into by the Company with [•] in respect of m.v. "[•]", which guarantee as from time to time varied, supplemented or replaced is referred to below as the "Contract".
1.	We confirm that we have no notice of any assignment of, or charge over, the Contract or any sums payable thereunder.
2.	We shall, as soon as reasonably practicable, notify you if at any later time such an assignment or charge is expressly notified to us in writing.
3.
We confirm that no addendum, supplemental agreement or other document of any kind has been signed or issued by or on behalf of ourselves or the Company which has the effect of varying the terms of the Contract or of excluding, restricting or qualifying any right or interest which the Contract creates in favour of the Company.

4.
We acknowledge that all rights, powers, authorities, discretions and remedies (including any right, power, authority or discretion to make a determination or give an opinion) which (apart from the Company's assignment to you) the Company would now or at any later time have under or in connection with the Contract is vested in you absolutely and shall be exercisable and enforceable by you Provided that, until you notify us in writing of the occurrence of an Event of Default under the Loan Documents that is continuing, the Company shall be entitled to exercise its rights under the Contract and to receive all moneys paid under the Contract.

5.
Without in any way limiting the generality of paragraph 4 above, we confirm that, in accordance with the terms of the Assignment, you shall be fully entitled in your name and/or (at your option) in the name of the Company:

(a)	to sign and serve any demand under the Contract; and
(b)
to commence any proceedings or arbitration relating to the Contract or any matter arising out of or in connection with the Contract or to take over and conduct any such proceedings or arbitration which may have been commenced by the Company.

26

6.
We agree that you shall not have or incur any liability to us in connection with the Contract and/or any sum which may be paid to you or otherwise recovered by you under or in connection with the Contract.

7.	We agree that without your specific written consent:
(a)	the Contract cannot be varied;
(b)	no interest which arises under or in connection with the Contract and which is assigned to you can be released, waived, lost, suspended or subordinated; and
(c)	no breach by us of the Contract can be waived;
and, we shall not rescind or terminate the Contract or treating ourselves as discharged or from relieved further performance of any of our obligations under the Contract unless we have given you 14 days prior written notice and you have not presented written proposals to us to remedy the situation to our reasonable satisfaction.
8.
We shall pay to you or as you may from time to time direct any sums which become payable by us under or in connection with the Contract; and we acknowledge that any payment to, or receipt issued by, the Company will not be a good discharge.

9.	We shall pay such sums free of any set-off, cross-claim or other deduction and without regard to any defence or equity which we might have as against the Company.
10.
Any person, including yourself, for whom you hold on trust the rights under the Contract may set off any amount due from us under or in respect of the Contract against any balance on any current, deposit or other account which we have with that person, and for that purpose may break a deposit and/or convert the balance into US Dollars.

11.	Reference in this letter to yourselves includes references to your successors and assigns.

Yours faithfully

…………………………………

for and on behalf of
[Name of Charter Guarantor]
27

EXHIBIT M
APPROVED MANAGER'S UNDERTAKING
To : Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue, 9th Floor
New York, NY 10010
Attention: Loan Operations — Boutique Management
Phone: 212-538-3525
Facsimile: (212) 325-8315
Email: list.ops-collateral@credit-suisse.com

From:	Dynagas Ltd. Poseidonos Ave. & 2 Folvis Street 166-74 Glyfada, Athens, Greece
Dated: May [•], 2017

Dear Sirs,

m.v. "[•]" (the "Ship")

1	BACKGROUND
1.1
Entry into Credit Agreement.  We refer to the credit agreement dated May [•], 2017 (as the same may be amended and/or supplemented from time to time, the "Credit Agreement") and made among, inter alios, [•] (the "Owner"), Arctic LNG Carriers LTD. (the "Borrower"), Dynagas Finance LLC ("Finco" and, together with the Borrower, the "Borrowers"), the Borrower Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time (the "Lenders"), and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and security trustee, pursuant to which it was agreed that the Lenders would make available to the Borrowers a loan of up to $480,000,000 (the "Loan").

1.2
Entry into Letter of Undertaking.  We have been further advised by the Owner that one of the conditions to the advance of the Loan is that we enter into this Letter of Undertaking in favour of the Security Trustee in respect of the Ship.

2	INTERPRETATION
2.1	Defined expressions. Words and expressions defined in the Credit Agreement shall have the same meanings when used in this Letter of Undertaking unless the context otherwise requires.
3	CONFIRMATION OF APPOINTMENT, ETC.
3.1
Confirmation of appointment.  We confirm that we have been appointed by the Owner as the manager of the Ship on the terms of a management agreement dated [•] (the "Management Agreement") a copy of which is attached to this Letter of Undertaking.

3.2
Certification.  We certify that the attached Management Agreement is a true and complete copy of such document and that no addenda or supplements to it exist as at the date of this Letter of Undertaking.

4	UNDERTAKINGS
4.1
Undertakings.  In consideration of the Security Trustee granting its approval to our appointment as manager of the Ship, we irrevocably and unconditionally undertake with the Security Trustee as follows:

(a)
that all claims of whatsoever nature which we have or may at any time after the date of this Letter of Undertaking have against or in connection with the Ship, its Earnings, Insurances or requisition compensation or against the Owner shall rank after and be in all respects subordinate to all of the rights and claims of all the Secured Parties;

(b)
that we shall not take any step to exercise or enforce any right or remedy which we now or at any later time have under any applicable law against the Owner or the Ship, its Earnings, Insurances or requisition compensation;

(c)
that we shall not institute any legal or administration action or any quasi-legal proceedings under any applicable law at any time after the date of this Letter of Undertaking against the Ship, its Earnings, Insurances or requisition compensation or against the Owner in any capacity;

(d)
that we shall not compete with any of the Secured Parties in a liquidation or other winding-up or bankruptcy of the Owner or in any legal or administration action or any quasi legal proceedings in connection with the Ship, its Earnings, Insurances or requisition compensation;

(e)
that we shall upon the Security Trustee's reasonable written request deliver to the Security Trustee, all documents of whatever nature which we hold (in our capacity as manager) in connection with the Owner, the Ship, its Earnings, Insurances and requisition compensation;

(f)
that we shall not enter into any addendum or supplement to the Management Agreement without the Security Trustee's prior written consent except, we may enter into any addendum or supplement, so long as such addendum or supplement is entered into in the ordinary course of business and not material or adverse to the Lenders;

(g)
that we shall continue to act as manager of the Ship pursuant to the terms and conditions of the Management Agreement for as long as the Ship remains in the ownership of the Owner and any Secured Obligations remain outstanding pursuant to the Loan Documents unless (i) we have given you 30 days' prior written notice and (ii) a replacement manager has executed a replacement management agreement that has terms that are substantially similar to the terms of the Management Agreement; and

(h)
that we shall not do or omit to do or cause anything to be done or omitted which might be contrary to or incompatible with the obligations undertaken by the Owner under the Credit Agreement and the Loan Documents.

5	GOVERNING LAW AND JURISDICTION
5.1	New York law. This Letter of Undertaking shall be governed by and construed in accordance with the laws of the State of New York.
5.2
Exclusive New York jurisdiction.  Subject to Clause 5.3 below, the courts of the State of New York or of the United States for the Southern District of New York shall have exclusive jurisdiction in relation to all matters which may arise out of or in connection with this Letter of Undertaking.

5.3	Choice of forum for the benefit of the Security Trustee. Clause 5.2 is for the exclusive benefit of the Security Trustee, which reserves the right:
2

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Letter of Undertaking in the courts of any state or country other than the State of New York and which have or claim jurisdiction to that matter; and

(b)
to commence proceedings in the courts of any state, country or countries concurrently with or in addition to proceedings in the State of New York or without commencing proceedings in the State of New York.

We shall not commence any proceedings in any country or state other than the State of New York in relation to a matter which arises out of or in connection with this Letter of Undertaking.
5.4
Process Agent.  We irrevocably appoint Seward & Kissel LLP at their office for the time being, presently One Battery Park Plaza, New York, NY 10004, to act as our agent to receive and accept on our behalf any process or other document relating to any proceedings in the courts of the State of New York or of the United States for the Southern District of New York which are connected with this Letter of Undertaking.

5.5
Security Trustee's rights unaffected.  Nothing in this Clause 5 shall exclude or limit any right which the Security Trustee may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

5.6	Meaning of "proceedings". In this paragraph "proceedings" means proceedings of any kind, including an application for a provisional or protective measure.
________________________
[•]
For and on behalf of
[MANAGER]
3

EXHIBIT N
TO CREDIT AGREEMENT
FORM OF COMPLIANCE CERTIFICATE
THE UNDERSIGNED HEREBY CERTIFIES, IN SUCH PERSON'S CAPACITY AS [insert title of applicable Authorized Representative] AND NOT IN SUCH PERSON'S INDIVIDUAL CAPACITY, ON BEHALF OF THE PARENT (AS DEFINED BELOW) AS FOLLOWS:
1.          I am the [insert title of applicable Authorized Representative] and authorized signatory of Dynagas LNG Partners LP, a publicly traded Marshall Islands limited partnership (the "Parent").
2.          I have reviewed the terms of (i) that certain Credit Agreement, dated as of May 18, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among, inter alios, the Borrowers, certain subsidiaries of the Borrower, as guarantors, the various lenders from time to time party thereto (the "Lenders"), Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent"), with Credit Suisse Securities (USA) LLC and Barclays Bank Plc, as joint global coordinators, joint lead arrangers and joint bookrunners and (ii) of that certain Guarantee Agreement, dated as of May 18, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Guarantee Agreement") by and among, inter alios, the Parent, the Borrowers, the other guarantors from time to time party thereto and the Administrative Agent and the Collateral Agent [, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions, activities and condition of the Parent and its Subsidiaries during the relevant [fiscal quarter] / [semi-annual period] / [fiscal year] with a view to determining whether the Parent and its Subsidiaries have kept, observed, performed and fulfilled their obligations under the Credit Agreement, the Guarantee Agreement and the other Loan Documents.  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.
3.          [Attached as Annex A are reasonably detailed calculations demonstrating that the Loan To Value Ratio as of the most recent Semi-Annual Date does not exceed 65% and that the Borrower is in compliance with the requirements of Section 7.19 of the Credit Agreement.]1
4.          [Attached as Annex B are reasonably detailed calculations demonstrating that the Debt Service Coverage Ratio as of the last day of the preceding fiscal quarter is not less than 1.1 to 1.0 and that the Borrower is in compliance with the requirements of Section 7.18 of the Credit Agreement.]2
5.          [To the best of my knowledge, the Parent and its Subsidiaries have kept, observed, performed and fulfilled each covenant contained in the Credit Agreement and the other Loan Documents applicable to them and are not in default in the performance or observance of any of the terms, provisions or conditions thereof during the preceding fiscal year and as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing the nature of

1          Include in any Compliance Certificate delivered pursuant to Section 7.19 of the Credit Agreement, to be delivered within 90 days following the last day of each Semi-Annual Date.
2          Include in any Compliance Certificate delivered pursuant to Section 7.18 of the Credit Agreement, to be delivered within 90 days following the last day of each fiscal quarter.

the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event.]3
6.          [There has been no change in any information contained in [the Perfection Certificate delivered on the Closing Date] / [the Perfection Certificate delivered on the Closing Date since the date of the most recently completed Compliance Certificate delivered to the Administrative Agent.]] / [Attached as Annex C is a description of the changes to the information contained in [the Perfection Certificate delivered on the Closing Date] / [the Perfection Certificate delivered on the Closing Date since the most recently completed Compliance Certificate delivered to the Administrative Agent.]]4
7.          [The Restricted Payments made by the Borrower or any of its Subsidiaries (if any) during the most recently ended fiscal quarter have been made in compliance with the requirements of Section 7.15 of the Credit Agreement, including the conditions under Section 7.15(a)(iv) of the Credit Agreement.  The Restricted Payments made by the Parent or any of its Subsidiaries that are Parent Guarantors (if any) during the most recently ended fiscal quarter have been made in compliance with the requirements of Section 5.06 of the Guarantee Agreement, including the conditions under Section 5.06(a)(iii) of the Guarantee Agreement.]5
8.          This Compliance Certificate is made and delivered as of [________], 20[__] pursuant to Section [7.08]/[7.18]/[7.19] of the Credit Agreement [and for purposes of certifying to compliance with Section 7.15 of the Credit Agreement and Section 5.06 of the Guarantee Agreement].6
9.          In the event of any conflict between the terms of this Compliance Certificate and the Credit Agreement or the Guarantee Agreement, as applicable, the Credit Agreement or the Guarantee Agreement, as applicable, shall control.
[SIGNATURE PAGE FOLLOWS]

3          Insert for any Compliance Certificate delivered pursuant to Section 7.08 of the Credit Agreement, to be delivered within 120 days after the end of each fiscal year ending after the Closing Date.
4          Insert, as applicable, for any Compliance Certificate delivered pursuant to Section 7.08 of the Credit Agreement, to be delivered within 120 days after the end of each fiscal year ending after the Closing Date.
5          These certifications shall be made on a quarterly basis.
6          Include if the certification above regarding Restricted Payments is being made.

DYNAGAS LNG PARTNERS LP, a publicly traded Marshall Islands limited partnership

By:
Name:
Title: